As filed with the Securities and Exchange Commission on August 2, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Croghan Bancshares, Inc.

(Exact name of Registrant as specified in its charter)

OHIO	6022	31-1073048
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

323 Croghan Street

Fremont, Ohio 43420

(419) 332-7301

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Rick M. Robertson

President and Chief Executive Officer

Croghan Bancshares, Inc.

323 Croghan Street

Fremont, Ohio 43420

(419) 332-7301

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Anthony D. Weis, Esq. Vorys, Sater, Seymour and Pease LLP 52 East Gay Street Columbus, Ohio 43215 (614) 464-6400	Martin D. Werner, Esq. Shumaker, Loop & Kendrick LLP 1000 Jackson Street Toledo, Ohio 43604-5573 (419) 241-9000	Gary Macko Indebancorp 147 West Water Street Oak Harbor, Ohio 43449 (419) 898-5740

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common shares, $12.50 par value	592,272	N/A	$13,449,415	$1,835

(1)	Based upon the maximum number of common shares that the Registrant may be required to issue in the merger transaction, calculated as the product of (a) 363,357 (70% of the number of common shares of Indebancorp estimated to be outstanding at the time the merger transaction is consummated) and (b) 1.63 (the number of common shares of the Registrant to be exchanged for each common share of Indebancorp in the merger transaction).
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 on the basis of the market value of the common shares of Indebancorp to be received by the Registrant in the merger transaction, computed, in accordance with Rule 457(f)(2) and (3), as (a) the product of (i) $42.41 (the book value of a common share of Indebancorp as of June 30, 2013) and (ii) 519,082 (the number of common shares of Indebancorp estimated to be outstanding at the time the merger transaction is consummated), less (b) $8,564,853 (the estimated amount of cash that will be paid by the Registrant to shareholders of Indebancorp in the merger transaction).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus/proxy statement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus/proxy statement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 2, 2013

CROGHAN BANCSHARES, INC.	INDEBANCORP

Croghan Bancshares, Inc. (“Croghan”) and Indebancorp (“Indebancorp”) have entered into an Agreement and Plan of Merger, dated as of June 20, 2013 (the “merger agreement”), which provides for the merger of Indebancorp with and into Croghan (the “merger”). Consummation of the merger is subject to certain conditions, including, but not limited to, obtaining the requisite vote of the shareholders of each of Indebancorp and Croghan and the approval of the merger by various regulatory agencies.

The Board of Directors of Indebancorp has called a special meeting of its shareholders to vote on the adoption of the merger agreement and the approval of transactions contemplated thereby, including the merger of Indebancorp with and into Croghan. The time, date and place of the Indebancorp special meeting are as follows:             .m., local time, on             , 2013, at                         , Ohio             . The adoption of the merger agreement and the approval of the transactions contemplated thereby by the shareholders of Indebancorp requires the affirmative vote of the holders of at least two-thirds (2/3) of the Indebancorp common shares outstanding and entitled to vote at the special meeting.

The Board of Directors of Croghan has called a special meeting of its shareholders to vote on the adoption of the merger agreement and the approval of transactions contemplated thereby, including the merger of Indebancorp with and into Croghan and the issuance of common shares of Croghan to shareholders of Indebancorp in the merger. The time, date and place of the Croghan special meeting are as follows:             .m., local time, on             , 2013, at             , Fremont, Ohio 43430. The adoption of the merger agreement and the approval of the transactions contemplated thereby by the shareholders of Croghan requires the affirmative vote of the holders of at least two-thirds (2/3) of the Croghan common shares outstanding and entitled to vote at the special meeting.

Under the terms of the merger agreement, the shareholders of Indebancorp will be entitled to elect to receive after the merger is completed, either:

•	Croghan common shares at the exchange rate of 1.63 Croghan common shares for each Indebancorp common share,

•	cash in the amount of $55.00 for each Indebancorp common share, or

•	a combination of Croghan common shares and cash.

The election by each Indebancorp shareholder will be subject to the election and allocation procedures set forth in the merger agreement. Subject to adjustment for cash paid in lieu of fractional Croghan common shares, the requests of the Indebancorp shareholders will be allocated on a pro-rata basis so that 70% of the Indebancorp common shares outstanding at the effective time of the merger will be exchanged for Croghan common shares and 30% of the outstanding Indebancorp common shares will be exchanged for cash. For purposes of this allocation, shareholders of Indebancorp who exercise dissenters’ rights will be treated as having elected to receive all cash for their Indebancorp common shares. As of             , 2013, 519,082 common shares of Indebancorp were outstanding.

The Croghan common shares are quoted on the OTC Bulletin Board (OTCQX) under the symbol “CHBH”. On             , 2013, the last practicable trading day for which information was available prior to the date of this prospectus/proxy statement, the closing sale price of the Croghan common shares as reported on OTCQX was $            per share. Based on that price, 1.63 Croghan common shares would be valued at $            . Following the merger, Croghan shareholders will continue to own their existing Croghan common shares.

An investment in the common shares of Croghan involves certain risks. For a discussion of these risks, see “Risk Factors” beginning on page 13 of this prospectus/proxy statement.

Whether or not you plan to attend the special meeting of shareholders of Croghan or Indebancorp, as appropriate, please complete, sign and return the enclosed proxy card in the enclosed postage-paid envelope.

Not voting by proxy or at the special meeting will have the same effect as voting against the respective proposals. We urge you to read carefully the prospectus/proxy statement, which contains a detailed description of the merger, the merger agreement and related matters.

Sincerely,	Sincerely,

Rick M. Robertson President and CEO Croghan Bancshares, Inc.	Dean D. Davis President Indebancorp

This prospectus/proxy statement is dated             , 2013 and, together with the enclosed proxy card of Croghan or Indebancorp, as appropriate, is being first mailed to shareholders of Croghan and Indebancorp on or about             , 2013.

The securities to be issued in connection with the merger described in this prospectus/proxy statement are not savings accounts, deposit accounts or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other federal or state governmental agency. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Croghan common shares to be issued in the merger or determined if this prospectus/proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

Sources of Information

Croghan has supplied all information contained in this prospectus/proxy statement relating to Croghan, and Indebancorp has supplied all information contained in this prospectus/proxy statement relating to Indebancorp.

You should rely only on the information which is contained in this prospectus/proxy statement or to which we have referred in this prospectus/proxy statement. We have not authorized anyone to provide you with information that is different. You should not assume that the information contained in this prospectus/proxy statement is accurate as of any date other than the date of this prospectus/proxy statement.

Croghan Bancshares, Inc.

323 Croghan Street

Fremont, Ohio 43420

(419) 332-7301

Notice of Special Meeting of Shareholders

To Be Held on             , 2013

To the Shareholders of Croghan Bancshares, Inc.:

Notice is hereby given that a special meeting of the shareholders of Croghan Bancshares, Inc. will be held on             , 2013 at         .m., local time, at             , Fremont, Ohio 43420, for the purpose of considering and voting on the following matters:

1. A proposal to adopt the Agreement and Plan of Merger, dated as of June 20, 2013, by and between Croghan Bancshares, Inc. and Indebancorp, and to approve the transactions contemplated thereby, including the merger of Indebancorp with and into Croghan Bancshares, Inc. and the issuance of common shares of Croghan Bancshares, Inc. to shareholders of Indebancorp in the merger;

2. A proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the special meeting to adopt the Agreement and Plan of Merger and to approve the transactions contemplated thereby; and

3. Any other business which properly comes before the special meeting or any adjournment or postponement of the special meeting. The Board of Directors of Croghan Bancshares, Inc. is unaware of any other business to be transacted at the special meeting.

Holders of record of Croghan Bancshares, Inc. common shares at the close of business on             , 2013, the record date, are entitled to notice of and to vote at the special meeting and any adjournment or postponement of the special meeting. The affirmative vote of the holders of at least two-thirds (2/3) of the outstanding Croghan Bancshares, Inc. common shares entitled to vote at the special meeting is required to adopt the Agreement and Plan of Merger and to approve the transactions contemplated thereby.

A prospectus/proxy statement and proxy card for the special meeting are enclosed. A copy of the Agreement and Plan of Merger is attached as Annex A to the prospectus/proxy statement.

Your vote is very important, regardless of the number of common shares of Croghan Bancshares, Inc. you own. Please vote as soon as possible to make sure that your common shares are represented at the special meeting. To vote your common shares, you may complete and return the enclosed proxy card. If you are a holder of record, you also may cast your vote in person at the special meeting.

The Croghan Bancshares, Inc. Board of Directors unanimously recommends that you vote (1) “FOR” the adoption of the Agreement and Plan of Merger and the approval of transactions contemplated thereby, and (2) “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies.

By Order of the Board of Directors,

Rick M. Robertson, President and CEO
, 2013	Croghan Bancshares, Inc.

Indebancorp

147 West Water Street

Oak Harbor, Ohio 43449

(419) 898-5741

Notice of Special Meeting of Shareholders

To Be Held on             , 2013

To the Shareholders of Indebancorp:

Notice is hereby given that a special meeting of the shareholders of Indebancorp will be held on             , 2013 at         .m., local time, at             ,             , Ohio             , for the purpose of considering and voting on the following matters:

1. A proposal to adopt the Agreement and Plan of Merger, dated as of June 20, 2013, by and between Croghan Bancshares, Inc. and Indebancorp, and to approve the transactions contemplated thereby, including the merger of Indebancorp with and into Croghan Bancshares, Inc.;

2. A proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the special meeting to adopt the Agreement and Plan of Merger and to approve the transactions contemplated thereby; and

3. Any other business which properly comes before the special meeting or any adjournment or postponement of the special meeting. The Board of Directors of Indebancorp is unaware of any other business to be transacted at the special meeting.

Holders of record of Indebancorp common shares at the close of business on             , 2013, the record date, are entitled to notice of and to vote at the special meeting and any adjournment or postponement of the special meeting. The affirmative vote of the holders of at least two-thirds (2/3) of the outstanding Indebancorp common shares entitled to vote at the special meeting is required to adopt the Agreement and Plan of Merger and to approve the transactions contemplated thereby.

A prospectus/proxy statement and proxy card for the special meeting are enclosed. A copy of the Agreement and Plan of Merger is attached as Annex A to the prospectus/proxy statement.

Your vote is very important, regardless of the number of common shares of Indebancorp you own. Please vote as soon as possible to make sure that your common shares are represented at the special meeting. To vote your common shares, you may complete and return the enclosed proxy card. If you are a holder of record, you also may cast your vote in person at the special meeting.

The Indebancorp Board of Directors unanimously recommends that you vote (1) “FOR” the adoption of the Agreement and Plan of Merger and the approval of the transactions contemplated thereby and (2) “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies.

By Order of the Board of Directors,

Dean D. Davis, President
, 2013	Indebancorp

- i -

- ii -

Annexes:

Annex A	Agreement and Plan of Merger
Annex B	Dissenters’ Rights Under Section 1701.85 of the Ohio Revised Code
Annex C	Opinion of Austin Associates, LLC
Annex D	Opinion of Sterne, Agee & Leach, Inc.

- iii -

Questions and Answers About the Merger and the Special Meetings

Q.	Why am I receiving this prospectus/proxy statement?

A:	You are receiving this prospectus/proxy statement because Croghan and Indebancorp have agreed to a merger of Indebancorp with and into Croghan pursuant to the terms of the merger agreement attached to this prospectus/proxy statement as Annex A. The merger requires the approval of the shareholders of both Croghan and Indebancorp.

In order to complete the merger, Croghan and Indebancorp will hold separate meetings of shareholders to obtain shareholder approval of the following respective proposals:

•

Croghan shareholders must adopt the merger agreement and approve the transactions contemplated thereby, including the merger of Indebancorp with and into Croghan and the issuance of common shares of Croghan to shareholders of Indebancorp in the merger. Shareholder approval is required under Section 1701.78 of the Ohio Revised Code because the issuance of Croghan common shares to Indebancorp shareholders in the merger will entitle such shareholders immediately after the consummation of the merger to exercise one-sixth or more of the voting power of Croghan in the election of directors.

•

Indebancorp shareholders must adopt the merger agreement and approve the transactions contemplated thereby. Shareholder approval is required under Section 1701.78 of the Ohio Revised Code because Indebancorp will not be the surviving corporation in the merger.

This prospectus/proxy statement contains important information about the merger and the respective meetings of the shareholders of Croghan and Indebancorp, and you should read it carefully. The enclosed voting materials allow you to vote your common shares without attending your respective shareholders’ meeting.

Q.	Why are Croghan and Indebancorp proposing to merge?

A:	Indebancorp believes that the merger is in the best interests of its shareholders and other constituencies because, among other reasons, the merger consideration will provide enhanced value and increased liquidity to Indebancorp shareholders. Furthermore, as a result of the merger, Indebancorp will become part of a larger community banking institution which will have an improved ability to compete with larger financial institutions and better serve its customers’ needs.

Croghan believes that the merger will benefit Croghan and its shareholders because the merger will enable Croghan to expand its business into the markets currently served by Indebancorp and strengthen the competitive position of the combined organization. Furthermore, Croghan’s increased asset size after the merger will, Croghan hopes, create additional economies of scale and provide additional opportunities for asset and earnings growth in an extremely competitive environment.

Q:	What will Indebancorp shareholders receive in the merger?

A:	Under the terms of the merger agreement, the shareholders of Indebancorp will be entitled to elect to receive, upon consummation of the merger and in exchange for each Indebancorp common share owned, either:

•	Croghan common shares at the exchange rate of 1.63 Croghan common shares for each Indebancorp common share,

•	cash in the amount of $55.00 for each Indebancorp common share,

•	a combination of cash and Croghan common shares.

The election by each Indebancorp shareholder will be subject to the election and allocation procedures set forth in the merger agreement and described under “The Merger Agreement – Election procedures” beginning on page 60 of this prospectus/proxy statement.

Q:	Can Indebancorp shareholders elect the type of consideration that they will receive in the merger?

A:	Yes. Each holder of Indebancorp common shares will have an opportunity to elect to receive (a) Croghan common shares in exchange for all of the holder’s Indebancorp common shares, (b) cash in exchange for all of the holder’s Indebancorp common shares, or (c) a combination of Croghan common shares in exchange for 70% of the holder’s Indebancorp common shares and cash in exchange for 30% of the holder’s Indebancorp common shares.

Q:	Will Indebancorp shareholders receive the form of consideration they elect to receive?

A:	Not necessarily, unless an Indebancorp shareholder elects to receive a combination of cash and Croghan common shares. There are allocation procedures set forth in the merger agreement to ensure that, subject to adjustment for cash paid in lieu of fractional Croghan common shares, 70% of the Indebancorp common shares outstanding at the effective time of the merger will be exchanged for Croghan common shares and 30% of the outstanding Indebancorp common shares will be exchanged for cash. If the elections by Indebancorp shareholders do not result in the required ratio of cash and stock consideration, then Indebancorp shareholders who elect the “all cash” or the “all stock” form of consideration may receive a combination of cash and Croghan common shares.

Q:	When and where will the Croghan and Indebancorp special meetings of shareholders take place?

A:	The special meeting of shareholders of Croghan will be held at .m., local time, on , 2013, at , Fremont, Ohio 43420.

The special meeting of shareholders of Indebancorp will be held at         .m., local time, on                 , 2013, at                 , Ohio                 .

Q:	What matters will be considered at the Croghan and Indebancorp special meetings?

A:	The shareholders of Croghan will be asked to (i) vote to adopt the merger agreement and approve the transactions contemplated thereby, including the merger of Indebancorp with and into Croghan and the issuance of common shares of Croghan to shareholders of Indebancorp in the merger; (ii) approve the adjournment of the special meeting to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement and approve the transactions contemplated thereby; and (iii) vote on any other business which properly comes before the special meeting.

The shareholders of Indebancorp will be asked to (i) vote to adopt the merger agreement and approve the transactions contemplated thereby, including the merger of Indebancorp with and into Croghan; (ii) approve the adjournment of the special meeting to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement and the transactions contemplated thereby; and (iii) vote on any other business which properly comes before the special meeting.

Q:	Is my vote needed to adopt the merger agreement and to approve the transactions contemplated thereby?

A:	The adoption of the merger agreement and the approval of transactions contemplated thereby by the shareholders of Croghan requires the affirmative vote of the holders of at least two-thirds (2/3) of the Croghan common shares outstanding and entitled to vote at the special meeting.

The adoption of the merger agreement and the approval of the transactions contemplated thereby by the shareholders of Indebancorp requires the affirmative vote of the holders of at least two-thirds (2/3) of the Indebancorp common shares outstanding and entitled to vote at the special meeting.

The respective special meetings may be adjourned, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve these proposals. The affirmative vote of the holders of a majority of the common shares represented, in person or proxy, at each of the special meetings is required to adjourn such special meeting.

Q:	How do I vote?

A:	If you were the record holder of Croghan common shares as of , 2013, or were the record holder of Indebancorp common shares as of , 2013, you may vote in person by attending your special shareholders meeting or, to ensure that your common shares are represented at the special meeting, you may vote your common shares by signing and returning the enclosed proxy card in the postage-paid envelope provided.

If you hold Croghan common shares or Indebancorp common shares in the name of a broker, bank or other nominee, please see the discussion below regarding common shares held in “street name.”

Q:	What will happen if I fail to vote or abstain from voting?

A:	If you are a Croghan shareholder and fail to vote or vote to abstain, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement and to approve the transactions contemplated thereby. A vote to abstain will have the same effect as a vote “AGAINST” the proposal to approve the adjournment of the Croghan special meeting, if necessary, to solicit additional proxies. The failure to vote, however, will have no effect on the proposal to approve the adjournment of the Croghan special meeting, if necessary, to solicit additional proxies.

If you are an Indebancorp shareholder and fail to vote or vote to abstain, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement and to approve the transactions contemplated thereby. A vote to abstain will have the same effect as a vote “AGAINST” the proposal to approve the adjournment of the Indebancorp special meeting, if necessary, to solicit additional proxies. The failure to vote, however, will have no effect on the proposal to approve the adjournment of the Indebancorp special meeting, if necessary, to solicit additional proxies.

Q:	If my common shares are held in a stock brokerage account or by a bank or other nominee (in “street name”), will my broker, bank or other nominee vote my common shares for me?

A:	You must provide your broker, bank or nominee (the record holder of your common shares) with instructions on how to vote your common shares. Please follow the voting instructions provided by your broker, bank or nominee.

If you do not provide voting instructions to your broker, bank or nominee, then your common shares will not be voted by your broker, bank or nominee. This will have the effect, whether you are a Croghan shareholder or an Indebancorp shareholder, of a vote “AGAINST” the proposal to adopt the merger agreement and to approve the transactions contemplated thereby.

Q:	How will my common shares be voted if I return a blank proxy card?

A:	If you sign, date and return your proxy card and do not indicate how you want your common shares to be voted, then:

•	your Croghan common shares will be voted “FOR” the adoption of the merger agreement and the approval of the transactions contemplated thereby;

•	your Indebancorp common shares will be voted “FOR” the adoption of the merger agreement and the approval of the transactions contemplated thereby; and

•	your Indebancorp or Croghan common shares, as appropriate, will be voted “FOR” the approval of the adjournment of the special meeting to solicit additional proxies.

Q:	Can I change my vote after I have submitted my proxy?

A:	Yes. You may revoke your proxy at any time before a vote is taken at the special meeting by:

•

filing a written notice of revocation with (i) the Secretary of Croghan, at 323 Croghan Street, Fremont, Ohio 43420, if you are a Croghan shareholder, or (ii) the Secretary of Indebancorp, at 147 West Water Street, Oak Harbor, Ohio 43449, if you are an Indebancorp shareholder;

•	executing and returning a later-dated proxy card or, if you are a Croghan shareholder, submitting a later-dated vote through the Internet or by telephone; or

•	attending the appropriate special meeting and giving notice of revocation in person.

Attendance at the special meeting will not, by itself, revoke your proxy.

If you have instructed your broker, bank or nominee to vote your common shares, you must follow directions received from your broker, bank or nominee to change your vote.

Q:	If I do not favor the adoption of the merger agreement, what are my rights?

A:	If you are a Croghan shareholder as of the , 2013, record date or an Indebancorp shareholder as of the , 2013, record date and you do not vote in favor of the adoption of the merger agreement, you will have the right under Section 1701.85 of the Ohio Revised Code to demand the fair cash value for your respective Indebancorp common shares or Croghan common shares. The right to make this demand is known as “dissenters’ rights.” For additional information regarding your dissenters’ rights, see “Dissenters’ Rights” on page 29 of this prospectus/proxy statement and the complete text of Section 1701.85 of the Ohio Revised Code attached to this prospectus/proxy statement as Annex B.

Q:	When do you expect the merger to be completed?

A:	We are working to complete the merger as quickly as we can. We expect to complete the merger on or before , 2013, assuming shareholder approval and all applicable governmental approvals have been received by that date and all conditions precedent to the merger have been satisfied or waived.

Q:	When should I send in my Indebancorp share certificates?

A.	Please do not send in your Indebancorp share certificates with your proxy card. Prior to the Indebancorp special meeting, Croghan’s exchange agent, Registrar and Transfer Company, will mail to you an Election Form that you should use to elect the form of merger consideration that you wish to receive in the merger and surrender your Indebancorp share certificates to the exchange agent. You should not surrender your Indebancorp share certificates for exchange until you receive the Election Form from the exchange agent. For additional information, see “The Merger Agreement – Surrender of certificates” beginning on page 55 of this prospectus/proxy statement.

If you are a Croghan shareholder, you are not required to take any action with respect to your Croghan share certificates in connection with the merger.

Q:	What do I need to do now?

A:

After carefully reviewing this prospectus/proxy statement, including its annexes, please sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope as soon as possible. By submitting your proxy, you authorize the individuals named in the proxy to vote your common shares at the respective Croghan and Indebancorp special shareholders meeting in accordance with your instructions. Your vote is very important. Whether or not you plan to attend your special meeting, please submit your proxy with voting instructions to ensure that your common shares will be voted at the respective Croghan and Indebancorp special shareholder meeting.

Q:	Who can answer my questions?

A:	Croghan or Indebancorp shareholders who have questions about the merger or desire additional copies of this prospectus/proxy statement or additional proxy cards should contact:

If you are a Croghan shareholder:	If you are an Indebancorp shareholder:
Rick M. Robertson President and CEO Croghan Bancshares, Inc. 323 Croghan Street Fremont, Ohio 43420 (419) 332-7301	Dean D. Davis President Indebancorp 147 West Water Street Oak Harbor, Ohio 43449 (419) 898-5741

Summary

This summary highlights selected information from this prospectus/proxy statement. It does not contain all of the information that may be important to you. You should read carefully this entire document and its annexes and all other documents to which this prospectus/proxy statement refers before you decide how to vote. Page references are included in this summary to direct you to a more complete description of topics discussed in this prospectus/proxy statement.

The parties

Croghan Bancshares, Inc.

323 Croghan Street

Fremont, Ohio 43420

(419) 332-7301

Croghan is a bank holding company organized and existing under the laws of the State of Ohio. Through its wholly-owned banking subsidiary, The Croghan Colonial Bank (“Croghan Colonial Bank”), Croghan is primarily engaged in the business of community banking. Croghan Colonial Bank conducts a general banking business embracing the usual functions of commercial, retail, and savings banking, including time, savings, money market and demand deposits; commercial, industrial, agricultural, real estate, consumer installment, and credit card lending; safe deposit box rental; automatic teller machines; trust department services; and other services tailored for individual customers. Croghan Colonial Bank operates 13 Ohio branch offices, including one in Bellevue, one in Clyde, one in Custar, four in Fremont, one in Green Springs, one in Monroeville, one in Norwalk, one in Port Clinton, and two in Tiffin.

At March 31, 2013, Croghan had total consolidated assets of $631 million, total deposits of $531 million, total (net) loans of $312 million, and total shareholders’ equity of $67 million.

Croghan common shares are not traded on an established market. Croghan common shares are traded through broker/dealers and in private transactions, and quotations are reported on the OTC Bulletin Board (OTCQX) under the symbol “CHBH”.

Indebancorp

147 West Water Street

Oak Harbor, Ohio 43449

Gnadenhutten, Ohio 44629

(740) 254-4313

Indebancorp is a bank holding company organized and existing under the laws of the State of Ohio. Indebancorp is the parent holding company for its wholly-owned subsidiary, National Bank of Ohio, a federally-chartered commercial bank with its main office located at 147 West Water Street, Oak Harbor, Ohio 43449. National Bank of Ohio offers a full range of commercial bank services, including checking and savings accounts, certificates of deposit, individual retirement accounts, agricultural, small business, and commercial and consumer loans, home mortgages and commercial real estate loans, home equity lines, trust and investment services, safe deposit boxes, drive through banking, automated teller machines (ATM), credit and debit cards and other business and consumer services. National Bank of Ohio operates full-service branches in the Ohio communities of Curtice, Port Clinton, and Oregon, and also operates limited purpose loan production facilities in the Ohio communities of Fremont and Perrysburg.

At March 31, 2013, Indebancorp had total consolidated assets of $221 million, total deposits of $188 million, total (net) loans of $173 million, and total shareholders’ equity of $22 million.

Indebancorp common shares are not traded on an established market. Currently, no established “over-the-counter” market exists for Indebancorp’s common stock. Shares are traded infrequently and sporadically in privately negotiated transactions between shareholders.

The merger (page 52)

The merger agreement provides for the merger of Indebancorp with and into Croghan, with Croghan surviving the merger. Immediately following the merger, Indebancorp’s wholly-owned banking subsidiary, National Bank of Ohio, will be merged with and into Croghan’s wholly-owned banking subsidiary, Croghan Colonial Bank. The merger agreement is attached to this prospectus/proxy statement as Annex A and is incorporated in this prospectus/proxy statement by reference. We encourage you to read the merger agreement carefully, as it is the legal document that governs the merger.

What Indebancorp shareholders will receive in the merger (page 53)

Under the terms of the merger agreement, the shareholders of Indebancorp will be entitled to elect to receive, upon consummation of the merger and in exchange for the Indebancorp common shares they own, either (a) Croghan common shares at the exchange rate of 1.63 Croghan common shares for each Indebancorp common share, (b) cash in the amount of $55.00 for each Indebancorp common share, or (c) a combination of cash and Croghan common shares, subject to the election and allocation procedures set forth in the merger agreement. Subject to adjustment for cash paid in lieu of fractional Croghan common shares, the elections of the Indebancorp shareholders will be allocated so that 70% of the Indebancorp common shares outstanding at the effective time of the merger will be exchanged for Croghan common shares and 30% of the outstanding Indebancorp common shares will be exchanged for cash. For purposes of this allocation, shareholders of Indebancorp who exercise dissenters’ rights will be treated as having elected to receive cash consideration for their Indebancorp common shares.

Election procedures (page 53)

You may elect to receive, in exchange for your Indebancorp common shares, any of the following:

•	all Croghan common shares;

•	all cash; or

•	Croghan common shares in exchange for 70% of your Indebancorp common shares and cash in exchange for 30% of your Indebancorp common shares.

However, your election will be subject to the allocation procedures set forth in the merger agreement and described above. If the elections by Indebancorp shareholders do not result in the required ratio of cash and stock consideration, certain procedures for allocating cash and Croghan common shares will be followed as set forth in the merger agreement. As a result, you cannot be assured of receiving the form of consideration that you elect with respect to all of your Indebancorp common shares, unless you elect to receive cash in exchange for 30% of your Indebancorp common shares and Croghan common shares in exchange for 70% of your Indebancorp common shares. See “The Merger Agreement – Allocation” beginning on page 64 of this prospectus/proxy statement.

If you do not make a valid election by the election deadline, you will receive either all cash, all Croghan common shares or a combination of cash and Croghan common shares, as determined in accordance with the merger agreement.

Prior to the special meeting of Indebancorp shareholders, you will receive an Election Form with instructions for making your election as to the form of consideration that you wish to receive and for surrendering your Indebancorp share certificates to the exchange agent. Registrar and Transfer Company will serve as the exchange agent for the transaction. The procedures and deadline for making your election will be set forth in the Election Form and are described under the heading “The Merger Agreement – Election procedures” beginning on page 60 of this prospectus/proxy statement.

Special meetings of shareholders

Croghan special meeting (page 25)

A special meeting of shareholders of Croghan will be held at             .m., local time, on             , 2013, at             , Fremont, Ohio 43420, for the purpose of considering and voting on the following matters:

•

a proposal to adopt the merger agreement and to approve the transactions contemplated thereby, including the merger of Indebancorp with and into Croghan and the issuance of common shares of Croghan to shareholders of Indebancorp in the merger;

•

a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the special meeting to adopt the merger agreement and to approve the transactions contemplated thereby and/or to approve the amendment to the Croghan Articles of Incorporation; and

•

any other business which properly comes before the special meeting or any adjournment or postponement of the special meeting. The Croghan Board of Directors is unaware of any other business to be transacted at the special meeting.

You are entitled to vote at the special meeting if you owned Croghan common shares as of the close of business on             , 2013. As of             , 2013, a total of 1,678,630 Croghan common shares were eligible to be voted at the Croghan special meeting.

Indebancorp special meeting (page 27)

A special meeting of shareholders of Indebancorp will be held at             .m., local time, on             , 2013, at             , Ohio             , for the purpose of considering and voting on the following matters:

•	a proposal to adopt the merger agreement and to approve the transactions contemplated thereby, including the merger of Indebancorp with and into Croghan;

•

a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the special meeting to adopt the merger agreement and to approve the transactions contemplated thereby; and

•

any other business which properly comes before the special meeting or any adjournment or postponement of the special meeting. The Indebancorp Board of Directors is unaware of any other business to be transacted at the special meeting.

You are entitled to vote at the special meeting if you owned Indebancorp common shares as of the close of business on             , 2013. As of             , 2013, a total of 519,082 Indebancorp common shares were eligible to be voted at the Indebancorp special meeting.

Required vote

Croghan shareholders (page 25)

The adoption of the merger agreement and the approval of the transactions contemplated thereby will require the affirmative vote of the holders of at least 1,119,087 Croghan common shares, which is two-thirds

(2/3) of the Croghan common shares outstanding and entitled to vote at the Croghan special meeting. The affirmative vote of the holders of a majority of the Croghan common shares represented, in person or proxy, at the special meeting is required to adjourn the special meeting to solicit additional proxies.

A quorum, consisting of the holders of a majority of the outstanding Croghan common shares, must be present in person or by proxy at the Croghan special meeting before any action, other than the adjournment of the special meeting, can be taken.

As of             , 2013, directors and executive officers of Croghan and their respective affiliates beneficially owned an aggregate of             Croghan common shares (excluding Croghan common shares underlying unexercised stock options), amounting to         % of the outstanding Croghan common shares. As of the date of this prospectus/proxy statement, neither Indebancorp nor any of its directors, executive officers or affiliates beneficially owned any Croghan common shares.

Indebancorp shareholders (page 27)

The adoption of the merger agreement and the approval of the transactions contemplated thereby requires the affirmative vote of the holders of at least 346,055 Indebancorp common shares, which is two-thirds (2/3) of the Indebancorp common shares outstanding and entitled to vote at the Indebancorp special meeting. The affirmative vote of the holders of a majority of the Indebancorp common shares represented, in person or proxy, at the special meeting is required to adjourn the special meeting to solicit additional proxies.

A quorum, consisting of the holders of a majority of the outstanding Indebancorp common shares, must be present in person or by proxy at the Indebancorp special meeting before any action, other than the adjournment of the special meeting, can be taken.

As of June 30, 2013, directors and executive officers of Indebancorp and their respective affiliates beneficially owned an aggregate of 28,604 Indebancorp common shares, amounting to approximately 5.5% of the outstanding Indebancorp common shares. All of the directors and certain officers of Indebancorp, who collectively had the power to vote approximately 4.7% of the outstanding Indebancorp common shares as of June 30, 2013, entered into a voting agreement with Croghan pursuant to which they agreed, subject to certain terms and conditions, to vote all of their shares in favor of the adoption of the merger agreement. As of the date of this prospectus/proxy statement, neither Croghan nor any of its directors, executive officers or affiliates beneficially owned any Indebancorp common shares.

Recommendations of the Boards of Directors

Croghan (page 25)

The Board of Directors of Croghan believes that the merger with Indebancorp is in the best interests of Croghan and its shareholders. Therefore, the Board of Directors recommends that Croghan shareholders vote (1) “FOR” the adoption of the merger agreement and the approval of the transactions contemplated thereby, and (2) “FOR” the proposal to adjourn the special meeting of Croghan shareholders, if necessary, to solicit additional proxies.

Indebancorp (page 27)

The Board of Directors of Indebancorp believes that the merger with Croghan is in the best interests of the Indebancorp shareholders and recommends that Indebancorp shareholders vote (1) “FOR” the adoption of the merger agreement and the approval of the transactions contemplated thereby and (2) “FOR” the proposal to adjourn the special meeting of Indebancorp shareholders, if necessary, to solicit additional proxies.

Conditions to the merger (see page 56)

The completion of the merger depends upon the satisfaction of a number of conditions set forth in the merger agreement, including the adoption of the merger agreement and the approval of the transactions contemplated thereby by Indebancorp shareholders, the adoption of the merger agreement and the approval of the transactions contemplated thereby by Croghan shareholders, and the receipt of all necessary governmental and regulatory approvals. Croghan and Indebancorp have submitted the applications necessary to obtain approval of the merger from the appropriate governmental and regulatory authorities, and these applications are currently pending.

Opinions of financial advisors

Croghan (see Annex D)

The Croghan Board of Directors has received a fairness opinion from its financial advisor, Sterne, Agee & Leach, Inc. (“Sterne Agee”), stating that, as of the date of the opinion, the consideration to be paid by Croghan pursuant to the merger agreement is fair, from a financial point of view, to Croghan. The full text of the fairness opinion, which outlines the matters considered and qualifications and limitations on the review undertaken by Sterne Agee in rendering its opinion, is attached as Annex D to this prospectus/proxy statement. We encourage you to read this fairness opinion in its entirety. The Sterne Agee opinion is not a recommendation as to how any shareholder of Croghan should vote with respect to the merger or any other matter.

Indebancorp (see Annex C)

The Indebancorp Board of Directors has received a fairness opinion from its financial advisor, Austin Associates, LLC (“Austin”), stating that, as of the date of the opinion, the consideration to be received by the Indebancorp shareholders in the merger is fair, from a financial point of view, to the Indebancorp shareholders. The full text of the fairness opinion, which outlines the matters considered and qualifications and limitations on the review undertaken by Austin in rendering its opinion, is attached as Annex C to this prospectus/proxy statement. We encourage you to read this fairness opinion in its entirety. The Austin opinion is not a recommendation as to how any shareholder of Indebancorp should vote with respect to the merger or any other matter.

Croghan Board of Directors structure following merger (page 56)

The Board of Directors of Croghan will select two members of Indebancorp’s current Board of Directors to become members of the Boards of Directors of Croghan and Croghan Colonial Bank upon completion of the merger. At Croghan’s next annual meeting of shareholders in 2014, the two former Indebancorp directors will also be included as nominees for election to the Board of Directors of Croghan for an additional term. As of the date of this prospectus/proxy statement, the Board of Directors of Croghan had not yet selected the Indebancorp directors who will serve on the Boards of Directors of Croghan and Croghan Colonial Bank upon the completion of the merger.

Material U.S. federal income tax consequences of the merger (page 47)

We intend that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and that, accordingly, for federal income tax purposes (i) no gain or loss will be recognized by Croghan or Indebancorp as a result of the merger, and (ii) Indebancorp shareholders who receive Croghan common shares in exchange for Indebancorp common shares in the merger will recognize no gain or loss, other than the gain or loss to be recognized as to cash received either (a) as a result of the election and allocation method, or (b) in lieu of fractional Croghan common shares. The obligation of Croghan and Indebancorp to consummate the merger is conditioned on the receipt by

Croghan of an opinion of Croghan’s counsel, Vorys, Sater, Seymour and Pease LLP, and the receipt by Indebancorp of an opinion of Indebancorp’s counsel, Shumaker, Loop & Kendrick LLP, each dated as of the effective date of the merger and substantially to the effect that the federal income tax consequences of the merger will be as described above.

Indebancorp shareholders who exercise dissenters’ rights and receive cash for their Indebancorp common shares generally will recognize gain or loss for federal income tax purposes.

Indebancorp shareholders are urged to read the discussion in the section entitled “The Proposed Merger – Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 47 of this prospectus/proxy statement and to consult their tax advisors for a full explanation of the tax consequences of the merger.

Interests of directors and executive officers of Indebancorp (page 45)

Some of the directors and executive officers of Indebancorp have interests in the merger that are different from, or in addition to, the interests of Indebancorp shareholders generally. These interests include the right of certain Indebancorp directors and executive officers to receive payments or other benefits under salary continuation and director retirement agreements in connection with the merger. In general, as a result of the merger, certain benefits under these agreements that are vested will be accelerated and paid at closing or the interest of the participant will become otherwise vested. In addition, Croghan has agreed to indemnify each director and officer of Indebancorp for a period of six years following the merger and to purchase a directors’ and officers’ liability insurance policy covering Indebancorp directors and officers for a period of six years following the merger, in each case subject to certain limitations set forth in the merger agreement. Finally, two current Indebancorp directors will be selected by Croghan to serve on the Boards of Directors of Croghan and Croghan Colonial Bank following completion of the merger.

The Indebancorp Board of Directors was aware of these interests and considered them in approving the merger agreement and the merger.

Resale of Croghan common shares (page 50)

Croghan has registered the Croghan common shares to be issued to Indebancorp shareholders in the merger with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). No restrictions on the sale or other transfer of the Croghan common shares issued pursuant to the merger will be imposed solely as a result of the merger, except for restrictions on the transfer of Croghan common shares issued to any Indebancorp shareholder who may be deemed to be an “affiliate” of Indebancorp for purposes of Rule 145 under the Securities Act.

Termination of the merger agreement (page 62)

Croghan and Indebancorp may mutually agree to terminate the merger agreement and abandon the merger at any time before the merger is effective, whether before or after shareholder approval, if the Board of Directors of each approves the termination by vote of a majority of the members of its entire Board.

Either Croghan or Indebancorp acting alone upon written notice to the other party may terminate the merger agreement and abandon the merger at any time before the merger is effective, if the Board of Directors of either company approves the termination by vote of a majority of the members of its Board in the following circumstances:

•	if there is a material breach by the other party that cannot be or has not been cured within 30 days of notice of the breach;

•

if the merger has not been consummated by December 31, 2013, unless the failure to complete the merger by that date is due to the knowing action or inaction of the party seeking to terminate the merger agreement, except that such date shall be extended until March 31, 2014 if the parties have not obtained all necessary regulatory approvals by December 31, 2013;

•	if any of the required regulatory approvals is denied by final nonappealable action; or

•	if the Indebancorp shareholders or the Croghan shareholders fail to adopt and approve the merger agreement at their special meetings.

The merger agreement will automatically terminate if Indebancorp or its subsidiary executes a definitive agreement in respect of, or closes, any acquisition or purchase of all or substantially all of the assets of Indebancorp and/or its subsidiary or any merger, consolidation or business combination business with Indebancorp or its subsidiary. The merger agreement will also automatically terminate if Croghan does not elect to increase the share exchange ratio to the extent necessary to enable legal counsel to render the tax opinions required under the merger agreement.

Indebancorp may terminate the merger agreement if both the average Croghan share price is less than $26.00, as adjusted, and the Croghan share price has declined as a percentage of $34.38 by more than 20% from the decline, if any, in the SNL Bank and Thrift Index over the applicable measuring period, and Croghan elects not to distribute to Indebancorp shareholders an additional number of Croghan common shares necessary in order to increase the share exchange ratio to a specified level. If Croghan elects not to distribute such shares, the Indebancorp Board of Directors will determine, in the exercise of its fiduciary duties, whether to terminate the merger agreement or to waive its right to terminate and proceed with the merger.

Dissenters’ rights (page 29)

Under Ohio law, if, as a shareholder of Indebancorp or Croghan, you do not vote in favor of the adoption of the merger agreement and deliver a written demand for payment for the fair cash value of your Indebancorp or Croghan common shares not later than ten days after the Indebancorp special meeting or the Croghan special meeting, as appropriate, you will be entitled, if and when the merger is completed, to receive the fair cash value of your Indebancorp common shares or Croghan common shares. The right to make this demand is known as “dissenters’ rights.” Your right to receive the fair cash value of your Indebancorp common shares or Croghan common shares, however, is contingent upon your strict compliance with the procedures set forth in Section 1701.85 of the Ohio Revised Code. For additional information regarding your dissenters’ rights, see “Dissenters’ Rights” on page 29 of this prospectus/proxy statement and the complete text of Section 1701.85 of the Ohio Revised Code attached to this prospectus/proxy statement as Annex B.

Risk Factors

The merger and the acquisition of Croghan common shares involve significant risks. In addition to the other information included in this prospectus/proxy statement, you should consider carefully the risk factors described below in deciding whether to vote to adopt and approve the merger agreement. In addition, please refer to the section captioned “Forward-Looking Statements” beginning on page 20 of this prospectus/proxy statement.

Risks Related to the Merger

Indebancorp shareholders cannot be sure of the market value of the Croghan common shares they receive in the merger due to fluctuations in the market price of the Croghan common shares prior to and following the merger.

Under the terms of the merger agreement, the shareholders of Indebancorp will be entitled to elect to receive, in exchange for the Indebancorp common shares that they own, either (a) Croghan common shares at the exchange ratio of 1.63 Croghan common shares for each Indebancorp common share owned, (b) cash in the amount of $55.00 for each Indebancorp common share owned, or (c) a combination of cash and Croghan common shares. Except in certain limited circumstances described in the merger agreement, the share exchange ratio (1.63 Croghan common shares for each Indebancorp common share owned) will not be adjusted in the event of an increase or decrease in the market price of Croghan common shares.

Pursuant to the merger agreement, Indebancorp may, but is not obligated to, terminate the merger agreement if both the average Croghan share price is less than $26.00, as adjusted (the “Croghan Reference Price”), and the Croghan share price has declined as a percentage of $34.38 by more than 20% from the decline, if any, in the SNL Bank and Thrift Index over the period beginning on the date of the execution of the merger agreement and ending on the trading day immediately preceding the fifth trading day prior to the effective day of the merger agreement. However, Indebancorp may not terminate the merger agreement if Croghan then offers to distribute to Indebancorp shareholders an additional number of Croghan common shares necessary in order to increase the share exchange ratio such that the product of the Share Exchange Ratio multiplied by the Croghan Reference Price equals or exceeds $42.38. If, in such case, Croghan elects not to distribute such additional Croghan common shares, the Indebancorp Board of Directors will determine, in the exercise of its fiduciary duties, whether to terminate the merger agreement or to waive its right to terminate and proceed with the merger. There can be no assurance that the Indebancorp Board of Directors would elect to terminate or not to terminate the merger agreement under such circumstances.

On             , 2013, the last practicable trading day for which information was available prior to the date of this prospectus/proxy statement, the closing sale price for Croghan common shares was $            . Based on that price and an exchange ratio of 1.63, the equivalent price of an Indebancorp common share would be $            .

The market price of the Croghan common shares may decrease following the fifth trading day prior to the effective date of the merger, and prior to the closing of the merger. Furthermore, you will not receive your merger consideration until several days after the closing of the merger, and the market price of the Croghan common shares may decrease during the post-closing period prior to the date that you actually receive your merger consideration. During this period, you will not be able to sell any of the Croghan common shares that you may be entitled to receive in the merger to avoid losses resulting from any decline in the market price of the Croghan common shares.

Indebancorp shareholders may receive a form of consideration different from the form of consideration they elect.

Although Indebancorp shareholders will have an opportunity to elect the form of consideration they wish to receive in the merger, their elections will be subject to the allocation procedures set forth in the merger agreement to ensure that, subject to adjustment for cash paid in lieu of fractional Croghan common shares, 70%

of the outstanding Indebancorp common shares will be exchanged for Croghan common shares and 30% of the outstanding Indebancorp common shares will be exchanged for cash, subject to certain procedures described on page 53.

If an Indebancorp shareholder elects to receive all cash and the available cash is oversubscribed, then the shareholder will receive a portion of the merger consideration in the form of Croghan common shares. Similarly, if an Indebancorp shareholder elects to receive all Croghan common shares and the available Croghan common shares are oversubscribed, then the shareholder will receive a portion of the merger consideration in cash.

Croghan may fail to realize all of the anticipated benefits of the merger

The success of the merger will depend, in part, on Croghan’s ability to (i) realize the anticipated benefits and cost savings from combining the businesses of Croghan and Indebancorp and (ii) combine the businesses of Croghan and Indebancorp in a manner that permits growth opportunities and cost savings to be realized without materially disrupting the existing customer relationships of Croghan nor decreasing revenues due to loss of customers. However, to realize these anticipated benefits and cost savings, Croghan must successfully combine the businesses of Croghan and Indebancorp. If Croghan is not able to achieve these objectives, the anticipated benefits and cost savings of the merger may not be realized fully or at all or may take longer to realize than expected.

Croghan and Indebancorp have operated and, until the completion of the merger, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the combined company’s ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the merger. Integration efforts between the two companies will also require significant management attention and resources that will not be available for normal operations. In addition, the merger and integration will result in Croghan entering markets where it does not currently have a meaningful presence and could result in deposit and other customer losses.

Croghan could experience difficulties in managing its growth and effectively integrating the operations of Indebancorp and its subsidiaries.

The earnings, financial condition and prospects of Croghan after the merger will depend in part on Croghan’ ability to integrate successfully the operations of Indebancorp and its subsidiaries and to continue to implement its own business plan. Croghan may not be able to achieve fully the strategic objectives and operating efficiencies in the merger. The costs or difficulties relating to the integration of Indebancorp and its subsidiaries with the Croghan organization may be greater than expected or the cost savings from any anticipated economies of scale of the combined organization may be lower or take longer to realize than expected. Inherent uncertainties exist in integrating the operations of any acquired entity. In addition, the markets and industries in which Croghan and Indebancorp and their respective subsidiaries operate are highly competitive. Croghan may lose its customers or the customers of Indebancorp and its subsidiaries as a result of the merger. Croghan may also lose key personnel, either from itself or from Indebancorp and its subsidiaries, as a result of the merger. These factors could contribute to Croghan not fully achieving the expected benefits from the merger.

The merger agreement limits Indebancorp’s ability to pursue alternatives to the merger with Croghan, may discourage other acquirers from offering a higher valued transaction to Indebancorp and may, therefore, result in less value for the Indebancorp shareholders.

The merger agreement contains a provision that, subject to certain limited exceptions, prohibits Indebancorp from discussing, negotiating or committing to a competing third-party proposal to acquire Indebancorp or one of its subsidiaries. In addition, if Indebancorp would enter into or complete a transaction with a third-party, Indebancorp may be required to pay a $1,140,000 termination fee to Croghan. These merger agreement provisions could discourage a potential competing acquirer that might have an interest in acquiring Indebancorp, even if it were prepared to pay a higher per share price than proposed in the merger.

The fairness opinions obtained by Indebancorp and Croghan from their respective financial advisors will not reflect changes in circumstances prior to the merger.

Austin Associates, LLC (“Austin”), the financial advisor to Indebancorp, delivered a fairness opinion to the Board of Directors of Indebancorp on June 20, 2013. The Austin fairness opinion states that, as of the date of the opinion, the merger consideration set forth in the merger agreement was fair, from a financial point of view, to the Indebancorp shareholders. Sterne Agee, the financial advisor to Croghan, delivered a fairness opinion to the Board of Directors of Croghan on June 20, 2013. The Sterne Agee fairness opinion states that, as of the date of the opinion, the consideration to be paid by Croghan pursuant to the merger agreement was fair, from a financial point of view, to Croghan. The respective fairness opinions do not reflect changes that may occur or may have occurred after the date on which they were delivered, including changes to the operations and prospects of Croghan or Indebancorp, changes in general market and economic conditions, or other factors. Any such changes, or other factors on which the fairness opinions are based, may alter the relative value of Croghan and Indebancorp.

The merger may not result in increased liquidity for Indebancorp shareholders because a limited trading market exists for Croghan’ common shares.

From             , 2013 to             , 2013, the average daily trading volume for Croghan’ common shares has been             per day. While this volume is greater than the trading in Indebancorp common shares during the same period, the merger may not result in an increase in the trading volume of Croghan’ common shares. The limited trading market for Croghan’ common shares may lead to price volatility in excess of that which would occur in a more active trading market. In addition, even if a more active trading market in Croghan’ common shares develops, such a market may not continue.

Risks Related to Croghan’s Business

Changes in interest rates could have a material adverse effect on Croghan’s financial condition and results of operations.

Croghan’s operating results are dependent to a significant degree on the difference between the interest rates earned on interest-earning assets such as loans and investment securities, and the interest rates paid on interest-bearing liabilities such as deposits and borrowings. These rates are highly sensitive to many factors beyond Croghan’s control, including general economic conditions, and the policies of various governmental and regulatory authorities (in particular, the Board of Governors of the Federal Reserve System (the “FRB”)). Changes in interest rates will influence the demand for loans, the prepayment of loans, the purchase of investments, the generation of deposits, and the rates received on loans and investment securities and paid on deposits and borrowings, and these changes could have a material adverse effect on Croghan’s financial condition and results of operations. The impact of these changes may be magnified if Croghan does not effectively manage the relative sensitivity of its assets and liabilities to changes in market interest rates.

Changes in economic and political conditions could adversely affect Croghan’s financial condition and results of operations.

Croghan’s success depends, to a significant extent, upon economic and political conditions, local and national, as well as governmental fiscal and monetary policies. Conditions such as inflation, recession, unemployment, change in interest rates, money supply, and other factors beyond Croghan’s control may adversely affect its asset quality, deposit levels, and loan demand and, therefore, its earnings. Because Croghan has a significant amount of real estate loans, further decreases in real estate values could adversely affect the value of property used as collateral. Adverse changes in the economy may also have a negative effect on the ability of Croghan’s borrowers to make timely repayments of their loans, which would have an adverse impact on Croghan’s earnings. In addition, a substantial portion of Croghan’s loans are to individuals and businesses located in Northwest Ohio. Consequently, a significant continued decline in the economy of this market area could have a materially adverse effect on Croghan’s financial condition and results of operations.

If actual loan losses exceed the allowance for loan losses, Croghan’s net income will decrease.

Croghan maintains an allowance for loan losses based upon a number of relevant factors, including, but not limited to, trends in the level of nonperforming assets and classified loans, current economic conditions in the primary lending area, past loss experience, possible losses arising from specific problem loans, and changes in the composition of the loan portfolio. Regular provisions are made in amounts sufficient to maintain the balance in the allowance for loan losses at a level considered by management to be adequate for losses within the portfolio. While Croghan’s management believes that it uses the best information available to determine the allowance for loan losses, unforeseen market conditions could result in material adjustments, and net earnings could be significantly adversely affected, if circumstances differ substantially from the assumptions and estimates used by management to determine the allowance for loan losses.

FDIC insurance premiums may increase materially, which would negatively affect Croghan’s net income.

The Federal Deposit Insurance Corporation (“FDIC”) insures deposits at FDIC-insured financial institutions, including Croghan Colonial Bank. The FDIC charges insured financial institutions premiums to maintain the Deposit Insurance Fund at a certain level. The costs of resolving bank failures have increased during the last few years and decreased the Deposit Insurance Fund. The FDIC collected a special assessment in 2009 to replenish the Deposit Insurance Fund and also required a prepayment of an estimated amount of future deposit insurance premiums. If the costs of future bank failures increase, deposit insurance premiums may also increase.

Croghan’s businesses have been and may continue to be adversely affected by conditions in the financial markets and economic conditions generally.

The capital and credit markets have been experiencing unprecedented levels of volatility since 2008. As a consequence of the U.S. economic recession, business activity across a wide range of industries has faced serious difficulties due to the lack of consumer spending and the extreme lack of liquidity in the global credit markets. Unemployment has also increased significantly. A sustained weakness or weakening in business and economic conditions generally or specifically in the markets in which Croghan does business could have one or more of the following adverse effects on its businesses:

•	A decrease in the demand for loans and other products and services offered by Croghan

•	An impairment of certain intangible assets, such as goodwill

•

An increase in the number of clients who become delinquent, file for protection under bankruptcy laws or default on their loans or other obligations to Croghan. An increase in the number of delinquencies, bankruptcies or defaults could result in a higher level of nonperforming assets, net charge-offs, provision for loan losses, and valuation adjustments on loans held for sale.

Legislative or regulatory changes or actions could adversely impact Croghan’s business.

The financial services industry is extensively regulated. Banking laws and regulations are primarily intended for the protection of consumers, depositors and the deposit insurance fund, not to benefit our shareholders. Changes to laws and regulations or other actions by regulatory agencies may negatively impact Croghan, possibly limiting the services it provides, increasing the ability of non-banks to compete with it, or requiring it to change the way it operates. Regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the ability to impose restrictions on the operation of an institution and the ability to determine the adequacy of an institution’s allowance for loan losses. Failure to comply with applicable laws, regulations and policies could result in sanctions being imposed by the regulatory agencies, including the imposition of civil money penalties, which could have a material adverse effect on Croghan’s operations and financial condition.

In light of current conditions in the global financial markets and the global economy, regulators have increased their focus on the regulation of the financial services industry. Recently, Congress and the federal bank regulators have acted on an unprecedented scale in responding to the stresses experienced in the global financial markets. Some of the laws enacted by Congress and regulations promulgated by federal bank regulators subject Croghan, and other financial institutions, to additional restrictions, oversight and costs that may have an impact on Croghan’s business and results of operations.

The Dodd-Frank Act was signed into law on July 21, 2010 and, although it became generally effective in July 2010, many of its provisions have extended implementation periods and delayed effective dates and will require extensive rulemaking by regulatory authorities. The Dodd-Frank Act, including future rules implementing its provisions and the interpretation of those rules, could result in a number of adverse impacts. The levels of capital and liquidity with which Croghan must operate may be subject to more stringent capital requirements. In addition, Croghan may be subjected to higher deposit insurance premiums to the FDIC. Croghan may also be subject to additional regulations under the newly established Consumer Financial Protection Bureau, which was given broad authority to implement new consumer protection regulations. These and other provisions of the Dodd-Frank Act may place significant additional costs on Croghan, impede its growth opportunities and place it at a competitive disadvantage.

Croghan may not be able to pay dividends in the future in accordance with past practice.

As a bank holding company, Croghan’s principal source of funds to pay dividends on its common shares is dividends from Croghan Colonial Bank. In the event that Croghan Colonial Bank is unable to pay dividends, Croghan may not be able to pay dividends on its common shares.

The ability of Croghan Colonial Bank to pay dividends to Croghan is subject to various legal limitations and to prudent and sound banking principles. Generally, subject to certain minimum capital requirements, Croghan Colonial Bank may declare a dividend without the approval of the Division of Financial Institutions of the Ohio Department of Commerce (the “Division”), unless the total dividends in a calendar year exceed the total of Croghan Colonial Bank’s net profits for the year combined with Croghan Colonial Bank’s retained profits of the two preceding years. In the event that Croghan Colonial Bank is unable to pay dividends, Croghan in turn would likely have to reduce or stop paying dividends on its common shares. Croghan’s failure to pay dividends on its common shares could, in turn, have a material adverse effect on the market price of Croghan’s common shares.

Croghan’s credit standards and on-going process of credit assessment might not protect it from significant credit losses.

Croghan takes credit risk by virtue of making loans. Croghan’s exposure to credit risk is managed through the use of consistent and conservative underwriting standards. Croghan’s credit administration function employs risk management techniques to ensure that loans adhere to corporate policy and problem loans are promptly identified. While these procedures are designed to provide Croghan with the information needed to implement policy adjustments where necessary, and to take proactive corrective actions, there can be no assurance that such measures will be effective in avoiding undue credit risk.

Croghan depends upon the accuracy and completeness of information about customers.

In deciding whether to extend credit or enter into other transactions with customers, Croghan may rely on information provided by customers, including financial statements and other financial information. Croghan may also rely on representations of customers as to the accuracy and completeness of that information and, with respect to financial statements, on reports of independent accountants. For example, in deciding whether to extend credit to a business, Croghan may assume that the customer’s financial statements conform with generally accepted accounting principles and present fairly, in all material respects, the financial condition, results of operations, and cash flows of the customer. Croghan may also rely on the reports of accounting firms issuing an opinion or other assurances on those financial statements. Croghan’s financial condition and results of operation could be negatively impacted to the extent it relies on financial statements that do not comply with generally accepted accounting principles or that are materially misleading.

Croghan may elect or be compelled to seek additional capital in the future, but that capital may not be available when it is needed.

Croghan and Croghan Colonial Bank are required by federal and state regulatory authorities to maintain adequate levels of capital to support their operations. If Croghan Colonial Bank experiences increased loan losses, additional capital may need to be infused. In addition, Croghan may elect to raise additional capital to support its business or to finance acquisitions, or it may otherwise elect or be required to raise additional capital. Croghan’s ability to raise additional capital, if needed, will depend on its financial performance, conditions in the capital markets, economic conditions and a number of other factors, many of which are outside its control. Accordingly, there can be no assurance that Croghan can raise additional capital if needed or on acceptable terms. If Croghan cannot raise additional capital when needed, it may have a material adverse effect on Croghan’s financial condition and results of operations.

Croghan operates in an extremely competitive market, and Croghan will suffer if it is unable to compete effectively.

In Croghan’s market area, it encounters significant competition from other commercial banks, as well as from savings and loan associations, credit unions, brokerage firms, mutual funds, and loan production offices and other financial units of non-local bank holding companies. The increasingly competitive environment is a result primarily of changes in regulation, changes in technology, product delivery systems, and the accelerating pace of consolidation among financial service providers. Many of Croghan’s competitors have substantially greater resources and lending limits than it does and may offer services that it does not or cannot provide. Croghan’s ability to maintain its history of strong financial performance will depend in part on its continued ability to compete successfully in its market area and on its ability to expand its scope of available financial services as needed to meet the needs and demands of its customers.

There is a limited trading market for Croghan common shares, and thus the ability to sell or purchase Croghan common shares may be limited.

The ability to sell Croghan common shares or purchase additional Croghan common shares largely depends upon the existence of an active market for Croghan common shares. Although Croghan common shares are quoted on the OTC Bulletin Board, they are not listed on any securities exchange and the volume of trading of Croghan common shares has been limited historically. As a result, it may be difficult to sell or purchase Croghan common shares at the volume, time, and price that is desired. In addition, a fair valuation of the purchase or sales price of Croghan common shares also depends upon an active trading market, and thus the price received for a thinly traded stock, such as Croghan common shares, may not reflect its true value.

Changes in accounting standards could impact Croghan’s results of operations.

The accounting standard setters, including the Financial Accounting Standards Board, the SEC, and other regulatory bodies, periodically change the financial accounting and reporting standards that govern the preparation of Croghan’s consolidated financial statements. These changes can be difficult to predict and can materially affect how Croghan records and reports its financial condition and results of operations. In some cases, Croghan could be required to apply a new or revised standard retroactively, which would result in the restatement of its financial statements for prior periods.

Changes in tax laws could adversely affect Croghan’s results of operations

Croghan is subject to extensive federal, state and local taxes, including income, excise, sales/use, payroll, franchise, withholding and ad valorem taxes. Changes to Croghan’s taxes could have a material adverse effect on its results of operations. In addition, Croghan’s customers are subject to a wide variety of federal, state and local taxes. Changes in taxes paid by Croghan’s customers may adversely affect their ability to purchase homes or consumer products, which could adversely affect their demand for loans and deposit products. In addition, such negative effects on Croghan’s customers could result in defaults on the loans made by Croghan Colonial Bank and decrease the value of mortgage-backed securities in which Croghan Colonial Bank has invested.

Croghan relies heavily on its management team, and the unexpected loss of key management may adversely affect its business and financial results.

Croghan’s success to date has been strongly influenced by its ability to attract and to retain senior management experienced in banking in the markets that Croghan serves. Croghan’s ability to retain executive officers and the current management team will continue to be important to successful implementation of its strategies. The unexpected loss of services of any key management personnel, or the inability to recruit and retain qualified personnel in the future, could have an adverse effect on Croghan’s business and financial results.

Croghan must stay current on technological changes in order to compete effectively and meet customer demands.

The financial services market, including banking services, is undergoing rapid changes with frequent introductions of new technology-driven products and services. In addition to better serving customers, the effective use of technology increases efficiency and may enable Croghan to reduce costs. Croghan’s future success will depend, in part, on its ability to use technology to provide products and services that provide convenience to customers and to create additional efficiencies in its operations. Some of Croghan’s competitors have substantially greater resources to invest in technological improvements. Croghan may not be able to effectively implement new technology-driven products and services or be successful in marketing these products and services to its customers.

Croghan’s information systems may experience an interruption or security breach.

Croghan relies heavily on communications and information systems to conduct its business. Any failure, interruption or breach in security of these systems could result in failures or disruptions in Croghan’s customer relationship management, general ledger, deposit, loan and other systems. While Croghan has policies and procedures designed to prevent or limit the effect of the possible failure, interruption or security breach of its information systems, there can be no assurance that any such failure, interruption or security breach will not occur or, if they do occur, that they will be adequately addressed. The occurrence of any failure, interruption or security breach of Croghan’s information systems could damage Croghan’s reputation, result in a loss of customer business, subject Croghan to additional regulatory scrutiny, or expose Croghan to civil litigation and possible financial liability.

Croghan may be the subject of litigation which could result in legal liability and damage to its business and reputation.

From time to time, Croghan and Croghan Colonial Bank may be subject to claims or legal action from customers, employees or others. Financial institutions like Croghan and Croghan Colonial Bank are facing a growing number of significant class actions, including those based on the manner of calculation of interest on loans and the assessment of overdraft fees. Future litigation could include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. Croghan and Croghan Colonial Bank are also involved from time to time in other reviews, investigations and proceedings (both formal and informal) by governmental and other agencies regarding their businesses. These matters also could result in adverse judgments, settlements, fines, penalties, injunctions or other relief. Like other financial institutions, Croghan and Croghan Colonial Bank are also subject to risk from potential employee misconduct, including non-compliance with policies and improper use or disclosure of confidential information. Substantial legal liability or significant regulatory action against Croghan could materially adversely affect its business, financial condition or results of operations and/or cause significant reputational harm to its business.

The effect of changes to the healthcare laws in the United States may increase the number of employees who choose to participate in Croghan’s healthcare plans, which may significantly increase Croghan’s healthcare costs and negatively impact financial results.

Croghan offer healthcare coverage to its eligible employees with part of the cost subsidized by the company. With recent changes to the healthcare laws in the United States becoming effective in 2014, more of Croghan’s employees may choose to participate in Croghan’s health insurance plans, which could increase Croghan’s costs for such coverage and material adversely impact Croghan’s costs of operations.

Forward-Looking Statements

Certain statements contained in this prospectus/proxy statement which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements specifically identified as forward-looking statements within this prospectus/proxy statement. Examples of forward-looking statements include: (a) projections of income or expense, earnings per share, the payment or non-payment of dividends, capital structure and other financial items; (b) statements of plans and objectives of each of Croghan and Indebancorp, or their respective directors and officers, including those relating to products or services; (c) statements of future economic results; and (d) statements of assumptions underlying the foregoing statements.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information as long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying the important factors that could cause actual results to differ materially from those discussed in the forward-looking statements. We desire to take advantage of the “safe harbor” provisions of that Act.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties. Actual results could differ materially from those contained or implied by such forward-looking statements because of various factors and possible events, including those factors specifically identified as “Risk Factors” in this prospectus/proxy statement beginning on page 13.

Forward-looking statements speak only as of the date on which they are made, and, except as may be required by law, neither Croghan nor Indebancorp undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made. All subsequent written and oral forward-looking statements attributable to Croghan or Indebancorp or any person acting on behalf of either of them are qualified in their entirety by the cautionary statements set forth in this prospectus/proxy statement.

Selected Financial Data of Croghan Bancshares, Inc. (Historical)

The following table sets forth selected consolidated historical data of Croghan for the periods and at the dates indicated. This data has been derived in part from and should be read together with the audited consolidated financial statements and notes thereto included elsewhere in this prospectus/proxy statement. Financial data at March 31, 2012 and 2013, and for the three months ended March 31, 2012 and 2013, is derived from unaudited financial data included elsewhere in this prospectus/proxy statement. Croghan believes that the interim financial data reflects all adjustments (consisting solely of normal recurring accruals) necessary for a fair presentation of results of operations for those periods and financial position at those dates. The results of operations for the three-month period ended March 31, 2013 are not necessarily indicative of the operating results to be anticipated for the fiscal year ending December 31, 2013. Financial data for 2011 and subsequent periods includes the impact of the December 2011 acquisition of four branches from Home Savings and Loan Company of Youngstown, Ohio (HSL).

	As of and for the year ended December 31,					As of and for the three months ended March 31,
	2008	2009	2010	2011	2012	2012	2013
	(In thousands, except per share and ratio data)
Statements of Income:
Total interest income	$25,892	$23,926	$22,739	$21,622	$21,059	$5,318	$5,209
Total interest expense	8,160	6,275	5,085	3,355	3,086	923	567

Net interest income	17,732	17,651	17,654	18,267	17,973	4,395	4,642
Provision for loan losses	1,550	3,000	1,675	775	525	125	125

Net interest income after provision for loan losses	16,182	14,651	15,979	17,492	17,448	4,270	4,517
Noninterest income	3,414	3,588	3,780	3,468	4,553	900	1,052
Noninterest expenses	13,526	14,181	14,732	15,008	16,417	4,116	4,117

Income before income taxes	6,070	4,058	5,027	5,952	5,584	1,054	1,452
Income tax provision	1,718	952	1,003	1,198	741	120	236

Net income	$4,352	$3,106	$4,024	$4,754	$4,843	$934	$1,216

Per share of common stock:
Basic income per share	$2.51	$1.81	$2.38	$2.84	$2.89	$0.56	$0.72
Diluted income per share	$2.51	$1.81	$2.38	$2.84	$2.88	$0.56	$0.72
Dividends	1.28	1.28	1.28	1.28	1.28	0.32	0.32
Book value	31.86	32.75	33.71	37.58	40.01	37.94	39.94

Average basic common shares outstanding	1,732,611	1,719,509	1,692,307	1,673,775	1,673,667	1,673,380	1,678,630

Average diluted common shares outstanding	1,732,611	1,719,509	1,692,307	1,673,775	1,680,197	1,673,380	1,686,348

Period-end balances:
Loans, net	$346,146	$320,051	$288,350	$297,187	$316,952	$291,225	$311,673
Securities	72,981	110,138	144,623	229,126	242,395	274,825	252,164
Total assets	460,476	481,988	489,727	629,651	630,952	628,971	631,388
Deposits	345,077	370,719	384,157	501,837	511,940	517,866	530,534
Shareholders’ equity	54,819	56,127	56,513	62,883	67,164	63,488	67,045

Average balances:
Loans, net	$341,499	$330,829	$302,065	$281,847	$302,333	$289,895	$311,677
Securities	66,394	83,555	126,385	167,074	258,336	258,238	248,025
Total assets	455,286	468,170	490,198	506,418	628,191	626,199	632,112
Deposits	356,668	358,192	375,246	399,996	516,259	510,897	523,558
Shareholders’ equity	53,820	55,895	57,249	59,621	65,430	63,767	67,248

Selected ratios:
Net interest margin	4.26%	4.12%	4.01%	3.99%	3.18%	3.18%	3.23%
Return on average total assets	0.96	0.66	0.82	0.94	0.77	0.60	0.77
Return on average shareholders’ equity	8.09	5.56	7.03	7.97	7.40	5.86	7.23
Average shareholders’ equity as a percent of average total assets	11.82%	11.94%	11.68%	11.77%	10.42%	10.18%	10.64%
Net loan charge-offs as a percent of average loans	0.47	0.56	0.38	0.34	0.32	0.41	0.25
Allowance for loan losses as a percent of loans at period-end	0.94	1.37	1.69	1.58	1.35	1.55	1.35
Shareholders’ equity as a percent of total period-end assets	11.90	11.64	11.54	9.99	10.64	10.09	10.62

Selected Financial Data of Indebancorp (Historical)

The following table sets forth selected consolidated historical data of Indebancorp for the periods and at the dates indicated. This data has been derived in part from and should be read together with the audited consolidated financial statements and notes thereto included elsewhere in this prospectus/proxy statement. Financial data at March 31, 2013 and 2012, and for the three months ended March 31, 2012 and 2013, is derived from unaudited financial data included elsewhere in this prospectus/proxy statement. Indebancorp believes that the interim financial data reflects all adjustments (consisting solely of normal recurring accruals) necessary for a fair presentation of results of operations for those periods and financial position at those dates. The results of operations for the three-month period ended March 31, 2013 are not necessarily indicative of the operating results to be anticipated for the fiscal year ending December 31, 2013.

	As of and for the year ended December 31,					As of and for the three months ended March 31,
	2008	2009	2010	2011	2012	2012	2013
	(In thousands, except per share and ratio data)
Statements of Income:
Total interest income	$9,105	$8,559	$9,785	$9,938	$10,246	$2,537	$2,458
Total interest expense	3,247	2,787	2,635	2,384	1,919	553	403

Net interest income	5,858	5,772	7,150	7,554	8,327	1,984	2,055
Provision for loan losses	40	604	598	450	805	115	150

Net interest income after provision for loan losses	5,818	5,168	6,552	7,104	7,522	1,869	1,905
Noninterest income	1,208	1,797	1,888	1,598	1,961	525	555
Noninterest expenses	5,449	5,939	6,424	6,513	7,286	1,895	1,905

Income before income taxes	1,577	1,026	2,016	2,189	2,197	499	555
Income tax provision	423	151	623	674	637	154	164

Net income	$1,154	$875	$1,393	$1,515	$1,560	$345	$391

Per share of common stock:
Basic income per share	$2.24	$1.73	$2.79	$3.06	$2.87	$.63	$.75
Diluted income per share	2.24	1.73	2.79	3.06	2.87	.63	.75
Dividends	.70	.70	.70	.70	.70	.00	.00
Book value	34.39	35.11	36.76	39.52	41.87	40.04	42.57
Average basic common shares outstanding	514,035	506,490	498,932	495,810	510,269	499,971	518,974
Average diluted common shares outstanding	514,035	506,490	498,932	495,810	510,269	499,971	518,974
Period-end Balances:
Loans, net	$106,451	$128,080	$140,334	$158,924	$173,764	$159,613	$172,664
Securities	34,143	41,472	39,536	28,620	28,920	27,239	26,512
Total assets	158,817	185,072	199,616	214,205	223,580	213,699	220,971
Deposits	127,620	149,491	167,861	177,211	186,807	176,892	188,372
Borrowings	12,000	16,000	11,000	12,832	12,481	12,607	8,294
Shareholders’ equity	17,447	17,517	18,340	21,651	21,698	22,136	22,097
Average balances:
Loans, net	$108,655	$110,771	$134,854	$148,766	$165,883	$159,154	$170,786
Securities	35,270	39,271	36,398	31,287	26,523	25,761	27,425
Total assets	164,079	175,066	196,354	208,584	216,318	213,769	220,542
Deposits	132,966	142,750	164,603	173,663	182,677	176,902	185,844
Borrowings	12,000	11,326	11,767	12,830	9,580	12,727	10,535
Shareholders’ equity	17,398	17,482	17,929	19,996	21,675	21,894	21,898
Selected ratios:
Net interest margin	3.89%	3.59%	3.99%	3.93%	4.15%	4.03%	4.02%
Return on average total assets	.70%	.50%	.71%	.73%	.72%	.65%	.71%
Return on average shareholders’ equity	6.63%	5.01%	7.77%	7.58%	7.20%	6.30%	7.14%
Average shareholders’ equity as a percent of average total assets	10.60%	9.99%	9.13%	9.59%	10.02%	10.24%	9.93%
Net loan charge-offs as a percent of average loans	.32%	.42%	.31%	.18%	.43%	.09%	.30%
Allowance for loan losses as a percent of loans at period-end	1.27%	1.17%	1.18%	1.17%	1.12%	1.21%	1.13%
Shareholders’ equity as a percent of total period-end assets	10.99%	9.46%	9.19%	10.11%	9.70%	10.36%	10.00%
Dividend payout ratio	28.59%	43.77%	25.07%	22.89%	29.06%	8.05%	0.00%

Selected Pro Forma Financial Information

The table below sets forth selected pro forma combined consolidated financial information for Croghan and Indebancorp as of March 31, 2013, and for the three months ended March 31, 2013 and the year ended December 31, 2012. This information is derived from and should be read in conjunction with the historical financial statements of Croghan and Indebancorp that are incorporated by reference or appear elsewhere in this prospectus/proxy statement, and with the pro forma condensed combined consolidated financial statements of Croghan, which give effect to the merger and which appear in this prospectus/proxy statement under the caption “Pro Forma Financial Information.” The pro forma condensed combined consolidated financial information has been prepared on the basis of the purchase method of accounting, assuming that 592,272 Croghan common shares will be issued and that no Indebancorp shareholders will perfect dissenters’ rights. This information will vary if any Indebancorp shareholders perfect dissenters’ rights with respect to the parent merger. For a discussion of the purchase method of accounting, see “The Proposed Merger – Accounting treatment” beginning on page 50 of this prospectus/proxy statement.

Pro Forma Condensed Combined Consolidated Balance Sheet

At March 31, 2013 (In thousands)
Total assets	$850,047
Loans	485,319
Deposits	719,406
Borrowings	23,316
Total stockholders’ equity	84,794

Pro Forma Condensed Combined Consolidated Statements of Income

	For the three months ended March 31, 2013 (In thousands, except per share data)	For the year ended December 31, 2012 (In thousands, except per share data)
Net interest income	$6,922	$27,199
Provision for loan losses	275	1,330
Non-interest income	1,607	6,514
Non-interest expense	6,099	24,009
Net Income	1,705	6,795
Earnings per share
Basic	$.75	$2.99
Diluted	$.75	$2.99

Comparative Per Share Data

The following table sets forth for Croghan and Indebancorp certain historical, pro forma and pro forma-equivalent per share financial information. The information is derived from and should be read together with the respective historical consolidated financial statements of Croghan and Indebancorp that appear elsewhere in this prospectus/proxy statement. While helpful in illustrating the financial characteristics of the combined company under one set of assumptions, the pro forma data does not reflect certain anticipated costs and benefits of the merger and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the merger been consummated at the beginning of the periods presented. The pro forma data gives effect to the merger and is based on numerous assumptions and estimates. The pro forma combined per share data and Indebancorp equivalent pro forma per share data are prepared assuming 592,272 Croghan common shares will be issued in the merger based on the exchange ratio of 1.63. See “The Merger Agreement – Conversion of Indebancorp common shares” on page 53.

	At or for the year ended December 31, 2012	At or for the three months ended March 31, 2013
Basic earnings per common share
Croghan	$2.89	$.72
Indebancorp	2.87	.75
Consolidated pro forma	2.99	.75
Indebancorp pro forma equivalent(1)	4.87	1.22
Diluted earnings per common share
Croghan	$2.88	$.72
Indebancorp	2.87	.75
Consolidated pro forma	2.98	.75
Indebancorp pro forma equivalent(1)	4.86	1.22
Cash dividends per common share
Croghan	$1.28	$.32
Indebancorp	.70	0
Consolidated pro forma(2)	1.28	.32
Indebancorp pro forma equivalent(1)	2.09	.52
Book value per common share
Croghan	$40.01	$39.94
Indebancorp	41.87	42.57
Consolidated pro forma	37.86	37.99
Indebancorp pro forma equivalent(1)	61.71	61.92

(1)	Indebancorp pro forma equivalent amounts for basic earnings per common share, diluted earnings per common share, cash dividends per common share and book value per common share have been computed by multiplying the respective consolidated pro forma amounts by the exchange ratio of 1.63.
(2)	Consolidated pro forma cash dividends per common share represent the historical cash dividends declared by Croghan and assumes no changes will occur.

Comparative Share Prices

Croghan common shares are not traded on an established market. Croghan common shares are traded through broker/dealers and in private transactions, and quotations are reported on the OTC Bulletin Board under the symbol “CHBH”. OTC Bulletin Board quotations reflect interdealer prices, without mark-up, mark-down or commission and may not represent actual transactions. Currently, no established “over-the-counter” market exists for Indebancorp’s common stock. Shares are traded infrequently and sporadically in privately negotiated transactions between shareholders. Prices disclosed for Indebancorp represent transactions of which management is aware. There may be transactions at other prices that occurred in Indebancorp common stock at prices that are not disclosed to management of Indebancorp.

The information presented in the following table reflects the last reported known sale prices as of June 19, 2013, the last trading day preceding our public announcement of the merger, and on July 30, 2013, the last practicable day for which information was available prior to the date of this prospectus/proxy statement.

Croghan Bancshares, Inc. and Indebancorp

Comparative Market Value

	Croghan Common Shares	Indebancorp Common Shares	Indebancorp Equivalent Per Share Price
June 19, 2013	$36.50	$43.00	$59.50
July 31, 2013	$36.50	$43.00	$59.50

The Special Meeting of Shareholders of Croghan

Purpose, time and place of the special meeting

This prospectus/proxy statement is being provided to Croghan shareholders in connection with the solicitation of proxies by the Croghan Board of Directors for use at the special meeting of shareholders to be held on             , 2013 at             .m., local time, at             , Fremont, Ohio 43420, including any adjournments of the special meeting. At the special meeting, the shareholders of Croghan will be asked to consider and vote upon the following matters:

•

a proposal to adopt the merger agreement and to approve the transactions contemplated thereby, including the merger of Indebancorp with and into Croghan and the issuance of common shares of Croghan to shareholders of Indebancorp in the merger;

•

a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the special meeting to adopt the merger agreement and to approve the transactions contemplated thereby and/or to adopt the proposed amendment to the Croghan Articles of Incorporation; and

•

any other business which properly comes before the special meeting or any adjournment or postponement of the special meeting. The Board of Directors of Croghan is unaware of any other business to be transacted at the special meeting.

The Board of Directors of Croghan believes that the proposals described above are in the best interests of Croghan and its shareholders and recommends that Croghan shareholders vote (1) “FOR” the adoption of the merger agreement and the approval of the transactions contemplated thereby, and (2) “FOR” the proposal to adjourn the special meeting of Croghan shareholders, if necessary, to solicit additional proxies.

Record date; Croghan common shares outstanding and entitled to vote

The Board of Directors of Croghan has fixed the close of business on             , 2013, as the record date for determining the Croghan shareholders who are entitled to notice of and to vote at the Croghan special meeting of shareholders. Only holders of Croghan common shares at the close of business on the record date will be entitled to notice of and to vote at the Croghan special meeting.

As of the close of business on             , 2013, there were 1,678,630 Croghan common shares outstanding and entitled to vote at the special meeting. The Croghan common shares were held of record by approximately                 shareholders. Each Croghan common share entitles the holder to one vote on all matters properly presented at the special meeting.

Votes required; quorum

Under Ohio law and Croghan’ Articles of Incorporation, the adoption of the merger agreement and the approval of the transactions contemplated thereby requires the affirmative vote of the holders of at least two-thirds (2/3) of the Croghan common shares outstanding and entitled to vote at the Croghan special meeting. Approval of an adjournment of the special meeting requires the affirmative vote of the holders of a majority of the Croghan common shares, represented, in person or by proxy, at the special meeting.

As of             , 2013, directors and executive officers of Croghan and their respective affiliates beneficially owned an aggregate of                 Croghan common shares, excluding outstanding stock options, amounting to         % of the outstanding Croghan common shares as of the record date. As of the date of this prospectus/proxy statement, neither Indebancorp nor any of its directors, executive officers or affiliates beneficially owned any Croghan common shares.

A quorum, consisting of the holders of a majority of the outstanding Croghan common shares, must be present in person or by proxy at the Croghan special meeting before any action, other than the adjournment of the special meeting, can be taken. A properly executed proxy card marked “ABSTAIN” will be counted for purposes of determining whether a quorum is present. Brokers who hold Croghan common shares in “street name” for the beneficial owners cannot vote these Croghan common shares on the adoption of the merger agreement and the approval of the transactions contemplated thereby without specific instructions from the beneficial owners. An abstention or, if your Croghan common shares are held in “street name,” your failure to instruct your broker how to vote, will have the same effect as a vote “AGAINST” the adoption of the merger agreement and the approval of the transactions contemplated thereby.

The Croghan Board of Directors does not expect any matter other than the proposals described in this prospectus/proxy statement to be brought before the Croghan special meeting. If any other matters are properly brought before the special meeting for consideration, Croghan common shares represented by properly appointed proxies will be voted, to the extent permitted by applicable law, in the discretion of the persons named in the proxy card in accordance with their best judgment.

Solicitation and revocation of proxies

A proxy card accompanies each copy of this prospectus/proxy statement mailed to Croghan shareholders. The proxy card includes instructions for submitting your proxy to vote by mail, through the Internet or by telephone. Your proxy is solicited by the Board of Directors of Croghan. Whether or not you attend the special meeting, the Croghan Board of Directors urges you to submit your proxy as soon as possible.

If you return your properly executed proxy card or properly submit your proxy to vote through the Internet or by telephone prior to the special meeting and do not revoke your proxy prior to its use, the Croghan common shares represented by that proxy will be voted at the special meeting or, if appropriate, at any adjournment of the special meeting. The Croghan common shares will be voted as specified on the proxy card or, in the absence of specific instructions to the contrary, will be voted “FOR” the adoption of the merger agreement and the approval of the transactions contemplated thereby and, if necessary, “FOR” the approval of the adjournment of the special meeting to solicit additional proxies.

If you have returned a properly executed proxy card, you may revoke it at any time before a vote is taken at the special meeting by:

•	filing a written notice of revocation with the Secretary of Croghan, at 323 Croghan Street, Fremont, Ohio 43420;

•	executing and returning a late-dated proxy card or submitting a later-dated vote through the Internet or by telephone; or

•	attending the special meeting and giving notice of revocation in person.

Your attendance at the special meeting will not, by itself, revoke your proxy.

If you hold your Croghan common shares in “street name” through a broker, bank or other nominee, you must provide your broker, bank or nominee (the record holder of your common shares) with instructions on how to vote your common shares. Your broker, bank or other nominee will provide you with a proxy card and voting instructions. If you have instructed your broker, bank or other nominee to vote your common shares, you must follow the directions received from your broker, bank or other nominee to change or revoke your vote.

Croghan will bear its own cost of solicitation of proxies on behalf of the Croghan Board of Directors, except that Indebancorp and Croghan have agreed to share equally the costs incurred in connection with printing and mailing this prospectus/proxy statement. Proxies will be solicited by mail and may be further solicited by additional mailings, personal contact, telephone, facsimile or electronic mail, by directors, officers and employees of Croghan, none of whom will receive additional compensation for their solicitation activities. Croghan will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of Croghan common shares not beneficially owned by them, for forwarding this prospectus/proxy statement and other proxy solicitation materials to, and obtaining proxies from, the beneficial owners of Croghan common shares entitled to vote at the special meeting.

Croghan may retain a professional proxy solicitation firm to assist in the solicitation of proxies. It is not expected that the cost of such proxy solicitors would exceed $15,000.

The Special Meeting of Shareholders of Indebancorp

Purpose, time and place of the special meeting

This prospectus/proxy statement is being provided to Indebancorp shareholders in connection with the solicitation of proxies by the Indebancorp Board of Directors for use at the special meeting of shareholders to be held on             , 2013 at             .m., local time, at             ,             , Ohio             , including any adjournments of the special meeting. At the special meeting, the shareholders of Indebancorp will be asked to consider and vote upon the following matters:

•	a proposal to adopt the merger agreement and to approve the transactions contemplated thereby, including the merger of Indebancorp with and into Croghan;

•

a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the special meeting to adopt the Agreement and Plan of Merger; and

•

any other business which properly comes before the special meeting or any adjournment or postponement of the special meeting. The Board of Directors of Indebancorp is unaware of any other business to be transacted at the special meeting.

The Board of Directors of Indebancorp believes that the merger with Croghan is in the best interests of Indebancorp shareholders and recommends that you vote (1) “FOR” the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger of Indebancorp with and into Croghan, and (2) “FOR” the proposal to adjourn the special meeting of Indebancorp shareholders, if necessary, to solicit additional proxies.

Record date; Indebancorp common shares outstanding and entitled to vote

The Board of Directors of Indebancorp has fixed the close of business on             , 2013, as the record date for determining the Indebancorp shareholders who are entitled to notice of and to vote at the Indebancorp special meeting of shareholders. Only holders of Indebancorp common shares at the close of business on the record date will be entitled to notice of and to vote at the Indebancorp special meeting.

As of the close of business on             , 2013, there were 519,082 Indebancorp common shares outstanding and entitled to vote at the special meeting. The Indebancorp common shares were held of record by approximately             shareholders. Each Indebancorp common share entitles the holder to one vote on all matters properly presented at the special meeting.

Votes required; quorum

Under Ohio law and Indebancorp’s Amended and Restated Articles of Incorporation, the adoption of the merger agreement and the approval of the transactions contemplated thereby requires the affirmative vote of the holders of at least two-thirds (2/3) of the Indebancorp common shares outstanding and entitled to vote at the Indebancorp special meeting. Approval of an adjournment of the special meeting requires the affirmative vote of the holders of a majority of the Indebancorp common shares represented, in person or by proxy, at the special meeting.

As of June 30, 2013, directors and executive officers of Indebancorp and their respective affiliates beneficially owned an aggregate of 28,604 Indebancorp common shares, amounting to approximately 5.5% of the outstanding Indebancorp common shares. All of the directors and certain officers of Indebancorp, who collectively had the power to vote approximately 4.7% of the outstanding Indebancorp common shares as of June 30, 2013, entered into a voting agreement with Croghan pursuant to which they agreed, subject to certain terms and conditions, to vote all of their shares in favor of the adoption of the merger agreement. As of the date of this prospectus/proxy statement, neither Croghan nor any of its directors, executive officers or affiliates beneficially owned any Indebancorp common shares.

A quorum, consisting of the holders of a majority of the outstanding Indebancorp common shares, must be present in person or by proxy at the Indebancorp special meeting before any action, other than the adjournment of the special meeting, can be taken. A properly executed proxy card marked “ABSTAIN” will be counted for purposes of determining whether a quorum is present. Brokers who hold Indebancorp common shares in “street name” for the beneficial owners cannot vote these Indebancorp common shares on the adoption of the merger agreement and the approval of the transactions contemplated thereby without specific instructions from the beneficial owners. An abstention or, if your Indebancorp common shares are held in “street name,” your failure to instruct your broker how to vote, will have the same effect as a vote “AGAINST” the adoption of the merger agreement and the approval of the transactions contemplated thereby.

The Indebancorp Board of Directors does not expect any matter other than the adoption of the merger agreement and, if necessary, the approval of the adjournment of the special meeting to solicit additional proxies, to be brought before the Indebancorp special meeting. If any other matters are properly brought before the special meeting for consideration, Indebancorp common shares represented by properly executed proxy cards will be voted, to the extent permitted by applicable law, in the discretion of the persons named in the proxy card in accordance with their best judgment.

Solicitation and revocation of proxies

A proxy card accompanies each copy of this prospectus/proxy statement mailed to Indebancorp shareholders. Your proxy is being solicited by the Board of Directors of Indebancorp. Whether or not you attend the special meeting, the Indebancorp Board of Directors urges you to return your properly executed proxy card as soon as possible. If you return your properly executed proxy card prior to the special meeting and do not revoke it prior to its use, the Indebancorp common shares represented by that proxy card will be voted at the special meeting or, if appropriate, at any adjournment of the special meeting. The Indebancorp common shares will be voted as specified on the proxy card or, in the absence of specific instructions to the contrary, will be voted “FOR” the adoption of the merger agreement and the approval of the transactions contemplated thereby and, if necessary, “FOR” the approval of the adjournment of the special meeting to solicit additional proxies.

If you have returned a properly executed proxy card, you may revoke it at any time before a vote is taken at the special meeting by:

•	filing a written notice of revocation with the Secretary of Indebancorp, at 147 West Water Street, Oak Harbor, Ohio 43449;

•	executing and returning another proxy card with a later date; or

•	attending the special meeting and giving notice of revocation in person.

Your attendance at the special meeting will not, by itself, revoke your proxy.

If you hold your Indebancorp common shares in “street name” through a broker, bank or other nominee, you must provide your broker, bank or nominee (the record holder of your common shares) with instructions on how to vote your common shares. Your broker, bank or other nominee will provide you with a proxy card and voting instructions. If you have instructed your broker, bank or other nominee to vote your common shares, you must follow the directions received from your broker, bank or other nominee to change or revoke your vote.

Indebancorp will bear its own cost of solicitation of proxies on behalf of the Indebancorp Board of Directors, except that Indebancorp and Croghan have agreed to share equally the costs incurred in connection with printing and mailing this prospectus/proxy statement. Proxies will be solicited by mail and may be further solicited by additional mailings, personal contact, telephone, facsimile or electronic mail, by directors, officers and employees of Indebancorp, none of whom will receive additional compensation for their solicitation activities. Indebancorp will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of Indebancorp common shares not beneficially owned by them, for forwarding this prospectus/proxy statement and other proxy solicitation materials to, and obtaining proxies from, the beneficial owners of Indebancorp common shares entitled to vote at the special meeting.

Indebancorp may retain a professional proxy solicitation firm to assist in the solicitation of proxies. It is not expected that the cost of such proxy solicitors would exceed $15,000.

Dissenters’ Rights

Rights of dissenting Croghan shareholders

Croghan shareholders are entitled to certain dissenters’ rights pursuant to Sections 1701.78, 1701.84 and 1701.85 of the Ohio Revised Code. Section 1701.85 generally provides that shareholders of Croghan will not be entitled to such rights without strict compliance with the procedures set forth in Section 1701.85 and failure to take any one of the required steps may result in the termination or waiver of such rights. Specifically, any Croghan shareholder who is a record holder of Croghan common shares on the             , 2013, record date for the Croghan special meeting and whose shares are not voted in favor of the adoption of the merger agreement may be entitled to be paid the “fair cash value” of such Croghan common shares after the effective time of the merger. To be entitled to such payment, a shareholder must deliver a written demand for payment to Croghan before the vote on the adoption of the merger is taken at the Croghan special meeting and must otherwise comply with Section 1701.85. Any written demand must specify the shareholder’s name and address, the number and class of shares held by him or her on the Croghan record date, and the amount claimed as the “fair cash value” of such Croghan common shares. See the text of Section 1701.85 of the Ohio Revised Code attached as Annex B to this prospectus/proxy statement for specific information on the procedures to be followed in exercising dissenters’ rights.

If Croghan so requests, dissenting shareholders must submit their share certificates to Croghan within 15 days of such request, for endorsement on such certificates by Croghan that demand for appraisal has been made. Failure to comply with such request will terminate the dissenting shareholders’ rights. Such certificates will be promptly returned to the dissenting shareholders by Croghan. If Croghan and any dissenting shareholder cannot agree upon the “fair cash value” of the Croghan common shares, either may, within three months after service of demand by the shareholder, file a petition in the Court of Common Pleas of Sandusky County, Ohio, for a determination of the “fair cash value” of such dissenting shareholder’s Croghan common shares. The fair cash value of a Croghan common share to which a dissenting shareholder is entitled under Section 1701.85 will be determined as of the day prior to the special meeting. The court may appoint one or more appraisers to determine the “fair cash value” and, if the court approves the appraisers’ report, judgment will be entered for the “fair cash value”, and the costs of the proceedings, including reasonable compensation of the appraisers, will be assessed or apportioned as the court considers equitable.

If a Croghan shareholder exercises his or her dissenters’ rights under Section 1701.85, all other rights with respect to such shareholder’s Croghan common shares will be suspended until Croghan purchases the shares, or the right to receive the fair cash value is otherwise terminated. Such rights will be reinstated should the right to receive the fair cash value be terminated other than by the purchase of the shares.

The foregoing description of the procedures to be followed in exercising dissenters’ rights pursuant to Section 1701.85 of the Ohio Revised Code may not be complete and is qualified in its entirety by reference to the full text of Section 1701.85 attached as Annex B to this prospectus/proxy statement.

Rights of dissenting Indebancorp shareholders

Shareholders of Indebancorp are entitled to certain dissenters’ rights pursuant to Sections 1701.78, 1701.84 and 1701.85 of the Ohio Revised Code. Section 1701.85 generally provides that shareholders of Indebancorp will not be entitled to such rights without strict compliance with the procedures set forth in Section 1701.85, and failure to take any one of the required steps may result in the termination or waiver of such rights. Specifically, any Indebancorp shareholder who is a record holder of Indebancorp common shares on the             , 2013, record date for the Indebancorp special meeting and whose shares are not voted in favor of the adoption of the merger agreement may be entitled to be paid the “fair cash value” of such Indebancorp common shares after the effective time of the merger. To be entitled to such payment, a shareholder must deliver a written demand for payment to Indebancorp before the vote on the adoption of the merger is taken at the Indebancorp special meeting and must otherwise comply with Section 1701.85. Any written demand must specify the shareholder’s name and address, the number and class of shares held by him or her on the Indebancorp record date, and the amount claimed as the “fair cash value” of such Indebancorp common shares. See the text of Section 1701.85 of the Ohio Revised Code attached as Annex B to this prospectus/proxy statement for specific information on the procedures to be followed in exercising dissenters’ rights.

If Indebancorp so requests, dissenting shareholders must submit their share certificates to Indebancorp within 15 days of such request, for endorsement on such certificates by Indebancorp that demand for appraisal has been made. Failure to comply with such request will terminate the dissenting shareholders’ rights. Such certificates will be promptly returned to the dissenting shareholders by Indebancorp. If Indebancorp and any dissenting shareholder cannot agree upon the “fair cash value” of the Indebancorp common shares, either may, within three months after service of demand by the shareholder, file a petition in the Court of Common Pleas of Ottawa County, Ohio, for a determination of the “fair cash value” of such dissenting shareholder’s Indebancorp common shares. The fair cash value of an Indebancorp common share to which a dissenting shareholder is entitled to under Section 1701.85 will be determined as of the day prior to the special meeting. The court may appoint one or more appraisers to determine the “fair cash value” and, if the court approves the appraisers’ report, judgment will be entered for the “fair cash value”, and the costs of the proceedings, including reasonable compensation of the appraisers, will be assessed or apportioned as the court considers equitable.

If an Indebancorp shareholder exercises his or her dissenters’ rights under Section 1701.85, all other rights with respect to such shareholder’s Indebancorp common shares will be suspended until Indebancorp purchases the shares, or the right to receive the fair cash value is otherwise terminated. Such rights will be reinstated should the right to receive the fair cash value be terminated other than by the purchase of the shares.

The foregoing description of the procedures to be followed in exercising dissenters’ rights pursuant to Section 1701.85 of the Ohio Revised Code may not be complete and is qualified in its entirety by reference to the full text of Section 1701.85 attached as Annex B to this prospectus/proxy statement.

The Proposed Merger

The proposed merger

The merger agreement provides for the merger of Indebancorp with and into Croghan, with Croghan surviving the merger. Immediately following the merger, and upon the receipt of the required regulatory approvals, National Bank of Ohio will be merged with and into Croghan Colonial Bank.

The merger agreement is attached to this prospectus/proxy statement as Annex A and is incorporated in this prospectus/proxy statement by reference. You are encouraged to read the merger agreement carefully, as it is the legal document that governs the merger.

Indebancorp’s background and reasons for the merger

Background of the Merger

The Indebancorp Board of Directors has periodically discussed and reviewed with its management team and industry consultants, the business of banking, strategic direction, financial performance, and prospects of Indebancorp in the context of its current and prospective business, including local, regional, and national economic and competitive environments. The Indebancorp Board of Directors has at times also discussed various potential strategic options, including strategies to increase Indebancorp’s market area and products offerings, with the intent of ultimately creating more value for its shareholders.

The Indebancorp Board of Directors also has identified impediments to future growth and profitability, including expensive technological changes, the proliferation of competition by both bank and non-bank financial services providers and the increase in cost of doing business due to heightened regulatory demands.

In late 2012, the Indebancorp Board of Directors discussed these interests and concerns in connection with the trends in the financial services industry and the likely nature of cost increases on an on-going basis. As a result of these discussions, it was decided to more actively pursue strategic options to enhance and maximize the value of shares of Indebancorp common stock, including examining potential transaction alternatives. It was determined that preliminary meetings would be held with Croghan and two other financial institutions. The Acquisition Merger and Shareholder Value Committee of the Indebancorp Board of Directors (the “Committee”) met with the CEOs of the three organizations for the purpose of learning more about their respective organizations and their potential interest in a business combination with Indebancorp. A representative of Austin Associates, LLC (“Austin”), a nationally recognized bank consulting and investment banking firm, participated in these meetings. The meetings were held in early January 2013, at Austin’s offices in Toledo, Ohio.

Subsequently, the full Indebancorp Board of Directors met to discuss the results of these meetings. After a thorough discussion of the alternatives and the respective merger partners, the Indebancorp Board of Directors elected to proceed with exclusive discussions with Croghan. The Indebancorp Board of Directors believed that Croghan’s community bank philosophy, proximity to Indebancorp’s markets and interest level made them the best candidate for a business combination with Indebancorp and its wholly-owned subsidiary, National Bank of Ohio.

The Indebancorp Board of Directors then retained Austin to represent them in the discussions and negotiations with Croghan. Austin was formally retained on January 24, 2013.

In early February 2013, Croghan and Indebancorp executed a confidentiality agreement to preserve the confidentiality of the process and the information to be exchanged by the parties. On February 21, 2013, Austin provided Croghan access to a confidential data site that included non-public information of Indebancorp. After reviewing this information, as well as having numerous conversations between Austin, Croghan and Croghan’s advisor, Croghan submitted a nonbinding indication of interest on March 14, 2013. On March 19, 2013, Austin and a partner from Shumaker, Loop & Kendrick, LLP, Indebancorp’s legal counsel, met with the Committee to discuss the indication of interest. On March 27, 2013, Austin met with the full Indebancorp Board of Directors to review the terms of the indication of interest from Croghan. After additional discussions and negotiations between the parties, a final indication of interest was submitted by Croghan on April 26, 2013. Indebancorp executed the indication of interest on April 30, 2013. The terms of the indication of interest were subject to additional due diligence by Croghan. The terms of the indication of interest were substantially the same as the final Agreement and Plan of Merger (the “merger agreement”).

During May and June of 2013, Croghan conducted additional due diligence of Indebancorp including an onsite review by an independent loan review firm. Austin and Indebancorp provided a substantial amount of additional information to Croghan. In addition, Austin performed a review of nonpublic information from Croghan to support and validate assumptions made as part of the issuance of its fairness opinion. Indebancorp also engaged an independent loan review firm to perform a limited scope review of Croghan’s loan portfolio.

In late May 2013, a draft of the merger agreement was provided by Croghan to Indebancorp for review and negotiation. Austin and Shumaker, Loop & Kendrick, LLP were actively involved in reviewing, drafting and negotiating the final terms of the merger agreement. Members of Indebancorp’s Committee were also involved in the review of drafts of the merger agreement. The full Indebancorp Board of Directors received a copy of a draft merger agreement on or about June 12, 2013. Austin met with the Indebancorp Board of Directors on June 17, 2013 to review the then current draft of the merger agreement. The Indebancorp Board of Directors met again on June 20, 2013 to review the proposed definitive merger agreement and authorize its execution. Austin and Shumaker, Loop & Kendrick, LLP both participated in the meeting at which time Austin rendered its oral opinion that the transaction was fair, from a financial point of view, and subsequently, confirmed such oral opinion in writing. The transaction was announced on June 21, 2013.

Indebancorp’s Reasons for the Merger

The Indebancorp Board of Directors has determined that the merger agreement is fair to, and in the best interests of, Indebancorp and its shareholders and other proper constituencies, including, but not limited to, the customers of National Bank of Ohio. In reaching its decision to approve the merger agreement and to recommend adoption of the merger agreement to its shareholders, the Indebancorp Board of Directors consulted with management, as well as its financial and legal advisors, and considered a number of factors, including, without limitation, the following:

•	the merger will provide Indebancorp shareholders with immediate liquidity with respect to the portion of their shares of Indebancorp exchanged for cash in the merger;

•

the merger will provide Indebancorp shareholders with potentially greater liquidity with respect to the portion of their shares of Indebancorp to be exchanged for Croghan common shares in the merger because Croghan is a larger corporation and has, historically, had a more active trading market for its shares;

•

the long-term interests of Indebancorp and its shareholders, as well as the long-term interests of Indebancorp and National Bank of Ohio employees, depositors, borrowers, and the communities served by National Bank of Ohio;

•	the increased level of cash dividends to be received by shareholders of Indebancorp who receive shares of Croghan;

•	Croghan and Indebancorp have complementary community banking businesses so that the impact on customers and communities served would be minimized;

•	the current expectation that Croghan will maintain Indebancorp’s existing community banking offices and that the merger may provide the opportunity for continued employment to Indebancorp’s employees;

•	Indebancorp shareholders will receive a significant equity ownership in the combined company;

•	two members of the Indebancorp Board of Directors will become directors of Croghan and its wholly-owned subsidiary, Croghan Colonial Bank;

•

the structure of the merger and the terms of the merger agreement, including the fact that Indebancorp shareholders who receive Croghan common shares in exchange for shares of Indebancorp common stock in the merger will recognize no gain or loss, other than the gain or loss to be recognized as to cash received either (a) in exchange for a portion of their shares of Indebancorp common stock, or (b) in lieu of fractional Croghan common shares;

•

the Indebancorp Board of Director’s belief that the business combination will create a larger and more diversified financial institution that is better equipped to respond to economic and industry developments and better positioned to develop and build on its position in existing markets;

•

the financial analyses presented by Austin to the Indebancorp Board of Directors, and the opinion dated as of June 20, 2013, delivered to Indebancorp by Austin to the effect that, as of that date, and subject to and based on the qualifications and assumptions set forth in the opinion, the consideration to be received by the holders of shares of Indebancorp common stock in the merger was fair, from a financial point of view, to such shareholders;

•

Croghan Colonial Bank has the capital strength, favorable asset quality and access to secondary market lending outlets to increase credit availability and improve competition in markets currently served by National Bank of Ohio; and

•	Croghan Colonial Bank will expand product and service availability to customers of National Bank of Ohio.

The Indebancorp Board of Directors also considered a variety of risks and other potentially negative factors in deliberations concerning the merger, including:

•	the costs associated with the regulatory approval process, cost in connection with the calling of the special meeting of shareholders, and other merger-related costs;

•	the risk of a decline in the market price of Croghan shares prior to and after the consummation of the merger;

•	acceptance of the change by the communities served by Indebancorp; and

•	the loss of Indebancorp’s independence as a separate financial institution and the potential impact to Indebancorp employees.

The foregoing discussion of the factors considered by the Indebancorp Board of Directors is not intended to be exhaustive, but, rather, includes the material factors considered by the Indebancorp Board of Directors. In reaching its decision to approve the merger agreement, the Indebancorp Board of Directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors.

After considering the foregoing and other relevant factors and risks, and their overall impact on the shareholders and other constituencies of Indebancorp, the Indebancorp Board of Directors concluded that the anticipated benefits of the merger outweighed the anticipated detriments.

Recommendation of the Indebancorp Board of Directors

For the reasons set forth above, the Indebancorp Board of Directors unanimously determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are fair to and in the best interests of Indebancorp and its shareholders, and unanimously adopted and approved the merger agreement. The Indebancorp Board of Directors unanimously recommends that the Indebancorp shareholders vote “FOR” the adoption and approval of the merger agreement.

Opinion of Indebancorp’s financial advisor

In January 2013, Indebancorp jointly engaged Austin and Investment Bank Services (“IBS”), a registered broker dealer, to provide financial advisory services in connection with the potential sale of Indebancorp. Austin is an investment banking and consulting firm specializing in community bank mergers and acquisitions. Principals of Austin’s investment banking team that assisted Indebancorp are also registered representatives of IBS. Indebancorp selected Austin and IBS as its financial advisors on the basis of their experience and expertise in representing community banks in similar transactions.

Austin acted as financial advisor to Indebancorp in connection with the proposed merger and participated in certain of the negotiations leading to the merger agreement. As part of its engagement, Austin assessed the fairness, from a financial point of view, of the merger consideration being received by the shareholders of Indebancorp. Austin attended the June 20, 2013 meeting at which Indebancorp’s board considered and approved the merger agreement. At that meeting, Austin delivered to the board its oral opinion, subsequently confirmed in writing that, as of such date, the merger consideration was fair to Indebancorp, and its shareholders, from a financial point of view. The full text of Austin’s opinion is attached as Annex C to this prospectus/proxy statement. The description of the opinion set forth below is qualified in its entirety by reference to the opinion.

You should consider the following when reading the discussion of Austin’s opinion in this document:

•

The opinion letter details the procedures followed, assumptions made, matters considered, and qualifications and limitations of the review undertaken by Austin in connection with its opinion, and should be read in its entirety;

•	Austin expressed no opinion as to the price at which Indebancorp’s or Croghan’s common shares would actually be trading at any time;

•

Austin’s opinion does not address the relative merits of the merger and the other business strategies considered by the Indebancorp’s board, nor does it address the board’s decision to proceed with the merger; and

•	Austin’s opinion rendered in connection with the merger does not constitute a recommendation to any Indebancorp shareholder as to how he or she should vote at the special meeting.

The preparation of a fairness opinion involves various determinations as to the most appropriate methods of financial analysis and the application of those methods to the particular circumstances. It is, therefore, not readily susceptible to partial analysis or summary description. In performing its analyses, Austin made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Indebancorp and Croghan and may not be realized. Any estimates contained in Austin’s analyses are not necessarily predictive of future results or values, and may be significantly more or less favorable than the estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which the companies or their securities may actually be sold. Unless specifically noted, none of the analyses performed by Austin was assigned a greater significance by Austin than any other. The relative importance or weight given to these analyses is not affected by the order of the analyses or the corresponding results. The summaries of financial analyses include information presented in tabular format. The tables should be read together with the text of those summaries.

With respect to the internal projections and estimates for Indebancorp and Croghan, and the expected transaction costs, purchase accounting adjustments and cost savings, Croghan and Indebancorp’s management confirmed to us that they reflected the best currently available estimates and judgments of management of the future financial performance of Indebancorp and Croghan, respectively, and we assumed that such performance would be achieved. We express no opinion as to such financial projections and estimates or the assumptions on which they are based. We have also assumed that there has been no material change in Indebancorp or Croghan assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that Indebancorp and Croghan will remain as going concerns for all periods relevant to our analyses, that all of the representations and warranties contained in the merger agreement are true and correct, that each party to the merger agreement will perform all of the covenants required to be performed by such party under the merger agreement, and that the conditions precedent in the merger agreement are not waived. Finally, we have relied upon the advice Indebancorp has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the merger and the other transactions contemplated by the merger agreement.

Austin has relied, without independent verification, upon the accuracy and completeness of the information it reviewed for the purpose of rendering its opinion. Austin did not undertake any independent evaluation or appraisal of the assets and liabilities of Croghan or Indebancorp, nor was it furnished with any appraisals. Austin has not reviewed any individual credit files of Croghan or Indebancorp, and has assumed that Croghan’s and Indebancorp’s allowances are, in the aggregate, adequate to cover inherent credit losses. Austin’s opinion is based on economic, market and other conditions existing on the date of its opinion. No limitations were imposed by Indebancorp’s board or its management upon Austin with respect to the investigations made or the procedures followed by Austin in rendering its opinion.

In rendering its opinion, Austin made the following assumptions:

•

that all material governmental, regulatory and other consents and approvals necessary for the consummation of the merger would be obtained without any adverse effect on Indebancorp, Croghan or on the anticipated benefits of the merger;

•	that Indebancorp and Croghan have provided all of the information that might be material to Austin in its review; and

•

that the financial projections it reviewed were reasonably prepared on a basis reflecting the best currently available estimates and judgment of the management of Indebancorp and Croghan as to the future operating and financial performance of Indebancorp and Croghan, respectively.

In connection with its opinion, Austin reviewed:

•	the merger agreement;

•	certain publicly available financial statements and other historical financial information of Indebancorp that we deemed relevant;

•	certain publicly available financial statements and other historical financial information of Croghan that we deemed relevant;

•	internal financial projections for Indebancorp and Croghan for the year ending December 31, 2013 prepared by and reviewed with management of Indebancorp and Croghan, respectively;

•

the pro forma financial impact of the merger on Croghan, based on assumptions relating to transaction expenses, accounting adjustments, and cost savings determined by and discussed with senior management of and advisors to Croghan;

•

publicly reported historical price and trading activity for Indebancorp and Croghan common shares, including a comparison of certain financial and stock market information for Indebancorp and Croghan with similar publicly available information for certain other companies the securities of which are publicly traded;

•	the financial terms of certain recent business combinations in the commercial banking industry, to the extent publicly available;

•	current market environment generally and the banking environment in particular; and

•	such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.

Austin also discussed with certain members of senior management of Indebancorp the business, financial condition, results of operations and prospects of Indebancorp, including certain operating, regulatory and other financial matters. Austin held similar discussions with certain members of senior management of Croghan regarding the business, financial condition, results of operations and prospects of Croghan.

The following is a summary of the material factors considered and analyses performed by Austin in connection with its opinion provided to Indebancorp’s board of directors on June 20, 2013. The summary does not purport to be a complete description of the analyses performed by Austin. Capitalized terms used herein without definition shall have the meanings given to such terms in the merger agreement.

Summary of Financial Terms of the Merger Agreement. Austin reviewed the financial terms of the merger agreement, including the form of consideration, the pricing formula of the exchange ratio for the stock portion of the consideration, and the resulting value per share to be received by Indebancorp common shareholders pursuant to the proposed merger.

The terms of the merger agreement provide that each outstanding common share of Indebancorp stock shall be converted at the election of the shareholder into either (i) 1.630 Croghan common shares; (ii) cash, at the rate of $55.00 for each Indebancorp common share; or (iii) a combination of Croghan common shares and cash. The shareholder election is subject to allocation procedures such that seventy percent (70%) of Indebancorp common shares in the aggregate shall be converted into and become Croghan common shares and thirty percent (30%) of Indebancorp common shares shall be converted into the right to receive cash. As of June 21, 2013, the date of the announcement, the previous 20-day average closing price for Croghan common shares was $34.40, resulting in a transaction value of approximately $28.9 million.

Based on 519,082 common shares of Indebancorp outstanding and Croghan’s June 19, 2013 closing price of $34.60, the aggregate value of the transaction was estimated at $29.3 million. Austin calculated that the value of $29.3 million represented as of March 31, 2013:

•	133 percent of book value;

•	133 percent of tangible book value;

•	18.2 times trailing twelve months earnings; and

•	a 4.6 percent premium above tangible book value as a percent of core deposits.

Comparable Transaction Analysis. Austin compared the financial performance of certain selling institutions and the prices paid in selected transactions to Indebancorp’s financial performance and the transaction multiples being paid by Croghan for Indebancorp. Specifically, Austin reviewed certain information relating to Midwest bank and thrift sale transactions from January 1, 2012 to June 14, 2013 involving sellers with total assets between $100 million and $1 billion, positive last twelve-month (“LTM”) return on average assets (“ROAA”) and tangible equity to tangible assets greater than 5.0 percent. Twelve transactions met the transaction criterion.

Buyer Name	State	Seller Name	City	State
1. CBTCO Bancorp	NE	Bradley Bancorp	Columbus	NE
2. F.N.B. Corp.	PA	PVF Capital Corp.	Solon	OH
3. CNB Financial Corp.	PA	FC Banc Corp.	Bucyrus	OH
4. Wintrust Financial Corp.	IL	First Lansing Bancorp Inc.	Lansing	IL
5. S.Y. Bancorp Inc.	KY	Bancorp Inc.	La Grange	KY
6. QCR Holdings Inc.	IL	Community Ntnl Bancorp.	Waterloo	IA
7. LCNB Corp.	OH	First Capital Bancshares	Chillicothe	OH
8. Wintrust Financial Corp.	IL	HPK Financial Corp.	Chicago	IL
9. Heartland Financial USA	IA	First Shares Inc.	Platteville	WI
10. Ohio Farmers Ins. Co.	OH	Western Reserve Bancorp	Medina	OH
11. PSB Holdings Inc.	WI	Marathon State Bank	Marathon	WI
12. National Australia Bank		North Central Bancshares	Fort Dodge	IA

The following table highlights the results of this guideline transaction comparison:

	Median
Seller’s Financial Performance	Midwest	Indebancorp(1)
Total Assets ($ mils)	$238	$221
Tangible Equity / Tangible Assets	9.66%	10.00%
Return on Average Assets	0.56%	0.74%
Return on Average Equity	5.30%	7.41%
Efficiency Ratio	74.3%	70.2%
Nonperforming Assets/Assets	1.72%	1.28%
Deal Transaction Multiples
Price/Tangible Book Value Ratio	105%	133%
Price/LTM Earnings	21.1	18.2
Premium/Core Deposits	0.7%	4.6%

(1)	Indebancorp’s financial performance and deal transaction multiples based on LTM net income ending March 31, 2013.

The median LTM ROAA of the selling banks was 0.56 percent. Further, the median nonperforming assets (“NPA”) to assets ratio measured 1.72 percent. In contrast, Indebancorp had a LTM ROAA of 0.74 percent and a NPA to asset ratio of 1.28 percent. The indicated price to tangible book ratio being paid by Croghan for Indebancorp of 133 percent was higher than the median price to tangible book ratio of 105 percent for this transaction group. The price-to-earnings multiple for Indebancorp of 18.2 was lower than the median multiple of 21.1. The indicated core deposit premium being paid by Croghan for Indebancorp of 4.6 percent was higher than the median premium paid for the transaction group of 0.7%.

Croghan Financial Performance and Market Trading Data versus Peer. Austin compared selected results of Croghan’s operating performance to those of nineteen publicly traded banks and thrifts in Ohio having total assets between $500 million and $2.5 billion. Austin considered this group of financial institutions comparable to Croghan on the basis of asset size and geographic location.

This peer group consisted of the following companies:

Company Name	Symbol	Company Name	Symbol
1. First Defiance Financial	FDEF	11. NB&T Financial Group, Inc.	NBTF
2. Peoples Bancorp, Inc.	PEBO	12. Middlefield Banc Corp.	MBCN
3. United Community Financial	UCFC	13. SB Financial Group, Inc.	SBFG
4. LNB Bancorp, Inc.	LNBB	14. Chevoit Financial	CHEV
5. First Citizens Banc Corp.	FCZA	15. Heartland BancCorp	HLAN
6. Farmers National Banc Corp.	FMNB	16. United Bancshares, Inc.	UBOH
7. Farmers & Merchants Bncp	FMAO	17. CSB Bancorp Inc.	CSBB
8. LCNB Corp.	LCNB	18. Cortland Bancorp	CLDB
9. Ohio Valley Banc Corp.	OVBC	19. DCB Financial Corp.	DCBF
10. Camco Financial Corp.	CAFI

Austin noted the following selected financial measures for the peer group as compared to Croghan:

	Peer Financial Performance
	25th Pct	Median	75th Pct	Croghan
Total Assets ($ mils)	$596	$763	$1,158	$631
Tangible Common Equity / Tangible Assets	8.14%	9.27%	9.94%	8.38%
LTM PTPP / Average Assets	1.09%	1.29%	1.41%	0.99%
LTM Core Return on Average Assets	0.53%	0.80%	0.93%	0.82%
LTM Core Return on Average Equity	5.55%	7.85%	9.18%	7.87%
LTM Efficiency Ratio	73.0%	70.9%	64.2%	70.8%
NPAs / Total Assets	2.37%	1.55%	0.71%	0.79%
NPAs / (Tangible Equity + ALLL)	24.7%	15.0%	7.1%	9.0%

PTPP = Pre-Tax Pre-Provision = Net Interest Income + Noninterest Income – Noninterest Expense

This comparison indicated that Croghan approximated the median of the peer group in profitability (ROAA and ROAE) while approximating the 75th percentile in asset quality (NPAs/Assets). Croghan ranked at the 25th percentile in tangible common equity to assets. The following presents a summary of the market trading data of Croghan compared to this same peer group:

	Peer Market Trading Data
As of 06/14/2013	25th Pct	Median	75th Pct	Croghan
Price / Tangible Book Value per Share	89%	99%	112%	112%
Price / LTM Core EPS	9.5	11.1	16.3	11.3
Dividend Yield	0.52%	2.30%	3.64%	3.70%
Average Monthly Shares Traded	30,547	72,512	322,663	8,734
Average Monthly Volume to Shares	0.7%	1.0%	2.9%	0.5%

Croghan traded at the 75th percentile of the peer group as measured by price to tangible book and approximated the median in price to LTM Core EPS. Croghan exceeded the median of the guideline group in dividend yield. Croghan was below the 25th percentile as measured by average monthly trading volume.

Pro Forma Merger Analysis. Austin analyzed the potential pro forma effect of the merger assuming the merger is completed at the end of the fourth quarter of 2013. Assumptions were made regarding the accounting adjustments, costs savings and other acquisition adjustments based on discussions with management of Indebancorp and Croghan. Based on fully phased in cost savings and 2013 earnings estimates, this analysis indicated that the merger is expected to be accretive to Croghan’s estimated stand-alone EPS (excluding one-time transaction costs) by approximately 15.6 percent. Austin calculated that Croghan’s tangible book value per share would be diluted by approximately 10.5 percent at closing. Croghan would continue to be well-capitalized following the merger.

Pro Forma Dividends Per Share to Indebancorp. Based on the Exchange Ratio and Croghan’s current annual cash dividend rate of $1.28 per share, Indebancorp’s common stockholders will receive $2.09 in equivalent cash dividends per share. Indebancorp’s annual cash dividend rate is $0.70 per share. As a result, shareholders electing to receive shares of Croghan will receive a 198 percent increase in annual cash dividends following the merger.

Austin’s Compensation and Other Relationships With Indebancorp and Croghan. Indebancorp has agreed to pay Austin and IBS certain fees for its services as financial advisor in connection with the merger. Indebancorp paid Austin a cash fee of $10,000 upon execution of the engagement letter. Indebancorp paid Austin a cash fee of $25,000 upon execution of the Agreement which included the issuance of the Austin fairness opinion. Indebancorp has agreed to pay IBS a cash fee at closing of the merger equal to 1.00 percent of the aggregate consideration paid to Indebancorp’s common stockholders, of which 25% was paid upon execution of the Agreement. The aggregate fee to IBS will approximate $289,000 of which $72,500 has been paid.

Indebancorp has agreed to reimburse Austin and IBS for its reasonable out-of-pocket expenses, and to indemnify Austin and IBS against certain liabilities, including liabilities under securities laws. Austin has previously provided various consulting services to Indebancorp, including annual ESOP valuation services. Fees for services provided to Indebancorp were not material to Austin’s overall business. In addition, Austin has previously provided various consulting services to Croghan. These fees were not material to Austin’s overall business. Austin’s relationship with Croghan was disclosed to the Indebancorp board of directors prior to being engaged for this transaction.

Summary. Based on the preceding summary discussion and analysis, and subject to the qualifications described herein, Austin determined the terms of the Agreement to be fair, from a financial point of view, to Indebancorp and its shareholders.

The opinion expressed by Austin was based on market, economic and other relevant considerations as they existed and could be evaluated as of the date of the opinion. Events occurring after the date of issuance of the opinion, including, but not limited to, changes affecting the securities markets, the results of operations or material changes in the financial condition of either Croghan or Indebancorp could materially affect the assumptions used in preparing this opinion.

Croghan’s background and reasons for the merger

Background of the Merger

In late December 2012, Indebancorp’s Board of Directors asked whether Croghan’s senior management would have an interest in pursuing the possibility of a merger with Indebancorp. Indebancorp’s Board of Directors indicated to Croghan’s senior management that a select number of potential partners had been identified for a potential merger. Senior management from each potential partner would engage in discussions with Indebancorp before a single partner would be selected by Indebancorp to proceed with a potential merger. Croghan’s senior management responded in the affirmative, and on January 9, 2013, Croghan’s Chief Executive Officer met with Indebancorp and discussed a potential merger between Croghan and Indebancorp. Croghan’s senior management was notified thereafter by Indebancorp that Croghan had been selected to pursue a possible merger with Indebancorp. On February 7, 2013, Croghan and Indebancorp signed a confidentiality agreement and thereafter Croghan received additional information on Indebancorp.

To analyze the financial impact on Croghan of a possible Indebancorp merger, Croghan retained Sterne Agee, its financial advisor, on January 30, 2013. On February 21, 2013, Croghan and Sterne Agee were provided due diligence materials by the advisor to Indebancorp, Austin, through an online data room. Based upon a review of the due diligence materials and a presentation by Sterne Agee made to the Board of Directors on February 27, 2013, Croghan’s Board of Directors concluded that the possible merger with Indebancorp was attractive for a number of reasons, including the potential economies of scale created by the $850 million asset size of Croghan following the merger and the attractive locations of Indebancorp’s branches and office locations. A number of possible merger scenarios were then developed on the basis of whether each scenario would result in an accretion or dilution to the future earnings per share of Croghan, how each would impact the capital of Croghan after the merger and the ways in which each would otherwise impact Croghan’s shareholders.

On March 14, 2013, Croghan presented to Austin a non-binding indication of interest in which the financial structure and other aspects of a possible business combination with Indebancorp were outlined. The indication provided for a transaction in which Indebancorp would be merged with and into Croghan and each share of Indebancorp would be converted into the right to receive a mixture of cash between $54.00 and $55.00 in value and between 1.636 to 1.667 Croghan common shares, the exact amount of which would be determined after a due diligence review of the books and records of Indebancorp.

On April 17, 2013, the Croghan board received a counterproposal from Indebancorp’s Board of Directors, requesting an increased purchase price per share of $56.00 and a fixed exchange ratio of 1.670 on the stock portion of the consideration. The Croghan Board and Sterne Agee met again to review the counterproposal and on April 26, 2013 Croghan submitted a revised non-binding indication of interest in which 70% of the Indebancorp shares would be converted into the right to receive 1.630 Croghan common shares, and 30% of the Indebancorp shares would be converted into an amount of cash equal to $55.00.

After the Indebancorp Board of Directors reviewed Croghan’s revised indication of interest, Indebancorp invited Croghan to conduct a due diligence investigation of the books, records, loans, deposits and other aspects of Indebancorp’s business. A team of Croghan officers and an outside loan review team subsequently conducted the investigation in mid-May of 2013. Senior management updated the Croghan Board of Directors regarding its due diligence investigation at a special meeting on May 29, 2013, and the directors then authorized management to begin drafting the definitive agreement with Indebancorp.

During the next several weeks, Croghan and Indebancorp and their respective representatives negotiated the terms of the merger agreement and related documents. On June 20, 2013, the Croghan Board of Directors approved the merger agreement and the transactions contemplated thereby after receiving the advice of legal counsel, Vorys, Sater, Seymour and Pease LLLP, and the oral opinion of Sterne Agee that the merger would be fair to Croghan’s shareholders from a financial point of view. On June 20, 2013, Croghan executed the merger agreement and signed a voting agreement with each of the directors of Indebancorp.

Croghan’s Reasons for the Merger

The Croghan Board of Directors has concluded that the merger is in the best interests of Croghan’s shareholders. In reaching this determination, the Croghan Board of Directors consulted with management, as well as its financial and legal advisors, and considered a number of factors, including, without limitation, the following:

•	The merger will facilitate the natural and logical expansion of Croghan’s business into counties of Ottawa, Lucas and Wood Counties.

•

The merger will create a bank holding company with more than $850 million in assets, a size at which the economies of scale will permit, Croghan hopes, more profitable competition in an extremely competitive environment.

•

Indebancorp’s management philosophies and its long-standing reputation of excellent customer service and community involvement are consistent with Croghan’s philosophies toward community banking, emphasis on customer service and strong ongoing commitment to each community served.

•	Indebancorp’s current products and services are similar to and, in many respects, complement products and services offered by Croghan and its banking subsidiaries.

•	Croghan believes that the transaction will increase the earnings per share of Croghan.

•	The merger will potentially improve the trading market for and increase the liquidity of Croghan’s common shares due to the additional issuance of Croghan common shares.

The Croghan Board of Directors considered many different factors in its evaluation and did not believe it was practical to, and did not quantify or otherwise assign relative weights to, the individual factors considered in reaching its determination.

Recommendation of the Croghan Board of Directors

In view of all the considerations described above, the Board of Directors of Croghan Bancshares, Inc. unanimously concluded that the merger is fair to and in the best interests of the Croghan shareholders and recommends that Croghan shareholders vote “FOR” the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger of Indebancorp with and into Croghan and issuance of common shares of Croghan to shareholders of Indebancorp in the merger.

Opinion of Croghan’s financial advisor

On January 30, 2013, the Croghan Board of Directors retained Sterne Agee to act as financial adviser to Croghan regarding a merger transaction with Indebancorp (the “merger”). As part of the engagement, Sterne Agee was asked to assess the fairness, from a financial point of view, of the consideration paid, which includes common stock of Croghan, to Indebancorp.

Sterne Agee, a nationally recognized investment banking firm with offices throughout the United States, has substantial experience in transactions similar to the merger. Sterne Agee is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. As specialists in the securities of banking companies, Sterne Agee has experience in, and knowledge of, the valuation of banking enterprises. Other than with respect to the proposed merger, Sterne Agee has not been engaged to provide services to Croghan during the past two years.

As part of Sterne Agee’s engagement, representatives attended the meeting by Croghan’s Board of Directors held on June 20, 2013, in which Croghan’s Board of Directors evaluated the proposed merger. At this meeting, Sterne Agee reviewed the financial aspects of the proposed transaction and rendered an opinion that, as of such date, the consideration provided to and for Indebancorp in the merger was fair, from a financial point of view, to Croghan. Croghan’s Board of Directors approved the merger agreement at this meeting.

The full text of Sterne Agee’s written opinion is attached as Annex D to this document and is incorporated herein by reference. Croghan’s stockholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Sterne Agee. The description of the opinion set forth herein is qualified in its entirety by reference to the full text of such opinion.

Sterne Agee’s opinion speaks only as of the date of the opinion. The opinion is directed to Croghan’s Board of Directors and addresses only the fairness, from a financial point of view, of the consideration provided for in the merger. It does not address the underlying business decision to proceed with the merger and does not constitute a recommendation to any shareholder as to how the shareholder should vote or act with respect to any matter relating to the merger.

In rendering its opinion, Sterne Agee, among other things:

•	reviewed the merger agreement dated June 20, 2013;

•	reviewed certain publicly-available and internal financial and business information of Indebancorp, Croghan, and their affiliates deemed to be relevant;

•	reviewed certain information, including financial forecasts relating to the business, earnings, cash flow, assets, liabilities, liquidity, and prospects of Indebancorp and Croghan;

•	reviewed materials detailing the merger prepared by Indebancorp, Croghan, and their affiliates by their legal and accounting advisors;

•

conducted conversations with members of senior management and representatives of both Indebancorp and Croghan regarding the matters described above, as well as their respective businesses and prospects before and after giving effect to the merger;

•	reviewed the overall environment for depository institutions in the United States; and,

•

conducted such other financial studies, analyses, investigations, and took into account such other matters deemed appropriate for purposes of this opinion, including an assessment of general economic, market, and monetary conditions.

In addition, Sterne Agee compared certain financial information for Indebancorp with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry, and performed other studies and analyses that it considered appropriate.

Sterne Agee, in conducting its review and arriving at its opinion, relied upon the accuracy and completeness of all of the financial and other information provided to it or otherwise publicly available. Sterne Agee did not independently verify the accuracy or completeness of any such information or assume any responsibility for such verification or accuracy. Sterne Agee relied upon the management of Croghan and Indebancorp as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and basis therefore) provided to Sterne Agee. Sterne Agee assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. Sterne Agee did not make or obtain any evaluation or appraisal of the property of Croghan or Indebancorp, nor did it examine any individual credit files.

The projections furnished to Sterne Agee and used by it in certain of its analyses were prepared by Croghan’s and Indebancorp’s senior management teams. Croghan and Indebancorp do not publicly disclose internal management projections of the type provided to Sterne Agee in connection with its review of the merger. As a result, such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions, which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections.

For purposes of rendering its opinion, Sterne Agee assumed that, in all respects material to its analyses:

•	the merger will be completed substantially in accordance with the terms set forth in the merger agreement with no additional payments or adjustments to the merger consideration;

•	the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement are true and correct;

•	each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

•	all conditions to the completion of the merger will be satisfied without any waiver; and

•

in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the merger, including the cost savings and related expenses expected to result from the merger.

Sterne Agee further assumed that the merger will be accounted for as a purchase transaction under generally accepted accounting principles, and that the merger will qualify as a tax-free reorganization for United States federal income tax purposes. Sterne Agee’s opinion is not an expression of an opinion as to the price at which Croghan common shares will trade following the announcement of the merger or the actual value of the common shares of the combined company when issued pursuant to the merger, or the price at which the common shares of the combined company will trade following the completion of the merger.

In performing its analyses, Sterne Agee made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of Sterne Agee, Croghan and Indebancorp. Any estimates contained in the analyses performed by Sterne Agee are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the Sterne Agee opinion was among several factors taken into consideration by the Croghan Board of Directors in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the Croghan Board of Directors with respect to the fairness of the consideration.

The following is a summary of the material analyses presented by Sterne Agee to the Croghan Board of Directors on June 20, 2013, in connection with its fairness opinion. The summary is not a complete description of the analyses underlying the Sterne Agee opinion or the presentation made by Sterne Agee to the Croghan Board of Directors, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. In arriving at its opinion, Sterne Agee did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. Accordingly, Sterne Agee believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.

Summary of Proposal. Pursuant to the terms of the merger agreement, upon the merger, 70% of the Indebancorp common shares will be converted into the right to receive 1.630 shares of Croghan common shares, par value $12.50, and 30% of the Indebancorp common shares will be converted into an amount of cash equal to $55.00. Based on Croghan’s 20-day average closing price on June 18, 2013 of $34.35, the consideration was equivalent to a price of $55.69 per share to Indebancorp’s shareholders.

Comparable Transaction Analysis. Sterne Agee reviewed publicly available information related to eleven selected acquisitions of banks and bank holding companies as well as thrifts and thrift holding companies with headquarters in the Midwest region announced after December 31, 2009, where the target had similar financial characteristics as Indebancorp:

Acquiror	Acquiree
CNB Financial Corporation	FC Banc Corp.
CBTCO Bancorp	Bradley Bancorp
QCR Holdings, Inc.	Community National Bancorporation
LCNB Corp.	First Capital Bancshares, Inc.
PSB Holdings, Inc.	Marathon State Bank
First Financial Corporation	Freestar Bank, National Association
Goering Management Company, LLC	Home State Bancshares, Inc.
American State Bancshares, Inc.	Rose Hill Bancorp., Inc.
First Prestonsburg Bancshares, Inc.	Short Holding Company
Vogel Bancshares, Inc.	Farmers Savings Bank
Rigler Investment Co.	State Bank & Trust Company

Transaction multiples for the merger were derived from an offer price of $55.69 per share for Indebancorp, based on Croghan’s June 18, 2013 20-day average closing price of $34.35. For each precedent transaction, Sterne Agee derived and compared, among other things, the implied deal value paid for the acquired company to:

•	tangible book value of the acquired company based on the latest public and internal financial statements of the company available prior to the announcement of the acquisition and;

•

tangible equity premium to core deposits (total deposits less time deposits greater than $100,000) based on the financial statements of the company available prior to the announcement of the acquisition

•	the last twelve months net income based on the financial statements of the company available prior to the announcement of the acquisition

The results of the analysis are set forth in the following table:

Transaction Price to:	Croghan / Indebancorp Merger		Comparable Transactions Minimum		Comparable Transactions Median		Comparable Transactions Maximum
Tangible Book Value	131%		100%		130%		165%
Core Deposit Premium	4.3%		0.0%		4.5%		7.4%
LTM Net Income	18.6	x	9.9	x	16.6	x	25.6	x

No company or transaction used as a comparison in the above analysis is identical to Indebancorp, Croghan or the merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

Discounted Cash Flow Analysis. Sterne Agee performed a discounted cash flow analysis to estimate a range of the present values of after-tax cash flows that Indebancorp could provide to equity holders through Indebancorp’s fiscal year 2017 on a stand-alone basis and on a pro forma basis after accounting for merger adjustments and projected cost savings. In performing this analysis, Sterne Agee used Croghan’s Management Guidance for fiscal years 2013 – 2017 to derive projected after-tax cash flows. The analysis assumed discount rates ranging from 10.0% to 13.0%. The range of values was determined by adding (1) the present value of projected cash flows to Indebancorp’s stockholders from fiscal year 2013 to 2017, (2) the estimated projected cost savings realized in the merger from 2013 – 2017, (3) the estimated 141R fair market value adjustments to Indebancorp’s projected September 31, 2013 balance sheet; and (4) the present value of the terminal value of Indebancorp’s common stock. In determining cash flows available to stockholders, Sterne Agee assumed that Indebancorp would maintain a tangible common equity/tangible asset ratio of 8.00% and would retain sufficient earnings to maintain that level. Any earnings in excess of what would need to be retained represented dividendable cash flows for Indebancorp. In calculating the terminal value of Indebancorp, Sterne Agee applied multiples ranging from 10.0 times to 14.0 times fiscal year 2017 forecasted earnings. This resulted in a pro forma discounted cash flow analysis range of value of Indebancorp from $48.72 to $65.06 per share.

Sterne Agee stated that the discounted cash flow present value analysis is a widely used valuation methodology, but noted that it relies on numerous assumptions, including asset and earnings growth rates, terminal values, and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Indebancorp.

Financial Impact Analysis. Sterne Agee performed pro forma merger analyses that combined projected income statement and balance sheet information of Croghan and Indebancorp. Assumptions regarding the accounting treatment, acquisition adjustments and cost savings were used to calculate the financial impact that the merger would have on certain projected financial results of Croghan. I n the course of this analysis, Sterne Agee used earnings estimates for Croghan and Indebancorp for 2013 and 2014 as provided by Croghan’s Management Projections. This analysis indicated that the merger is expected to be accretive to Croghan’s estimated earnings per share in 2014, excluding restructuring charges. The analysis also indicated that the merger is expected to be dilutive to tangible book value per share for Croghan and that Croghan would maintain well capitalized capital ratios. For all of the above analyses, the actual results achieved by Croghan following the merger will vary from the projected results, and the variations may be material.

Other Analyses. Sterne Agee reviewed the relative financial performance of Croghan and Indebancorp to a variety of relevant industry peer groups. Sterne Agee also reviewed earnings estimates, balance sheet composition and other financial data for Croghan and Indebancorp.

Sterne Agee acted as Croghan’s financial advisor in connection with the merger and will receive a fee of $175,000 for its services, a portion of which is contingent upon the successful completion of the transaction. Additionally, Croghan has also agreed to reimburse Sterne Agee for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify it against certain liabilities, including liabilities under the federal securities laws.

In the ordinary course of its business as a broker-dealer, Sterne Agee may, from time to time, purchase securities from and sell securities to Croghan, Indebancorp or their affiliates.

Regulatory approvals required

Croghan and Indebancorp have submitted applications to the FRB and the Division to obtain their approval of the transactions contemplated by the merger agreement, including the proposed merger of National Bank of Ohio with and into Croghan Colonial Bank. These regulatory applications are currently pending.

Croghan and Indebancorp anticipate that the necessary regulatory approvals will be obtained and will not contain any materially adverse or unduly burdensome conditions, restrictions or requirements. However, there can be no assurance that any one or more of the required regulatory approvals will be obtained, that the approvals will be received on a timely basis, or that the approvals will not impose conditions or requirements that would so materially reduce the economic or business benefits of the merger that, had such conditions or requirements been known, either Croghan or Indebancorp would not have entered into the merger agreement. The merger may not be consummated for up to 30 days after approval by the FRB, during which time the United States Department of Justice may bring an action challenging the merger on antitrust grounds.

The approval of any regulatory applications merely implies the satisfaction of regulatory criteria for approval, which does not include review of the adequacy or fairness of the merger consideration to shareholders. Furthermore, regulatory approvals do not constitute or imply any endorsement or recommendation of the proposed merger or the terms of the merger agreement.

Interests of Indebancorp directors and executive officers in the merger

Some of the directors and executive officers of Indebancorp have interests in the merger that are different from, or in addition to, the interests of Indebancorp shareholders generally. These interests include the following:

•

Under his Salary Continuation Agreement with National Bank of Ohio, Chief Executive Officer Gary Macko would receive a retirement benefit of $15,000 per year, if he retires from employment with the Bank after age 65, payable in 180 monthly installments. However, the Salary Continuation Agreement provides that upon a Change in Control (as defined in the Agreement), Mr. Macko will instead be entitled to receive a single lump sum payment equal to $225,000, payable within 30 days following the change of control.

•

National Bank of Ohio has entered into similar Salary Continuation Agreements with seven other officers of the Bank (Joseph Bires, Mary Lou Clark, Leonard Gerber, John Hermes, Mary Ann Kiser, Christine Laub, and Marie Truman), under which each would be entitled to similar retirement benefits of $12,000 per year for 15 following retirement after age 65 and to receive a similar lump sum of $180,000 upon a change of control.

•

Indebancorp has entered into Director Retirement Agreements with directors John Caputo, Dean Davis, James Dunn, Charles Hablitzel, Dennis Laub, Thomas Spangler, and Donald Waggoner. Under these agreements, if a director retires from the Board of Directors after reaching age 65 and serving as a director for at least 20 years, Indebancorp would pay the director an annual retirement benefit equal to 50% of the annual board fees paid to the director by Indebancorp and the National Bank of Ohio during the calendar year preceding his retirement date. This amount would be paid in monthly installments for

180 months. However, if the director’s service on the Board ends within the first twelve months after a change in control transaction (such as the merger), the terms of the Director Retirement Agreements provide that the director will instead be entitled to receive a lump sum payment equal to the accrual balance for the director’s benefits, determined as of the last day of the calendar month preceding the effective date of the change in control, regardless of whether the director has completed 20 years of service or reached age 65. Indebancorp has entered into a similar Director Retirement Agreement with Gary Macko.

•

Pursuant to Split Dollar Agreements, Indebancorp maintains bank-owned life insurance policies on the lives of John Caputo, Dean Davis, James Dunn, Dennis Laub, Thomas Spangler, and Donald Waggoner, and Gary Macko. Under the Split Dollar Agreements, each director has the right to designate a beneficiary or beneficiaries who will be entitled to receive a portion of the death benefit payable under the bank-owned life insurance policy equal to $100,000 (or, if less, the net at risk portion of the policy proceeds), upon the director’s death. Croghan will assume these Split Dollar Agreements as part of the transaction, and will be required to maintain the bank-owned life insurance policies after the closing, whether or not the director continues to serve as a director after the closing. National Bank of Ohio has entered into similar Split Dollar Agreements with employees Joseph Bires, Mary Lou Clark, Leonard Gerber, John Hermes, Mary Ann Kiser, Christine Laub and Marie Truman, under which each of these key employees may designate a beneficiary who would be entitled to receive $104,641 of the death benefits payable under a bank-owned life insurance policy if the key employee is in the full-time employment of the bank at the time of his or her death.

•

National Bank of Ohio entered into a letter agreement with director Tom Helberg that provides him with a one-time payment of $20,000 at in the event the merger is consummated with Croghan and Mr. Helberg is not one of the two directors chosen by Croghan to become a board member of Croghan. Mr. Helberg was recently recruited to Indebancorp’s board of directors which had required him to forgo other opportunities to serve on other boards and is providing this payment as consideration for that lost opportunity due to the short time he was able to serve on the Indebancorp board of directors, prior to the determination to pursue a transaction to merge with Croghan.

•

Croghan has agreed to indemnify each director and officer of Indebancorp for a period of six years following the merger and to purchase a directors’ and officers’ liability insurance policy covering Indebancorp directors and officers for a period of six years following the merger, in each case subject to certain limitations set forth in the merger agreement.

•	Two current Indebancorp directors will be selected by Croghan to serve on the Boards of Directors of Croghan and Croghan Colonial Bank following completion of the merger.

The Indebancorp Board of Directors was aware of these interests and considered them in approving the merger agreement and the merger.

Indemnification and directors’ and officers’ liability insurance

For a period of six years following the effective time of the merger and subject to compliance with applicable state and federal laws, Croghan will indemnify each person who served as a director or officer of Indebancorp and/or National Bank of Ohio before the effective time of the merger to the fullest extent provided by Indebancorp’s governing documents, from and against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding by reason of the fact that the person was an officer or director of Indebancorp and/or National Bank of Ohio. In addition, the merger agreement provides that, prior to the merger, Indebancorp will purchase a directors’ and officers’ liability insurance policy to be effective for six years following the merger, provided that the cost of such insurance does not exceed $35,000 and Indebancorp will cooperate with Croghan to reduce the period and cost of such insurance in the event Croghan is able to provide substantially similar coverage for the directors and officers of Indebancorp under Croghan’s insurance policies.

Material U.S. federal income tax consequences of the merger

The following discussion summarizes the material U.S. federal income tax consequences of the merger that apply generally to “U.S. holders” (as defined below) of Indebancorp common shares and, subject to the limitations and qualifications described herein, represents the opinion of Vorys, Sater, Seymour and Pease LLP, counsel to Croghan, and Shumaker, Loop & Kendrick LLP, counsel to Indebancorp. This discussion is based on the Internal Revenue Code, judicial decisions and administrative regulations and interpretations in effect as of the date of this proxy statement/prospectus, all of which are subject to change, possibly with retroactive effect. Accordingly, the U.S. federal income tax consequences of the merger to Indebancorp shareholders could differ from those described below.

For purposes of this discussion, a U.S. holder is a beneficial owner of Indebancorp common shares who for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation, or an entity treated as a corporation, created or organized in or under the laws of the United States or any state or political subdivision thereof;

•

a trust that (1) is subject to (A) the primary supervision of a court within the United States and (B) the authority of one or more U.S. persons to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Department of Treasury regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) holds Indebancorp common shares, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Indebancorp common shares, you should consult your tax advisor.

This discussion addresses only the material U.S. federal income tax consequences for those Indebancorp shareholders who hold their Indebancorp common shares as a capital asset within the meaning of Section 1221 of the Internal Revenue Code. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders of Indebancorp common shares in light of their particular circumstances, nor does it address the U.S. federal income tax consequences to Indebancorp shareholders that are subject to special rules, including:

•	dealers in securities or foreign currencies;

•	tax-exempt organizations;

•	persons who are not U.S. holders;

•	financial institutions;

•	insurance companies;

•	expatriates or holders who have a “functional currency” other than the U.S. dollar;

•	pass-through entities and investors in those entities;

•	holders who acquired their shares in connection with the exercise of stock options or other compensatory transactions or through exercise of warrants;

•	holders who hold their shares as a hedge or as part of a straddle, constructive sale, conversion transaction or other risk management transaction; and

•	traders in securities that elect to use the mark-to-market method of accounting.

In addition, this discussion does not address any alternative minimum tax, U.S. federal estate or gift tax, or foreign, state or local tax consequences. Croghan and Indebancorp have not requested and do not intend to request from the Internal Revenue Service (the “IRS”) regarding any matter relating to the merger and no assurance can be given that the IRS will not assert, or that a court will not sustain, a position contrary to any aspect of this discussion. Indebancorp shareholders are urged to consult their own tax advisors as to the U.S. federal income tax consequences of the merger, as well as the effects of state, local and foreign tax laws in light of their own situations.

The closing of the merger is conditioned upon the delivery of opinions of Vorys, Sater, Seymour and Pease LLP and Shumaker, Loop & Kendrick LLP, dated the closing date of the merger, to the effect that, based on U.S. federal income tax law in effect as of the date of such opinions, the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. In addition, in connection with the filing of the proxy statement/prospectus of which this document is a part, each of Vorys, Sater, Seymour and Pease LLP and Shumaker, Loop & Kendrick LLP has delivered an opinion to Croghan and Indebancorp, respectively, to the same effect as the opinions described above. An opinion of counsel is not binding on the IRS or any court. In rendering their respective opinions, Vorys, Sater, Seymour and Pease LLP and Shumaker, Loop & Kendrick LLP will rely on certain assumptions, including assumptions regarding the absence of changes in existing facts and the completion of the merger strictly in accordance with the merger agreement and this proxy statement/prospectus. The opinions will also rely upon certain representations and covenants made by the management of Croghan and Indebancorp and will assume that these representations are true, correct and complete, and that Croghan and Indebancorp, as the case may be, will comply with these covenants. If any of these assumptions or representations is inaccurate in any way, or any of the covenants are not satisfied, it could adversely affect the opinions.

Assuming that the merger qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, the material U.S. federal income tax consequences of the merger to Croghan, Indebancorp and the Indebancorp shareholders are as follows.

Tax consequences to Croghan and Indebancorp

No Gain or Loss. No gain or loss will be recognized by Croghan or Indebancorp as a result of the merger.

Tax Basis. The tax basis of the assets of Indebancorp in the hands of Croghan will be the same as the tax basis of such assets in the hands of Indebancorp immediately prior to the merger.

Holding Period. The holding period of the assets of Indebancorp to be received by Croghan will include the period during which such assets were held by Indebancorp.

Tax consequences to Indebancorp shareholders who receive only cash

An Indebancorp shareholder who receives only cash in exchange for such shareholder’s Indebancorp common shares (as a result of such shareholder’s dissent to the merger or election to receive the cash consideration for all of such shareholder’s Indebancorp common shares) will recognize gain or loss as if such shareholder had received such cash as a distribution in redemption of such shareholder’s Indebancorp common shares, subject to the provisions and limitations of Section 302 of the Internal Revenue Code.

Tax consequences to Indebancorp shareholders who receive only Croghan common shares, except for cash in lieu of fractional Croghan common shares

An Indebancorp shareholder who receives only Croghan common shares in exchange for such shareholder’s Indebancorp common shares (not including any cash received in lieu of fractional Croghan common shares) will not recognize any gain or loss on the receipt of such Croghan common shares.

Tax consequences to Indebancorp shareholders who receive a combination of cash (other than cash in lieu of fractional Croghan common shares) and Croghan common shares

An Indebancorp shareholder who receives a combination of cash (other than cash in lieu of fractional Croghan common shares) and Croghan common shares in exchange for such shareholder’s Indebancorp common shares will recognize gain, but not loss, in an amount not to exceed the amount of cash received (excluding any cash received in lieu of fractional Croghan common shares). For this purpose, an Indebancorp shareholder generally must calculate gain or loss separately for each identifiable block of Indebancorp common shares exchanged by the shareholder in the merger, and a loss realized on one block of Indebancorp common shares may not be used by the shareholder to offset a gain realized on another block of Indebancorp common shares. Shareholders should consult their tax advisors regarding the manner in which cash and Croghan common shares should be allocated among their Indebancorp common shares and the specific U.S. federal income tax consequences thereof.

For purposes of determining the character of the gain recognized on account of the cash received by an Indebancorp shareholder, such Indebancorp shareholder will be treated as having received only Croghan common shares in exchange for such shareholder’s Indebancorp common shares, and as having immediately redeemed a portion of such Croghan common shares for the cash received (excluding cash received in lieu of fractional Croghan common shares). Unless the redemption is treated as a dividend under the principles of Section 302(d) of the Internal Revenue Code (to the extent of such shareholder’s ratable share of the undistributed earnings and profits of Indebancorp), the gain or loss will be capital gain or loss. The capital gain or loss will be long-term capital gain or loss if the Indebancorp common shares surrendered in the merger were held for a period exceeding one year as of the time of the exchange. Long-term capital gain of non-corporate holders of Indebancorp common shares is generally taxed at preferential rates. The deductibility of capital losses is subject to limitations.

Cash in lieu of fractional Croghan common shares

An Indebancorp shareholder who receives cash in lieu of a fractional Croghan common share will recognize gain or loss as if such fractional Croghan common share were distributed as part of the merger and then redeemed by Croghan, subject to the provisions and limitations of Section 302 of the Internal Revenue Code.

Tax basis

The aggregate tax basis of the Croghan common shares received by an Indebancorp shareholder in the merger (including fractional Croghan common shares, if any, deemed to be issued and redeemed by Croghan) generally will be equal to the aggregate tax basis of the Indebancorp common shares surrendered in the merger, reduced by the amount of cash received by the shareholder in the merger (other than any cash in lieu of fractional Croghan common shares), and increased by the amount of gain recognized by the shareholder in the merger (including any portion of the gain that is treated as a dividend, but excluding any gain or loss resulting from the deemed issuance and redemption of fractional Croghan common shares). An Indebancorp shareholder’s tax basis in its Croghan common shares may be determined with reference to each identifiable block of Indebancorp common shares surrendered in the merger. Shareholders should consult their tax advisors regarding the manner in which Croghan common shares should be allocated among their Indebancorp common shares for purposes of identifying the tax basis of the Croghan common shares.

Holding period

The holding period of the Croghan common shares received by an Indebancorp shareholder (including fractional Croghan common shares, if any, deemed to be issued and redeemed by Croghan) will include the holding period of the Indebancorp common shares surrendered in the merger. An Indebancorp shareholder’s holding period in its Croghan common shares may be determined with reference to each identifiable block of Indebancorp common shares surrendered in the merger. Shareholders should consult their tax advisors regarding the manner in which Croghan common shares should be allocated among their Indebancorp common shares for purposes of identifying the holding period of the Croghan common shares.

Reporting requirements

An Indebancorp shareholder owning at least one percent (by vote or value) of the total outstanding Indebancorp common shares or having a basis of $1,000,000 or more in Indebancorp common shares, immediately before the merger, is required to file a statement with the shareholder’s U.S. federal income tax return setting forth the tax basis in the Indebancorp common shares exchanged in the merger, the fair market value of the Croghan common shares and the amount of any cash received in the merger. In addition, all Indebancorp shareholders will be required to retain records pertaining to the merger.

Backup withholding

Under certain circumstances, cash payments made to an Indebancorp shareholder pursuant to the merger may be subject to backup withholding at a rate of 28%. There is no withholding for a shareholder who provides the exchange agent with such shareholder’s correct U.S. federal taxpayer identification number and who certifies that no loss of exemption from backup withholding has occurred on IRS Form W-9 or its substitute. Certain categories of Indebancorp shareholders, such as corporations, are not subject to backup withholding. Any amounts withheld from an Indebancorp shareholder under the backup withholding rules are not an additional tax. Rather, any such amounts will be allowed as a credit or refund against such shareholder’s U.S. federal income tax liability provided that the shareholder furnishes to the IRS all required information.

The discussion of material U.S. federal income tax consequences of the merger is included in this prospectus/proxy statement for general information only. Each Indebancorp shareholder should consult his, her or its own tax advisor regarding the specific tax consequences to the shareholder of the merger, including the application and effect of state, local, and foreign income and other tax laws.

Accounting treatment

The merger will be accounted for as a purchase in accordance with accounting principles generally accepted in the United States of America. Under the purchase method of accounting, the tangible and identifiable intangible assets and liabilities of Indebancorp will be recorded at estimated fair values at the time the merger is consummated, and the excess of the estimated fair value of Croghan common shares issued and the cash proceeds plus the direct costs of the acquisition over the net tangible and identifiable intangible assets will be recorded as goodwill. The adjustments necessary to record tangible and identifiable intangible assets and liabilities at fair value will be amortized to income and expensed over the estimated remaining lives of the related assets and liabilities. Remaining goodwill will be subject to an annual test for impairment and the amount impaired, if any, will be charged to expense at the time of impairment.

The pro forma results of applying the purchase method of accounting are shown in the unaudited pro forma financial information appearing elsewhere in this prospectus/proxy statement. See “Pro Forma Financial Information” beginning on page 71 of this prospectus/proxy statement.

Resale of Croghan common shares

Croghan has registered the Croghan common shares to be issued in the merger with the Securities and Exchange Commission under the Securities Act of 1933, as amended. No restrictions on the sale or other transfer of the Croghan common shares issued in the merger will be imposed solely as a result of the merger, except for restrictions on the transfer of Croghan common shares issued to any Indebancorp shareholder who may become an “affiliate” of Croghan for purposes of Rule 144 under the Securities Act. The term “affiliate” is defined in Rule 144 under the Securities Act and generally includes executive officers, directors and shareholders beneficially owning 10% or more of the outstanding Croghan common shares.

Employee matters

The merger agreement provides that employees of Indebancorp and its subsidiary who become employees of Croghan or one of its subsidiaries as a result of the merger will, as determined by Croghan, participate in either Indebancorp’s employee benefit plans (for so long as Croghan determines necessary or appropriate) or in the employee benefit plans sponsored by Croghan for Croghan’ employees. Employees of Indebancorp will receive credit for their years of service with Indebancorp for participation and vesting purposes under the applicable Croghan employee benefit plans, including credit for years of service and for seniority under vacation and sick pay plans and programs. Employees of Indebancorp and its subsidiary who become employees of Croghan as a result of the merger will not be subject to any reduction in the amount of their paid vacation time off, subject to a maximum of four weeks per year. In addition, to the extent employees of Indebancorp participate in the Croghan group health plan, Croghan will waive all restrictions and limitations for pre-existing conditions under the Croghan group health plan.

If, within 180 days after the effective date of the merger, an employee of Indebancorp (other than an employee who has a written agreement with Indebancorp or any of its subsidiaries which provides for severance benefits) is either terminated by Croghan other than for “cause,” then the terminated employee will be entitled to receive from Croghan a minimum of four weeks, and up to a maximum of 26 weeks, of severance pay based upon a formula of two weeks’ base pay for each year of service.

Dividends

The merger agreement generally restricts the payment of dividends to Indebancorp shareholders to the extent the timing of the closing of the merger would result in Croghan shareholders receiving an Indebancorp dividend and a Croghan dividend for the same period. Pursuant to the terms of the merger agreement, Indebancorp is not permitted, without the prior written consent of Croghan, to make, declare, pay or set aside for payment any dividend to Indebancorp shareholders except for (a) the payment of a cash dividend on Indebancorp common shares during the month of June 2013, in the amount of $0.35 per share (the “June dividend”) and (b) the payment of an additional cash dividend on Indebancorp common shares during the month of December 2013, in an amount not to exceed the lesser of (i) 25% of Indebancorp’s annualized net income per share for the 11 months ending November 30, 2013, less the amount of the June dividend, or (ii) $0.35 per Indebancorp common share. The record date for Indebancorp’s December 2013 dividend must be after the record date of Croghan’s normal December dividend on its common shares so that the shareholders of Indebancorp will receive either a dividend from Indebancorp or Croghan, but not both.

Adjournment of the Special Meeting

Adjournment of the Croghan Special Meeting

In the event there are not sufficient votes to adopt the merger agreement and to approve the transactions contemplated thereby at the time of the Croghan special meeting, the Croghan shareholders cannot adopt the merger agreement and approve the transactions contemplated thereby unless the Croghan special meeting is adjourned to a later date or dates in order to permit the solicitation of additional proxies. Pursuant to Ohio law, no notice of an adjourned meeting need be given if the time and place to which the meeting is adjourned are fixed and announced at the meeting.

In order to permit proxies that have been received by Croghan at the time of the Croghan special meeting to be voted for an adjournment, if necessary, Croghan has submitted the proposal to adjourn the special meeting to the Croghan shareholders as a separate matter for their consideration. The proposal to adjourn the special meeting must be approved by the holders of a majority of the Croghan common shares present, in person or by proxy, at the special meeting.

The Board of Directors of Croghan recommends that you vote “FOR” the proposal to adjourn the special meeting.

Adjournment of the Indebancorp Special Meeting

In the event there are not sufficient votes to adopt the merger agreement and to approve the transactions contemplated thereby at the time of the Indebancorp special meeting, the Indebancorp shareholders cannot adopt the merger agreement and approve the transactions contemplated thereby unless the special meeting is adjourned to a later date or dates in order to permit the solicitation of additional proxies. Pursuant to the provisions of Indebancorp’s Code of Regulations and Ohio law, no notice of an adjourned meeting need be given if the time and place to which the meeting is adjourned are fixed and announced at the meeting.

In order to permit proxies that have been received by Indebancorp at the time of the Indebancorp special meeting to be voted for an adjournment, if necessary, Indebancorp has submitted the proposal to adjourn the special meeting to the Indebancorp shareholders as a separate matter for their consideration. The proposal to adjourn the special meeting must be approved by the holders of a majority of the Indebancorp common shares present, in person or by proxy, at the special meeting.

The Board of Directors of Indebancorp recommends that you vote “FOR” the proposal to adjourn the special meeting.

The Merger Agreement

The following is a description of the material terms of the merger agreement. A complete copy of the merger agreement is attached as Annex A to this prospectus/proxy statement and is incorporated into this prospectus/proxy statement by reference. We encourage you to read the merger agreement carefully, as it is the legal document that governs the merger.

The merger agreement contains representations and warranties of Indebancorp and Croghan. The assertions embodied in those representations and warranties are qualified by information contained in confidential disclosure schedules that the parties delivered in connection with the execution of the merger agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from the standard of materiality generally applicable to statements made by a corporation to shareholders or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, or for any other purpose, at the time they were made or otherwise.

The merger

Pursuant to the terms and subject to the conditions of the merger agreement, Indebancorp will merge with and into Croghan, with Croghan surviving the merger and continuing as an Ohio corporation and a registered bank holding company.

Effective time

Croghan and Indebancorp will cause the effective date of the merger of Indebancorp with and into Croghan to occur as soon as practicable after the last of the conditions set forth in the merger agreement has been satisfied or waived. Unless Croghan and Indebancorp otherwise agree in writing, the effective date of the merger will not be after December 31, 2013, or after the date on which any regulatory approval (or any extension thereof) expires. The merger will become effective upon the latest to occur of (a) the filing of a certificate of merger with the Ohio Secretary of State, or (b) at a later time that Croghan and Indebancorp agree to in writing and specify in the certificate of merger. Croghan and Indebancorp currently anticipate closing the transactions contemplated by the merger agreement and filing the certificate of merger with the Ohio Secretary of State on or before             , 2013.

Conversion of Indebancorp common shares

At the effective time of the merger, each issued and outstanding Indebancorp common share, excluding any Indebancorp common shares, if any, held by Croghan or by Indebancorp as treasury shares and any Indebancorp common shares, if any, as to which the holders have properly exercised dissenters’ rights, will be converted into the right to receive either (a) 1.63 common shares of Croghan, (b) cash in the amount of $55.00, or (c) a combination of common shares of Croghan and cash, all subject to the election and allocation procedures set forth in the merger agreement.

Croghan will not issue fractional Croghan common shares, or certificates or scrip representing fractional Croghan common shares in the merger. Instead, Croghan will pay to each holder who would otherwise be entitled to a fractional Croghan common share an amount in cash equal to the fractional interest to which such holder would otherwise be entitled (after taking into account all Indebancorp common shares held immediately prior to the effective date of the merger) multiplied by the average closing price of Croghan common shares for the 20 consecutive trading-day period ending immediately preceding the fifth trading day prior to the effective date of the merger.

At the effective time of the merger, the Indebancorp common shares will no longer be outstanding and will automatically be cancelled and cease to exist, and holders of Indebancorp common shares will cease to be, and will have no rights as, shareholders of Indebancorp, other than to receive the merger consideration pursuant to the terms and conditions of the merger agreement (and dissenters’ rights under Section 1701.85 of the Ohio Revised Code in the case of Indebancorp common shares as to which a holder has properly exercised dissenters’ rights).

Election procedures

Election. Each Indebancorp shareholder will have the right to elect to receive for the Indebancorp common shares held, either (a) all cash, (b) all Croghan common shares, or (c) a combination of cash and Croghan common shares.

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All Cash Election. An Indebancorp shareholder who elects to receive all cash will receive an amount equal to $55.00 for each Indebancorp common share owned, subject to the allocation procedures described in the following section.

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All Share Election. An Indebancorp shareholder who elects to receive all Croghan common shares will receive 1.63 Croghan common shares for each Indebancorp common share owned, subject to the payment of cash in lieu of the issuance of fractional Croghan common shares, and subject to the allocation procedures described in the following section.

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Mixed Election. An Indebancorp shareholder who elects to receive a combination of cash and Croghan common shares will receive (a) cash, in an amount equal to $55.00 per share, for 30% of the Indebancorp common shares owned and (b) Croghan common shares, at the exchange ratio of 1.63 Croghan common shares for each Indebancorp common share owned, for 70% of the Indebancorp common shares owned, subject to the payment of cash in lieu of the issuance of fractional Croghan common shares.

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No Election. Indebancorp shareholders who do not make a valid election as to the form of consideration they wish to receive in the merger will receive, in exchange for their Indebancorp common shares, either all cash, all Croghan common shares, or any combination of cash and Croghan common shares, as determined by Croghan or the exchange agent, subject to the payment of cash in lieu of the issuance of fractional Croghan common shares. Croghan or the exchange agent will allocate the merger consideration (i.e., cash and Croghan common shares) among all non-electing Indebancorp shareholders in a manner that will (a) achieve the overall ratio of 70% of Indebancorp common shares converted into Croghan common shares and 30% of Indebancorp common shares converted into cash and (b) satisfy the elections made be the Indebancorp shareholders to the greatest extent possible subject to such overall ratio.

Election Form. Prior to the special meeting of Indebancorp shareholders, an Election Form and other appropriate transmittal materials will be mailed to each Indebancorp shareholder. The Election Form will allow each Indebancorp shareholder to elect to receive all cash, all Croghan common shares, a combination of cash and Croghan common shares, or to indicate that the shareholder makes no election. Indebancorp shareholders who wish to elect the type of merger consideration they will receive in the merger should carefully review and follow the instructions included with the Election Form and transmittal materials.

The deadline for submitting an Election Form will be the fifth day prior to the effective time of the merger. An election will be considered to have been validly made by an Indebancorp shareholder only if the exchange agent receives, prior to the election deadline, an Election Form properly completed and executed by the shareholder, accompanied by a certificate or certificates representing the Indebancorp common shares as to which the election is being made, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Indebancorp, or containing an appropriate guaranty of delivery from a member of a national securities exchange, a member of FINRA, or a commercial bank or trust company in the United States.

Any Indebancorp shareholder may, at any time prior to the election deadline, revoke his or her election and either (a) submit a new Election Form in accordance with the procedures described above or (b) withdraw the Election Form and Indebancorp share certificates deposited with the exchange agent by providing written notice that is received by the exchange agent by 5:00 p.m., Eastern Standard Time, on the business day prior to the election deadline. All elections will be deemed to be revoked if the merger agreement is terminated in accordance with its terms.

Indebancorp shareholders should not surrender their Indebancorp share certificates until they receive the Election Form and transmittal materials from the exchange agent.

Because the federal income tax consequences of receiving all Croghan common shares, all cash, or a mixture of Croghan common shares and cash will differ, Indebancorp shareholders are urged to read carefully the information set forth under the heading “The Proposed Merger – Material U.S. federal income tax consequences of the merger” and to consult their own tax advisors for a full understanding of the merger’s tax consequences to them.

Allocation

Subject to adjustment for cash paid in lieu of fractional Croghan common shares, the merger agreement requires that the aggregate consideration for the merger be a mixture of Croghan common shares and cash, with (a) 70% of the Indebancorp common shares outstanding at the effective time of the merger being exchanged for Croghan common shares and (b) 30% of the Indebancorp common shares outstanding at the effective time of the merger being exchanged for cash. For purposes of these allocations, all cash amounts paid to Indebancorp shareholders who exercise dissenters’ rights will be treated as having elected to receive all cash for their Indebancorp common shares.

If the elections by Indebancorp shareholders do not result in the required ratio of cash and stock consideration, the allocation procedures described below will be used to allocate the available cash and Croghan common shares among the Indebancorp shareholders to preserve the required ratio of cash and stock consideration, provided that Croghan may elect to waive such allocation procedures and to permit an oversubscription of cash or stock under certain circumstances.

Reduction of Indebancorp Common Shares Deposited for Cash. If, at the election deadline and after allocation of the “No Election” shares as described above, more than 30% of the total number of outstanding

Indebancorp common shares have been deposited for cash pursuant to the All Cash Election or the Mixed Election or have perfected dissenters’ rights, then the exchange agent will reallocate on a pro rata basis a certain number of Indebancorp common shares deposited for cash pursuant to the All Cash Election so that only 30% of the total number of outstanding Indebancorp common shares will be exchanged for cash. Indebancorp shareholders who have made the Mixed Election will not be subject to any required reallocation. All common shares that are eliminated from the shares deposited for cash pursuant to the All Cash Election will be converted into Croghan common shares. A notice will be provided to each shareholder whose Indebancorp common shares are reallocated as described above.

Increase of Indebancorp Common Shares Deposited for Cash. If, at the election deadline and after allocation of the “No Election” shares as described above, less than 30% of the total number of outstanding Indebancorp common shares have been deposited for cash pursuant to the All Cash Election or the Mixed Election or have perfected dissenters’ rights, then the exchange agent will reallocate on a pro rata basis a certain number of Indebancorp common shares deposited for Croghan common shares pursuant to the All Stock Election so that 30% of the total number of outstanding Indebancorp common shares will be exchanged for cash. Indebancorp shareholders who have made the Mixed Election will not be subject to any required reallocation. All common shares that are eliminated from the shares deposited for Croghan common shares pursuant to the All Stock Election will be converted into cash. A notice will be provided to each shareholder whose Indebancorp common shares are reallocated as described above.

Surrender of certificates

As promptly as practicable after the effective time of the merger, Croghan will send to each shareholder with an old certificate which was not deposited with the exchange agent, transmittal materials for use in exchanging the old certificate for the merger consideration. Upon the surrender of an Indebancorp share certificate to the exchange agent for cancellation, Croghan will cause new certificates representing the Croghan common shares into which a shareholder’s Indebancorp common shares were converted in the merger, and/or any check in respect of cash to be paid as part of the merger consideration and in respect of any fractional share interests or dividends or distributions which such shareholder is entitled to receive, to be delivered to the shareholder. No interest will be paid on any cash to be paid in exchange for Indebancorp common shares or in respect of dividends or distributions which any shareholder is entitled to receive under the terms of the merger agreement.

Until surrendered, each Indebancorp share certificate will be deemed after the effective time of the merger to represent only the right to receive, upon surrender of such certificate, a Croghan share certificate and/or a check in an amount equal to the sum of the cash to be paid to the holder as part of the merger consideration, any cash to be paid in lieu of any fractional Croghan common shares to which the holder is entitled under the terms of the merger agreement and any cash to be paid in respect of any dividends or distributions to which the holder may be entitled with respect to his or her Croghan common shares (in each case, without interest).

An Indebancorp shareholder will not be entitled to receive payment of any dividends or distributions with respect to Croghan common shares with a record date occurring on or after the effective time of the merger until the shareholder has followed the procedures described above for surrendering his or her Indebancorp share certificates. After an Indebancorp shareholder has properly surrendered his or her Indebancorp share certificates in exchange for Croghan common shares, the shareholder will be entitled to receive any dividends or distributions on the Croghan common shares with a record date occurring on or after the effective time of the merger. No interest will be paid on such dividends or distributions.

If any Indebancorp share certificate has been lost, wrongfully taken, or destroyed, the transmittal materials received from the exchange agent will explain the steps that the Indebancorp shareholder must take. Those steps may include providing the exchange agent or Croghan with:

•	evidence to the reasonable satisfaction of Croghan that the Indebancorp share certificate has been lost, wrongfully taken, or destroyed;

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a bond in an amount reasonably requested by Croghan or the exchange agent as indemnity against any claim that may be made against Croghan and/or the exchange agent with respect to the Indebancorp share certificate; and

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evidence to the reasonable satisfaction of Croghan that the person was the owner of the Indebancorp common shares represented by the Indebancorp share certificate claimed to be lost, wrongfully taken or destroyed and that such person is the person who would be entitled to present such certificate for exchange pursuant to the merger agreement.

Croghan Board of Directors structure following the merger

Pursuant to the terms of the merger agreement, Croghan will expand the size of the Board of Directors of Croghan by two seats and will select two members of Indebancorp’s current Board of Directors to fill these seats and to fill two seats on the Board of Directors of Croghan Bank. Upon completion of the merger, the Croghan Board will take the necessary actions to appoint these two former Indebancorp directors to serve on the Board of Directors of Croghan until Croghan’ next annual shareholder meeting. For the 2014 annual shareholder meeting following the merger, Croghan will nominate and recommend the two former Indebancorp directors for reelection. As of the date of this prospectus/proxy statement, the Board of Directors of Croghan had not yet selected the Indebancorp directors who will serve on the Boards of Directors of Croghan and Croghan Colonial Bank upon the completion of the merger.

Indemnification and directors’ and officers’ liability insurance

For a period of six years following the merger and subject to compliance with applicable state and federal laws, Croghan will indemnify each person who served as a director or officer of Indebancorp before the merger to the fullest extent permitted under Indebancorp’s governing documents and Ohio law from and against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding by reason of the fact that the person served as an officer or director of Indebancorp and/or National Bank. Indebancorp will purchase director and officer tail insurance coverage under its existing policy for a period up to six years provided that the cost shall not exceed $35,000 and that Indebancorp shall cooperate with Croghan to reduce such period and costs in the event Croghan is unable to provide substantially similar insurance coverage.

Conditions to consummation of the merger

Conditions of Croghan and Indebancorp. The respective obligations of Croghan and Indebancorp to complete the merger are subject to the fulfillment or written waiver of each of the following conditions:

•	the merger agreement must be duly adopted and approved by the requisite vote of the shareholders of Indebancorp and the shareholders of Croghan;

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all required regulatory approvals must have been received and all applicable statutory waiting periods must have expired, and no regulatory approval may contain any conditions, restrictions or requirements (i) that the Croghan Board of Directors reasonably determines would, either before or after the effective time of the merger, have a material adverse effect on Croghan and its subsidiary taken as a whole after giving effect to the consummation of the merger or (ii) that are not customary or usual for approvals of such type and that the Croghan Board of Directors reasonably determines would be, either before or after the effective time of the merger, unduly burdensome;

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there must not be any temporary, preliminary or permanent injunction or other order, statute, rule, regulation, judgment, decree, or other legal restraint issued by or imposed by any governmental authority of competent jurisdiction, prohibiting consummation of the transactions contemplated by the merger agreement;

•	the registration statement filed with the Securities and Exchange Commission in connection with the issuance of the Croghan common shares in the merger must be effective with no stop order or similar restraining order suspending such effectiveness initiated or threatened by the Securities and Exchange Commission;

•	all permits and other authorizations under state securities laws necessary to consummate the merger and to issue the Croghan common shares in the merger must be in full force and effect; and

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Croghan’s and Indebancorp’s legal counsel must have delivered a written opinion to the effect that, on the basis of facts, representations and assumptions set forth in such opinions, the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

Conditions of Indebancorp. Indebancorp will not be required to complete the merger unless the following conditions are fulfilled or waived in writing:

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the representations and warranties of Croghan contained in the merger agreement must be true and correct as of the date of the merger agreement and as of the effective time of the merger (or if any representation or warranty speaks as of a specific date, as of that date), and Indebancorp must have received a certificate, dated as of the effective date, signed on behalf of Croghan by its chief executive officer and chief financial officer to such effect;

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Croghan must have performed in all material respects all of its obligations under the merger agreement which are required to be performed at or prior to the effective time of the merger, and Indebancorp must have received a certificate, dated as of the effective date, signed on behalf of Croghan by its chief executive officer and chief financial officer to such effect;

•	as reported on the OTC Markets, the closing bid price of Croghan common shares as of the last trading day prior to the effective time of the merger shall not be less than $26.00 per share; and

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as of the execution of the merger agreement, there must not have occurred any event, circumstance or development that has resulted in or could reasonably be expected to result in a material adverse effect on Croghan.

Conditions of Croghan. Croghan will not be required to consummate the merger unless the following conditions are also fulfilled or waived in writing:

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the representations and warranties of Indebancorp contained in the merger agreement must be true and correct as of the date of the merger agreement and as of the effective time of the merger (or if any representation or warranty speaks as of a specific date, as of that date), and Croghan must have received a certificate, dated as of the effective date, signed on behalf of Indebancorp by its chief executive officer and chief financial officer to such effect;

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Indebancorp must have performed in all material respects all of its obligations under the merger agreement which are required to be performed at or prior to the effective time of the merger, and Croghan must have received a certificate, dated as of the effective date, signed on behalf of Indebancorp by its chief executive officer and chief financial officer to such effect;

•	Indebancorp must have obtained all material third-party consents or approvals required in connection with the merger;

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Croghan must have received a statement, as of the effective time of the merger, certifying that the Indebancorp common shares do not represented United States real property interests within the meaning of Section 897 of the Internal Revenue Code and the U.S. Department of Treasury regulations promulgated thereunder.

•	Indebancorp must have satisfied each of the following financial tests as of the month end immediately preceding the month in which the effective time of the merger occurs:

•	National Bank’s allowance for loan losses shall be at least $2,097,000; and

•	Indebancorp’s total stockholders’ equity, shall be at least $21,700,000, as calculated in accordance with and subject to conditions of the merger agreement;

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the holders of not more than 10% of the outstanding shares of Indebancorp common stock may have perfected dissenters’ rights under Section 1701.85 of the Ohio General Corporation Law in connection with the merger transaction;

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as of the execution of the merger agreement, there must not have occurred any event, circumstance or development that has resulted in or could reasonably be expected to result in a material adverse effect on Indebancorp.

Croghan or Indebancorp could waive in writing some of the conditions listed above, unless the waiver is prohibited by law.

Representations and warranties

Croghan and Indebancorp have each made representations and warranties in the merger agreement relating to:

•	corporate organization, standing and authority;

•	capitalization;

•	subsidiaries;

•	corporate power and authority to execute, deliver and perform the merger agreement;

•	enforceability of the merger agreement;

•	regulatory approvals;

•	accuracy of financial statements and reports;

•	legal proceedings and regulatory actions;

•	compliance with laws;

•	broker’s and finder’s fees;

•	books and records;

•	environmental matters;

•	tax matters;

•	prohibited payments;

•	accuracy and completeness of representations and warranties; and

•	absence of certain material adverse changes or events.

In addition, Indebancorp has made representations and warranties in the merger agreement relating to:

•	material contracts;

•	employee benefit plans;

•	labor matters;

•	takeover laws;

•	risk management instruments;

•	insurance;

•	property and title;

•	loans and certain transactions;

•	allowance for loan losses;

•	repurchase agreements;

•	deposit insurance;

•	compliance with the Bank Secrecy Act, anti-money laundering laws and customer privacy laws;

•	Community Reinvestment Act compliance;

•	related party transactions;

•	absence of undisclosed liabilities; and

•	receipt of fairness opinion.

In addition, Croghan has made representations and warranties in the merger agreement relating to:

•	ownership of Indebancorp common shares;

•	validity of the Croghan common shares to be issued in the merger; and

•	sufficiency of funds to pay the cash consideration in the merger.

The representations and warranties in the merger agreement terminate upon completion of the merger.

Indebancorp’s conduct of business pending the merger

From June 20, 2013, until the effective time of the merger, except as expressly contemplated or permitted by the merger agreement or required by any applicable law or regulatory order or policy, without the prior written consent of Croghan, Indebancorp and its subsidiary must conduct their respective businesses in the ordinary and usual course, use reasonable efforts to maintain their business organizations and assets, use reasonable efforts to maintain their respective rights, franchises and existing relations with customers, suppliers, employees and business associates, and not voluntarily take any action which, at the time taken, is reasonably likely to have an adverse effect upon Indebancorp’s ability to perform any of its material obligations under the merger agreement or prevent or materially delay the consummation of the transactions contemplated by the merger agreement, or enter into any new line of business or materially change its lending, investment, underwriting, risk, asset liability management or other banking and operating policies.

During the same period, Indebancorp has agreed not to, and to cause its subsidiary not to, take any of the following actions without the prior written consent of Croghan, except as otherwise expressly contemplated or permitted by the merger agreement or required by any applicable regulatory order:

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other than pursuant to rights previously disclosed to Croghan and outstanding on the date of the merger agreement, issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional common shares or any rights of Indebancorp or enter into any agreement with respect to the same;

•	permit any additional common shares of Indebancorp to become subject to new grants of employee or director stock options, other rights or similar stock-based employee rights;

•	effect any recapitalization, reclassification, stock split, or similar change in capitalization;

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make, declare, pay or set aside for payment any dividend or distribution on any shares of its capital stock, unless permitted under the merger agreement, or directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire any shares of its capital stock;

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enter into, modify, amend, renew or terminate any employment, consulting, severance, retention, change in control or similar agreements or arrangements with directors, officers or employees of Indebancorp or its subsidiary;

•	hire or engage any full-time employee or consultant, other than as replacements for positions then existing;

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grant any salary or wage increase or increase any employee benefit, including incentive or bonus payments, other than previously disclosed, or as required by applicable law, or to satisfy previously disclosed contractual obligations existing as of the merger agreement;

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enter into, establish, adopt, amend, modify or terminate any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, change in control, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement or similar arrangement, with respect to any director, officer or employee of Indebancorp or its subsidiary, except as previously disclosed, or to satisfy previously disclosed contractual obligations existing as of the merger agreement, or as may be required by law, or as contemplated in the merger agreement;

•	take any action to accelerate the payment of benefits or the vesting or exercisability of stock options, restricted stock or other compensation or benefit payable thereunder;

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sell, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties other than in the ordinary course of business for full and fair consideration actually received;

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acquire (other than by way of foreclosure or acquisition of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith and in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other entity;

•	amend the organizational documents of Indebancorp or of its subsidiary;

•	implement or adopt any change in its accounting principles, practices or methods other than as required by generally accepted accounting principles;

•	enter into or terminate any material contract, or amend or modify any material contract in any material respect, except in the ordinary course of business consistent with past practice;

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except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding which does not involve precedent for other material claims, actions or proceedings and which involves solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to Indebancorp and its subsidiary, taken as a whole;

•	knowingly take any action that would, or is reasonably likely to, prevent or impede the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code;

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knowingly take any action that is intended or is reasonably likely to result in any representations or warranties in the merger agreement being or becoming untrue in any material respect at any time at or prior to the effective time of the merger, any conditions in the merger agreement not being satisfied or a material violation of any provision of the merger agreement except, in each case, as may be required by applicable law or any governmental authority;

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except pursuant to applicable law or as required by any governmental authority, implement or adopt any material change in its interest rate and other risk management policies, procedures or practices, fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk, fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk or fail to follow its existing policies or practices with respect to managing its fiduciary risks;

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borrow or agree to borrow any funds, including but not limited to pursuant to repurchase transactions, or directly or indirectly guarantee or agree to guarantee any obligations of any other entity, except in each case in the ordinary course of business and with a final maturity of less than one year;

•	make or purchase any indirect or brokered loans, except as excluded under the merger agreement;

•	make any capital expenditure or capital additions or improvements which individually exceed $5,000 or in the aggregate exceed $25,000, except as previously disclosed to Croghan;

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change its loan policies or procedures as in effect as of the execution of the merger agreement, except as required by any governmental authority; or originate or issue a commitment to any (i) residential loan in a principal amount in excess of $200,000, other than residential loans originated for sale in the secondary market, or (ii) commercial loan in a principal amount in excess of $200,000; except that Croghan shall be deemed to have consented to any such loan referred to in this clause if Indebancorp’s subsidiary shall have properly submitted such loan to Croghan for approval and such loan was properly approved;

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fail to prepare and file or cause to be prepared and filed in a timely manner consistent with past practice all tax returns that are required to be filed at or before the effective time of the merger, fail to pay any tax shown as due, or required to be shown as due, on any such tax return, make, change or revoke any tax election or tax accounting method, file any amended tax return, settle any tax claim or assessment, consent to the extension or waiver of any statute of limitations with respect to taxes or offer or agree to do any of the foregoing or surrender its rights to do any of the foregoing or to claim any tax refund or file any amended tax return;

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enter into any new material line of business, change its lending, investment, underwriting, risk and asset liability management or other banking and operating policies, except as required by governmental authority;

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open, close or relocate any offices at which business is conducted (including any ATMs), or fail to use commercially reasonable efforts to maintain and keep their respective properties and facilities in their present condition and working order, ordinary wear and tear excepted;

•	increase or decrease the rate of interest paid on time deposits, except in a manner consistent with past practices in relation to rates prevailing in the relevant market;

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foreclose upon or otherwise take title to or possession or control of any real property or owner on such property without first obtaining a Phase I Environmental Site Assessment performed pursuant to the requirements of the Comprehensive Environmental Response, Compensation , and Liability Act which indicates that the property is free of hazardous material; except that no such report will be required to be obtained with respect to single family residential real property of one acre or less to be foreclosed upon unless Indebancorp or its subsidiary has reason to believe such real property may contain any such hazardous material;

•	cause any material adverse change in the amount or general composition of deposit liabilities other than in the ordinary course of business;

•	enter into any interest rate swaps, caps, floors, option agreements, futures or forward contracts or other similar risk management arrangements; or

•	agree or commit to do any of the foregoing.

Croghan’s conduct of business pending the merger

From June 20, 2013, until the effective time of the merger, except as expressly contemplated or permitted by the merger agreement or with the prior written consent of Indebancorp, Croghan and its subsidiaries must conduct their respective businesses in the ordinary and usual course, use reasonable efforts to preserve intact their business organizations and assets, use reasonable efforts to maintain and preserve their respective rights, franchises and existing relations with customers, suppliers, employees and business associates, and not voluntarily take any action which is reasonably likely to have an adverse effect upon Croghan’s ability to perform any of its material obligations under the merger agreement or prevent or materially delay the consummation of the transactions contemplated by the merger agreement.

During the same period, Croghan has agreed not to, and to cause its subsidiaries not to, take any of the following actions without the prior written consent of Indebancorp, except as otherwise expressly contemplated or permitted by the merger agreement:

•	knowingly take any action that would, or is reasonably likely to, prevent or impede the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code;

•

knowingly take any action that is intended or is reasonably likely to result in any representations or warranties in the merger agreement being or becoming untrue in any material respect at any time at or prior to the effective time of the merger, any conditions in the merger agreement not being satisfied or a material violation of any provision of the merger agreement except, in each case, as may be required by applicable law, rule or regulation or relating to the exercise of Croghan’s rights under the voting agreements entered into by the directors of Indebancorp;

•

amend the organizational documents of Croghan or any of its subsidiaries in a manner that would adversely affect the economic or other benefits of the merger to the holders of shares of Indebancorp common stock; or

•	agree or commit to do any of the foregoing.

Expenses of the merger

Croghan and Indebancorp are each required to bear their own expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement, except that printing and mailing expenses will be shared equally between Croghan and Indebancorp. All fees to be paid to regulatory authorities and the Securities and Exchange Commission in connection with the transactions contemplated by the merger agreement will be borne by Croghan.

Termination of the merger agreement

Termination by mutual consent. Pursuant to the merger agreement, Croghan and Indebancorp may mutually consent to terminate the merger agreement and abandon the merger at any time before the merger is effective, if the Board of Directors of each company approves the termination by vote of a majority of the members of its entire Board.

Termination by either Croghan or Indebancorp. Either Croghan or Indebancorp acting alone upon written notice to the other party may terminate the merger agreement and abandon the merger at any time before the merger is effective, if the Board of Directors of either company approves the termination by vote of a majority of the members of its Board in the following circumstances:

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if there is a material breach by the other party of any representation, warranty, covenant or agreement contained in the merger agreement that cannot be or has not been cured by the breaching party within 30 days after the giving of written notice to the breaching party of such breach;

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if the merger has not been consummated by December 31, 2013, unless the failure to complete the merger by that date is due to the knowing action or inaction of the party seeking to terminate the merger agreement, except that such date shall be extended until March 31, 2014 in accordance with the conditions in the merger agreement;

•

if the approval of any governmental authority required for consummation of the merger and the other transactions contemplated by the merger agreement has been denied by final, nonappealable action of such governmental authority; or

•	if the Indebancorp shareholders or the Croghan shareholders fail to adopt and approve the merger agreement at their special meetings.

Automatic termination. The merger agreement will automatically terminate, without further act or action by either Indebancorp or Croghan, if (i) Indebancorp or its subsidiary executes a definitive agreement in respect of, or closes, any acquisition or purchase of all or substantially all of the assets of Indebancorp and/or its subsidiary or any merger, consolidation or business combination business with Indebancorp or its subsidiary or (ii) if Croghan does not elect to increase the share exchange ratio to the extent necessary to enable relevant counsel to render the tax opinions required under the merger agreement.

Termination in connection with decrease in Croghan Share Price. Indebancorp, upon written notice to Croghan, may terminate the merger agreement if both the average Croghan share price is less than $26.00, as adjusted (the “Croghan Reference Price”), and the Croghan share price has declined as a percentage of $34.38 by more than 20% from the decline, if any, in the SNL Bank and Thrift Index over the period beginning on the date of the execution of the merger agreement and ending on the trading day immediately preceding the fifth trading day prior to the effective day of the merger agreement. However, Indebancorp may not terminate the merger agreement if Croghan then offers to distribute to Indebancorp shareholders an additional number of Croghan common shares necessary in order to increase the share exchange ratio such that the product of the Share Exchange Ratio multiplied by the Croghan Reference Price equals or exceeds $42.38. If, in such case, Croghan elects not to distribute such additional Croghan common shares, the Indebancorp Board of Directors will determine, in the exercise of its fiduciary duties, whether to terminate the merger agreement or to waive its right to terminate and proceed with the merger. There can be no assurance that the Indebancorp Board of Directors would elect to terminate or not to terminate the merger agreement under such circumstances.

In the event that the merger agreement is terminated and the merger abandoned, neither Indebancorp nor Croghan will have any liability or further obligation to the other party, except for continued compliance with certain surviving covenants and agreements identified in the merger agreement. In addition, the termination of the merger agreement will not relieve a breaching party from liability for any willful breach of the merger agreement giving rise to such termination.

Acquisition proposals and termination fee

Pursuant to the merger agreement, Indebancorp may not directly or indirectly take any action to solicit or initiate inquiries or proposals with respect to, or engage in negotiations concerning, or provide any confidential information to, any person other than Croghan relating to any sale of all or substantially all of the assets of Indebancorp and/or its subsidiary, or any merger, consolidation or business combination with Indebancorp and/or its subsidiary, unless Indebancorp’s Board of Directors, after consultation with and based upon the advice of legal counsel, determines in good faith that it must enter into negotiations or discussions with another party that has made an unsolicited acquisition proposal in order to fulfill its fiduciary duties to Indebancorp shareholders under applicable law and provides immediate written notice to Croghan prior to such discussion or negotiations of the substance of the acquisition proposal.

In the event that Indebancorp and/or its subsidiary executes a definitive agreement in respect of, or closes, any acquisition or purchase of all or substantially all of the assets of Indebancorp and/or its subsidiary or any merger, consolidation or business combination business with any party other than Croghan, Indebancorp must pay to Croghan in immediately available funds the sum of $1,140,000 within ten days after the earlier of such execution or closing.

Amendment

The merger agreement may be amended or modified at any time prior to the effective time of the merger by an agreement in writing signed by Croghan and Indebancorp, except that the merger agreement may not be amended after the Indebancorp special meeting if such amendment would violate Ohio law or the federal securities laws.

Description of Croghan Common Shares

General

Croghan’s authorized capital stock consists of 6,000,000 common shares, with a par value of $12.50 per share. As of June 30, 2013, 1,678,630 Croghan common shares were issued and outstanding. Each outstanding Croghan common share is duly authorized, validly issued, fully paid and nonassessable. The holders of Croghan common shares have one vote per share on each matter on which shareholders are entitled to vote. The Board of Directors of Croghan is divided into three classes with the term of office of one class expiring each year. One class of directors is elected each year at the annual meeting of shareholders to a three-year term.

Pursuant to the provisions of Croghan’s Amended Articles of Incorporation, holders of Croghan common shares do not have any pre-emptive rights to subscribe for or purchase Croghan common shares.

Croghan’s Board of Directors determines whether to declare dividends and the amount of any dividends declared on Croghan common shares. Such determinations by the Board of Directors take into account Croghan’s financial condition, results of operations and other relevant factors, and the payment of dividends by Croghan is subject to certain limitations. Information concerning the restrictions on the payment of dividends by Croghan is included in Note 18 to the audited consolidated financial statements of the Company included in this prospectus/proxy statement. No assurances can be given that dividends on Croghan common shares will be declared, or if declared, what the amount of any such dividends will be in future periods. See “Information with Respect to Croghan – Market Price and dividends on Croghan common shares and related stockholder matters” on page 89 of this prospectus/proxy statement for information regarding dividends declared by the Croghan Board of Directors.

Anti-takeover statutes

Certain state laws make a change in control of an Ohio corporation more difficult, even if desired by the holders of a majority of the corporation’s shares. Provided below is a summary of the Ohio anti-takeover statutes.

Ohio Control Share Acquisition Statute. Section 1701.831 of the Ohio Revised Code, known as the “Ohio Control Share Acquisition Statute,” provides that specified notice and informational filings and special shareholder meetings and voting procedures must occur before consummation of a proposed “control share acquisition.” A control share acquisition is defined as any acquisition of shares of an “issuing public corporation” that would entitle the acquirer, directly or indirectly, alone or with others, to exercise or direct the voting power of the issuing public corporation in the election of directors within any of the following ranges:

•	one-fifth or more, but less than one-third, of the voting power;

•	one-third or more, but less than a majority, of the voting power; or

•	a majority or more of the voting power.

An “issuing public corporation” is an Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio, and as to which no close corporation agreement exists. Assuming compliance with the notice and informational filing requirements prescribed by the Ohio Control Share Acquisition Statute, the proposed control share acquisition may take place only if, at a duly convened special meeting of shareholders, the acquisition is approved by both:

1.	a majority of the voting power of the corporation represented in person or by proxy at the meeting; and

2.	a majority of the voting power at the meeting exercised by shareholders, excluding: the acquiring shareholder, officers of the corporation elected or appointed by the directors of the corporation, employees of the corporation who are also directors of the corporation, and persons who acquire specified amounts of shares after the first public disclosure of the proposed control share acquisition.

The Ohio Control Share Acquisition Statute permits a corporation to opt out of the application of its provisions in its articles or regulations. Croghan has not opted out of the provisions of the Ohio Control Share Acquisition Statute.

Ohio Merger Moratorium Statute. Chapter 1704 of the Ohio Revised Code, known as the “Ohio Merger Moratorium Statute,” prohibits specified business combinations and transactions between an issuing public corporation and a beneficial owner of shares representing 10% or more of the voting power of the corporation in the election of directors (an “interested shareholder”) for at least three years after the interested shareholder became such, unless the board of directors of the issuing public corporation approves either (1) the transaction or (2) the acquisition of the corporation’s shares that resulted in the person becoming an interested shareholder, in each case before the interested shareholder became such.

For three years after a person becomes an interested shareholder, the following transactions between the corporation and the interested shareholder (or persons related to the interested shareholder) are prohibited:

•	the sale or acquisition of an interest in assets meeting thresholds specified in the statute;

•	mergers and similar transactions;

•	a voluntary dissolution;

•	the issuance or transfer of shares or any rights to acquire shares having a fair market value at least equal to 5% of the aggregate fair market value of the corporation’s outstanding shares;

•	a transaction that increases the interested shareholder’s proportionate ownership of the corporation; and

•	any other benefit that is not shared proportionately by all shareholders.

After the three-year period, transactions between the corporation and the interested shareholder are permitted if:

•

the transaction is approved by the holders of shares with at least two-thirds of the voting power of the corporation in the election of directors (or a different proportion specified in the corporation’s articles of incorporation), including at least a majority of the outstanding shares after excluding shares controlled by the interested shareholder.

Change in Control of Ohio Banks and Bank Holding Companies. Section 1115.06 of the Ohio Revised Code and the regulations promulgated thereunder contain change-of-control provisions which prohibit any person, acting directly or indirectly or in concert with one or more persons, from acquiring control of any Ohio bank or any bank holding company that has control of any Ohio bank unless the person has given the Ohio Superintendent of Financial Institutions 60 days prior written notice and the Superintendent has not disapproved the acquisition. Control, as defined in Section 1115.06, means the power, directly or indirectly, to direct the management or policies of a state bank or bank holding company or to vote 25% or more of any class of voting securities of a state bank or bank holding company.

Pursuant to the regulations promulgated under Section 1115.06, it is presumed, subject to rebuttal, that a person controls an Ohio bank or bank holding company if the person owns or has the power to vote 10% or more of any class of voting securities and either the bank or bank holding company has a class of securities registered under Section 12 of the Securities Exchange Act of 1934 or no other person owns or has the power to vote a greater percentage of that class of voting securities.

A corporation may elect not to be covered by the provisions of the Ohio Merger Moratorium Statute by the adoption of an appropriate amendment to its articles of incorporation. Croghan has not adopted such an amendment to opt out of the provisions of the Ohio Merger Moratorium Statute. However, the provisions of the Ohio Merger Moratorium Statute are not applicable to the proposed merger of Indebancorp with and into Croghan because Indebancorp is not an interested shareholder of Croghan as defined in the Ohio Merger

Moratorium Statute. The bank holding company provisions of Section 1115.06 are not applicable to the proposed merger of Indebancorp with and into Croghan. However, the merger of National Bank of Ohio with and into Croghan Colonial Bank is subject to the provisions of Section 1115.11 of the Ohio Revised Code, which requires the approval of the Ohio Superintendent of Financial Institutions of any bank merger in which the surviving bank will be an Ohio state-chartered bank. Croghan Colonial Bank has submitted an application to the Ohio Superintendent of Financial Institutions for approval of the merger of National Bank of Ohio with and into Croghan Colonial Bank, and this application is currently pending. The business combination results in shareholders, other than the interested shareholder, receiving a “fair market value” for their shares determined by the method described in the statute.

Comparison of Certain Rights of Croghan and Indebancorp Shareholders

Shareholders of Indebancorp will receive Croghan common shares in the merger and, therefore, will become shareholders of Croghan. Their rights as shareholders of Croghan will be governed by the Ohio Revised Code and by Croghan’s Amended Articles of Incorporation and Amended and Restated Code of Regulations, while Indebancorp shareholders are currently governed by Ohio law and the Second Amended and Restated Articles of Incorporation and Code of Regulations of Indebancorp. Although the rights of the holders of Croghan common shares and those of the holders of shares of Indebancorp common stock are similar in many respects, there are some differences. These differences relate to differences between the provisions of the Amended Articles of Incorporation of Croghan and the Second Amended and Restated Articles of Incorporation of Indebancorp, and differences between provisions of the Amended and Restated Code of Regulations of Croghan and the Code of Regulations of Indebancorp.

The following summary compares certain rights of the holders of Indebancorp common shares to the rights of holders of Croghan common shares in areas where those rights are materially different. This summary, however, does not purport to be a complete description of such differences and is qualified in its entirety by reference to the relevant provisions of Ohio law and the respective corporate governance instruments of Indebancorp and Croghan.

Authorized and outstanding shares

Croghan’s authorized capital stock consists of 6,000,000 common shares, with a par value of $12.50 per share. As of June 30, 2013, 1,678,630 Croghan common shares were issued and outstanding.

Indebancorp’s authorized capital stock consists of (i) 5,000,000 common shares, without par value, of which 519,082 shares were issued and outstanding, and (ii)  1,000,000 serial preferred shares, without par value, none of which is outstanding.

Notice of shareholder meetings

Pursuant to the provisions of the Amended and Restated Code of Regulations of Croghan and Ohio law, written notice of an annual or special meeting of the Croghan shareholders must be given to each shareholder of record in accordance with applicable law at least seven and not more than 60 days prior to the date of the meeting. Such notice must state the time, place and purpose of the meeting and the purpose or purposes of the meeting. Notice of any meeting of shareholder may be waived in writing either before or after the meeting.

Pursuant to the applicable provisions of Ohio law and of the Code of Regulations of Indebancorp, written notice of an annual or special meeting of the Indebancorp shareholders must be given to each shareholder entitled to vote at such meeting not less than 10 days before the date of such meeting. Any shareholder, at any time, may waive such notice.

Calling of special meetings of shareholders

Under the Amended and Restated Code of Regulations of Croghan, special meetings of the shareholders of Croghan may be called at any time by the Chairman of the Board of Directors, the President, the Vice President in case of the President’s absence, the Secretary, a majority of the Board of Directors acting with or without a meeting, or by shareholders owning, in the aggregate, not less than fifty percent (50%) of the outstanding shares of Croghan.

Under the Code of Regulations of Indebancorp and the applicable provisions of Ohio law, special meetings of the shareholders of Indebancorp may be called by the President, the Chairperson of the Board of Directors, by the directors at a meeting, by the a majority of the directors without a meeting, or by shareholders holding not less than twenty-five percent (25%)  of the outstanding shares of Indebancorp.

Voting

Croghan’s Amended Articles of Incorporation preclude shareholders to cumulate their votes in the election of directors. At all elections of directors, the candidates receiving the greatest number of votes shall be elected. Any other matter submitted to shareholders shall be decided by vote of such proportion of shares as required by law or Croghan’s governance documents. Each Croghan common share entitles its holder to one vote on each matter submitted to the shareholders for consideration.

Indebancorp’s Second Amended and Restated Articles of Incorporation preclude shareholders of Indebancorp from cumulating their votes for the election of directors. Holders of serial preferred shares and holders of common shares of Indebancorp are entitled to one vote per share, respectively.

Special voting requirements

In most instances, matters submitted to the Croghan shareholders are decided by a majority of votes cast with respect to such matters. Under the default provisions of the Ohio Revised Code, however, certain extraordinary corporate actions, including mergers and other business combinations, must be approved by the affirmative vote of the holders of common shares entitling them to exercise at least two-thirds of the voting power of the corporation.

In most instances, matters submitted to the Indebancorp shareholders are decided by a majority of votes cast with respect to such matters. However, Article SIXTH of Indebancorp’s Second and Amended Restated Articles of Incorporation contains certain supermajority voting requirements which apply to business combinations with Interested Shareholders or any Affiliate of an Interested Shareholder (collectively a “Related Person”). The requirements of Article SIXTH would apply with respect to the following transactions:

•	any merger or consolidation of Indebancorp or a subsidiary of Indebancorp with or into a Related Person;

•	any sale, lease, mortgage, pledge, transfer or other disposition of all or substantially all of the assets of Indebancorp to a Related Person;

•

any reclassification of securities or recapitalization of Indebancorp, or any merger or consolidation of the Indebancorp with any subsidiaries or any other transaction which has the effect of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of Indebancorp or any subsidiary which is directly or indirectly owned by a Related Person;

•	the issuance or transfer by Indebancorp or any subsidiary (in one transaction or a series of transactions) of a number or amount of securities to a Related Person; or

•	the adoption of any plan or liquidation or dissolution of Indebancorp proposed by or on behalf of a Related Person.

Pursuant to Article SIXTH, any of the transactions described above must be authorized and approved by the affirmative vote of the holders of (i) at least two-thirds of the outstanding shares of each class of capital stock of Indebancorp, issued and outstanding and entitled to vote as a class and (ii) a majority of each class of those shares of capital stock of the Indebancorp issued and outstanding and entitled to vote as a class other than those shares owned by the Related Person.

The supermajority voting requirements imposed by Article SIXTH of the Indebancorp Second Amended and Restated Articles of Incorporation are not applicable to any transaction that (i) has been approved by a two-thirds vote of the total membership of the Board of Directors and a majority of the continuing directors, and (ii) provides for a price to be paid in cash for the shares of capital stock of Indebancorp in an amount not less than the highest price, including commissions, previously paid by the Related Person for any of the shares of that class. For purposes of Article SIXTH, a “continuing director” means any member of the Board of Directors of Indebancorp elected by shareholders, or otherwise appointed, before an Interested Shareholder and any Affiliate beneficially owned four percent (4%) of the shares of a class of Indebancorp capital stock and is recommended to succeed a continuing director by a majority of continuing directors on the Board.

The provisions of Article SIXTH do not apply to the proposed merger of Indebancorp with and into Croghan because Croghan is not a Related Person of Indebancorp. In addition, the merger agreement and the transactions contemplated thereby, including the merger of Indebancorp with and into Croghan, have been unanimously approved by the Board of Directors of Indebancorp.

Amendments to governing documents

Croghan’s Amended Articles of Incorporation may be amended in accordance with Ohio law. Croghan’s Amended and Restated Code of Regulations may be amended or repealed in accordance with the provisions of the Amended Articles of Incorporation and in accordance with Ohio law.

Any amendment, alteration, change or repeal of Indebancorp’s Second Amended and Restated Articles of Incorporation generally must be approved by the holders of a majority of the shares of Indebancorp voting together as a single class, except that the holders of at least two-thirds of the outstanding shares of Indebancorp voting together as a single class are required to approve any amendment, alteration, change or repeal of certain specified sections of the Indebancorp Articles of Incorporation, including Article SIXTH. Indebancorp’s Code of Regulations may be altered, amended, added to or repealed as provided by Ohio law and the Second Amended and Restated Articles of Incorporation of Indebancorp, provided, however, that any amendment to provisions relating to the number of the directors and the nominations of directors shall require the approval of eighty percent (80%) of the outstanding voting stock of Indebancorp.

Number and class of directors

The Croghan Board of Directors, which must consist of no fewer than five nor more than 16 directors, currently consists of 12 directors. The Indebancorp Board of Directors, which must consist of no fewer than five nor more than 15 directors, currently consists of seven directors. Both the Croghan Board of Directors and the Indebancorp Board of Directors are divided into three classes of approximately equal number, with each class being elected for staggered three-year terms.

Nomination of directors

Under Croghan’s Amended and Restated Code of Regulations, either the Croghan Board of Directors or any shareholder entitled to vote in the election of directors may nominate a candidate for election to the Croghan Board of Directors by submitting a notice in writing to the Secretary of Croghan. To be timely, a shareholder’s notice for election of a director at an annual meeting of shareholders must be received by the Secretary of Croghan on or before December 31 immediately preceding such annual meeting, or within a reasonable time as determined by the Board of Directors. In the case of a special meeting, to be timely, a shareholder’s notice must be received by the Secretary no later than the close of business on the seventh day following the notice date of the special meeting. A shareholder’s notice must set forth:

•	the name, age, business address or residence address of the proposed nominee;

•	the principal occupation or employment of the proposed nominee; and

•	the class and number of shares of Croghan beneficially owned and/or of record by the proposed nominee and the length of time the shares have been owned.

Under Indebancorp’s Code of Regulations, nominations of persons for election as directors of Indebancorp at any annual meeting of shareholders may be made by the directors or any shareholder entitled to vote for the election of directors at the meeting. Nominations by shareholders must be made in writing and delivered or mailed by first class United States mail, postage prepaid, to the Secretary of Indebancorp not less than 45 days in advance of the corresponding date of the date of the preceding year’s annual meeting of shareholders. With respect to an election to be held at a special meeting of shareholders for the election of directors, notice must be received by the Secretary of Indebancorp by the seventh day following the date on which notice of such meeting is first given to shareholders. A shareholder’s notice must set forth:

•	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

•

a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•

a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

•	the consent of each nominee to serve as a director if so elected.

Removal of directors

Directors of Croghan may only be removed by (i) the affirmative vote of the holders of not less than two-thirds of the voting power of shareholders qualified to vote in the election of directors or (ii) if any class or series of shares shall entitle the shareholders thereof to elect one or more directors, any director may be removed by the affirmative vote of two-thirds of such class or series.

Directors of Indebancorp may be removed by the affirmative vote of at least seventy-five percent (75%) of the votes eligible to be cast by Indebancorp shareholders entitled to vote in the election of directors.

Indemnification of directors and officers

Pursuant to Article FIVE of Croghan’s Amended and Restated Code of Regulations, Croghan is required to indemnify its present and past directors, officers, employees and agents, and such other persons as it has the power to indemnify, to the fullest extent permitted under the Ohio Revised Code provided, no claim for indemnification is a result of an intent to cause injury to the Corporation or by a reckless disregard for the best interests of the Corporation, and in respect to a criminal matter, the conduct was not unlawful. Under Ohio Law and the Amended and Restated Code of Regulations, Croghan is also authorized to purchase and maintain insurance on behalf of or for its present and past directors, officers, employees and agents against any liability asserted against him or her and incurred by him in any such capacity.

Indebancorp’s Code of Regulations require Indebancorp to indemnify each director and each officer of Indebancorp, and each person employed by Indebancorp who serves at the written request of the President of

Indebancorp as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise, to the full extent permitted by Ohio law. The indemnification permitted by Indebancorp’s Code of Regulations does not restrict the power of the Indebancorp to also purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Indebancorp, against any liabilities asserted against or incurred by them in such capacities.

Personal liability of directors

Under Ohio law, a director of an Ohio corporation will not be found to have violated his or her fiduciary duties to the corporation or its shareholders unless there is proof by clear and convincing evidence that the director has not acted in good faith, in a manner he or she reasonably believes to be in or not opposed to the best interests of the corporation, or with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, under Ohio law, a director is liable in damages for any action or failure to act as a director only if it is proved by clear and convincing evidence that such act or omission was undertaken either with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation, unless the corporation’s articles of incorporation or regulations make this provision inapplicable by specific reference. The organizational documents of Croghan and Indebancorp do not make this provision inapplicable.

Pre-emptive rights

Under the Amended Articles of Incorporation of Croghan, shareholders of Croghan do not have any preemptive rights to purchase shares when issued by Croghan.

Similarly, Indebancorp’s Second Amended and Restated Articles of Incorporation provide that no holder of any shares of Indebancorp, regardless of class, will have any pre-emptive or preferential right to purchase or subscribe to any part of any new or additional issue of shares of any class whatsoever of securities of Indebancorp, or of securities convertible into shares of any class whatsoever of securities of Indebancorp, whether now or hereafter authorized or issued except as provided by the Board of Directors in its sole discretion.

Pro Forma Financial Information

The following unaudited pro forma condensed combined consolidated balance sheet as of March 31, 2013, and the unaudited pro forma condensed combined consolidated statement of income for the three months ended March 31, 2013, and for the year ended December 31, 2012, have been prepared to reflect the merger of Indebancorp with and into Croghan as if the merger had occurred on March 31, 2013, with respect to the balance sheet, and as of January 1, 2012, with respect to each of the statements of income, in each case giving effect to the pro forma adjustments described in the accompanying notes. The pro forma adjustments are based on estimates made for the purpose of preparing these pro forma financial statements. The actual adjustments to the accounts of Croghan will be made based on the underlying historical financial data at the time the transaction is consummated. Croghan’s management believes that the estimates used in these pro form financial statements are reasonable under the circumstances.

The unaudited pro forma condensed combined consolidated financial information has been prepared based on the purchase method of accounting assuming that 592,272 Croghan common shares will be issued in the merger and that no Indebancorp shareholders will perfect dissenters’ rights with respect to the merger. This information will vary if any Indebancorp shareholders perfect dissenters’ rights. For a discussion of the purchase method of accounting, see “The Proposed Merger – Accounting treatment” beginning on page 50 of this prospectus/proxy statement.

The unaudited pro forma condensed combined consolidated balance sheet as of March 31, 2013 is not necessarily indicative of the combined financial position had the merger been effective at that date. The unaudited pro forma condensed combined consolidated statements of income are not necessarily indicative of the results of operations that would have occurred had the merger been effective at the beginning of the periods indicated, or of the future results of operations of Croghan. These pro forma financial statements should be read in conjunction with the historical financial statements and the related notes incorporated elsewhere in this prospectus/proxy statement.

These pro forma financial statements do not include the effects of any potential cost savings which management believes will result from operating the Indebancorp and NBOH banking business as branches and combining certain operating procedures.

Croghan Bancshares, Inc.

Indebancorp

Pro Forma Condensed Combined Consolidated Balance Sheet

At March 31, 2013

	Historical Croghan	Historical Indebancorp	Pro Forma Adjustments Debit/(Credit)	Footnote Reference	Pro Forma Combined
	(Unaudited) (in thousands except per share data)
ASSETS:
Cash and due from banks	$26,995	$9,116	$(9,320)	(1)	$26,791
Fed Funds sold		182	—		182
Securities available for sale	247,987	26,512	—		274,499
Loans, gross	315,924	174,634	(5,239)	(2)	485,319
Allowance for loan losses	(4,251)	(1,970)	1,970	(3)	(4,251)
Premises and equipment	7,396	2,951	—		10,347
Real estate owned	1,178	365	—		1,488
Federal Home Loan Bank stock	4,177	952	—		5,129
Bank owned life insurance	11,092	5,489	—		16,581
Loan servicing rights	157	859	—		1,016
Core Deposit Premium	859	—	1,685	(4)	2,544
Goodwill	14,629	—	7,850	(5)	22,479
Accrued interest and other assets	5,245	1,881	743	(6)	7,869

Total Assets	$631,388	$220,971	$(2,312)		$850,047

LIABILITIES:
Deposits	$530,534	$188,372	$500	(7)	$719,406
Repurchase agreements	14,457	—			14,457
Federal Home Loan Bank advances and GLBB	14,922	8,294	100	(8)	23,316
Accrued expenses and other liabilities	4,430	2,208			6,638

Total Liabilities	564,343	198,874	600		763,817

EQUITY:
Common stock	23,926	1,281	6,122	(9)	31,329
Additional paid-in capital	135	—	12,537	(9)	12,672
Retained earnings	46,040	20,517	(21,272)	(10)	45,285
Treasury stock	(8,084)	—			(8,084)
Accumulated other comprehensive income	5,028	299	(299)	(11)	5,028

Total Stockholders’ Equity	67,045	22,097	(2,912)		86,230

Total Liabilities & Stockholders’ Equity	$631,388	$220,971	$(2,312)		$850,047

Croghan Bancshares, Inc.

Indebancorp

Pro Forma Condensed Combined Consolidated Statement of Income

For the Three Months Ended March 31, 2013

	Historical Croghan	Historical Indebancorp	Pro Forma Adjustments Debit/(Credit)	Footnote Reference	Pro Forma Combined
	(Unaudited) (in thousands except per share data)
Interest income	$5,209	$2,458	$152	(12)	$7,819
Interest expense	567	403	(73)	(7)(8)	898

Net interest income	4,642	2,055	225		6,922
Provision for loan losses	125	150			275

Net interest income after provision for loan losses	4,517	1,905	225		6,647
Non-interest income	1,052	555			1,607
Non-interest expense	4,117	1,905	77	(4)	6,099

Income before income taxes	1,452	555	148		2,155
Income tax provision	236	164	50	(13)	450

Net Income	$1,216	$391	$98		$1,705

Earnings per share
Basic	$0.72	$0.75		(14)
Diluted	$0.72	$0.75		(14)
Pro Forma earnings per share
Basic				(14)	$0.75
Diluted				(14)	$0.75

Croghan Bancshares, Inc.

Indebancorp

Pro Forma Condensed Combined Consolidated Statement of Income

For the Twelve Months Ended December 31, 2012

	Historical Croghan	Historical Indebancorp	Pro Forma Adjustments Debit/(Credit)	Footnote Reference	Pro Forma Combined
	(Unaudited) (in thousands except per share data)
Interest income	$21,059	$10,246	$609	(12)	$31,914
Interest expense	3,086	1,919	(290)	(7)(8)	4,715

Net interest income	17,973	8,327	899		27,199
Provision for loan losses	525	805			1,330

Net interest income after provision for loan losses	17,448	7,522	899		25,869
Non-interest income	4,553	1,961			6,514
Non-interest expense	16,417	7,286	306	(4)	24,009

Income before income taxes	5,584	2,198	593		8,375
Income tax provision	741	638	201	(13)	1,579

Net Income	$4,843	$1,560	$392		$6,795

Earnings per share
Basic	$2.89	$2.87		(15)
Diluted	$2.88	$2.87		(15)
Pro Forma earnings per share
Basic				(15)	$2.99
Diluted				(15)	$2.99

Notes:

(1)	Cash consideration of $9,320 paid to Indebancorp’s shareholders plus estimated transaction costs, net of tax of $755.
(2)	Estimated fair value of Indebancorp’s loan portfolio acquired is estimated by Croghan to be less than book value. Based on management’s judgment, Croghan applied a discount to the loan portfolio to estimate the fair value adjustment as of March 31, 2013. The adjustment reflects Croghan’s estimates of both market interest rate differential and credit considerations on pools of loans and the potential adjustments required by ASC 310-30, “Receivables - Loans and Debt Securities Acquired with Deteriorated Credit Quality” for applicable individual loans. The portion of the fair market value adjustment that is accretable is assumed to amortize into interest income on a level yield basis over the estimated remaining life of the loans
(3)	Elimination of Indebancorp’s allowance for loan losses.
(4)	Represents the establishment of the estimated core deposit intangible. The core deposit intangible is assumed to amortize into non-interest expense over 10 years, using accelerated methods.
(5)	Goodwill estimate based on the excess of the purchase price over the estimated fair value of the net assets acquired.
(6)	Tax effect of estimated fair market value adjustments.
(7)	Estimated fair market value adjustment related to deposits and is assumed to amortize into interest expense on a level yield basis over the estimated remaining maturity of the deposits.
(8)	Estimated fair market value adjustment related to FHLB borrowings and is assumed to amortize into interest expense on a level basis over the estimated life of the borrowings.
(9)	Reflects the elimination of Indebancorp’s equity account ($1,281) and the additional capital from the issuance of 592,272 shares to Indebancorp’s shareholders ($7,403).
(10)	Reflects the elimination of Indebancorp’s equity account and after-tax transaction costs of $755.

(11)	Reflects the elimination of Indebancorp’s equity account.
(12)	Interest income impact of lost earnings on merger expenses and cash consideration and amortization of fair value market adjustment on accretable loans over the estimated life of the loans.
(13)	Represents the income tax effect of the estimated purchase accounting adjustments using a tax rate of 34%.
(14)	Basic and diluted pro forma earnings per share for the three months ended March 31, 2013 have been computed based on 1,678,630 (Croghan basic), 1,685,475 (Croghan diluted), 519,082 (Indebancorp) and 2,269,977 (pro forma basic) and 2,276,822 (pro forma diluted) shares, respectively.
(15)	Basic and diluted pro forma earnings per share for the twelve months ended December 31, 2012 have been computed based on 1,678,630 (Croghan basic), 1,680,197 (Croghan diluted), 518,271 (Indebancorp), 2,269,977 (pro forma basic) and 2,271,544 (pro forma diluted) shares, respectively.

Croghan Directors and Executive Officers After the Merger

Directors and executive officers

The following table sets forth information concerning each of the current directors. Included in the table is information regarding each person’s principal occupation or employment during the past five years.

Name	Age	Position(s) Held with Croghan and Croghan Colonial Bank and Principal Occupation(s)[1]	Year First Elected or Appointed Director or Officer, As Applicable	Current Term to Expire
Michael D. Allen Sr.	68	Executive Vice President and General Manager of International Metal Hose Company, a manufacturer of flexible conduit and metal tubing located in Bellevue, Ohio.	2002	2015

James E. Bowlus	65	President and Treasurer of Fremont Candy & Cigar Inc., located in Fremont, Ohio. Lead Independent Director of the Company and the Bank since October 2010.	2000	2016

James R. Faist	65	Retired in 2011 as Vice President of Finance of Crown Battery Manufacturing Company located in Fremont, Ohio.	2007	2016

Claire F. Johansen	59	Owner of Lane of Dreams Farm LLC, an equestrian training center located in Tiffin, Ohio.	2000	2014

Stephen A. Kemper	74	Owner and President of Kemper Iron and Metal Company, a recycler and scrap processor located in Bellevue, Ohio.	1996	2015

Daniel W. Lease	65	Vice President of Administration and CFO of WT Holdings LCC, a manufacturing holding company located in Cabot, Pennsylvania. Formerly President of KL&L, Inc., a refractory construction company located in Braddock, Pennsylvania. Formerly Vice President of Administration and CFO of Whetstone Technology, LLC, a refractory products manufacturer located in Cabot, Pennsylvania.	1994	2016

Thomas W. McLaughlin	60	Vice President and Chief Financial Officer of Underground Utilities, Inc., a construction company located in Monroeville, Ohio.	2006	2015

Name	Age	Position(s) Held with Croghan and Croghan Colonial Bank and Principal Occupation(s)[1]	Year First Elected or Appointed Director or Officer, As Applicable	Current Term to Expire

Allan E. Mehlow	58	Chief Financial Officer of The Mosser Group/WMOG Inc. located in Fremont, Ohio.	2000	2016

Rick M. Robertson	60	President and Chief Executive Officer of Croghan and Croghan Colonial Bank since September 2010. Previously served as Executive Vice President and Chief Banking Officer of ViewPoint Bank headquartered in Plano, Texas, from February 2006 to August 2010, and served as Chairman of ViewPoint Bankers Mortgage, Inc., a wholly-owned subsidiary of ViewPoint Bank, from September 2007 to August 2010.	2010	2014

Gary L. Zimmerman	67	Owner and Partner of Swint-Reineck Company, a real estate holding company located in Fremont, Ohio. Formerly Owner and President of Swint-Reineck Hardware, Inc.	1991	2014

[1]	Unless otherwise noted herein, each of the individuals listed has been engaged in the occupations and employment described above for the past five years.

The following are the executive officers of Croghan and Croghan Colonial Bank, all of whom are elected annually and serve at the pleasure of the Board of Directors of Croghan and Croghan Colonial Bank.

Name	Age	Position and Business Background
Stacy A. Cox	45	Ms. Cox is Senior Vice President and Chief Operations Officer of the Bank and has served is such position since September 2011. She previously served as Vice President of Core Banking Operations and Information Technology at First National Bank in Omaha, Nebraska from September 2008 to September 2011. Prior to joining First National Bank Omaha, she worked at Huntington National Bank (Sky Financial Group) from 1992 until 2008 as Senior Vice President.

Thomas J. Elder Jr.	65	Mr. Elder was Executive Vice President/Chief Lending Officer of the Bank until his retirement on July 26, 2013. He had served in such position since May 2010. He joined the Bank in February 2003 and served as Senior Vice President/Chief Lending Officer of the Bank from May 2008 to May 2010, and as Vice President/Chief Lending Officer of the Bank from October 2003 to May 2008. He had also served as Vice President of the Company since July 2006.

Barry F. Luse	60	Mr. Luse is Senior Vice President & Trust Officer of the Bank and has served in such position since May 2010. He joined the Bank in 1990 and served as Trust Officer of the Bank from 1990 to 1993, as Vice President/Trust Officer of the Bank from 1993 to 2009, and as Vice President/Senior Trust Officer of the Bank from May 2009 to May 2010. He has also served as Secretary of the Company since March 2001. Mr. Luse is a lawyer and has been a member of the Ohio Bar since 1983.

Name	Age	Position and Business Background

Kendall W. Rieman	42	Mr. Rieman is Executive Vice President and Chief Financial Officer of the Bank and has served in such position since September 2011. He joined the Bank in 2006 and served as Vice President and Chief Financial Officer/Chief Operations Officer of the Bank from June 2006 to May 2010, as Senior Vice President and Chief Financial Officer/Chief Operations Officer of the Bank from May 2010 to January 2011, and as Executive Vice President and Chief Financial Officer/Chief Operations Officer of the Bank from January 2011 to September 2011. He has also served as Treasurer of the Company since July 2006.

Rick M. Robertson	60	Mr. Robertson is President and Chief Executive Officer of the Company and the Bank and has served in such position since September 2010. Before joining the Company and the Bank, Mr. Robertson served as Executive Vice President and Chief Banking Officer of ViewPoint Bank headquartered in Plano, Texas, from February 2006 until August 2010, and served as Chairman of ViewPoint Bankers Mortgage, Inc., a wholly-owned subsidiary of ViewPoint Bank, from September 2007 until August 2010. Prior to joining ViewPoint Bank, Mr. Robertson worked for Key Bank as Michigan District President from February 2002 until February 2006.

Director independence

The Board of Directors of Croghan affirmatively determines whether each director of the Company is independent based on the definition of an “independent director” set forth in NASDAQ Marketplace Rule 5605(a)(2). In making this determination, the Board of Directors considered any transactions, relationships, or arrangements between each director (including his or her family members and affiliates) and Croghan or the Croghan Colonial Bank, including those described under “Certain relationships and related transactions” on page 83 of this prospectus/proxy statement. Based on these considerations, the Board of Directors has determined that each of the following individuals who served as a director during the 2012 fiscal year qualifies as an “independent director”:

Michael D. Allen Sr.	Claire F. Johansen	Thomas W. McLaughlin
James E. Bowlus	Stephen A. Kemper	Allan E. Mehlow
James R. Faist	Daniel W. Lease	Gary L. Zimmerman

The Board of Directors of Croghan has determined that Rick M. Robertson did not qualify as an “independent director” because he serves as President and Chief Executive Officer of Croghan and Croghan Colonial Bank.

Director compensation

During the 2012 fiscal year, each director received a fee of $900 for attendance at each meeting of the Board of Directors of Croghan Colonial Bank and a fee of $450 for attendance at each committee meeting. Each chair of a committee of the Board of Directors received an additional fee of $100 for attendance at each meeting and the Board’s Lead Independent Director receives an additional fee of $100 for attendance at each meeting of the Board of Directors of Croghan Colonial Bank.

No compensation was paid to directors for attendance at meetings of the Board of Directors of the Croghan in 2013. Directors who are also officers of Croghan or Croghan Colonial Bank do not receive compensation for attendance at committee meetings.

The following contains information regarding the compensation awarded or paid to, or earned by, the directors of Croghan during the 2012 fiscal year.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Michael D. Allen Sr.	$22,600.00	$0	$22,600.00
James E. Bowlus	$27,200.00	$0	$27,200.00
James R. Faist	$16,200.00	$0	$16,200.00
Claire F. Johansen	$22,800.00	$0	$22,800.00
Stephen A. Kemper	$20,700.00	$0	$20,700.00
Daniel W. Lease	$20,100.00	$0	$20,100.00
Thomas W. McLaughlin	$18,300.00	$0	$18,300.00
Allan E. Mehlow	$20,700.00	$0	$20,700.00
Gary L. Zimmerman	$16,200.00	$0	$16,200.00

(1)	Rick M. Robertson is not included in the above table because he served as a named executive officer of Croghan during the 2012 fiscal year, and the fees paid to Mr. Robertson in his capacity as director of Croghan Colonial Bank are fully reflected in the Summary Compensation Table on page 80 of this prospectus/proxy statement.

Compensation of Executive Officers

Provided below is an overview of Croghan’s compensation policies and practices for its executive officers, including named executive officers. The term “named executive officers” refers to the Company’s Chief Executive Officer and those other executive officers of Croghan included in the Summary Compensation Table below.

Objectives of Croghan Compensation Programs

The primary objective of Croghan’s compensation programs is to provide competitive compensation to attract, retain, and motivate qualified employees who will contribute to the long-term success of Croghan. In furtherance of this objective, Croghan regularly evaluates the compensation provided to Croghan’s executive officers to ensure that it remains competitive in relation to the compensation paid to similarly situated executive officers at other financial institutions of comparable size and performance. In addition, Croghan endeavors to ensure that the compensation provided to Croghan’s executive officers is internally equitable based upon the skill requirements and responsibilities associated with each executive position.

Croghan’s compensation programs are designed to reward each executive officer’s job performance and contributions to Croghan. These factors are generally determined in the subjective judgment of Croghan’s Compensation Committee for the Chief Executive Officer and with the benefit of performance reviews and salary recommendations by the Chief Executive Officer and Croghan’s human resources department for other executive officers.

In making compensation decisions, the Compensation Committee places significant emphasis on Croghan’s performance relative to Croghan’s industry and peers. The Compensation Committee generally has not considered stock price as an indicator of company performance in making compensation decisions because the price of Croghan’s common shares is subject to a variety of factors outside of Croghan’s control.

Components of 2012 Executive Compensation

The following are general components to the annual compensation that Croghan provides to its executive officers.

•	base salary

•	cash bonuses

•	retirement and death benefits

•	equity-based awards

•	perquisites and other benefits

Base Salary

Base salary represents the primary component of annual compensation paid to Croghan’s executive officers. When recommending an executive officer’s salary within the pay range established by peer group comparison data, Croghan’s Compensation Committee primarily considers the executive officer’s job performance and contribution to the objectives of Croghan. As discussed above, these factors are determined in the subjective judgment of the Compensation Committee for the Chief Executive Officer and with the benefit of performance reviews and salary recommendations by the Chief Executive Officer for other executive officers of Croghan and Croghan Colonial Bank. To a lesser extent, the Compensation Committee also considers local and national economic conditions and future business prospects of Croghan Colonial Bank in setting base salary levels.

Cash Bonuses

Effective January 1, 2003, Croghan Colonial Bank introduced the “Performance Compensation for STAKEHOLDERS™” program in which all employees, including the named executive officers, participate. Pursuant to this program, employees of Croghan and Croghan Colonial Bank are eligible to receive annual cash bonuses based on the attainment of established company-wide performance goals. These goals focus on four general areas of company performance: growth, profitability, loan quality, and productivity. Performance targets and bonus levels under the program are established at the start of the each fiscal year through a collaborative effort involving management and the Compensation Committee, and are subject to final approval by the Board of Directors. Additionally, Croghan and Croghan Colonial Bank occasionally award discretionary cash bonuses to its executive officers to attract new executive officers, to reward exceptional job performance, or to address special circumstances. Discretionary bonuses are awarded on a limited basis and are not contemplated or anticipated when setting annual compensation for Croghan’s executive officers.

Equity-Based Awards

Croghan believes that it is also important to provide compensation which serves as an incentive for pursuing the long-term growth, profitability and financial success of the company. Accordingly, the Board of Directors adopted the Croghan Bancshares, Inc. 2002 Stock Option and Incentive Plan (the “2002 Plan”), which was approved by the shareholders of Croghan at the 2002 Annual Meeting of Shareholders. The 2002 Plan expired in accordance with its terms in March 2012, as a result of which no further awards may be granted under the 2002 Plan. The Board subsequently adopted the Croghan Bancshares, Inc. 2012 Equity Incentive Plan (the “2012 Plan”), which was approved by the shareholders of Croghan at the 2012 Annual Meeting of Shareholders.

Perquisites and Other Benefits

Croghan provides its executive officers with certain perquisites and other benefits that the Compensation Committee believes are reasonable to enable Croghan to attract and retain qualified executive officers and to promote business development activities by the executive officers in the communities served by Croghan

Colonial Bank. In accordance with past practice, Croghan approved cash bonuses in 2012 to reimburse certain executive officers, including certain named executive officers, for the cost of dues to the Fremont Country Club and the Catawba Island Club. The Compensation Committee believes that these perquisites and other benefits are reasonable in amount and consistent with those provided by similarly situated financial institutions in Croghan’s market area.

The executive officers of Croghan are eligible to participate in Croghan Colonial Bank’s 401(k) Profit Sharing Plan on the same basis as all full-time employees of Croghan Colonial Bank. For each executive officer or other employee who participates in the 401(k) Profit Sharing Plan, Croghan Colonial Bank matches 50% of contributions up to 6% of the participant’s annual compensation, with a maximum match of 3% of annual compensation. Croghan may also provide an annual discretionary contribution to the 401(k) Profit Sharing Plan on behalf of executive officers and other employees based upon a Board-established target percentage of employee compensation for those eligible to participate in the plan.

The executive officers of Croghan are also eligible to participate in all of the employee benefit plans, such as medical, dental, group term life insurance, and disability insurance, which are generally available to all employees of Croghan and Croghan Colonial Bank on a non-discriminatory basis.

Summary Compensation Table

The following contains information regarding the compensation earned by the named executive officers of Croghan during the fiscal years ended December 31, 2012 and 2011.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Rick M. Robertson	2012	$247,570(3)	$41,650	$51,965	$0	$0	$20,622(4)	$361,807
President and Chief Executive Officer of Croghan and Croghan Colonial Bank	2011	$241,200(5)	$40,250	$0	$29,865	$0	$20,652(6)	$331,967
Kendall W. Rieman	2012	$145,711	$0	$26,060	$0	$16,759	$16,691(7)	$205,221
Vice President and Treasurer of the Company and Executive Vice President and Chief Financial Officer of Croghan Colonial Bank	2011	$140,000	$0	$0	$14,932	$18,166	$16,799(8)	$189,897
Thomas J. Elder Jr.	2012	$138,027	$0	$15,605	$0	$15,183	$9,299(9)	$178,114
Vice President of the Company and Executive Vice President and Chief Lending Officer of Croghan Colonial Bank until July 26, 2013	2011	$135,000	$0	$0	$14,932	$16,782	$9,925(10)	$176,639

(1)

Stock awards consist of restricted stock awards granted to employees during the fiscal year ended December 31, 2012 under the 2012 Equity Incentive Plan. Shares awarded in 2012 will vest annually over a five year period, starting April 30, 2013. The dollar value shown in the Stock Awards Column above represent the aggregate grant date fair value computed using the Financial Accounting Standards Board

(“FASB”) ASC Topic 718, “Compensation – Stock Compensation.” Grant date fair value for restricted stock is calculated using the closing stock price on the date of grant, $31.21 per share.
(2)	Represents the grant date fair value of stock options granted to each named executive officer during the applicable fiscal year determined in accordance with Accounting Standards Codification Topic 718. The aggregate grant date fair value of these awards was computed using the Black-Scholes pricing model.
(3)	Includes director fees of $10,800 paid to Mr. Robertson for attendance at meetings of the Board of Directors of the Bank.
(4)	Includes (a) $3,984 reimbursed to Mr. Robertson for the payment of club dues and (b) $8,411 of matching contributions and a $8,227 discretionary contribution made by the Bank to the 401(k) Profit Sharing Plan on behalf of Mr. Robertson.
(5)	Includes director fees of $11,200 paid to Mr. Robertson for attendance at meetings of the Board of Directors of the Bank.
(6)	Includes (a) $6,157 reimbursed to Mr. Robertson for the payment of club dues and (b) $5,069 of matching contributions and a $9,426 discretionary contribution made by the Bank to the 401(k) Profit Sharing Plan of behalf of Mr. Robertson.
(7)	Includes (a) $6,645 reimbursed to Mr. Rieman for the payment of club dues and (b) $4,425 of matching contributions and a $5,621 discretionary contribution made by the Bank to the 401(k) Profit Sharing Plan on behalf of Mr. Rieman.
(8)	Includes (a) $6,180 reimbursed to Mr. Rieman for the payment of club dues and (b) $4,286 of matching contributions and a $6,333 discretionary contribution made by the Bank to the 401(k) Profit Sharing Plan of behalf of Mr. Rieman.
(9)	Includes $4,140 of matching contributions and a $5,159 discretionary contribution made by the Bank to the 401(k) Profit Sharing Plan on behalf of Mr. Elder.
(10)	Includes $4,081 of matching contributions and a $5,844 discretionary contribution made by the Bank to the 401(k) Profit Sharing Plan of behalf of Mr. Elder.

Grants of Plan-Based Awards for 2011 Fiscal Year

Under the 2002 plan, Croghan awarded 28,869 stock options to certain employees of the Bank during the fiscal year ended December 31, 2011. Of the stock options awarded Rick Robertson received 8,250 options, Kendall Rieman 4,125 options and Thomas Elder Jr. 4,125 options. Options award in 2011 vest annually over three years starting May 9, 2012 and carry an exercise price of $24.99.

The following table sets forth information regarding the incentive stock options granted to the named executive officers under the 2002 Plan during the 2011 fiscal year.

Name	Grant Date	Stock Option Awards: Number of Common Shares Underlying Options (#)	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Stock Option Awards($)
Rick M. Robertson	05-09-11	8,250	$24.99	$29,865
Kendall W. Rieman	05-09-11	4,125	$24.99	$14,932
Thomas J. Elder Jr.	05-09-11	4,125	$24.99	$14,932

Grants of Plan-Based Awards for 2012 Fiscal Year

Under the 2012 plan, Croghan awarded 5,250 restricted shares to certain employees during the fiscal year ended December 31, 2012. Of the restricted shares awarded, Rick Robertson received 1,665 shares, Kendall Rieman 835 shares, and Thomas Elder Jr. 500 shares. Shares awarded in 2012 vest annually over a five year period, starting April 30, 2013.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding the unexercised stock options held by each of the named executive officers as of the end of the 2012 fiscal year. Dollar amounts have been rounded up to the nearest whole dollar.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Number of shares or units of stock that have not vested(#)	Market Value of shares or units of stock that have not vested(3)
Rick M. Robertson	2,750	5,500	$24.99	05-09-2021	1,665	$50,399
Kendall W. Rieman	1,375	2,750	$24.99	05-09-2021	835	$25,275
Thomas J. Elder Jr.	1,375	2,750	$24.99	05-03-2021	500	$15,135

(1)	All amounts reflect Common Shares of the Company underlying stock options granted pursuant to the 2002 Plan.
(2)	Stock options have 10-year terms and vest over a 3-year period. The portion of the stock options that are unexercisable will vest and become exercisable as follows: Provided that the Participant has not terminated prior to such date, the Option will vest and become exercisable with respect to one-third of the Common Shares subject to the Option on each of the first three anniversaries of the Grant Date.
(3)	The market value was determined using the closing price of a share of stock at the end of fiscal 2012.

Option Exercises and Restricted Stock Vesting During 2012 Fiscal Year

None of the Company’s named executive officers exercised any stock options during the 2012 fiscal year.

Employment Agreement with Rick M. Robertson

On November 9, 2010, Croghan Colonial Bank entered into an employment agreement with Rick M. Robertson with respect to Mr. Robertson’s service as President and Chief Executive Officer of Croghan Colonial Bank (the “Robertson Agreement”).

The Robertson Agreement provides for an initial term of three years commencing on August 30, 2010. Beginning on August 30, 2011 and each day thereafter, the initial term is automatically extended for one (1) additional day unless either party provides the other with at least 90 days prior written notice that the term will not be extended, such that the term will have a rolling two (2) year term after August 30, 2011.

Pursuant to the Robertson Agreement, Mr. Robertson is entitled to receive an annual base salary of $230,000 that may be adjusted in accordance with the salary administration program in effect for Bank employees generally. Mr. Robertson was eligible to receive a discretionary annual bonus for the period ending December 31, 2010 and is eligible to receive an annual bonus for each period beginning after December 31, 2010 equal to between five percent (5%) and twenty percent (20%) of his annual base salary. The amount of this annual bonus is based on the satisfaction or attainment of mutually acceptable performance goals. Mr. Robertson is entitled to participate in the various employee benefit plans, programs, and arrangements available to other senior officers of Croghan Colonial Bank.

If Mr. Robertson’s employment is terminated by Croghan Colonial Bank without “cause” (as defined in the Robertson Agreement) or voluntarily terminates his employment for “good reason” (as defined in the Robertson Agreement), Mr. Robertson will be entitled to a payment equal to two times his annual base salary.

If Mr. Robertson’s employment is terminated without cause within twenty-four (24) months following a “change in control” (as defined in the Robertson Agreement), in lieu of any other payment under the Robertson Agreement, Mr. Robertson will be entitled to: (a) two times his annual base salary; (b) a payment equal to 14% of his annual base salary; and (c) a payment equal to his “target” bonus opportunity.

If any payment or distribution to Mr. Robertson under the Robertson Agreement or otherwise would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, the payments and or distributions under the Robertson Agreement or otherwise will be reduced to $1.00 less than the amount which would cause the payments or distributions to be subject to the excise tax.

If, following the termination of Mr. Robertson’s employment other than for cause, Croghan Colonial Bank determines that cause to terminate Mr. Robertson existed, Mr. Robertson will forfeit any future rights to payment under the Robertson Agreement and will be required to repay any amounts paid under the Robertson Agreement upon written notice from the Board of Directors of Croghan Colonial Bank.

The Robertson Agreement contains non-competition and non-solicitation covenants to prevent Mr. Robertson, during the term of the Robertson Agreement and for twenty-four (24) months thereafter, from competing with Croghan Colonial Bank within a 100-mile radius of Fremont, Ohio, or soliciting customers or employees of Croghan Colonial Bank to terminate their relationship with Croghan Colonial Bank. The Robertson Agreement also contains a nondisclosure covenant that prevents Mr. Robertson from disclosing confidential information.

Certain relationships and related transactions

Pursuant to its Charter, Croghan’s Audit Committee is responsible for reviewing and overseeing the procedures designed to identify “related party” transactions that are material to Croghan’s consolidated financial statements or otherwise require disclosure under applicable laws and the Audit Committee has the authority to approve such “related party” transactions.

During the 2012 and 2011 fiscal years, Croghan Colonial Bank entered into banking-related transactions in the ordinary course of business with certain executive officers, directors, and principal shareholders of Croghan (including certain executive officers of Croghan Colonial Bank), members of their immediate families and corporations or organizations with which they are affiliated. It is expected that similar transactions will be entered into in the future. Loans to such persons have been made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with Croghan or Croghan Colonial Bank. These loans have been, and are presently, subject to no more than the normal risk of collectibility and present no other unfavorable features.

Security Ownership of Certain Beneficial Owners and Management of Croghan

As of July 29, 2013, no person or entity beneficially owned more than five percent (5%) of the outstanding common shares of the Company.

As of July 29, 2013, the following sets forth certain information concerning the beneficial ownership of common shares by each director of the Company, by each person nominated by the Board of Directors for election as a director of the Company, by each of the named executive officers of the Company and by all current executive officers and directors of the Company as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Michael D. Allen Sr.	6,120	(3)
Charles T. Barteck	14	(3)
James E. Bowlus(4)	35,000	2.06%
Stacy A. Cox	134	(3)
James R. Faist(5)	2,500	(3)
Claire F. Johansen	4,134	(3)
Stephen A. Kemper	10,019	(3)
Daniel W. Lease(6)	5,250	(3)
Barry F. Luse(7)	7,173	(3)
Thomas W. McLaughlin	4,733	(3)
Allan E. Mehlow	3,773	(3)
Kendall W. Rieman	5,742	(3)
Rick M. Robertson	8,883	(3)
Gary L. Zimmerman	840	(3)
All current executive officers and directors as a group (14 persons)	94,315	5.55%

(1)	Unless otherwise noted, the beneficial owner is the owner of record and has sole voting and investment power with respect to all of the common shares and none of the common shares are pledged as security, except for 4,200 common shares held by Mr. McLaughlin which are pledged as security to an unaffiliated financial institution. The mailing address of each of the current executive officers and directors of the Company is 323 Croghan Street, Fremont, Ohio 43420.
(2)	The percent of class is based upon the sum of (a) 1,678,630 common shares of the Company outstanding on the Record Date and (b) the number of common shares, if any, as to which the named person or group has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or will become exercisable within 60 days of July 29, 2013.
(3)	Reflects ownership of less than 1% of the outstanding common shares of the Company.
(4)	Includes 300 shares owned by Mr. Bowlus’ wife, as to which she exercises sole voting and investment power.
(5)	All shares are held jointly by Mr. Faist and his wife, as to which they exercise shared voting and investment power.
(6)	Includes 3,600 shares owned jointly by Mr. Lease and his wife, as to which they exercise shared voting and investment power.
(7)	Includes 130 shares owned by Mr. Luse’s wife, as to which she exercises sole voting and investment power, and 130 shares owned jointly by Mr. Luse and his wife, as to which they exercise shared voting and investment power.

Information With Respect to Croghan

Description of Croghan’s business

General

Croghan was organized under the laws of the State of Ohio on September 27, 1983, and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”). As the result of a reorganization effective in 1984, Croghan acquired all of the voting shares of The Croghan Colonial Bank (“Croghan Colonial Bank”), an Ohio chartered bank organized in 1888. Croghan Colonial Bank is the only direct subsidiary of Croghan and substantially all of Croghan’s operations are conducted through Croghan Colonial Bank. Croghan Colonial Bank has one wholly-owned insurance company subsidiary, Croghan Insurance Agency LLC (“Croghan Insurance”), which was organized on August 21, 2009 as an Ohio limited liability company for the purpose of allowing Croghan Colonial Bank to participate in certain commission revenue generated through its third party insurance agreement. The principal offices of Croghan, Croghan Colonial Bank, and Croghan Insurance are located at 323 Croghan Street, Fremont, Ohio. Croghan Colonial Bank operates 13 Ohio branch offices, including one in Bellevue, one in Clyde, one in Custar, four in Fremont, one in Green Springs, one in Monroeville, one in Norwalk, one in Port Clinton, and two in Tiffin.

Croghan maintains a website at www.croghan.com (this uniform resource locator, or URL, is an inactive textual reference only and is not intended to incorporate Croghan’s website into this prospectus/proxy statement).

Through Croghan Colonial Bank, Croghan operates in one industry segment – the commercial banking industry. Croghan Colonial Bank conducts a general banking business embracing the usual functions of commercial, retail, and savings banking, including time, savings, money market and demand deposits; commercial, industrial, agricultural, real estate, consumer installment, and credit card lending; safe deposit box rental; automatic teller machines; trust department services; and other services tailored for individual customers. Croghan Colonial Bank originates and services secured and unsecured loans to individuals, firms, and corporations. Direct loans are made to individuals and installment obligations are purchased from retailers, both with and without recourse. Croghan Colonial Bank makes a variety of residential, industrial, commercial, and agricultural loans secured by real estate, including interim construction financing. Croghan Colonial Bank also sells qualified mortgage loans in the secondary market and generally retains servicing for such loans. Additionally, investment products bearing no FDIC insurance are offered through Croghan Colonial Bank’s Trust and Investment Services Division.

Interest and fees on loans are Croghan Colonial Bank’s primary sources of income. Croghan Colonial Bank’s principal expenses are interest paid on deposit accounts and borrowed funds, and personnel and operating costs. Operating results are dependent to a significant degree on the “net interest income” of Croghan Colonial Bank, which is the difference between the interest income derived from its interest-earning assets, such as loans and securities, and the interest expense paid on its interest-bearing liabilities, consisting of deposits and borrowings. Interest income and interest expense are significantly affected by general economic conditions and the policies of various regulatory authorities.

Croghan’s only sources of funds are dividends and interest paid by Croghan Colonial Bank. The ability of Croghan Colonial Bank to pay dividends is subject to limitations under various laws and regulations, and to prudent and sound banking principles. Dividend restrictions of Croghan Colonial Bank are further discussed in Note 18 of the December 31, 2012, audited financial statements which are included elsewhere in this prospectus/proxy statement.

As a bank holding company, Croghan is subject to regulation, supervision, and examination by the FRB. The deposits of Croghan Colonial Bank are insured up to the applicable limits by the FDIC and, therefore, Croghan Colonial Bank is subject to regulation, supervision, and examination by the FDIC. As a bank incorporated under the laws of the State of Ohio, Croghan Colonial Bank is also subject to regulation, supervision, and examination by the Division. See “SUPERVISION AND REGULATION” and Note 18, “Regulatory Matters” of the December 31, 2012, audited financial statements.

Because Croghan’s activities have been limited primarily to holding the common shares of Croghan Colonial Bank, the following discussion of operations focuses primarily on the business of Croghan Colonial Bank. The following discussion encompasses only domestic operations since neither Croghan nor Croghan Colonial Bank have any foreign operations or foreign loans.

Employees

At March 31, 2013, Croghan and Croghan Colonial Bank had a total of 179 employees, 149 of which were employed on a full-time basis. Croghan has no separate employees not also employed by Croghan Colonial Bank. No employees are covered by collective bargaining agreements. Management considers its employee relations to be good.

Competition

Croghan Colonial Bank faces intense competition in its market areas. Croghan Colonial Bank competes for commercial and individual deposits and/or loans with other commercial banks in Huron, Ottawa, Sandusky, Seneca, and Wood counties in Northwestern Ohio, as well as with savings and loan associations in the trade area, credit unions, brokerage firms, mutual funds, and loan production offices and other financial units of non-local bank holding companies. Many competitors of Croghan Colonial Bank have substantially greater resources and lending limits and can offer services that Croghan Colonial Bank does not or cannot provide. The primary factors in competing for loans are interest rates charged and overall services provided to borrowers, while the primary factors in competing for deposits are interest rates paid on deposits, account liquidity, convenience, hours of facilities, and quality of service provided to depositors. Croghan Colonial Bank focuses on personalized service, convenience of facilities, pricing of products, community stature, and its local ownership and control in meeting its competition.

Supervision and Regulation

Croghan is registered as a bank holding company under the BHCA. As a bank holding company, Croghan is required to file periodic reports with, and is subject to regulation, supervision and examination by, the FRB. Such examination by the FRB determines whether Croghan is operating in accordance with various regulatory requirements and in a safe and sound manner.

The FRB has extensive enforcement authority over bank holding companies, including the ability to assess civil money penalties, issue cease and desist orders, and require that a bank holding company divest subsidiaries. In general, the FRB may initiate enforcement actions for activities that are deemed by the FRB to constitute a serious risk to the financial safety, soundness, or stability of a bank holding company, that are inconsistent with sound banking principles, or that are in violation of law. Further, bank holding companies and their subsidiaries are prohibited from engaging in certain tying arrangements in connection with any extension of credit or lease or sale of any property or the furnishing of services.

Subject to certain exceptions, the BHCA requires a bank holding company to obtain the prior approval of the FRB before (a) acquiring all or substantially all of the assets of any bank or bank holding company, (b) merging or consolidating with any other bank holding company, or (c) acquiring direct or indirect ownership or control of any voting shares of any other bank, if after such acquisition, the bank holding company would own or control more than 5% of the voting shares of such bank. In making such determinations, the FRB considers the effect of the acquisition on competition, the financial and managerial resources of the holding company, and the convenience and needs of the affected communities.

The BHCA also prohibits a bank holding company from acquiring more than 5% of the voting shares of any company that is not a bank and from engaging in any activities other than banking or managing or controlling banks or furnishing services to its subsidiaries. The primary exception to this prohibition allows a bank holding company to own shares in any company the activities of which the FRB has determined, by order or regulation, to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

The Gramm-Leach-Bliley Act of 1999 (the “GLB Act”) permits qualifying bank holding companies to become financial holding companies and thereby affiliate with securities firms and insurance companies and engage in other activities that are financial in nature. A bank holding company may become a financial holding company if each of its subsidiary banks is well capitalized under the prompt corrective action provisions of the Federal Deposit Insurance Corporation Act of 1991, is well managed, and has at least a satisfactory rating under the Community Reinvestment Act, by filing a declaration that the bank holding company wishes to become a financial holding company. Croghan has not elected to become a financial holding company at this time, but intends to periodically re-evaluate the advantages and disadvantages of becoming a financial holding company.

As an Ohio-chartered bank, Croghan Colonial Bank is further subject to regulation, supervision, and examination by the Division. Chapter 1109 of the Ohio Revised Code imposes limitations on the amount of certain types of loans and other investments that an Ohio-chartered bank is permitted to make. In addition, the aggregate amount that an Ohio-chartered bank can lend to any one borrower is limited by Ohio law to an amount equal to 15% of the institution’s unimpaired capital. An Ohio-chartered bank may lend to one borrower an additional amount not to exceed 10% of the institution’s unimpaired capital, if the additional amount is fully secured by certain forms of “readily marketable collateral.” Real estate is not considered “readily marketable collateral.”

The Division conducts periodic examinations of Croghan Colonial Bank, often times on a joint basis with the FRB examiners. The Division may initiate certain supervisory measures or formal enforcement actions against an Ohio-chartered bank. Ultimately, if the grounds provided by law exist, the Division may place an Ohio-chartered bank in conservatorship or receivership. Any mergers, acquisitions, or changes of control involving an Ohio-chartered bank must be approved by the Division.

In addition to Ohio laws relating to banks, Croghan Colonial Bank is subject to the Ohio general corporation law to the extent such law does not conflict with the laws specifically governing banks.

Croghan Insurance, Croghan Colonial Bank’s wholly-owned insurance agency subsidiary, is also subject to the insurance laws and regulations of the State of Ohio and the Ohio Department of Insurance. The insurance laws and regulations require education and licensing of agencies and individual agents, require reports, and impose business conduct rules.

Croghan Colonial Bank is also a member of the Federal Reserve System and is subject to regulation, supervision, and examination by the FRB. The FRB issues regulations governing the operations of state member banks, examines state member banks, and may initiate enforcement actions against state member banks and certain persons affiliated with them for violations of laws and regulations or for engaging in unsafe or unsound practices. If the grounds provided by law exist, the FRB may appoint a conservator or a receiver for a state member bank.

Sections 23A and 23B of the Federal Reserve Act and the FRB’s Regulation W restrict transactions by banks and their subsidiaries with their affiliates. Generally, Sections 23A and 23B and Regulation W: (a) limit the extent to which a bank or its subsidiaries may engage in “covered transactions” with any one affiliate to an amount equal to 10% of the bank’s capital stock and surplus (i.e., tangible capital); (b) limit the extent to which a bank or its subsidiaries may engage in “covered transactions” with all affiliates to 20% of the bank’s capital stock and surplus; and (c) require that all such covered transactions be on terms substantially the same, or at least as favorable to the bank or subsidiary, as those provided to a non-affiliate. The term “covered transactions” includes the making of loans, the purchase of assets, the issuance of a guarantee, and other similar types of transactions.

A bank’s authority to extend credit to executive officers, directors, and greater than 10% shareholders, as well as entities controlled by such persons, is subject to Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O promulgated by the FRB. Among other requirements, these loans must be made on terms substantially the same as those offered to unaffiliated persons, or be made as part of a benefit or compensation program and on terms widely available to employees, and must not involve a greater than normal risk of repayment. The amount of loans a bank may make to these persons is based, in part, on the bank’s capital position, and specified approval procedures must be followed in making loans which exceed specified amounts.

Croghan and Croghan Colonial Bank are subject to the Community Reinvestment Act of 1977, as amended (the “CRA”), which is designed to encourage financial institutions to give special attention to the needs of low and moderate income areas in meeting the credit needs of the communities in which they operate. If the CRA regulatory evaluation of a bank’s activities is less than satisfactory, regulatory approval of proposed acquisitions, branch openings, and other applications requiring FRB approval may be delayed until a satisfactory CRA evaluation is achieved. Croghan Colonial Bank currently has a CRA regulatory evaluation of satisfactory.

Croghan Colonial Bank is a member of the FHLB of Cincinnati and, therefore, must maintain an investment in the capital stock of the FHLB. Upon the origination or renewal of a loan or advance, each FHLB is required by law to obtain and maintain a security interest in certain types of collateral. Each FHLB is required to establish standards of community investment or service that its members must maintain for continued access to long-term advances from the FHLB. The standards take into account a member’s performance under the CRA and its record of lending to first-time home buyers.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) was enacted into law on July 21, 2010. The Dodd-Frank Act is significantly changing the regulation of financial institutions and the financial services industry. Because the Dodd-Frank Act requires various federal agencies to adopt a broad range of regulations with significant discretion, many of the details of the new law and the effects they will have on Croghan will not be known for months and even years.

Among the provisions already implemented pursuant to the Dodd-Frank Act, the following provisions have or may have an effect on the business of Croghan and/or Croghan Colonial Bank:

•	a new Consumer Financial Protection Bureau has been formed with broad powers to adopt and enforce consumer protection regulations;

•	the federal law prohibiting the payment of interest on commercial demand deposit accounts was eliminated effective in July 2011;

•	the assessment base for determining deposit insurance premiums has been expanded from domestic deposits to average assets minus average tangible equity; and

•	public companies in all industries are or will be required to provide shareholders the opportunity to cast a non-binding advisory vote on executive compensation.

Additional provisions not yet implemented that may have an effect on Croghan and/or Croghan Colonial Bank include the following:

•

new capital regulations for bank holding companies will be adopted, which may impose stricter requirements, and any new trust preferred securities issued after May 19, 2010, no longer constitute Tier I capital; and

•

new corporate governance requirements applicable generally to all public companies in all industries will require new compensation practices and disclosure requirements, including requiring companies to “claw back” incentive compensation under certain circumstances, to consider the independence of compensation advisors, and to make additional disclosures in proxy statements with respect to compensation matters.

Many provisions of the Dodd-Frank Act have not yet been implemented and will require interpretation and rule making by federal regulators. As a result, the ultimate effect of the Dodd-Frank Act on Croghan cannot yet be determined. However, it is likely that the implementation of these provisions will increase compliance costs and fees paid to regulators, along with possibly restricting the operations of Croghan and Croghan Colonial Bank.

Properties

Croghan neither owns nor leases any properties. The principal offices of Croghan, Croghan Colonial Bank, and Croghan Insurance are located at 323 Croghan Street, Fremont, Ohio. In addition, Croghan Colonial Bank operates 13 banking centers, including one in Bellevue, one in Clyde, one in Custar, four in Fremont, one in Green Springs, one in Monroeville, one in Norwalk, one in Port Clinton, and two in Tiffin, Ohio. Croghan Colonial Bank’s operations center is also located in Fremont, Ohio. With the exception of the Port Clinton banking center and an ATM site north of Fremont, which are leased, all premises are owned by Croghan Colonial Bank.

Legal proceedings

Management is aware of no pending legal proceedings to which Croghan, Croghan Colonial Bank, or Croghan Insurance is a party or of which any of their property is subject, other than ordinary routine litigation to which Croghan Colonial Bank is a party incidental to its banking business. Croghan considers none of those proceedings to be material. Similarly, management is aware of no material proceedings involving Croghan, Croghan Colonial Bank, or Croghan Insurance that are contemplated by any governmental authority.

Market price of and dividends on Croghan common shares and related stockholder matters

The ability of Croghan to obtain funds for the payment of dividends on its common shares is largely dependent on the amount of dividends which may be declared and paid by Croghan Colonial Bank to Croghan. However, the FRB expects Croghan to serve as a source of strength to Croghan Colonial Bank, which may require Croghan to retain capital for further investment in Croghan Colonial Bank, rather than pay dividends to Croghan’s shareholders. The ability of Croghan Colonial Bank to pay dividends to Croghan is subject to various legal limitations and to prudent and sound banking principles. Generally, Croghan Colonial Bank may declare a dividend without the approval of the Division, unless the total dividends in a calendar year exceed the total of its net profits for the year plus its retained profits for the preceding two years, less required transfers to surplus. However, Croghan Colonial Bank is prohibited from paying dividends out of its surplus if, after paying such dividends, it would fail to meet the required minimum Total Risk-Based Ratio requirements and minimum Leverage Ratio requirements under the FRB guidelines.

Croghan management’s discussion and analysis of financial condition and results of operations as of March 31, 2013

The following discussion focuses on the consolidated financial condition of Croghan and its subsidiaries at March 31, 2013 as compared to December 31, 2012, and the consolidated results of operations for the quarterly period ending March 31, 2013 compared to the same period in 2012. The purpose of this discussion is to provide the reader with a more thorough understanding of the consolidated financial statements. This discussion should be read in conjunction with the unaudited interim consolidated financial statements and related footnotes included elsewhere in this prospectus/proxy statement.

PERFORMANCE SUMMARY

Net income for the three-month period ended March 31, 2013, was $1,216,000, or $.72 per common shares, compared to $934,000, or $.56 per common share, for the same period in 2012, an increase of $282,000 (30.2%).

The results for the first quarter were positively impacted by a $247,000 increase in net interest income and a $152,000 increase in non-interest income, offset by a $116,000 increase in federal income taxes.

Assets at March 31, 2013, totaled $631,388,000, compared to $630,952,000 at December 31, 2012. Total loans decreased to $315,924,000 at March 31, 2013, from $321,277,000 at December 31, 2012, while total securities increased to $252,164,000 from $242,395,000, and total deposits increased to $530,534,000 from $511,940,000.

Financial Condition

The following comments are based upon a comparison of Croghan’s financial position at March 31, 2013 to December 31, 2012.

Total cash and cash equivalents decreased $4,221,000 (13.5%) and total securities, including restricted stock, increased $9,769,000 (4.0%) during the three-month period ended March 31, 2013. Total loans decreased $5,353,000 (1.7%) to $315,924,000 at March 31, 2013, compared to $321,277,000 at December 31, 2012. During the same period, deposits increased $18,594,000 (3.6%) to $530,534,000 at March 31, 2013, compared to $511,940,000 at December 31, 2012 and federal funds purchased and securities sold under repurchase agreements decreased $17,887,000 (55.3%) to $14,457,000 at March 31, 2013 compared to $32,344,000 at December 31, 2012.

The increase in securities during the three-month period ended March 31, 2013 primarily resulted from the investment of available funds from the net decrease in loans and the additional investment of available cash and cash equivalents. The components of the changes in available-for-sale securities during the period included purchases of $32,716,000 and maturities of $20,334,000. There were no securities sales during the period.

Total loans decreased $5,353,000 (1.7%) during the three-month period ended March 31, 2013. The decrease resulted from pay downs from commercial borrowers and continued soft demand in Croghan Colonial Bank’s lending markets. Croghan Colonial Bank continues to work on growing the portfolio in its established markets as well as those resulting from the December 2011 branch acquisitions.

A primary funding source for Croghan Colonial Bank is customer deposits, as well as federal funds purchased and securities sold under agreements to repurchase. The net increase in these funding sources during the three months ended March 31, 2013 was $707,000 (.1%). Components of the increase in deposits included a $23,163,000 (6.6%) increase in the liquid deposit category (demand, savings, NOW, and money market deposit accounts), which was partially offset by a $4,569,000 (2.8%) decrease in the time deposit category. The decrease in the federal funds purchased and securities sold under agreements to repurchase category primarily resulted from a decrease in public funds deposits and the migration of commercial overnight deposits to other deposit categories. Croghan strives to maintain a strong interest margin by balancing deposit needs to fund anticipated loan demand and by maintaining the necessary deposit pricing structure.

Stockholders’ equity at March 31, 2013 decreased slightly to $67,045,000, or $39.94 book value per common share, compared to $67,164,000, or $40.01 book value per common share, at December 31, 2012. The balance in stockholders’ equity at March 31, 2013 included accumulated other comprehensive income, consisting of net unrealized gains on available-for-sale securities, net of related income taxes. At March 31, 2013, Croghan held $247,987,000 of available-for-sale securities with an unrealized gain, net of income taxes, of $5,028,000 compared to $238,221,000 of available-for-sale securities with an unrealized gain, net of taxes, of $5,843,000 at December 31, 2012.

Croghan declared a cash dividend of $.32 per share on March 12, 2013, payable on April 30, 2013 to shareholders of record as of April 12, 2013.

NET INTEREST INCOME

Net interest income, which represents the excess revenue generated from interest-earning assets over the interest cost of funding those assets, increased $247,000 (5.6%), for the three-month period ended March 31, 2013 as compared to the same period in 2012. The net interest margin increased to 3.23% for the three-month period ended March 31, 2013, compared to 3.18% for the same period in 2012. The increase was due to an increase $22,099,000 in average interest-earning assets and the decrease of the cost on the average interest bearing liabilities due to the current rate environment.

PROVISION FOR LOAN LOSSES AND THE ALLOWANCE FOR LOAN LOSSES

Croghan’s comprehensive loan policy provides guidelines for managing credit risk and asset quality. The policy details acceptable lending practices, establishes loan-grading classifications, and stipulates the use of a loan review process. Croghan employs three staff members dedicated to the credit analysis function to facilitate the early identification of problem loans, to help ensure sound credit decisions, and to assist in the determination of the allowance for loan losses. Croghan also engages an outside credit review firm to supplement the credit analysis function and to provide an independent assessment of the loan review process. Croghan’s loan policy, loan review process, and credit analysis staff facilitate management’s evaluation of the credit risk inherent in the lending function.

The following table provides information relating to the provision and allowance for loan losses for the three month periods ended March 31, 2013 and 2012 (dollars in thousands):

	2013	2012
Provision for loan losses charged to expense	$125	$125
Net loan charge-offs	199	305
Annualized net loan charge-offs as a percent of average outstanding loans	.25%	.41%

The following table provides information relating to non-performing and potential problem loans as of the dates noted (dollars in thousands):

	March 31, 2013	December 31, 2012
Nonaccrual loans	$2,160	$1,837
Loans contractually past due 90 days or more and still accruing interest	901	967
TDR-accruing	4,403	4,342
TDR-non-accruing	902	915
Total TDR loans	5,304	5,258
Potential problem loans, other than those past due 90 days or more, nonaccrual, or restructured	12,681	6,542

Total potential problem and non-performing loans	$21,046	$14,604

Allowance for loan losses	$4,251	$4,325
Allowance for loan losses as a percent of period-end loans	1.35%	1.35%

During the first quarter of 2013, Croghan Colonial Bank recognized a $125,000 provision for loan losses which is the same as the first quarter of 2012. Net loan charge-offs decreased $106,000 to $199,000 during the first quarter of 2013 compared to the same period a year ago. Charge-offs for the first quarter of 2013 included $142,000 of charge-offs to one non-commercial loan customer.

Total potential problem and non-performing loans, which are summarized in the preceding table, increased $6,442,000, or 44.1%, to $21,046,000 at March 31, 2013, compared to $14,604,000 at December 31, 2012. This increase was primarily attributable to one large commercial relationship which was downgraded due to deteriorating cash flow experienced by the customer during the first quarter of 2013. Croghan Colonial Bank continues to closely monitor this credit which has continued to pay as agreed under the terms of its credit agreement with Croghan Colonial Bank.

Croghan typically classifies credits as potential problem loans, regardless of collateralization or the existence of contractually obligated guarantors, when a review of the borrower’s financial statements indicates that the borrowing entity does not generate sufficient operating cash flow to adequately service its debts. All potential problem loans at March 31, 2013, were performing loans (less than 90 days past due) with approximately 80% of outstanding borrowings collateralized by an interest in real property.

The following table provides information about the past due status of Croghan’s potential problem loans as of the dates noted (dollars in thousands):

	March 31, 2013	December 31, 2012
Potential problem loans not currently past due	$9,408	$4,777
Potential problem loans past due one day or more but less than 10 days	256	406
Potential problem loans past due 10 days or more but less than 30 days	2,571	755
Potential problem loans past due 30 days or more but less than 60 days	276	130
Potential problem loans past due 60 days or more but less than 90 days	170	474

Total potential problem loans	$12,681	$6,542

Management will continue to monitor asset quality trends throughout 2013 to ensure adequate provisions for loan losses are made in a timely manner. It is Croghan’s policy to maintain the allowance for loan losses at a level sufficient to provide for losses inherent in the portfolio. Management believes the allowance for loan losses at March 31, 2013 is adequate to provide for those losses identified as well as those losses inherent within the loan portfolio.

NON-INTEREST INCOME

Total non-interest income increased $152,000, or 16.9%, for the three-month period ended March 31, 2013, compared to the same period in 2012. This increase was primarily attributable to an $87,000 (37.8%) increase in trust income and an $82,000 increase in gain on sale of loans. The increase in trust income was largely attributable to a one-time fee for an estate settlement during the quarter. The gain on sale of loans resulted from significant mortgage loan refinancing activity during the first quarter of 2013 in response to the decrease in long-term interest rates.

NON-INTEREST EXPENSES

Total non-interest expenses increased $1,000 for the three-month period ended March 31, 2013, as compared to the same period in 2012. Components of the change in non-interest expenses during the comparable three-month periods included salaries, wages, and employee benefits, which increased $228,000 (10.6%), occupancy of premises expense, which decreased $11,000 (4.3%), amortization of core deposit intangible, which decreased $32,000, and/other operating expenses which decreased $184,000 (11.5%). The increase in salaries, wages, and employee benefits is attributable to certain employees hired in mid-2012, including mortgage loan originators hired to meet increased demand, as well as a commercial and real estate lender for the Tiffin operations. The decrease in other operating expenses includes the impact of certain one-time costs relating to the HSL branches, as well as deregistration from SEC filing requirements.

FEDERAL INCOME TAX EXPENSE

Federal income tax expense increased $116,000 for the three-month period ended March 31, 2013, as compared to the same period in 2012, and the effective tax rate for the three months ended March 31, 2013 was 16.3%, compared to 11.4% for the same period in 2012. The increase in the effective tax rate for the first quarter of 2013, as compared to the first quarter of 2012, is due to tax-exempt income sources comprising a smaller portion of income before federal income taxes as a result of income before federal income taxes increasing $398,000 (37.8%).

LIQUIDITY AND CAPITAL RESOURCES

Short-term borrowings of federal funds purchased and repurchase agreements averaged $22,616,000 for the three-month period ended March 31, 2013 compared to $28,557,000 for the three-month period ended March 31, 2012, and $23,552,000 for the year ended December 31, 2012.

Borrowed funds consist of borrowings from the Federal Home Loan Bank of Cincinnati (FHLB) and Great Lakes Bankers Bank (GLBB) and totaled $14,922,000 at March 31, 2013 compared to $15,199,000 at December 31, 2012. The only activity for the first quarter of 2013 was scheduled payments on the GLBB term loan.

Loan commitments, including letters of credit, as of March 31, 2012 totaled $103,028,000 compared to $94,111,000 at December 31, 2012. Since many of these commitments are expected to expire without being drawn upon, these totals do not necessarily represent future cash requirements.

Qualitative and Quantitative Disclosures About Market Risk

Interest rate risk is one of Croghan’s most significant financial exposures. This risk, which is common to the financial institution sector, is an integral part of Croghan’s operations and impacts the rate-pricing strategy for essentially all loan and deposit products. The management and oversight of interest rate risk, including the establishment of acceptable guidelines, is the responsibility of the Asset/Liability Management Committee (ALCO). ALCO, and the associated Asset/Liability Management Policy, seeks to quantify and monitor the risk, to adequately provide for liquidity needs, and to maximize net interest income by managing net interest yield.

Croghan monitors its interest rate risk through a sensitivity analysis, which strives to measure potential changes in future earnings and the fair values of its financial instruments that could result from hypothetical changes in interest rates. The first step in this analysis is to estimate the expected cash flows from Croghan’s financial instruments using the interest rates in effect at March 31, 2013. To arrive at fair value estimates, the cash flows from Croghan’s financial instruments are discounted to their approximated present values.

Hypothetical changes in interest rates are applied to those financial instruments, and the cash flows and fair value estimations are then simulated. When calculating the net interest income estimations, hypothetical rates are applied to the financial instruments based upon the assumed cash flows. Croghan Colonial Bank has historically applied interest rate “shocks” to its financial instruments of 100 and 200 basis points (up and down) for its net interest income, and 200 basis points (up and down) for the value of its equity. In 2010, Croghan Colonial Bank added 300 and 400 (up and down) shocks to its net interest income to further its monitoring process. Interest rates were still below 1.0% at March 31, 2013, resulting in the sensitivity analysis not being able to be performed with respect to a large negative change in market rates.

The following presents the potential sensitivity in Croghan Colonial Bank’s net interest income for a 100, 200, 300, and 400 basis-point (i.e., 1.0%, 2.0%, 3.0%, and 4.0%) change in market interest rates and the potential sensitivity in the present value of Croghan Colonial Bank’s equity for a sudden and sustained 200 basis-point (i.e., 2.0%) change in market interest rates (dollars in thousands):

	Change in Dollars ($)	Change in Percent (%)	For the Change in Percent (%)
Annual Net Interest Income Impact
For a Change of +100 Basis Points	444	1.23	(5.0)
For a Change of –100 Basis Points	87.24		5.0
For a Change of +200 Basis Points	2,074	5.72	(7.5)
For a Change of –200 Basis Points	N/A	N/A	7.5
For a Change of +300 Basis Points	2,754	7.60	(10.0)
For a Change of –300 Basis Points	N/A	N/A	10.0
For a Change of +400 Basis Points	3,454	9.53	(15.0)
For a Change of –400 Basis Points	N/A	N/A	15.0

Impact on the Net Present Value of Equity
For a Change of +200 Basis Points	11,255	8.99	(20.0)
For a Change of –200 Basis Points	N/A	N/A	20.0

The projected volatility of net interest income and the net present value of equity at March 31, 2013 were within Croghan’s established guidelines. The preceding analysis encompasses the use of a variety of assumptions, including the relative levels of market interest rates, loan prepayments, and the possible reaction of depositors to changes in interest rates. The analysis simulates possible outcomes and should not be relied upon as being indicative of actual results. Additionally, the analysis does not necessarily contemplate all of the actions that Croghan could undertake in response to changes in market interest rates.

Croghan management’s discussion and analysis of financial condition and results of operations as of December 31, 2012

The following discussion is presented to aid in understanding the consolidated financial condition and results of operations of Croghan at December 31, 2012 and 2011, and for the three year period ended December 31, 2012, and should be read in conjunction with the audited financial statements of Croghan included elsewhere in this prospectus/proxy statement.

Results of Operations

Net Income

Croghan’s net income for the year ended December 31, 2012 was $ 4,843,000, compared to $4,754,000 in 2011, and $4,024,000 in 2010. Net income in 2012 as compared to 2011 was favorably impacted by a $250,000 decrease in the provision for loan losses, a $457,000 decrease in federal income tax expense and a $1,085,000 increase in non-interest income, while net income was unfavorably impacted by a $294,000 decrease in net interest income and a $1,409,000 increase in non-interest expense.

Net Interest Income

	2012			2011			2010
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
	(Dollars in thousands)
Assets
Interest-earning assets:
Loans(1)(2)	$306,343	$16,797	5.48%	$286,576	$16,632	5.80%	$306,923	$18,157	5.92%
Taxable securities	156,354	1,231	.79%	98,876	2,724	2.75%	76,954	2,855	3.71%
Non-taxable securities(3)	93,521	3,006	3.21%	64,809	2,254	3.48%	46,831	1,703	3.64%
Interest-earning deposits	8,188	25	.31%	7,327	12	.16%	9,912	24	.24%

Total interest-earning assets(4)	564,406	21,059	3.73%	457,588	21,622	4.73%	440,620	22,739	5.16%

Non-interest-earning assets:
Cash and due from banks	17,524			14,638			16,579
Unrealized gains on securities	8,461			3,389			2,600
Bank premises and equipment, net	7,824			6,568			6,801
Other assets	33,986			28,964			28,456
Less allowance for loan losses	(4,010)			(4,729)			(4,858)

Total	$628,191	$21,059		$506,418	$21,622		$490,198	$22,739

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings, NOW and Money Market deposits	$250,742	$376	.15%	$199,938	$425	.21%	$173,754	$621	.36%
Time Deposits	178,121	1,947	1.09%	131,081	2,195	1.67%	143,955	3,107	2.16%
Federal funds purchased and securities sold under repurchase agreements	23,552	29	.12%	23,432	44	.19%	20,002	47	.23%
Borrowed funds	18,015	734	4.07%	20,075	691	3.44%	34,815	1,310	3.76%

Total interest-bearing liabilities	470,430	3,086	.66%	374,526	3,355	.90%	372,526	5,085	1.37%

Non-interest-bearing liabilities:
Demand deposits	87,396			68,977			57,537
Other liabilities	4,935			3,294			2,886

Total non-interest-bearing liabilities	92,331			72,271			60,423

Stockholders’ equity:
Stockholders’ equity	56,969			56,232			54,649
Unrealized gains on securities	8,461			3,389			2,600

Total stockholders’ equity	65,430			59,621			57,249

Total	$628,191	$3,086		$506,418	$3,355		$490,198	$5,085

Net interest income		$17,973			$18,267			$17,654

Net yield on interest-earning assets			3.18%			3.99%			4.01%

(1)	Included in loan interest income are loan fees of $717,000 in 2012, $447,000 in 2011, and $391,000 in 2010.
(2)	Non-accrual loans are included in loan totals and do not have a material impact on the analysis presented.
(3)	Interest and yield for non-taxable securities have not been tax-effected for the 34% exception for federal income taxes.
(4)	Excludes unrealized gains on taxable and non-taxable securities.
(5)	Average balances have been computed on an average daily basis.
(6)	Average rates have been computed based on the amortized cost of the corresponding asset or liability.

RATE/VOLUME ANALYSIS OF CHANGES IN INCOME AND EXPENSE1

	2012 compared to 2011 Increase (decrease) due to volume/rate(1)			2011 compared to 2010 Increase (decrease) due to volume/rate(1)
	Volume	Rate	Net	Volume	Rate	Net
	(Dollars in thousands)
Interest income:
Loans receivable	$1,112	$(947)	$165	$(1,187)	$(338)	$(1,525)
Taxable securities	1,076	(2,569)	(1,493)	703	(834)	(131)
Non-taxable securities	934	(182)	752	628	(77)	551
Interest-earning deposits	1	12	13	(5)	(7)	(12)

Total interest-earning assets	3, 123	(3,686)	(563)	139	(1,256)	(1,117)

Interest expense:
Savings, NOW, and Money Market deposits	93	(142)	(49)	82	(278)	(196)
Time deposits	648	(896)	(248)	(259)	(653)	(912)
Federal funds purchased and securities sold under repurchase agreements	0	(15)	(15)	7	(10)	(3)
Borrowed funds	(76)	119	43	(516)	(103)	(619)

Total interest-bearing liabilities	665	(934)	(269)	(686)	(1,044)	(1,730)

Net interest income	$2,458	$(2,752)	$(294)	$825	$(212)	$613

(1)	Changes attributable to both volume and rate, which cannot be segregated, have been allocated based on the absolute value of the change due to volume and the change due to rate.

The ratio of net income to daily average total assets and average stockholders’ equity, and certain other ratios, for the periods noted are as follows:

	Year ended December 31,
	2012	2011	2010
Percentage of net income to:
Average total assets	.77%	.94%	.82%
Average stockholders’ equity	7.40%	7.97%	7.03%
Percentage of cash dividends declared per common share to net income per common share	44.29%	45.06%	53.70%
Percentage of average stockholders’ equity to average total assets	10.42%	11.77%	11.68%

2012 vs. 2011. Net interest income for 2012 decreased $294,000, or 1.6%, to $17,973,000, compared to $18,267,000 in 2011. Average interest-earning assets in 2012 increased $106,818,000 (23.3%), which was a direct result of the December 2011 acquisition of four HSL branches which was completed in December of 2011. As a result of soft loan demand in its lending markets, Croghan invested most of the funds resulting from the HSL branches acquisition in securities and also re-invested substantially all proceeds from securities maturities. As a result, the average balance of securities increased $86,190,000 in 2012 as compared to 2011. Average interest-bearing liabilities increased $95,904,000 which was also largely attributable to interest-bearing liabilities obtained from the HSL branches acquisition.

The average rate earned on interest-earning assets decreased to 3.73% in 2012 from 4.73% in 2011, and the average rate paid on interest-bearing liabilities also decreased to .66% in 2012 from .90% in 2011. The net effect of these changes was that Croghan’s net interest yield decreased to 3.18% in 2012 from 3.99% in 2011. Throughout 2012, the Federal Reserve Open Market Committee (FOMC) continued to maintain low managed interest rates. The low rates caused the average rate earned on interest-earning assets and average rate paid on interest-bearing liabilities to further decrease in 2012 even beyond the low rates experienced in 2011. In addition to the overall low level of rates, the average balance of securities increased $86,190,000 (52.7%) while the average balance of loans increased only $19,767,000 (6.9%). As evidenced from the above table, the average rates earned on securities is considerably lower than the rates earned on loans.

2011 vs. 2010. Net interest income for 2011 increased $613,000, or 3.5%, to $18,267,000, compared to $17,654,000 in 2010. Average interest-earning assets in 2011 increased $16,968,000, which resulted from higher total assets primarily in the securities portfolio. Croghan continued to reinvest security maturities, and the loan portfolio run-off into the securities portfolio, which helped maintain net interest income. Average interest-bearing liabilities increased $2,000,000, which was a direct result of increases in savings, NOW, and Money Market deposits throughout 2011 due to the continued change in consumer deposit trends.

The average rate earned on interest-earning assets decreased to 4.73% in 2011 from 5.16% in 2010, and the average rate paid on interest-bearing liabilities also decreased to .90% in 2011 from 1.37% in 2010. The net effect of these changes was that Croghan’s net interest yield decreased to 3.99% in 2011 from 4.01% in 2010. In 2011, the Federal Reserve Open Market Committee (FOMC) continued to maintain low managed interest rates. The low rates caused the average rate earned on interest-earning assets and average rate paid on interest-bearing liabilities to decrease in 2011 even more so than in 2010.

Provision For Loan Losses

Croghan’s loan policy provides guidelines for managing both credit risk and asset quality. The policy details acceptable lending practices, establishes loan-grading classifications, and prescribes the use of a loan review process. Croghan employs credit analysis staff to aid in facilitating the early identification of problem loans, to help ensure sound credit decisions, and to assist in the determination of the allowance for loan losses. Croghan also engages an outside credit review firm to supplement the credit analysis function and to provide an independent assessment of the loan review process. Croghan’s loan policy, loan review process, and credit analysis staff facilitate management’s evaluation of the credit risk inherent in the lending function.

Croghan performs ongoing reviews to identify potential problem and nonperforming loans and also completes in-depth analysis with respect to the quarterly allowance for loan losses calculation. Part of this analysis involves assessing the need for specific reserves relative to impaired loans. This evaluation typically includes a review of the loan’s past performance history, a comparison of the estimated collateral value in relation to the outstanding loan balance, the overall financial strength of the borrower, industry risks pertinent to the borrower, and competitive trends that may influence the borrower’s future financial performance. Loans are considered impaired when, based upon the most current information available, it appears probable that the borrower will not be able to make payments according to the contractual terms of the loan agreement. Impaired loans are recorded at the observable market price of the loan, the fair value of the underlying collateral (if the loan is collateral dependent), or the present value of the expected future cash flows discounted at the loan’s effective interest rate. Given that Croghan’s impaired loans are typically collateralized by real estate or other borrower assets, the fair value of impaired loans is most often based upon the underlying collateral value. Large groups of smaller balance homogenous loans are collectively evaluated for impairment.

To determine the allowance for loan losses, Croghan prepares a detailed quarterly analysis that focuses on delinquency trends, the status of nonperforming loans (i.e., impaired, nonaccrual, restructured, and past due 90 days or more), current and historical trends of charged-off loans within each loan category (i.e., commercial, real estate, and consumer), existing local and national economic conditions, and changes within the volume and mix in each loan category. Higher loss rates are applied in calculating the allowance for loan losses relating to potential problem loans. The loss rates are periodically evaluated considering historic loss rates in the respective potential problem loan categories (i.e., special mention, substandard, doubtful) and current trends.

Regular provisions are made in amounts sufficient to maintain the balance in the allowance for loan losses at a level considered by management to be adequate for losses within the portfolio. Even though management uses all available information to assess possible loan losses, future additions or reductions to the allowance may be required as changes occur in economic conditions and specific borrower circumstances. The regulatory agencies that periodically review Croghan’s allowance for loan losses may also require additions to the allowance or the charge-off of specific loans based upon the information available to them at the time of their examinations.

The following provides factors relating to the provision and allowance for loan losses for the years ended December 31 (dollars in thousands):

	2012	2011	2010
Provision for loan losses charged to expense	$525	$775	$1,675
Net loan charge-offs	978	952	1,153
Net loan charge-offs as a percent of average outstanding net loans	.32%	.34%	.38%

The following provides information relating to problem loans and the allowance for loan losses as of December 31 (dollars in thousands):

	2012	2011	2010
Nonaccrual loans, excluding TDR-non-accruing	$1,837	$3,376	$4,127
Loans contractually past due 90 days or more and still accruing interest	967	672	586
Troubled debt restructuring (“TDR”)-accruing	4,342	3,532	4,665
TDR-non-accruing	916	1,295	—

Total TDR loans	5,258	4,827	4,665
Potential problem loans, other than those past due 90 days or more, nonaccrual, or restructured	6,542	18,161	15,873

Total potential problem and nonperforming loans	14,604	$27,036	$25,251

Allowance for loan losses	$4,325	$4,778	$4,955
Allowance for loan losses as a percent of year-end loans	1.35%	1.58%	1.69%

2012 vs. 2011.

Provision for loan losses and net loan charge-offs

The 2012 provision for loan losses totaled $525,000, which was $250,000 less than the 2011 provision of $775,000. The decrease in the 2012 provision was attributable to overall reduced levels of potential problem and nonperforming loans. During 2012, Croghan recognized $978,000 of net charge-offs, which was up $26,000 from the $952,000 of net charge-offs in 2011. The trends in the historical loss rates, which are used to calculate losses on non-impaired credits, stayed consistent throughout 2012.

Nonaccruals and net loan charge-offs

The $1,918,000 decrease in nonaccrual loans in 2012 compared to 2011 was due to several commercial and commercial real estate loans being paid off. In addition to the loans being paid off, there was one commercial real estate loan totaling $275,000 which was moved to OREO, after realizing a $92,000 charge-off.

Restructured loans

Restructured loans at December 31, 2012 totaled $5,258,000, an increase of $431,000 (8.2%) over the $4,827,000 balance at December 31, 2011. These loans were restructured from their original loan agreements by modifying their principal and interest payment terms, or have interest only payments. These restructured terms allow the client to remain current during a period in which they expect or are experiencing a reduction in their anticipated or actual cash flow. After the period of interest only payments, the loans are anticipated to start paying principal and interest payments similar to the original loan agreements. If a restructured loan is placed on nonaccrual, it is still classified as restructured going forward. Croghan Colonial Bank had 29 restructured loans at December 31, 2012, compared to 18 at December 31, 2011. Most of the increase in restructured loans was in the open-end home equity and 1-4 family real estate loan categories representing credits with smaller balances. Croghan Colonial Bank had 14 restructured loans occurring in 2012 with a recorded investment of $1,648,000.

Potential problem and nonperforming loans

Croghan typically classifies a loan as a potential problem loan, regardless of its collateralization or any contractually obligated guarantors, when a review of the borrower’s financial statements indicates that the borrower does not generate sufficient operating cash flow to adequately service its debts.

Total potential problem and nonperforming loans decreased $12,432,000, or 46.0%, to $14,604,000 at December 31, 2012, compared to $27,036,000 at December 31, 2011. Components of this increase included a decrease of $11,619,000 in potential problem loans, other than those past due 90 days or more, nonaccrual, or restructured. The decrease was the result of several large commercial and commercial real estate loans being paid off as well as one large commercial client totaling $7,455,000 being upgrade to a pass credit.

The following provides additional detail pertaining to the past due status of Croghan’s potential problem loans as of December 31, 2012 (dollars in thousands):

Potential problem loans not currently past due	$4,777
Potential problem loans past due one day or more but less than 10 days	406
Potential problem loans past due 10 days or more but less than 30 days	755
Potential problem loans past due 30 days or more but less than 60 days	130
Potential problem loans past due 60 days or more but less than 90 days	474

Total potential problem loans		$6,542

The following provides additional detail pertaining to the collateralization of Croghan’s potential problem loans as of December 31, 2012 (dollars in thousands):

Collateralized by an interest in real property	$6,390
Collateralized by an interest in assets other than real property	149
Unsecured	3

Total potential problem loans	$6,542

2011 vs. 2010.

Provision for loan losses and net loan charge-offs

The 2011 provision for loan losses totaled $775,000, which was $900,000 less than the 2010 provision of $1,675,000. The decrease in the 2011 provision was attributable to Croghan recognizing a $754,000 recovery to the allowance for loan losses on a loan previously charged off in the fourth quarter of 2009. As a result of this recovery, Croghan recognized a negative $100,000 provision for loan losses during the third quarter of 2011.

During 2011, Croghan recognized $952,000 of net charge-offs, which was down $201,000 from the $1,153,000 of net charge-offs in 2010. The trends in the historical loss rates, which are used to calculate losses on non-impaired credits, stayed consistent throughout 2011.

Nonaccruals and net loan charge-offs

The $751,000 decrease in nonaccrual loans in 2011 compared to 2010 was due to reclassifying nonaccrual loans that were restructured into the new TDR non-accruing category. The total amount of nonaccrual loans, including non-accruing TDRs, increased $544,000. During 2011, a large commercial real estate loan totaling $692,000 went from TDR status to TDR non-accruing; this loan also had charge off amounts of $308,000 during 2011. Also during 2011, Croghan Colonial Bank had one other large commercial real estate loan increasing nonaccrual loans $208,000, after realizing a charge-off of $335,000, and moving $810,000 to OREO.

Restructured loans

Restructured loans at December 31, 2011 totaled $4,827,000 compared to $4,665,000 at December 31, 2010, an increase of $162,000 (3.5%). Croghan Colonial Bank had eight restructured loans occurring during 2011 with a recorded investment of $845,000.

Potential problem and nonperforming loans

Total potential problem and nonperforming loans increased $1,785,000, or 7.1%, to $27,036,000 at December 31, 2011, compared to $25,251,000 at December 31, 2010. Components of this increase included a $544,000 increase in nonaccrual loans, a $2,288,000 increase in potential problem loans, and a $1,133,000 decrease in accruing TDR loans.

The following provides additional detail pertaining to the past due status of Croghan’s potential problem loans as of December 31, 2011 (dollars in thousands):

Potential problem loans not currently past due	$16,984
Potential problem loans past due one day or more but less than 10 days	91
Potential problem loans past due 10 days or more but less than 30 days	167
Potential problem loans past due 30 days or more but less than 60 days	342
Potential problem loans past due 60 days or more but less than 90 days	577

Total potential problem loans		$18,161

The following provides additional detail pertaining to the collateralization of Croghan’s potential problem loans as of December 31, 2011 (dollars in thousands):

Collateralized by an interest in real property	$17,582
Collateralized by an interest in assets other than real property	575
Unsecured	4

Total potential problem loans	$18,161

Noninterest Income

Non-interest income is comprised of the items summarized for the years ended December 31 as follows (dollars in thousands):

	2012	2011	2010
Trust income	$1,167	$1,076	$1,026
Service charges on deposit accounts	1,780	1,444	1,460
Gain on sale of loans	246	115	282
Gain on sale of securities	311	149	11
Loss on security impairment	—	(394)	—
Increase in cash value of life insurance	321	301	411
Gain on life insurance settlement	—	204	—
Other operating income	728	573	590

Total non-interest income	$4,553	$3,468	$3,780

2012 vs. 2011. Total non-interest income in 2012 increased $1,085,000, or 31.3%, to $4,553,000, compared to $3,468,000 in 2011. Service charges on deposit accounts, which include deposit service charges, debit card interchange and service charges and overdraft fees increased $336,000 or 23.3% in 2012. Each of these categories increased as a result of an increase in the number of deposit accounts primarily from the December 2011 HSL branches acquisition. Debit card interchange income accounted for $227,000 of the increase in service charges and increased due to both the increase in numbers of accounts, as well as general increased activity among account holders. During 2011, Croghan Colonial Bank recognized a $394,000 impairment loss on a municipal security and recognized a $204,000 gain from the settlement of a life insurance policy on a deceased former director. Neither of these items reoccurred in 2012. Croghan Colonial Bank continues to monitor the security for possible additional impairment loss.

Croghan recognized gains of $246,000 in 2012 from selling fixed-rate residential mortgage loans compared to $115,000 in 2011, including capitalized mortgage servicing rights of $65,000 and $39,000 respectively during 2012 and 2011. The increase in gains in 2012, was a direct result of increased 1-4 family mortgage loan origination and resulting sales volume with Croghan Colonial Bank selling $8,052,000 of loans in 2012 compared to $4,521,000 in 2011. At December 31, 2012, the unpaid balance of mortgage loans serviced for others amounted to $26,496,000 compared to $24,001,000 at December 31, 2011.

Trust income in 2012 increased $91,000, or 8.5%, from 2011. The Trust Department held total assets of $157,604,000 for 537 clients at December 31, 2012, compared to $151,230,000 for 536 clients at December 31, 2011. Services offered by the Trust Department include qualified retirement plans (e.g., 401k and simple plans), personal trusts, investment management accounts, cash management accounts, individual retirement accounts, custody accounts, charitable trusts, and charitable gift annuities.

During 2012, Croghan Colonial Bank realized gains on sales of securities of $311,000 compared to $149,000 in 2011 as Croghan Colonial Bank sold securities in an effort to manage interest rate risk.

Croghan has purchased split-dollar life insurance policies on behalf of certain current and former employees and officers. The increase in the cash value of these policies accumulates on a tax-exempt basis, as long as the policies are not cashed, and the tax savings is used to fund supplemental retirement benefits for the named individuals. The total cash value of these life insurance policies aggregated $11,087,000 at December 31, 2012 and $10,766,000 at December 31, 2011. The increase in cash value of the policies amounted to $321,000 in 2012 compared to $301,000 in 2011.

Other operating income increased $155,000, or 27.1%, to $728,000 in 2012, from $573,000 in 2011. Other operating income includes fees generated by the Investment Department of Croghan’s Trust and Investment

Services Division. The Investment Department markets non-FDIC insured investment products, such as mutual funds and annuities. Fees generated by the Investment Department totaled $193,000 in 2012, compared to $91,000 in 2011. The increase was due to commissions received under the Croghan insurance shell. Other items comprising other operating income include gains on sale of other real estate owned, rental income, ATM surcharge fees, MasterCard merchant referral commissions, safe deposit box fees, credit life insurance sales commissions, and fees from the sale of official checks and money orders.

2011 vs. 2010. Total non-interest income in 2011 decreased $312,000, or 8.3%, to $3,468,000, compared to $3,780,000 in 2010. Trust income in 2011 increased $50,000, or 4.9%, from 2010. The Trust Department held total assets of $151,230,000 for 556 clients at December 31, 2011, compared to $146,100,000 for 546 clients at December 31, 2010.

The increase in cash value of life insurance amounted to $301,000 in 2011, which was down $110,000 (26.8%) compared to $411,000 in 2010 as these investments tend to follow bond market rates which continue to be at historically low levels.

During 2011, Croghan Colonial Bank realized gains on sales of securities of $149,000 as Croghan Colonial Bank sold bonds in an effort to manage interest rate risk. Croghan Colonial Bank also recognized a $394,000 impairment loss on a municipal security determined to be other than temporarily impaired. The impairment was determined as a result of the issuer of the security having insufficient cash flow to support its contractual obligations to Croghan Colonial Bank.

Croghan recognized gains of $115,000 from selling fixed-rate residential mortgage loans in 2011, including capitalized mortgage servicing rights of $39,000. At December 31, 2011, the unpaid balance of mortgage loans serviced for others amounted to $24,001,000.

Other operating income decreased $17,000, or 2.9%, to $573,000 in 2011, from $590,000 in 2010. This decrease was primarily attributable to fees generated by the Investment Department, which totaled $91,000 in 2011, compared to $112,000 in 2010.

Noninterest Expenses

Non-interest expenses are comprised of the items summarized for the years ended December 31 as follows (dollars in thousands):

	2012	2011	2010
Salaries and wages	$6,872	$6,578	$6,513
Employee benefits	2,050	1,806	1,758

Total personnel	8,922	8,384	8,271
Occupancy of premises	961	851	838
FDIC premium assessments	392	372	528
Amortization of core deposit intangible assets	400	58	58
Equipment and vehicle	1,242	1,095	1,067
Professional and consulting services	581	659	501
State franchise and other taxes	643	512	516
Postage	287	252	259
Stationery and supplies	242	231	222
Advertising and marketing	292	217	190
Third party computer processing	210	223	278
Examination fees	185	179	186
MasterCard franchise and processing	168	125	134
Loan collection and repossession fees	381	359	291
ATM network and processing fees	357	151	174
Telephone	123	89	91
Other operating	839	1,251	1,128

Total non-interest expenses	$16,417	$15,008	$14,732

2012 vs. 2011. Total non-interest expenses in 2012 increased to $16,417,000, from $15,008,000 in 2011, an increase of $1,409,000, or 9.4%.

Non-interest expenses generally tended to increase in 2012, as compared to 2011, as a result of the December HSL branches acquisition. This was especially true for certain non-interest expense categories, including personnel expense ($538,000 or 6.4%), occupancy of premises (110,000 or 12.9%), equipment and vehicle ($147,000 or 13.4%), state franchise and other tax ($131,000 or 25.6%), and postage ($35,000 or 13.9%). Personnel costs in particular increased as a result of 16 additional full-time and two additional part-time employees related to the branches acquisition.

Professional and consulting fees in 2012 as compared to 2011 decreased $78,000 (11.8%) due to certain costs incurred in 2011, relating to the branches acquisition, which did not recur in 2012. Certain non-interest expenses increased more dramatically including advertising and marketing ($75,000 or 34.6%) as Croghan Colonial Bank introduced its brand in new markets resulting from the branches acquisition. ATM network and processing fees increased $206,000 (136.4%) due to the increased fees of our service contract. The $342,000 increase in amortization of intangible assets was all attributable to the HSL branches acquisition core deposit intangible asset, which is being amortized under an accelerated method as described in Note 1 to the 2012 consolidated financial statements.

2011 vs. 2010. Total non-interest expenses in 2011 increased to $15,008,000, from $14,732,000 in 2010, an increase of $276,000, or 1.9%. Total personnel expense increased $113,000, or 1.4%, to $8,384,000 in 2011, from $8,271,000 in 2010. Full-time equivalent employees totaled 171 at December 31, 2011 (including 16 full-time and two part-time employees from the branch acquisition), compared to 150 at December 31, 2010.

FDIC premium assessments decreased $156,000 (29.5%) to $372,000 in 2011, compared to $528,000 in 2010. The decrease resulted from a change in the method the FDIC calculates the expense which started during the second quarter 2011. The new calculation is based on average asset size rather than domestic deposits and will continue to be calculated this way going forward.

In 2011, Croghan Colonial Bank had one-time expenses related to the branch acquisition approximating $428,000 in the categories of professional and consulting, equipment, postage, public relations, and installations. Also in 2011, loan collection and repossession fees increased $68,000, despite a recovery of $38,000 from one commercial client, due to continued costs associated with resolving troubled assets.

Income Taxes

Federal income tax expense totaled $741,000 in 2012, compared to $1,198,000 in 2011, and $1,003,000 in 2010. The effective tax rate in 2012 was 13.3%, compared to 20.1% in 2011 and 20.0% in 2010. The decrease in the effective tax rate in 2012, as compared to 2011, was attributable to interest income on tax-exempt securities increasing $752,000. As a result, tax-exempt securities income in 2012 comprised 53.8% of income before tax compared to 37.9% in 2011.

Financial Condition

Securities

Croghan’s securities portfolio is used to enhance net interest income, provide liquidity in the event of unforeseen cash flow needs, and diversify financial risk. At December 31, 2012, Croghan classified all securities other than restricted stock as available-for-sale. Available-for-sale securities are reported at fair value, with the net unrealized gain or loss, net of tax, reported as a component of stockholders’ equity known as “accumulated other comprehensive income (loss).” All securities are periodically reviewed for impairment.

Croghan’s available-for-sale investment portfolio is primarily comprised of U.S. Government agency and political subdivision obligations. The fair value of available-for-sale securities totaled $238,221,000 at December 31, 2012, compared to $225,282,000 at December 31, 2011. As previously mentioned in the “Net Interest Income” section, Croghan generally invested the funds available from the December 2011 HSL branches acquisition into the securities portfolio.

Croghan’s restricted stock includes shares issued by the Federal Reserve Bank of Cleveland, Federal Home Loan Bank of Cincinnati, and Bankers Bancshares, Inc. of Gahanna, Ohio. Croghan maintains investments in these entities to facilitate borrowing capacity (FHLB), as a member (Federal Reserve), and for loan participation opportunities (Bankers Bancshares). The carrying value of restricted stock totaled $4,174,000 at December 31, 2012 and $3,844,000 at December 31, 2011.

The aggregate carrying value of all securities at December 31, 2012, totaled $242,395,000, an increase of $13,269,000 (5.8%). The increase was primarily attributable to continued soft loan demand in Croghan Colonial Bank’s primary lending markets.

Loans

The following summarizes total loans and the percent change by major category as of December 31(dollars in thousands):

	2012	2011	Percent Change
Commercial, financial, and agricultural	$35,303	$28,963	21.9
Real estate – residential mortgage	128,252	127,450	.6
Real estate – non-residential mortgage	135,937	126,415	7.5
Real estate – construction	3,635	5,237	(30.64)
Consumer	15,234	11,203	36.0
Credit card	2,916	2,697	8.1

Total loans	$321,277	$301,965	6.4

During 2012, Croghan grew its loan portfolio $19,312,000 (6.4%). As demonstrated in the preceding table, increases occurred in all loan categories except for real estate – construction. During 2012 loans in the Real estate – construction moved from this category into the Real estate-non-residential mortgage category as construction phase projects went to completion and permanent financing. Loans in the commercial, financial, and agricultural loan category increased $6,340,000 or 21.9%, as a result of increased lines of credit in the commercial and agricultural categories, and an increase in floor plan activity. During 2012, Croghan Colonial Bank continued to actively sell new fixed rate mortgage loans in the secondary market with minimal changes to balances from the beginning to the end of the year. Residential mortgage loans are being sold primarily to help manage interest rate risk, as newly-originated 15-30 year fixed rate mortgages are being sold at historically low interest rates.

Loans in the real estate – non-residential mortgage category increased $9,522,000 or 7.5% as both new and existing clients took advantage of the extremely low interest rate environment and borrowed money rather than using existing liquidity to fund their current business or expansion projects. The consumer loan category increased $4,031,000, or 36.0%, which came mainly from Croghan Colonial Bank’s concerted efforts at increasing consumer lending in both the branches and local dealerships. Additional staffing in indirect lending along with increased training and sales goals at the branches were used to identify and close more consumer loans. Primarily, new consumer loans for automotive, recreation vehicles and watercraft were made during 2012. Indirect lending relationships with dealerships in our existing markets contributed to Croghan Colonial Bank increasing loans both to our existing clients using local dealerships, as well as obtaining new clients doing business in Croghan Colonial Bank’s existing markets. Credit card loans increased $219,000 or 8.1% primarily due to one new commercial client doing business with Croghan Colonial Bank during 2012.

OTHER REAL ESTATE OWNED (OREO)

During 2012, OREO, net of related valuation allowance, decreased $582,000 to $1,295,000 at December 31, 2012, compared to $1,877,000 at December 31, 2011. The net effect of OREO sales and write-downs of properties held in OREO, resulted in an overall loss on sale or write-down of OREO of $20,000 during 2012.

Deposits

Deposits and other interest-bearing liabilities at December 31, 2012 decreased $1,715,000, or .3%, compared to December 31, 2011. Deposits and other interest-bearing liabilities serve as a primary source of cash flows to fund loan demand and are summarized in the following table as of December 31 (dollars in thousands):

	2012	2011	Percent Change
Demand non-interest bearing	$89,530	$77,056	16.2
Savings, NOW, and money market deposits	261,860	231,182	13.3
Time deposits	160,550	193,599	(17.1)

Total deposits	511,940	501,837	2.0
Federal funds purchased and securities sold under repurchase agreements	32,344	40,861	(20.8)
Borrowed funds	15,199	18,500	(17.8)

Total deposits and other interest-bearing liabilities	$559,483	$561,198	(.3)

The increases in demand non-interest bearing and savings, NOW, and money market deposits, as well as the decrease in time deposits is due to the extremely low rate environment as depositors throughout the industry are moving deposits from longer-term time deposits to non-maturity deposits. The decrease in Federal funds purchased and securities sold under repurchase agreements was due to commercial clients using different deposit products with Croghan Colonial Bank. The decrease in borrowed funds was attributable to scheduled principal payments on the term loan issued in connection with the December 2011 HSL branches acquisition.

STOCKHOLDERS’ EQUITY

Croghan’s stockholders’ equity is summarized in the following table at December 31 (dollars in thousands):

	2012	2011
Common stock	$23,926	$23,926
Surplus	118	179
Retained earnings	45,361	42,662
Accumulated other comprehensive income	5,843	4,341
Treasury stock	(8,084)	(8,225)

Total stockholders’ equity	$67,164	$62,883

Accumulated other comprehensive income consists of the net unrealized gain on securities classified as available-for-sale, net of related income taxes. At December 31, 2012, Croghan Colonial Bank held $238,221,000 of available-for-sale securities with a net unrealized gain of $5,843,000, net of income taxes compared to available-for-sale securities of $225,282,000 at December 31, 2011, with a net unrealized gain of $4,341,000, net of income taxes. The $1,502,000 increase in accumulated other comprehensive income was the result of customary and expected fluctuations in the bond market related to changes in interest rates during 2012. Management does not believe that any of Croghan Colonial Bank’s investment securities holdings are in a permanent unrealized loss position at December 31, 2012 or 2011.

Treasury stock at December 31, 2012 decreased $141,000, or 1.7%, as compared to December 31, 2011 due to the issuance of 5,250 restricted shares as part of Croghan’s 2012 equity incentive plan. The restricted shares were issued to eight employees and vest equally every year for five years starting April 30, 2013, through April 30, 2017.

Bank holding companies, including Croghan, are subject to minimum capital requirements established by the Federal Reserve Board. Additionally, all insured depository institutions, including Croghan Colonial Bank, are subject to the Federal Reserve Board’s capital classification system that assigns institutions into one of the following categories: well capitalized, adequately capitalized, or undercapitalized. Failure of a bank or bank holding company to meet the adequately capitalized or minimum capital standards may result in the initiation of certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material adverse effect on an institution’s financial statements.

The Federal Reserve Board’s minimum Tier I risk-based and total risk-based capital ratios established for bank holding companies are 4% and 8%, respectively. At December 31, 2012, Croghan had a Tier I risk-based capital ratio of 13.0%, a total risk-based capital ratio of 14.2%, and Tier 1 capital to average assets ratio of 7.6%. To be considered “well capitalized” under prompt corrective action provisions, a bank must have a Tier I risk-based capital ratio of at least 6%, a total capital ratio of at least 10%, and Tier 1 capital to average assets ratio of 5%. At December 31, 2012, Croghan Colonial Bank was deemed “well capitalized” with a Tier I risk-based capital ratio of 14.3%, a total risk-based capital ratio of 15.5%, and a Tier 1 capital to average assets ratio of 8.3%. A detailed analysis of the capital amounts and related capital ratios for Croghan and Croghan Colonial Bank are included in Note 18 to the Consolidated Financial Statements. Management believes that, as of December 31, 2012 and 2011, Croghan and Croghan Colonial Bank met all applicable capital adequacy requirements.

Liquidity

Croghan Colonial Bank’s primary sources of liquidity are derived from its core deposit base and stable stockholders’ equity position. Secondary liquidity is provided by adjusting the daily federal funds sold position (when available), by actively managing the investment portfolio, and by adjusting federal funds purchased (borrowed) under established lines of credit from correspondent banks. At December 31, 2012, Croghan Colonial Bank had established lines of credit with two correspondent banks to purchase federal funds, which are readily available on an unsecured short-term basis to meet daily liquidity needs as they arise. The average balance borrowed under these lines during 2012 totaled $202,000. Croghan Colonial Bank had no federal funds purchased at December 31, 2012 and 2011. Croghan Colonial Bank had additional borrowing capacity of $70,417,000 available from the Federal Home Loan Bank of Cincinnati. These funds can be drawn upon subject to adequate pledging of Federal Home Loan Bank stock and eligible residential mortgage loans.

Additionally, Croghan Colonial Bank maintains a portion of its assets in liquid form to meet anticipated client loan demands and to fund possible deposit account outflows. At December 31, 2012, liquid assets in the form of cash and cash equivalents totaled $31,216,000, or 4.9%, of total assets. Croghan Colonial Bank also had $238,221,000 of available-for-sale securities which management has no current plans of selling, but could provide liquidity should the need arise. Management believes these liquid assets, as well as a staggered maturity schedule for other borrowings, principal pay downs within the investment portfolio, and cash flow from loan repayments provide adequate liquidity for day-to-day operations.

The liquidity needs of Croghan, primarily the need to pay quarterly cash dividends to stockholders, are funded by upstream-dividends from Croghan Colonial Bank. Dividends to the holding company from Croghan Colonial Bank totaled $3,252,000 in 2012, $2,317,000 in 2011, and $3,101,000 in 2010. The ability of Croghan Colonial Bank to pay dividends is subject to limitations under various laws and regulations and to prudent and sound banking practices. In general, subject to certain minimum capital requirements, Croghan Colonial Bank may declare a dividend at any time without the approval from the State of Ohio Division of Financial Institutions, provided its dividends in a calendar year do not exceed the total of its net profits for that year combined with its retained profits for the two preceding years. Under these provisions, Croghan Colonial Bank had $4,392,000 available for dividends on January 1, 2013 and projects adequate income throughout 2013 to support Croghan’s cash dividends to stockholders.

Quantitative and Qualitative Disclosures About Market Risk

Interest rate risk is one of Croghan’s most significant financial exposures. This risk, which is common to the financial institution sector, is an integral part of Croghan’s operations and impacts the rate-pricing strategy for essentially all loan and deposit products. The management and oversight of interest rate risk, including the establishment of acceptable guidelines, is the responsibility of the Asset/Liability Management Committee (ALCO). ALCO, and the associated Asset/Liability Management Policy, seeks to quantify and monitor the risk, to adequately provide for liquidity needs, and to maximize net interest income by managing net interest yield.

Croghan monitors its interest rate risk through a sensitivity analysis, which strives to measure potential changes in future earnings and the fair values of its financial instruments that could result from hypothetical changes in interest rates. The first step in this analysis is to estimate the expected cash flows from Croghan’s financial instruments using the interest rates in effect at December 31, 2012. To arrive at fair value estimates, the cash flows from Croghan’s financial instruments are discounted to their approximated present values.

Hypothetical changes in interest rates are applied to those financial instruments, and the cash flows and fair value estimations are then simulated. When calculating the net interest income estimations, hypothetical rates are applied to the financial instruments based upon the assumed cash flows. Croghan Colonial Bank has historically applied interest rate “shocks” to its financial instruments of 100 and 200 basis points (up and down) for its net interest income, and 200 basis points (up and down) for the value of its equity. In 2010, Croghan Colonial Bank added 300 and 400 (up and down) shocks to its net interest income to further its monitoring process. Interest rates were still below 1.0% at December 31, 2012, resulting in the sensitivity analysis not being able to be performed with respect to a large negative change in market rates.

The following presents the potential sensitivity in Croghan Colonial Bank’s net interest income for a 100, 200, 300, and 400 basis-point (i.e., 1.0%, 2.0%, 3.0%, and 4.0%) change in market interest rates and the potential sensitivity in the present value of Croghan Colonial Bank’s equity for a sudden and sustained 200 basis-point (i.e., 2.0%) change in market interest rates (dollars in thousands):

	December 31, 2012		ALCO Guidelines For the Change in Percent (%)
	Change in Dollars ($)	Change in Percent (%)
Annual Net Interest Income Impact
For a Change of +100 Basis Points	877	2.4	(5.0)
For a Change of –100 Basis Points	119.3		5.0
For a Change of +200 Basis Points	2,142	5.9	(7.5)
For a Change of –200 Basis Points	N/A	N/A	7.5
For a Change of +300 Basis Points	2,829	7.8	(10.0)
For a Change of –300 Basis Points	N/A	N/A	10.0
For a Change of +400 Basis Points	3,433	9.5	(15.0)
For a Change of –400 Basis Points	N/A	N/A	15.0
Impact on the Net Present Value of Equity
For a Change of +200 Basis Points	11,129	9.0	(20.0)
For a Change of –200 Basis Points	N/A	N/A	20.0

The projected volatility of net interest income and the net present value of equity at December 31, 2012 were within Croghan’s established guidelines. The preceding analysis encompasses the use of a variety of assumptions, including the relative levels of market interest rates, loan prepayments, and the possible reaction of depositors to changes in interest rates. The analysis simulates possible outcomes and should not be relied upon as being indicative of actual results. Additionally, the analysis does not necessarily contemplate all of the actions that Croghan could undertake in response to changes in market interest rates.

Off-Balance Sheet Arrangements, Contractual Obligations, and Contingent Liabilities and Commitments

The following table summarizes Croghan’s loan commitments, including letters of credit, as of December 31, 2012(dollars in thousands):

Amount of Commitment to Expire Per Period

Type of Commitment	Total Amount	Less Than 1 Year	1-3 Years	4-5 Years	Over 5 Years
Commercial lines of credit	$54,470	$53,584	$687	$70	$129
Real estate lines of credit	29,964	1,868	1,116	4,947	22,033
Consumer lines of credit	107	107	—	—	—
Credit card lines of credit	10,570	10,570	—	—	—
Guarantees	—	—	—	—	—

Total Commitments	$94,111	$66,129	$1,803	$5,017	$22,162

Croghan had $94,111,000 in total loan commitments at December 31, 2012, including $66,129,000 expiring within one year. All lines of credit represent either fee-paid or legally binding loan commitments for the loan categories noted. Letters of credit are also included in the above amounts, since Croghan requires each letter of credit be supported by a loan agreement. Commercial and consumer lines represent both unsecured and secured obligations. Real estate lines are secured by mortgages on residential and non-residential property. Credit card lines are made on an unsecured basis. It is anticipated that a significant portion of these lines will expire without being drawn upon, particularly credit card lines, which represent the maximum amount available to all cardholders. Additionally, $35,999,000 of the commercial lines are due on demand, with many of those lines established for seasonal operating purposes.

The following summarizes Croghan’s other contractual obligations as of December 31, 2012 (dollars in thousands):

		Payments Due by Period
Contractual Obligations	Total Amount	Less Than 1 Year	1-3 Years	4-5 Years	Over 5 Years
Long-term debt	$15,199	$6,129	$2,417	$6,653	$—
Capital leases	—	—	—	—	—
Operating leases	119	53	66	—	—
Unconditional purchase Obligations	—	—	—	—	—
Other	748	—	—	—	748

Total Obligations	$16,066	$6,182	$2,483	$6,653	$748

Long-term debt represents borrowings from the FHLB which requires payment of interest on a monthly basis with principal due at maturity and a term loan from GLBB which requires quarterly principal and interest payments. The obligations at the FHLB are at fixed interest rates and stipulate a prepayment penalty if the interest rate of the respective note exceeds the current market rate for similar borrowings at the time of prepayment. As notes mature, Croghan evaluates the liquidity and interest-rate circumstances to determine whether to pay off or renew the notes. The evaluation process typically considers: the strength of current and projected client loan demand, Croghan’s federal funds sold or purchased position, projected cash flows from maturing investment securities, the current and projected interest rate environment, local and national economic conditions, and customer demand for Croghan’s deposit product offerings.

Croghan had no capital leases or unconditional purchase obligations as of December 31, 2012. Additionally, obligations pertaining to deposits and securities sold under repurchase agreements are not included. Croghan’s operating lease obligations include the Port Clinton banking center, located in a retail supermarket in the

Knollcrest Shopping Center, and an ATM site north of Fremont. Croghan also has various future operating lease obligations for photocopying and mail processing equipment which are not included in the table.

The “Other” contractual obligation of $748,000 represents projected payments for various participants and their designated beneficiaries in Croghan Colonial Bank’s various supplemental retirement benefit plans. Of this amount, $210,000 was accrued as a liability as of December 31, 2012.

Recently Issued Accounting Pronouncements

A summary of new accounting standards adopted in or subject to adoption in 2012, as well as newly-issued but not effective accounting standards, is presented in Note 2 to the December 31, 2012, consolidated financial statements.

Critical Accounting Policies

Croghan’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America and follow general practices for the commercial banking industry. Application of these principles requires management to make estimates, assumptions, and judgments that affect the amounts reported in the financial statements. These estimates, assumptions, and judgments are based upon the information available as of the date of the financial statements.

The most significant accounting policies followed by Croghan are presented in Note 1 to the Consolidated Financial Statements. These policies, along with the other disclosures presented in the Notes to the Consolidated Financial Statements and in Management’s Discussion and Analysis, provide information about how significant assets and liabilities are valued in the financial statements and how those values are determined. Critical accounting policies are defined as those that are reflective of significant judgments and uncertainties, and potentially could result in materially different results under different assumptions and conditions.

Management has identified the determination of the allowance for loan losses as the accounting area that requires the most subjective and complex estimates, assumptions, and judgments and, as such, could be the most subject to revision in the near term as new information becomes available. Additionally, management has identified the determination of the value of goodwill, fair value of securities, and other financial instruments as accounting areas that require complex estimates, assumptions, and judgments.

As noted in the section entitled “Provision for Loan Losses and the Allowance for Loan Losses”, Croghan performs a detailed quarterly analysis to assess the adequacy of its allowance for loan losses. This analysis encompasses a variety of factors including the potential loss exposure for individually reviewed loans, the historical loss experience for each loan category (i.e., commercial, real estate, and consumer), the volume of nonperforming loans (i.e., loans in nonaccrual status or past due 90 days or more), the volume of loans past due 30 to 89 days, a segmentation of each loan category by internally-assigned risk grades, any significant changes in lending or loan review staff, an evaluation of current and future local and national economic conditions, any significant changes in the volume or mix of loans within each category, a review of the significant concentrations of credit, and any legal, competitive, or regulatory concerns.

A goodwill evaluation is performed as of July 1 of each year. The evaluation process provides data to substantiate the balance in goodwill by estimating Croghan’s implied market value based upon recent bank merger and acquisition transactions. If the results indicate that Croghan’s estimated implied value is greater than its total stockholder’s equity plus goodwill as of the evaluation date, then no impairment exists. To date, none of Croghan’s goodwill evaluations have revealed the need for an impairment charge. On July 1, 2012, Croghan had an independent valuation specialist assess its goodwill. The assessment supported management’s internal assessments that no impairment adjustments to goodwill were warranted. Management performed an internal goodwill assessment during 2010 and 2011 and does not believe that any significant conditions have changed relating to the goodwill impairment through December 31, 2012.

Croghan reviews securities prices and fair value estimates of other financial instruments supplied by an independent pricing service, as well as their underlying pricing methodologies, for reasonableness and to ensure such prices are aligned with traditional pricing matrices. Croghan’s securities portfolio primarily consists of U.S. Government agencies and political subdivision obligations. Pricing for such instruments is typically based on models with observable inputs. From time to time, Croghan will validate, on a sample basis, prices supplied by the independent pricing service by comparison to prices obtained from other third-party sources or derived using internal models. Croghan also considers the reasonableness of inputs for financial instruments that are priced using unobservable inputs.

Information With Respect to Indebancorp

Description of Indebancorp’s business

Indebancorp is an Ohio corporation incorporated on May 23, 1989, and a registered bank holding company under the BHCA. As a registered bank holding company, Indebancorp is subject to regulation, examination and oversight by the FRB. Indebancorp is the parent holding company for its wholly-owned subsidiary, National Bank of Ohio, which was formed on April 27, 1934.

National Bank of Ohio is a federally-chartered commercial bank regulated by the Comptroller of the Currency with its main office located at 147 West Water Street, Oak Harbor, Ohio 43449. In addition, National Bank of Ohio operates full-service branches in the Ohio communities of Curtice, Port Clinton, and Oregon. Port Clinton, Curtice and Oak Harbor are all located in Ottawa County. Oregon is located in Lucas County. National Bank of Ohio also operates limited purpose loan production facilities in the Ohio communities of Fremont and Perrysburg.

National Bank of Ohio primarily derives its revenue from interest on loans, interest and dividend from its investments and income from service charges and fees on deposit accounts and financial services. National Bank of Ohio offers a full range of commercial bank services. These include checking and savings accounts, certificates of deposit, individual retirement accounts, agricultural, small business, and commercial and consumer loans, home mortgages and commercial real estate loans, home equity lines, trust and investment services, safe deposit boxes, drive through banking, automated teller machines (ATM), credit and debit cards and other business and consumer services.

Market price of and dividends on shares of Indebancorp common stock

Indebancorp common shares are not traded on an established market. Indebancorp common shares are traded infrequently and sporadically in privately negotiated transactions. The table below sets forth the high and low prices, of which management is aware, at which Indebancorp shares traded. There may be trades that occurred at prices for which management has no information. Also set forth is the cash dividends declared by Indebancorp to its shareholders during the same periods.

Quarter Ended	High	Low	Per Share Dividends Declared
2013
March 31, 2013	$44.00	$41.00	-0-
June 30, 2013	$43.50	$43.00	$0.35

2012
March 31, 2012	$42.00	$40.00	-0-
June 30, 2012	$42.00	$40.00	$0.35
September 30, 2012	$41.00	$41.00	-0-
December 31, 2012	$41.00	$40.50	$0.35

2011
March 31, 2011	$40.00	$40.00	-0-
June 30, 2011	$42.00	$40.00	$0.35
September 30, 2011	$42.00	$41.00	-0-
December 31, 2011	$42.00	$42.00	$0.35

As of June 30, 2013 , Indebancorp had approximately 479 registered shareholders and 519,082 common shares outstanding.

Indebancorp management’s discussion and analysis of financial condition and results of operations as of March 31, 2013

The following discussion focuses on the consolidated financial condition of Indebancorp and its subsidiaries at March 31, 2013, as compared to December 31, 2012, and the consolidated results of operations for the three months ending March 31, 2013, compared to the same period in 2012. The purpose of this discussion is to provide the reader with a more thorough understanding of the consolidated financial statements.

Financial Condition

Total assets were $221 million at March 31, 2013, compared to $224 million at December 31, 2012, representing a decrease of $3 million or 1.36%. Cash and cash equivalents increased approximately $345,000, or 3.86%, during the three-month period ending March 31, 2013. Securities decreased $ 2.4 million or 8.3% during the three-month period of 2013 primarily due to calls of portfolio securities. Deposits increased $1.565 million, or 0.838%, during the three-month period. Federal Home Loan Bank borrowings decreased $4.186 million from December 31, 2012.

Net loans remained relatively stable decreasing approximately $244,000, or 0.14%, during the three-month period ended March 31, 2013. The allowance for loan losses was $1.970 million, or 1.13% of total loans at March 31, 2013, representing a modest increase of $20,700 from $1.949 million at December 31, 2012.

	March 31, 2013	December 31, 2012	December 31, 2011
Non-performing loans	2,239	2,612	2,029
Other real estate Owned	365	153	282
Allowance for loan losses	1,970	1,949	1,860
Total loans	174,469	174,693	159,517
Allowance: loans	1.13%	1.12%	1.17%
Allowance: non-performing loans	87.99%	71.25%	80.48%

The ratio of gross loans to deposits was 92.62% at March 31, 2013, compared to 93.52% at December 31, 2012. The modest decrease in this ratio is primarily the result of a modest increase in total deposits during the three months ended March 31, 2013. Deposits increased a modest $1.565 million, or 0.837%, from December 31, 2012 to March 31, 2013.

Total shareholders’ equity amounted to $22.1 million, or 10.0%, of total assets, at March 31, 2013, compared to $21.7 million, or 9.7% % of total assets, at December 31, 2012. The increase in shareholders’ equity during the three months ended March 31, 2013 was primarily due to net earnings for the period. Indebancorp and its subsidiary bank met or exceeded all relevant regulatory capital requirements at March 31, 2013.

Results of Operations

Three months ended March 31, 2013 and 2012

For the three months ended March 31, 2013, Indebancorp recorded a net income of $391,277, or $0.75 per share, as compared to a net income $344,959 of, or $0.63 per share, for the three months ended March 31, 2012. The $46,318 increase in net income for the period was principally due to an increase in net interest income of $71,491 and an increase in noninterest income of $30,370, partially offset by a $10,534 increase in noninterest expense and an increase of $35,000 in provision for loan loss expense.

Interest income for the three months ended March 31, 2013, was $2.458 million, representing an approximately $79,000 modest decrease, of 3.1%, compared to the same period in 2012. Interest expense for the three months ended March 31, 2013 was approximately $403,000, a decrease of $150,000, or 27.12%, from the same period in 2012. The decrease in interest expense was due to both rate and volume.

The provision for loan losses for the three months ended March 31, 2013, was $150,000, compared to a $115,000 provision for the same period in 2012. The provision for loan losses is determined based on management’s calculation of the adequacy of the allowance for loan losses, which includes provisions for classified loans as well as for the remainder of the portfolio based on historical data including past charge-offs and current economic trends.

Noninterest income for the three months ended March 31, 2013, was $555,001, an increase of $30,370, or 5.8%, compared to the same period in 2012. This increase was primarily due to increases in gain on sale of loans and mortgage servicing fees.

Noninterest expenses for the three months ended March 31, 2013, increased a modest $10,534, or 0.56%, compared to the same period in 2012.

Federal income tax expense increased $10,009, or 6.5%, for the three months ended March 31, 2013 as compared to the same period in 2012, resulting from the increase in earnings.

Capital Resources

Banks are subject to regulatory capital requirements administered by state and federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action.

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If inadequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. At March 31, 2013 and December 31, 2012, National Bank of Ohio was categorized as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events that management believes have changed the institution’s category.

Banking regulations limit capital distributions by national banks. Generally, capital distributions are limited to undistributed net income for the current and prior two years.

Liquidity

Liquidity refers to Indebancorp’s ability to generate sufficient cash to fund current loan demand, meet deposit withdrawals, pay operating expenses and meet other obligations. Indebancorp’s primary sources of liquidity are cash and cash equivalents, which totaled $9.3 million at March 31, 2013, an increase of $.345 million from December 31, 2012. Securities available-for-sale and loan repayments also serve as sources of liquidity. Other sources of liquidity include, but are not limited to, advances from the FHLB and adjustments of interest rates to attract deposits. Management believes that its sources of liquidity are adequate to meet cash flow obligations for the foreseeable future.

Indebancorp management’s discussion and analysis of financial condition and results of operations as of December 31, 2012

General

The following is management’s analysis of Indebancorp’s consolidated financial condition and consolidated results of operations as of and for the year ended December 31, 2012, compared to the year ended December 31, 2011. This discussion is designed to provide a more comprehensive review of the operating results and financial position than could be obtained from an examination of the consolidated financial statements alone. This analysis should be read in conjunction with the consolidated financial statements and related footnotes and the selected financial data included elsewhere in this prospectus/proxy statement.

Financial Condition

Total assets at December 31, 2012 were $224 million compared to $214 million at December 31, 2011, an increase of $9.4 million, or 4.38%. The increase in total assets consisted principally of an increase in net loans of $15.1 million offset by a decrease in cash and cash equivalents of $5.8 million. The increase in assets was funded primarily through an increase in deposits of $9.6 million, comprised of a $4.2 million increase in noninterest bearing deposits and a $5.4 million increase in interest bearing deposits. The increase in loans consisted primarily of an increase in real estate loans of $17.9 million offset by decrease of $2.7 million in commercial and industrial and consumer loans.

The $17.9 million or 13.25% increase in the real estate loan portfolio between December 31, 2011 and December 31, 2012 was comprised of a $12.0 million, or 13.38%, increase in commercial real estate loans and a $5.9 million, or 13% increase, in residential real estate loans. Agricultural, commercial and industrial, consumer and credit card loans decreased in the aggregate $2.7 million comprised predominately of a decrease of $1.3 million in commercial and industrial loans and a decrease of $1.4 million in consumer loans.

Total deposits were $186.8 million on December 31, 2012 compared to $177.2 million at December 31, 2011, an increase of $9.6 million, or 5.42%.

As a secondary source of liquidity, Indebancorp obtains borrowings from the FHLB of Cincinnati, from which it held advances totaling $12.48 million at December 31, 2012 and $12.83 million at December 31, 2011. Additional advances may be obtained from the FHLB to fund future loan growth and liquidity.

Nonperforming assets at December 31, 2012 consisted of $2.8 million of nonaccrual loans and other real estate owned, or 1.25% of total assets, an increase of $454,000 from December 31, 2011. The nonaccrual loans consisted mainly of $1.7 million in commercial real-estate loans and $ 0.9 million in residential real-estate loans.

Results of Operations

The general economic conditions, the monetary and fiscal policies of state and federal banking agencies and the regulatory policies of agencies that regulate financial institutions affect the operating results of Indebancorp. Interest rates on competing investments and general market rates of interest influence Indebancorp’s cost of funds. Lending activities are influenced by the demand for real estate loans and other types of loans, which in turn is affected by the interest rates at which such loans are made, general economic conditions and the availability of funds for lending activities.

Indebancorp’s net income primarily depends on its net interest income, which is the difference between the interest income earned on interest-earning assets, such as loans and securities, and interest expense incurred on interest-bearing liabilities, such as deposits and borrowings. The level of net interest income is dependent on the interest rate environment and the volume and composition of interest-earning assets and interest-bearing liabilities. Provisions for loan losses, service charges, gains on the sale of assets, other income, noninterest expense, and income taxes also affect net income.

Comparison of Results of Operations for the Year Ended December 31, 2012 to the Year Ended December 31, 2011

Net Income. Net income was $1.560 million for the year ended December 31, 2012, as compared to $1.515 million for the year ended December 31, 2011. The modest increase in net income of $45,411 reflected the net effect of an increase of $417,799 in net interest income after provision expense and a $363,479 increase in noninterest income, which were predominately offset by an increase in noninterest expense of $772,942.

Net Interest Income. Net interest income for the year 2012 increased $772,799resulting primarily from an increase in interest income on loans of $488,343 and a reduction in interest paid on deposits of $296,118. Net interest income after provision for loan losses totaled $7.522 million for the year ended December 31, 2012, as compared to $ 7.104 million for the year ended December 31, 2011, representing an increase of $418,000, or 5.9%. The provision for loan losses increased by $355,000 to $805,000 in 2012 from $450,000 in 2011.

Total interest on loans for the year ended December 31, 2012 increased $488,343, or 5.3% over the year ended December 31, 2011. This increase was due principally to an increase in average balance of loans of $17.1 million.

Interest earned on securities decreased by $173,478 during the year ended December 31, 2012. The decrease in 2012 was primarily a decrease in the yield earned.

Interest paid on deposits decreased $296,118 for the year ended December 31, 2012, compared to the year ended December 31, 2011. The decrease in 2012 over 2011 due to a decrease in rate paid on deposits.

Provision for Loan Losses. Indebancorp maintains an allowance for loan losses in an amount that, in management’s judgment, is adequate to absorb probable losses in the loan portfolio. While management utilizes its best judgment and information available, the ultimate adequacy of the allowance depends on a variety of factors, including past loan loss experience, known and inherent risks in the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. The provision for loan losses is determined by management as the amount to be added to the allowance for loan losses after net charge-offs have been deducted to bring the allowance to a level which is considered adequate to absorb probable losses in the loan portfolio.

The provision for loan losses for the year ended December 31, 2012 totaled $805,000 compared to $450,000 for the year ended December 31, 2011. The provision increased due principally to an increase in net charged off loans from approximatley $267,000 for the year 2011 to $716,000 for the year 2012.

Noninterest income. Noninterest income includes service charges and other fees, net gains on sales of securities available for sale and other income. For the year ended December 31, 2012, noninterest income totaled $1.961 million compared to $1.598 million for the year ended December 31, 2011. During the 2012 period, Indebancorp experienced an increase of $383,000 in the gain on sale of loans.

Noninterest expense. Noninterest expense increased $772,942from the year ended December 31, 2011 compared to the year ended December 31, 2012. The increase in noninterest expense during the 2012 period was primarily the result of increases in salaries and employee benefits expenses of $316,527, equipment expenses of $108,145 and director and committee fees of $68,749.

Income Tax Expense. The income tax expense for 2012 decreased modestly from $674,346 in 2011 to $637,271 for the year 2012. The effective tax rate for 2012 was 29.00% compared to 30.80% for 2011.

Yields Earned and Rates Paid

The following table sets forth certain information relating to Indebancorp’s subsidiary bank’s average balance sheet information and reflects the average yield on interest-earning assets and the average cost of interest-bearing liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balances of interest-earning assets or interest-bearing liabilities for the periods presented. Average balances were derived from daily balances.

	National Bank of Ohio
	Year ended December 31, 2012			Year ended December 31, 2011
	Average outstanding balance	Interest earned / paid	Average yield / rate	Average outstanding balance	Interest earned / paid	Average yield / rate
(Dollars in thousands)
Interest-earning assets:
Loans(1)	$167,790	$9,653	5.75%	$150,551	$9,165	6.01%
Investment securities(2)	$26,489	$525	1.98%	$31,234	$703	2.25%
Other Interest-earning assets	$12,249	$65	0.53%	$13,791	$70	0.51%

Total interest-earning assets	$206,528	$10,243	4.95%	$195,576	$9,938	5.08%
Allowance for loan losses	($1,907)			($1,785)

Noninterest-earning assets	$10,424			$12,807

Total assets	$215,045			$206,598

Interest-bearing liabilities:
Demand deposits	$17,124	$30	0.18%	$14,976	$30	0.20%
Savings accounts	$30,420	$35	0.12%	$28,257	$36	0.13%
Money market accounts	$30,494	$86	0.28%	$33,489	$159	0.47%
Certificates of deposit	$71,677	$1,451	2.02%	$67,307	$1,675	2.49%

Total deposits	$149,715	$1,602	1.07%	$144,029	$1,900	1.32%
FHLB advances	$9,533	$319	3.35%	$12,787	$487	3.81%

Total interest-bearing liabilities	$159,248	$1,921	1.21%	$156,816	$2,387	1.52%

Noninterest-bearing liabilities:	$33,739			$30,415
Other Noninterest-bearing liabilities	$1,499			$1,277

Total liabilities	$194,486			$188,508
Equity	$20,559			$18,090

Total liabilities and equity	$215,045			$206,598

Net interest income; interest rate spread(4)		$8,322	3.74%		$7,551	3.56%

Net Interest-earning assets	$47,280			$38,760

Net interest margin(5)			4.02%			3.86%

Average interest-earning assets to interest-bearing liabilities			129.69%			124.72%

(1)	Net of deferred loan fees and costs and loans in process and includes nonperforming loans.
(2)	Average balance includes unrealized gains and losses. Yield is based on amortized cost.
(3)	Average yield for municipal securities are presented on a tax equivalent basis based on an assumed tax rate of 34%.
(4)	Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5)	Net interest margin represents net interest income divided by average interest-earning assets.

Quantitative and qualitative disclosures about market risk

The most significant market risk to which Indebancorp is exposed is interest rate risk. The business of Indebancorp and the composition of its balance sheet consists of investments in interest-earning assets (primarily loans and securities), which are funded by interest-bearing liabilities (deposits and borrowings). These financial instruments have varying levels of sensitivity to changes in the market rates of interest, resulting in market risk. None of Indebancorp’s financial instruments are held for trading purposes.

The Indebancorp Board of Directors establishes broad policies and operating limits with respect to interest rate risk. Indebancorp manages interest rate risk regularly through its ALCO Committee. The ALCO Committee meets on a quarterly basis and reviews various asset and liability management information, including, but not limited to, National Bank of Ohio’s liquidity position, projected sources and uses of funds, interest rate risk position and economic conditions.

Indebancorp monitors its interest rate risk through modeling, whereby it measures potential changes in its future earnings and the fair values of its financial instruments that may result from one or more hypothetical changes in interest rates. This analysis is performed by estimating the expected cash flows of Indebancorp’s financial instruments using interest rates in effect at March 31, 2013 and December 31, 2012. Income simulation analysis is used to measure the sensitivity of forecasted net interest income to changes in market rates over a one-year time horizon. The economic value of equity (EVE) is calculated by subjecting the period-end balance sheet to changes in interest rates and measuring the impact of the changes on the values of the assets and liabilities. Hypothetical changes in interest rates are then applied to the financial instruments, and the cash flows and fair values are again estimated using these hypothetical rates. For the net interest income estimates, the hypothetical rates are applied to the financial instruments based on the assumed cash flows. Indebancorp applies these interest rate “shocks” to its financial instruments up and down 200 basis points in 100 basis point increments.

The following table presents an analysis of the estimated sensitivity of Indebancorp’s annual net interest income to sudden and sustained 100 basis point changes in market interest rates at March 31, 2013 and December 31, 2012:

March 31, 2013

Changes in Interest Rates (basis points)	Net Interest Income	Dollar Change	Percentage Change
	(Dollars in Thousands)
+200	8,134	268	3.41%
+100	8,025	159	2.02%
0	7,866	—	—
-100	7,799	(67)	(0.85)%
-200	NA	NA	NA

December 31, 2012

Changes in Interest Rates (basis points)	Net Interest Income	Dollar Change	Percentage Change
	(Dollars in Thousands)
+200	8,393	380	4.74%
+100	8,252	238	2.97%
0	8,014	—	—
-100	7,907	(107)	1.34%
-200

Management reviews Net Interest Income at Risk with the Board on a periodic basis. Indebancorp was within all Board-approved limits at March 31, 2013 and December 31, 2012.

Economic Value of Equity at Risk

Economic Value of Equity at Risk (%)

Basis point change scenario	-200	-100	+100	+200
Board policy limits	+/-15%	+/-10%	+/-10%	+/15%
March 31, 2013	NA	(7.31)%	5.59%	8.81%
December 31, 2012	NA	NA	6.56%	10.53%

Management reviews Economic Value of Equity at Risk with the Board on a periodic basis. Indebancorp was within all Board-approved limits at March 31, 2013 and December 31, 2012.

Experts

The consolidated financial statements of Croghan as of December 31, 2012 and 2011, and for the three years ended December 31, 2012, have been audited by CliftonLarsonAllen LLP, an independent registered public accounting firm, as set forth in its report dated August 2, 2013, included in this prospectus/proxy statement. Such consolidated financial statements are included in this prospectus/proxy statement in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Indebancorp as of December 31, 2012 and 2011, and for the two years ended December 31, 2012, included in this prospectus/proxy statement, have been audited by BKD, LLP, an independent registered public accounting firm, as set forth in its reports on such financial statements included in this prospectus/proxy statement. Such consolidated financial statements are included in this prospectus/proxy statement in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Legal Matters

Vorys, Sater, Seymour and Pease LLP has rendered an opinion that the Croghan common shares to be issued to the Indebancorp shareholders in connection with the merger have been duly authorized and, if issued as contemplated by the merger agreement, will be validly issued, fully paid and non-assessable under the laws of the State of Ohio. Vorys, Sater, Seymour and Pease LLP and Shumaker, Loop & Kendrick LLP also will deliver opinions to Croghan and Indebancorp, respectively, regarding the material U.S. federal income tax consequences of the merger. See “The Proposed Merger – Material U.S. federal income tax consequences of the merger” beginning on page 47 of this prospectus/proxy statement.

Where You Can Find More Information

Croghan has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 under the Securities Act to register the Croghan common shares to be issued to Indebancorp shareholders in the merger. This prospectus/proxy statement is a part of the Registration Statement on Form S-4. The rules and regulations of the Securities and Exchange Commission permit us to omit from this prospectus/proxy statement certain information, exhibits and undertakings that are contained in the Registration Statement on Form S-4.

If you would like to request documents from Croghan or Indebancorp, please do so by                 , 2013, in order to receive the documents prior to the Indebancorp special meeting.

CROGHAN BANCSHARES, INC.

Consolidated Balance Sheets (Unaudited)

ASSETS	March 31 2013	December 31 2012
	(Dollars in thousands, except par value)
CASH AND CASH EQUIVALENTS
Cash and due from banks	$11,868	$19,388
Interest-bearing deposits in other banks	15,127	11,828

Total cash and cash equivalents	26,995	31,216

SECURITIES
Available-for-sale, at fair value	247,987	238,221
Restricted stock	4,177	4,174

Total securities	252,164	242,395

LOANS	315,924	321,277
Less: Allowance for loan losses	4,251	4,325

Net loans	311,673	316,952

Premises and equipment, net	7,396	7,514
Cash surrender value of life insurance	11,092	11,087
Goodwill	14,629	14,629
Core deposit intangible asset, net	859	927
Accrued interest receivable	2,850	2,591
Other real estate owned	1,178	1,295
Other assets	2,552	2,346

TOTAL ASSETS	$631,388	$630,952

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Deposits:
Demand, non-interest bearing	$97,204	$89,530
Savings, NOW, and Money Market deposits	277,349	261,860
Time	155,981	160,550

Total deposits	530,534	511,940
Federal funds purchased and securities sold under repurchase agreements	14,457	32,344
Borrowed funds	14,922	15,199
Dividends payable	537	-0-
Other liabilities	3,893	4,305

Total liabilities	564,343	563,788

STOCKHOLDERS’ EQUITY
Common stock, $12.50 par value. Authorized 6,000,000 shares; issued 1,914,109 shares	23,926	23,926
Surplus	135	118
Retained earnings	46,040	45,361
Accumulated other comprehensive income	5,028	5,843
Treasury stock, 235,479 shares in 2013 and 2012, at cost	(8,084)	(8,084)

Total stockholders’ equity	67,045	67,164

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$631,388	$630,952

See notes to consolidated financial statements.

CROGHAN BANCSHARES, INC.

Consolidated Statements of Operations (Unaudited)

	Three months ended March 31
	2013	2012
	(Dollars in thousands, except per share data)
INTEREST INCOME
Loans, including fees	$4,033	$4,092
Securities:
Obligations of U.S. Government agencies and corporations	314	437
Obligations of states and political subdivisions	799	735
Other	50	43
Interest on deposits in other banks	13	11

Total interest income	5,209	5,318

INTEREST EXPENSE
Deposits	418	725
Other borrowings	149	198

Total interest expense	567	923

Net interest income	4,642	4,395
PROVISION FOR LOAN LOSSES	125	125

Net interest income, after provision for loan losses	4,517	4,270

NON-INTEREST INCOME
Gain on sale of loans	87	5
Trust income	317	230
Service charges on deposit accounts	427	417
Other	221	248

Total non-interest income	1,052	900

NON-INTEREST EXPENSES
Salaries, wages, and employee benefits	2,387	2,159
Occupancy of premises	242	253
Amortization of core deposit intangible asset	68	100
Other operating	1,420	1,604

Total non-interest expenses	4,117	4,116

Income before federal income taxes	1,452	1,054
FEDERAL INCOME TAXES	236	120

NET INCOME	$1,216	$934

Net income per share
Basic (1,678,630 shares in 2013 and 1,673,380 shares in 2012)	$0.72	$0.56
Diluted (1,685,475 shares in 2013 and 1,673,380 shares in 2012)	$0.72	$0.56
Dividends declared per share	$0.32	$0.32

See notes to consolidated financial statements.

CROGHAN BANCSHARES, INC.

Consolidated Statements of Comprehensive Income (Unaudited)

	Three months ended March 31
	2013	2012
	(Dollars in thousands)
NET INCOME	$1,216	$934
OTHER COMPREHENSIVE INCOME
Unrealized gains (losses) on available-for-sale securities
	(1,235)	244
Income tax effect	(420)	83

Other comprehensive income (loss)	(815)	161

TOTAL COMPREHENSIVE INCOME	$401	$1,095

See notes to consolidated financial statements.

CROGHAN BANCSHARES, INC.

Condensed Consolidated Statements of Stockholders’ Equity (Unaudited)

	Three months ended March 31
	2013	2012
	(Dollars in thousands, except per share data)
BALANCE AT BEGINNING OF PERIOD	$67,164	$62,883
Comprehensive Income:
Net income	1,216	934
Change in net unrealized gain on securities available-for-sale, net of reclassification adjustments and related income taxes	(815)	161

Total comprehensive income	401	1,095
Stock based compensation	17	45
Cash dividends declared, $.32 per share in 2013 and 2012	(537)	(535)

BALANCE AT END OF PERIOD	$67,045	$63,488

See notes to consolidated financial statements.

CROGHAN BANCSHARES, INC.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three months ended March 31
	2013	2012
	(Dollars in thousands)
NET CASH FLOW FROM OPERATING ACTIVITIES
	$2,386	$3,138

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from maturities of available-for-sale securities	20,334	15,751
Purchases of available-for-sale securities	(32,687)	(62,638)
Purchase of restricted stock	(3)	0
Final settlement payment for branch acquisition	0	(1,026)
Net (increase) decrease in loans	5,164	5,736
Proceeds from sale of premises and equipment	0	170
Proceeds from sale of other real estate owned	91	0
Additions to premises and equipment	(74)	(40)

Net cash used in investing activities	(7,175)	(42,047)

CASH FLOWS FROM FINANCING ACTIVITIES
Net change in deposits	18,732	15,892
Net change in federal funds purchased and securities sold under repurchase agreements	(17,887)	(16,131)
Net change in borrowed funds	(277)	0
Cash dividends paid	0	(535)
Purchase of treasury stock	0	0

Net cash provided by (used in) financing activities	568	(774)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(4,221)	(39,683)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	31,216	60,093

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$26,995	$20,410

SUPPLEMENTAL DISCLOSURES
Cash paid during the year for:
Interest	$593	$845

Federal income taxes	$0	$0

NON-CASH OPERATING ACTIVITY:
Change in deferred income taxes on net unrealized gain on available-for-sale securities	$(420)	$83

NON-CASH INVESTING ACTIVITY:
Change in net unrealized gain on available-for-sale securities	$(1,235)	$244

NON-CASH OPERATING AND INVESTING ACTIVITY:
Transfer of loans to other real estate owned	$0	$90

See notes to consolidated financial statements.

CROGHAN BANCSHARES, INC.

Notes to Consolidated Financial Statements

March 31, 2013

(Unaudited)

NOTE 1 – CONSOLIDATED FINANCIAL STATEMENTS

The consolidated financial statements of Croghan Bancshares, Inc. (“Croghan” or the “Corporation”) and its wholly-owned subsidiary, The Croghan Colonial Bank (the “Bank”), have been prepared without audit. In the opinion of management, all adjustments (including normal recurring adjustments) necessary to present fairly the Corporation’s consolidated financial position, results of operations and changes in cash flows have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles (GAAP) have been omitted. The Corporation’s December 31, 2012 audited financial statements contained within this document contains consolidated financial statements and related footnote disclosures which should be read in conjunction with the accompanying consolidated financial statements. The results of operations for the period ended March 31, 2013, are not necessarily indicative of the operating results expected for the full year.

NOTE 2 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair values of recognized financial instruments were as follows (dollars in thousands):

	March 31, 2013		December 31, 2012
	Carrying amount	Fair value	Carrying amount	Fair value
FINANCIAL ASSETS
Cash and cash equivalents	$26,995	$26,995	$31,216	$31,216
Securities	252,164	252,164	242,395	242,395
Loans, net	311,673	317,314	316,952	323,143

Total	$590,832	$596,473	$590,563	$596,754

FINANCIAL LIABILITIES
Deposits	$530,534	$532,335	$511,940	$513,710
Federal funds purchased and securities sold under repurchase agreements	14,457	14,457	32,344	32,344
Borrowed funds	14,922	16,053	15,199	16,642

Total	$559,913	$562,845	$559,483	$562,696

The preceding summary does not include accrued interest receivable, cash surrender value of life insurance, dividends payable, and other liabilities which are also considered financial instruments. The estimated fair value of such items is considered to be their carrying amount.

The Bank also has unrecognized financial instruments which relate to commitments to extend credit and standby letters of credit. The contract amount of such financial instruments totaled $103,028,000 at March 31, 2013 and $94,111,000 at December 31, 2012. Since many of these commitments are expected to expire without being drawn upon, these contract amounts do not necessarily represent future cash requirements.

The following methods and assumptions were used to estimate fair value of each class of financial instruments:

Cash and Cash Equivalents

Fair value is determined to be the carrying amount for these items because they represent cash or mature in 90 days or less and do not represent unanticipated credit concerns.

Securities

The fair value of available-for-sale securities is determined based on quoted market prices of the individual securities or, if not available, estimated fair value is obtained by comparison to other known securities with similar risk and maturity characteristics. Such value does not consider possible tax ramifications or estimated transaction costs. The fair value of restricted stock is considered to be its carrying amount.

Loans

Fair value for loans is estimated for portfolios of loans with similar financial characteristics. For adjustable rate loans, which re-price at least annually and generally possess low risk characteristics, the carrying amount is believed to be a reasonable estimate of fair value. For fixed-rate loans, the fair value is estimated based on a discounted cash flow analysis, considering weighted average rates and terms of the portfolio, adjusted for credit and interest rate risk inherent in the loans. Fair value for non-performing loans is based on recent appraisals or estimated discounted cash flows. The estimated value of credit card loans is based on existing loans and does not include the value that relates to estimated cash flows from new loans generated from existing cardholders over the remaining life of the portfolio.

Deposit Liabilities

The fair value of core deposits, including demand deposits, savings accounts, and certain money market deposits, is the amount payable on demand. The fair value of fixed-rate certificates of deposit is estimated using the rates offered at period end for deposits of similar remaining maturities. The estimated fair value does not include the benefit that results from the low-cost funding provided by the deposit liabilities compared to the cost of borrowing funds in the marketplace.

Other Financial Instruments

Federal funds purchased and securities sold under repurchase agreements are considered to be short-term borrowings and are valued at carrying value. Borrowed funds are typically long-term in nature with fair value determined based on a discounted cash flow analysis using current interest rates.

The fair value estimates of financial instruments are made at a specific point in time based on relevant market information. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect these estimates.

NOTE 3 – FAIR VALUE MEASUREMENTS

Assets and liabilities carried at fair value are required to be classified and disclosed according to this process for determining fair value. There are three levels of determining fair value:

Level 1 – Quoted prices (unadjusted) in active markets for identical assets or liabilities that the Corporation has the ability to access at the measurement date.

Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include: quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 – Unobservable inputs for the asset or liability for which there is little, if any, market activity at the measurement date. Unobservable inputs reflect the Corporation’s own assumptions about what market participants would use to price the asset or liability. The inputs are developed based on the best information available in the circumstances, which might include the Corporation’s own financial data such as internally developed pricing models, discounted cash flow methodologies, as well as instruments for which the fair value determination requires significant management judgment.

There were no financial instruments measured at fair value that moved to a lower level in the fair value hierarchy due to the lack of observable quotes in inactive markets for those instruments at March 31, 2013 and December 31, 2012.

The following summarizes financial assets (there were no financial liabilities) measured at fair value as of March 31, 2013 and December 31, 2012, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value (dollars in thousands):

	Level 1 inputs	Level 2 inputs	Level 3 inputs	Total fair value
	(Dollars in thousands)
March 31, 2013
Recurring:
Securities available-for-sale:
Obligations of U.S. Government agencies and corporations	$—	$140,558	$—	$140,558
Obligations of states and political subdivisions	—	107,079	—	107,079
Other	—	350	—	350

Total	$—	$247,987	$—	$247,987

Nonrecurring:
Other real estate owned	$—	$—	$1,178	$1,178
Impaired loans	—	—	6,976	6,976

Total	$—	$—	$8,154	$8,154

	Level 1 inputs	Level 2 inputs	Level 3 inputs	Total fair value
	(Dollars in thousands)
December 31, 2012
Recurring:
Securities available-for-sale:
Obligations of U.S. Government agencies and corporations	$—	$131,990	$—	$131,990
Obligations of states and political subdivisions	—	105,881	—	105,881
Other	—	350	—	350

Total	$—	$238,221	$—	$238,221

Nonrecurring:
Other real estate owned	$—	$—	$1,295	$1,295
Impaired loans	—	—	6,621	6,621

Total	$—	$—	$7,916	$7,916

A description of the valuation methodologies used for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy, follows.

In general, fair value is based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market-based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments may include amounts to reflect counterparty credit quality, the corporation’s creditworthiness, among other things, as well as unobservable parameters. Any such valuation adjustments are applied consistently over time. The Corporation’s valuation methodologies may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. While management believes the Corporation’s valuation methodologies are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date.

Securities Available-for-Sale

Where quoted prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities would typically include certain government bonds and exchange traded equities. If quoted market prices are not available, then fair values are estimated using pricing models, quoted prices of securities with similar characteristics, or discounted cash flows. Examples of such instruments, which would generally be classified within Level 2 of the valuation hierarchy, include corporate and municipal bonds, mortgage-backed securities, and asset-backed securities. In certain cases where there is limited activity or less transparency around inputs to the valuation, securities are classified within Level 3 of the valuation hierarchy. The Corporation did not have any securities classified as Level 1 or Level 3 at March 31, 2013 and December 31, 2012.

Impaired Loans

The Corporation does not record impaired loans at fair value on a recurring basis. However, periodically, a loan is considered impaired and is reported at the fair value of the underlying collateral, less estimated costs to sell, if repayment is expected solely from the collateral. Collateral values are estimated using Level 2 inputs, including recent appraisals and Level 3 inputs based on customized discounting criteria. Due to the significance of the Level 3 inputs, impaired loans have been classified as Level 3.

Other Real Estate Owned

The Corporation values other real estate owned at the estimated fair value of the underlying collateral less expected selling costs. Such values are estimated primarily using appraisals and reflect a market value approach. Due to the significance of the Level 3 inputs, other real estate owned has been classified as Level 3.

NOTE 4 – SECURITIES

Amortized cost and fair value of available-for-sale and held-to-maturity securities were as follows (dollars in thousands):

	March 31, 2013		December 31, 2012
	Amortized Cost	Fair value	Amortized cost	Fair value
Obligations of U.S. Government agencies and corporations	$138,010	$140,558	$129,591	$131,990
Obligations of states and political subdivisions	102,009	107,079	99,427	105,881
Other	350	350	350	350

Total available-for-sale	240,369	247,987	229,368	238,221
Restricted stock	4,177	4,177	4,174	4,174

Total	$244,546	$252,164	$233,542	$242,395

Gross unrealized gains and losses on available-for-sale and held-to-maturity securities were as follows (dollars in thousands):

	March 31, 2013		December 31, 2012
	Gross unrealized gains	Gross unrealized losses	Gross unrealized gains	Gross unrealized losses
Obligations of U.S. Government agencies and corporations	$2,881	$3,334	$2,865	$466
Obligations of states and political subdivisions	5,555	485	6,584	130

Total	$8,436	$818	$9,449	$596

NOTE 5 – LOANS AND ALLOWANCE FOR LOAN LOSSES

The following is an analysis of the allowance for loan losses for the three-month periods ended March 31, 2013, and 2012 (dollars in thousands):

3/31/2013	Commercial	Residential real estate	Non- residential real estate	Construction real estate	Consumer	Credit Card	Total
Balance at
December 31, 2012	$621	$1,948	$1,367	$184	$127	$78	$4,325
Provision charged to expense	-33	72	11	108	-17	-16	125
Losses charged off	0	-58	(126)	0	-18	-13	-215
Recoveries	3	4	4	0	4	1	16

Balance at March 31, 2013	$591	$1,966	$1,256	$292	$96	$50	$4,251

3/31/2012	Commercial	Residential real estate	Non- residential real estate	Construction real estate	Consumer	Credit Card	Total
Balance at
December 31, 2011	$615	$1,905	$1,926	$179	$84	$69	$4,778
Provision charged to expense	-194	274	-67	75	34	3	125
Losses charged off	-2	-138	-158	0	-19	-9	-326
Recoveries	4	6	8	0	1	2	21

Balance at March 31, 2012	$423	$2,047	$1,709	$254	$100	$65	$4,598

The following presents the balances in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method as of March 31, 2013 and December 31, 2012 (dollars in thousands):

3/31/2013	Commercial	Residential real estate	Non- residential real estate	Construction real estate	Consumer	Credit card	Total
Allowance for loan losses:
Ending Balance attributable to loans:
Individually evaluated for impairment	$6	$336	$206	$0	$0	$0	$548
Collectively evaluated for impairment	585	1,630	1,050	292	96	50	3,703

Total	$591	$1,966	$1,256	$292	$96	$50	$4,251

Loans individually evaluated for impairment	$773	$3,079	$3,672	$0	$0	$0	$7,524
Loans collectively evaluated for impairment	28,077	125,986	129,798	6,809	15,032	2,698	308,400

Total	$28,850	$129,065	$133,470	$6,809	$15,032	$2,698	$315,924

12/31/2012	Commercial	Residential real estate	Non- residential real estate	Construction real estate	Consumer	Credit card	Total
Allowance for loan losses:
Ending Balance attributable to loans:
Individually evaluated for impairment	$6	$283	$247	$—	$0	$0	$536
Collectively evaluated for impairment	615	1,665	1,120	184	127	78	3,789

Total	$621	$1,948	$1,367	$184	$127	$78	$4,325

Loans individually evaluated for impairment	$909	$2,642	$3,606	$—	$0	$0	$7,157
Loans collectively evaluated for impairment	34,394	125,610	132,331	3,635	15,234	2,916	314,120

Total	$35,303	$128,252	$135,937	$3,635	$15,234	$2,916	$321,277

The following represents loans individually evaluated for impairment by class of loans as of March 31, 2013 and December 31, 2012 (dollars in thousands):

3/31/2013	Unpaid principal balance	Recorded investment	Allowance for loan loss allocated
With no related allowance recorded:
Agricultural loans	$0	$0	$0
Commercial loans	644	644	0
Commercial overdraft LOC	60	60	0
Commercial non-profit/political subdivisions	0	0	0
Open-end home equity	175	175	0
1 – 4 family real estate (1st mortgages)	1,289	1,289	0
1 – 4 family real estate (Jr. mortgages)	13	13	0
Multifamily real estate	191	191	0
Farm real estate	0	0	0
Non-farm/non-residential real estate	996	846	0
Construction real estate	0	0	0
Consumer loans – vehicle	0	0	0
Consumer overdraft LOC	0	0	0
Consumer loans – mobile home	0	0	0
Consumer loans – home improvement	0	0	0
Consumer loans – other	0	0	0
MasterCard/VISA	0	0	0
With an allowance recorded:
Agricultural loans	0	0	0
Commercial loans	69	69	6
Commercial overdraft LOC	0	0	0
Commercial non-profit/political subdivisions	0	0	0
Open-end home equity	13	13	13
1 – 4 family real estate (1st mortgages)	1,589	1,399	324
1 – 4 family real estate (Jr. mortgages)	0	0	0
Multifamily real estate	0	0	0
Farm real estate	0	0	0
Non-farm/non-residential real estate	2,952	2,826	205
Construction real estate	0	0	0
Consumer loans – vehicle	0	0	0
Consumer overdraft LOC	0	0	0
Consumer loans – mobile home	0	0	0
Consumer loans – home improvement	0	0	0
Consumer loans – other	0	0	0
MasterCard/VISA	0	0	0

Total	$7,991	$7,525	$548

12/31/2012	Unpaid principal balance	Recorded investment	Allowance for loan loss allocated
With no related allowance recorded:
Agricultural loans	$0	$0	$0
Commercial loans	771	771	0
Commercial overdraft LOC	61	61	0
Commercial non-profit/political subdivisions	0	0	0
Open-end home equity	177	177	0
1 – 4 family real estate (1st mortgages)	1,110	1,103	0
1 – 4 family real estate (Jr. mortgages)	14	14	0
Multifamily real estate	200	200	0
Farm real estate	0	0	0
Non-farm/non-residential real estate	788	638	0
Construction real estate	0	0	0
Consumer loans – vehicle	0	0	0
Consumer overdraft LOC	0	0	0
Consumer loans – mobile home	0	0	0
Consumer loans – home improvement	0	0	0
Consumer loans – other	0	0	0
MasterCard/VISA	0	0	0
With an allowance recorded:
Agricultural loans	0	0	0
Commercial loans	76	76	6
Commercial overdraft LOC	0	0	0
Commercial non-profit/political subdivisions	0	0	0
Open-end home equity	0	0	0
1 – 4 family real estate (1st mortgages)	1,297	1,133	267
1 – 4 family real estate (Jr. mortgages)	16	16	16
Multifamily real estate	0	0	0
Farm real estate	0	0	0
Non-farm/non-residential real estate	2,968	2,968	247
Construction real estate	0	0	0
Consumer loans – vehicle	0	0	0
Consumer overdraft LOC	0	0	0
Consumer loans – mobile home	0	0	0
Consumer loans – home improvement	0	0	0
Consumer loans – other	0	0	0
MasterCard/VISA	0	0	0

Total	$7,478	$7,157	$536

The Bank categorizes loans into risk categories based on relevant information about the ability of the borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Bank uses the following definitions for risk ratings:

•

Special Mention – Loans classified as “special mention” possess some credit deficiency or potential weakness that deserves close attention, but do not yet warrant substandard classification. Such loans pose unwarranted financial risk that, if not corrected, could weaken the loan and increase risk of losses in the future.

•

Substandard – Loans classified as “substandard” are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans classified as substandard have well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are categorized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

•

Doubtful – Loans classified as “doubtful” have all of the weaknesses of those classified as substandard. Additionally, however, these weaknesses make collection or liquidation in full based on existing conditions improbable.

Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be pass rated loans. The following presents loans as of March 31, 2013, and December 31, 2012, that are collectively evaluated for impairment and are considered not impaired. Investments in each category found below do not include loans that are deemed impaired and analyzed individually for impairment which were presented previously (dollars in thousands):

3/31/2013	Pass	Special mention	Substandard	Doubtful	Not rated
Agricultural loans	$2,282	$0	$0	$0	$0
Commercial loans	22,213	167	2,553	0	0
Commercial overdraft LOC	0	0	0	0	164
Commercial non-profit/political subdivisions	698	0	0	0	0
Open-end home equity	24,621	422	251	0	0
1 – 4 family real estate (1st mortgages)	89,758	1,742	1,637	0	0
1 – 4 family real estate (Jr. mortgages)	7,157	133	265	0	0
Multifamily real estate	7,471	0	2,407	0	0
Farm real estate	8,812	0	0	0	0
Non-farm/non-residential real estate	96,450	8,538	6,120	0	0
Construction real estate	6,181	628	0	0	0
Consumer loans – vehicle	5,527	17	5	0	0
Consumer overdraft LOC	0	0	0	0	258
Consumer loans – mobile home	535	0	0	0	0
Consumer loans – home improvement	219	0	0	0	0
Consumer loans – other	8,407	60	4	0	0
MasterCard/VISA	0	0	0	0	2,698

Total	$280,331	$11,707	$13,242	$0	$3,120

12/31/2012	Pass	Special mention	Substandard	Doubtful	Not rated
Agricultural loans	$5,283	$0	$0	$0	$0
Commercial loans	25,213	2,778	142	0	0
Commercial overdraft LOC	0	0	0	0	245
Commercial non-profit/political subdivisions	733	0	0	0	0
Open-end home equity	25,142	351	272	0	0
1 – 4 family real estate (1st mortgages)	88,183	1,635	2,034	0	0
1 – 4 family real estate (Jr. mortgages)	7,662	54	277	0	0
Multifamily real estate	7,599	0	2,431	0	0
Farm real estate	9,509	45	0	0	0
Non-farm/non-residential real estate	96,184	14,344	2,219	0	0
Construction real estate	3,007	628	0	0	0
Consumer loans – vehicle	5,249	10	5	0	0
Consumer overdraft LOC	0	0	0	0	454
Consumer loans – mobile home	561	0	0	0	0
Consumer loans – home improvement	220	0	0	0	0
Consumer loans – other	8,722	8	5	0	0
MasterCard/VISA	0	0	0	0	2,916

Total	$283,267	$19,853	$7,385	$0	$3,615

The following presents the recorded investment by class of loans which are not on nonaccrual and have collectively been evaluated for impairment as of March 31, 2013 and December 31, 2012 (dollars in thousands):

3/31/2013	30-89 days past due	90+ days past due	Total past due	Not past due	Total
Agricultural loans	$0	$0	$0	$2,282	$2,282
Commercial loans	116	0	116	24,817	24,933
Commercial overdraft LOC	0	0	0	164	164
Commercial non-profit/political subdivisions	0	0	0	698	698
Open-end home equity	443	71	514	24,780	25,294
1 – 4 family real estate (1st mortgages)	1,213	464	1,677	91,460	93,137
1 – 4 family real estate (Jr. mortgages)	141	0	141	7,414	7,555
Multifamily real estate	0	0	0	9,878	9,878
Farm real estate	71	0	71	8,741	8,812
Non-farm/non-residential real estate	897	195	1,092	110,016	111,108
Construction real estate	0	0	0	6,809	6,809
Consumer loans – vehicle	22	0	22	5,527	5,549
Consumer overdraft LOC	1	1	2	256	258
Consumer loans – mobile home	0	0	0	535	535
Consumer loans – home improvement	0	0	0	219	219
Consumer loans – other	82	0	82	8,389	8,471
MasterCard/VISA	38	16	54	2,644	2,698

Total	$3,024	$747	$3,771	$304,629	$308,400

12/31/2012	30-89 days past due	90+ days past due	Total past due	Not past due	Total
Agricultural loans	$0	$0	$0	$5,283	$5,283
Commercial loans	17	0	17	28,116	28,133
Commercial overdraft LOC	0	0	0	245	245
Commercial non-profit/political subdivisions	0	0	0	733	733
Open-end home equity	234	154	388	25,377	25,765
1 – 4 family real estate (1st mortgages)	1,885	770	2,655	89,197	91,852
1 – 4 family real estate (Jr. mortgages)	141	38	179	7,814	7,993
Multifamily real estate	0	0	0	10,030	10,030
Farm real estate	0	0	0	9,554	9,554
Non-farm/non-residential real estate	389	0	389	112,358	112,747
Construction real estate	0	0	0	3,635	3,635
Consumer loans – vehicle	37	0	37	5,227	5,264
Consumer overdraft LOC	4	1	5	449	454
Consumer loans – mobile home	0	0	0	561	561
Consumer loans – home improvement	0	0	0	220	220
Consumer loans – other	95	0	95	8,640	8,735
MasterCard/VISA	33	4	37	2,879	2,916

Total	$2,835	$967	$3,802	$310,318	$314,120

The following presents the recorded investment in loans past due 90 days or more still accruing, nonaccrual, and Troubled Debt Restructurings (TDR) by class as of March 31, 2013 and December 31, 2012 (dollars in thousands):

3/31/2013	Loans past due 90+ and still accruing	Nonaccrual	TDR
Agricultural loans	$0	$0	$0
Commercial loans	0	0	713
Commercial overdraft LOC	0	0	0
Commercial non-profit/political subdivisions	0	0	0
Open-end home equity	71	39	149
1 – 4 family real estate (1st mortgages)	464	2,054	1,029
1 – 4 family real estate (Jr. mortgages)	0	0	13
Multifamily real estate	0	190	0
Farm real estate	0	0	0
Non-farm/non-residential real estate	195	779	3,400
Construction real estate	0	0	0
Consumer loans – vehicle	0	0	0
Consumer overdraft LOC	1	0	0
Consumer loans – mobile home	0	0	0
Consumer loans – home improvement	0	0	0
Consumer loans – other	0	0	0
MasterCard/VISA	0	0	0

Total	$731	$3,062	$5,304

12/31/2012	Loans past due 90+ and still accruing	Nonaccrual	TDR
Agricultural loans	$0	$0	$0
Commercial loans	0	0	848
Commercial overdraft LOC	0	0	0
Commercial non-profit/political subdivisions	0	0	0
Open-end home equity	154	26	150
1 – 4 family real estate (1st mortgages)	770	1,595	1,038
1 – 4 family real estate (Jr. mortgages)	38	16	14
Multifamily real estate	0	200	0
Farm real estate	0	0	0
Non-farm/non-residential real estate	0	916	3,208
Construction real estate	0	—	—
Consumer loans – vehicle	0	0	0
Consumer overdraft LOC	1	0	0
Consumer loans – mobile home	0	0	0
Consumer loans – home improvement	0	0	0
Consumer loans – other	0	0	0
MasterCard/VISA	4	0	0

Total	$967	$2,753	$5,258

TDR loans occurring during the three-month period ended March 31, 2013, consisted of two non-farm/non-residential loans with a recorded investment aggregating $223,000 resulting in no balance added to the allowance for loan losses. The loans both had principal payments stopped for a short period of time.

TDR loans occurring during the three-month period ended March 31, 2012, consisted of two 1-4 family first mortgage real estate loans with a recorded investment aggregating $173,000 resulting in no balance added to the allowance for loan losses. One of the modifications involved a principal amount delay which will result in a balloon payment at maturity. The other modification results in a reduced interest rate.

NOTE 6 – STOCK BASED COMPENSATION

The Corporation established in 2002 a Stock Option and Incentive Plan (the “2002 Plan”) which permitted the awarding of stock options and/or stock appreciation rights to directors, managerial, and other key employees of the Corporation. The 2002 Plan, which provided for the issuance of up to 190,951 shares, expired in March 2012.

At the 2012 Annual Stockholders Meeting, the stockholders of the Corporation adopted the Croghan Bancshares, Inc. 2012 Equity Incentive Plan (the “2012 Plan”), which permits the Corporation to award stock options, stock appreciation rights, restricted stock, and other stock-based and performance-based awards to directors, employees, and other eligible participants. A total of 162,082 shares are available for issuance pursuant to the 2012 Plan.

The Corporation issued 28,869 options during 2011 at an exercise price of $24.99 under the 2002 plan. The options vest over a three-year period on the anniversary date of issuance. At March 31, 2013, 9,623 options were exercisable. There were no options granted, exercised, or forfeited during the quarter ended March 31, 2013.

Compensation expense related to issued stock options amounted to $9,000 and $45,000 for the quarters ended March 31, 2013, and 2012, respectively. As of March 31, 2013, there is $38,000 of unrecognized compensation expense expected to be recognized over the next thirteen-month period.

The Corporation also issued restricted stock awards of 5,250 shares in 2012 with a weighted average grant date fair value of $31.21 per share.

Compensation expense relating to restricted stock is recognized over the vesting period based on the market value of the shares on the issue date amounting to $8,000 during the quarter ended March 31, 2013. As of March 31, 2013, there was $134,000 of total unrecognized compensation cost related to unvested restricted stock awards. The cost is expected to be recognized over a weighted average period of five years. Restricted stock awards vest over a five-year period.

MANAGEMENT’S REPORT ON INTERNAL CONTROL

OVER FINANCIAL REPORTING

The management of Croghan Bancshares, Inc. is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934, designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in conformity with U.S. generally accepted accounting principles. Internal control over financial reporting of Croghan Bancshares, Inc. and its subsidiary (the “Corporation”) includes those policies and procedures that:

(1)	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Corporation;

(2)	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. generally accepted accounting principles, and that receipts and expenditures of the Corporation are being made only in accordance with authorizations of management and directors of the Corporation; and

(3)	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Corporation’s assets that could have a material effect on the financial statements.

With the supervision and participation of our President and Chief Executive Officer and our Treasurer, management assessed the effectiveness of the Corporation’s internal control over financial reporting as of December 31, 2012. In making this assessment, management used the criteria set forth for effective internal control over financial reporting as described in the “Internal Control Integrated Framework,” issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this assessment, management concluded that the Corporation’s system of internal control over financial reporting is effective as of December 31, 2012.

This Annual Report does not include an attestation report of the Corporation’s registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the Corporation’s registered public accounting firm pursuant to rules of the Securities and Exchange Commission that permit the Corporation to provide only management’s report in this Annual Report.

Rick M. Robertson	Kendall W. Rieman
President and Chief Executive Officer	Treasurer

February 12, 2013

Report of Independent Registered Public Accounting Firm

Stockholders and Board of Directors

Croghan Bancshares, Inc.

Fremont, Ohio

We have audited the accompanying consolidated balance sheets of Croghan Bancshares, Inc. and its subsidiary as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2012. These consolidated financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Croghan Bancshares, Inc. and its subsidiary as of December 31, 2012 and 2011, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

Toledo, Ohio

August 2, 2013

CROGHAN BANCSHARES, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
ASSETS	2012	2011
	(Dollars in thousands, except par value)
CASH AND CASH EQUIVALENTS	$31,216	$60,093
SECURITIES
Available-for-sale, at fair value	238,221	225,282
Restricted stock	4,174	3,844

Total securities	242,395	229,126

LOANS	321,277	301,965
Less: Allowance for loan losses	4,325	4,778

Net loans	316,952	297,187

PREMISES AND EQUIPMENT, NET	7,514	8,215
CASH SURRENDER VALUE OF LIFE INSURANCE	11,087	10,766
GOODWILL	14,629	14,675
CORE DEPOSIT INTANGIBLE ASSETS, NET	927	1,327
ACCRUED INTEREST RECEIVABLE	2,591	2,485
OTHER REAL ESTATE OWNED, net of valuation allowance of $33,000 in 2012 and $165,000 in 2011	1,295	1,877
OTHER ASSETS	2,346	3,900

TOTAL ASSETS	$630,952	$629,651

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Deposits:
Demand, non-interest bearing	$89,530	$77,056
Savings, NOW, and Money Market deposits	261,860	231,182
Time	160,550	193,599

Total deposits	511,940	501,837
Federal funds purchased and securities sold under repurchase agreements	32,344	40,861
Borrowed funds	15,199	18,500
Dividends payable	—	535
Other liabilities	4,305	5,035

Total liabilities	563,788	566,768

STOCKHOLDERS’ EQUITY
Common stock, $12.50 par value. Authorized 6,000,000 shares; issued 1,914,109 shares	23,926	23,926
Surplus	118	179
Retained earnings	45,361	42,662
Accumulated other comprehensive income	5,843	4,341
Treasury stock, 235,479 shares in 2012 and 240,729 shares in 2011, at cost	(8,084)	(8,225)

Total stockholders’ equity	67,164	62,883

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$630,952	$629,651

CROGHAN BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years ended December 31,
	2012	2011	2010
	(Dollars in thousands, except per share data)
INTEREST INCOME
Loans, including fees	$16,797	$16,632	$18,156
Securities:
Obligations of U.S. Government agencies and corporations	1,033	2,536	2,640
Obligations of states and political subdivisions	3,006	2,254	1,703
Other	198	188	215
Deposits in other banks	25	12	25

Total interest income	21,059	21,622	22,739

INTEREST EXPENSE
Deposits	2,323	2,620	3,728
Other borrowings	763	735	1,357

Total interest expense	3,086	3,355	5,085

Net interest income	17,973	18,267	17,654
PROVISION FOR LOAN LOSSES	525	775	1,675

Net interest income, after provision for loan losses	17,448	17,492	15,979

NON-INTEREST INCOME
Trust income	1,167	1,076	1,026
Service charges on deposit accounts	1,780	1,444	1,460
Gain on sale of loans	246	115	282
Loss on security impairment	—	(394)	—
Gain on sale of securities	311	149	11
Other	1,049	1,078	1,001

Total non-interest income	4,553	3,468	3,780

NON-INTEREST EXPENSES
Salaries, wages, and employee benefits	8,922	8,384	8,271
Occupancy of premises	961	851	838
Amortization of core deposit intangible assets	400	58	58
Other operating	6,134	5,715	5,565

Total non-interest expenses	16,417	15,008	14,732

Income before federal income taxes	5,584	5,952	5,027
FEDERAL INCOME TAXES	741	1,198	1,003

NET INCOME	$4,843	$4,754	$4,024

NET INCOME PER SHARE
Basic	$2.89	$2.84	$2.38

Diluted	$2.88	$2.84	$2.38

CROGHAN BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Years ended December 31,
	2012	2011	2010
	(Dollars in thousands)
NET INCOME	$4,843	$4,754	$4,024

OTHER COMPREHENSIVE INCOME
Unrealized gains (losses) on available-for-sale securities	2,587	5,958	(802)
Reclassification adjustments for securities gains included in income	(311)	(149)	(11)

Net unrealized gains (losses)	2,276	5,809	(813)
Income tax effect	774	1,975	(276)

Other comprehensive income (loss)	1,502	3,834	(537)

TOTAL COMPREHENSIVE INCOME	$6,345	$8,588	$3,487

CROGHAN BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Years ended December 31, 2012, 2011, and 2010
	Common stock	Surplus	Retained earnings	Accumulated other comprehensive income	Treasury stock	Total
		(Dollars in thousands, except per share data)
BALANCE AT DECEMBER 31, 2009	$23,926	$179	$38,187	$1,044	$(7,209)	$56,127
Net income	—	—	4,024	—	—	4,024
Other comprehensive loss	—	—	—	(537)	—	(537)
Purchase of 37,497 treasury shares	—	—	—	—	(940)	(940)
Cash dividends declared, $1.28 per share	—	—	(2,161)	—	—	(2,161)

BALANCE AT DECEMBER 31, 2010	23,926	179	40,050	507	(8,149)	56,513
Net income	—	—	4,754	—	—	4,754
Other comprehensive income	—	—	—	3,834	—	3,834
Purchase of 3,000 treasury shares	—	—	—	—	(76)	(76)
Cash dividends declared, $1.28 per share	—	—	(2,142)	—	—	(2,142)

BALANCE AT DECEMBER 31, 2011	23,926	179	42,662	4,341	(8,225)	62,883
Net income	—	—	4,843	—	—	4,843
Other comprehensive income	—	—	—	1,502	—	1,502
Issuance of restricted stock (5,250 shares from treasury)	—	(141)	—	—	141	—
Stock-based compensation expense	—	80	—	—	—	80
Cash dividends declared, $1.28 per share	—	—	(2,144)	—	—	(2,144)

BALANCE AT DECEMBER 31, 2012	$23,926	$118	$45,361	$5,843	$(8,084)	$67,164

CROGHAN BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2012	2011	2010
	(Dollars in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,843	$4,754	$4,024
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	629	823	846
Provision for loan losses	525	775	1,675
Deferred federal income taxes	206	(55)	(303)
Gain on sale of loans	(246)	(115)	(282)
Net loss on sale or write-down of other real estate owned	20	141	30
Increase in cash value of life insurance	(321)	(301)	(411)
Gain on life insurance settlement	—	(204)	—
Net amortization of security premiums and discounts	6,425	2,356	1,196
Stock-based compensation expense	80	—	—
Provision for deferred compensation	11	—	2
Gain on sale of securities	(311)	(149)	(11)
Loss on security impairment	—	394	—
Proceeds from sale of loans, net of originations	181	76	201
Increase in accrued interest receivable	(106)	(444)	(123)
Increase (decrease) in other assets	253	(803)	(116)
Increase (decrease) in other liabilities	(441)	946	(345)

Net cash provided by operating activities	11,748	8,194	6,383

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from maturities of securities	86,240	36,342	24,093
Proceeds from sales of available-for-sale securities	7,858	4,005	1,996
Proceeds from sale of other real estate owned	1,757	1,125	1,738
Proceeds from disposal of premises	174	—	—
Proceeds from life insurance	1,097	—	—
Purchases of available-for-sale securities	(110,875)	(121,643)	(62,573)
Proceeds from branch acquisition, net of final settlement payment	(1,026)	83,496	—
Purchase of restricted stock	(330)	—	—
Net decrease (increase) in loans	(21,446)	10,000	29,145
Additions to premises and equipment	(225)	(544)	(515)

Net cash provided by (used in) investing activities	(36,776)	12,781	(6,116)

CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in deposits	$10,648	$6,608	$13,438
Increase (decrease) in federal funds purchased and securities sold under repurchase agreements	(8,517)	19,872	4,614
Borrowed funds:
Proceeds	—	6,000	—
Repayments	(3,301)	(13,000)	(10,000)
Cash dividends paid	(2,679)	(2,142)	(2,174)
Purchase of treasury stock	—	(76)	(940)
Payment of deferred compensation	—	—	(73)

Net cash provided by (used in) financing activities	(3,849)	17,262	4,865

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(28,877)	38,237	5,132
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	60,093	21,856	16,724

CASH AND CASH EQUIVALENTS AT END OF YEAR	$31,216	$60,093	$21,856

CROGHAN BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

	Years ended December 31,
	2012	2011	2010
	(Dollars in thousands)
SUPPLEMENTAL DISCLOSURES
Cash paid during the year for:
Interest	$3,097	$3,572	$6,314

Federal income taxes	$579	$1,210	$1,641

Non-cash operating activities:
Change in deferred income taxes on net unrealized gain on available-for-sale securities	$774	$1,975	$(276)

Non-cash investing activity:
Change in net unrealized gain on available-for-sale securities	$2,276	$5,809	$(813)

Non-cash operating and investing activity:
Transfer of loans to other real estate owned	$1,195	$1,700	$881

CROGHAN BANCSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Croghan Bancshares, Inc. (the “Corporation”) was incorporated on September 27, 1983 in the State of Ohio. The Corporation is a bank holding company and has one wholly-owned subsidiary, The Croghan Colonial Bank (the “Bank”). The Corporation, through its subsidiary, operates in one industry segment, the commercial banking industry. The Bank, an Ohio chartered bank organized in 1888, has its main office in Fremont, Ohio and has branch offices located in Bellevue, Clyde, Custar, Fremont, Green Springs, Monroeville, Norwalk, Port Clinton, and Tiffin Ohio. The Bank’s primary source of revenue is providing loans to clients primarily located in Sandusky County, Seneca County, Ottawa County, Wood County, and the northwest portion of Huron County, which includes Bellevue, Monroeville, and Norwalk. Such clients are predominantly small and middle-market businesses and individuals.

Significant accounting policies followed by the Corporation are presented below.

Use of Estimates in Preparing Financial Statements

In preparing consolidated financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during each reporting period. Actual results could differ from those estimates. The most significant estimates susceptible to significant change in the near term relate to the determination of the allowance for loan losses, valuation of goodwill, fair value of securities, and other financial instruments.

Principles of Consolidation

The consolidated financial statements include the accounts of the Corporation and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

The Bank established a trust department in 1990 and the assets held by the Bank in fiduciary or agency capacities for its clients are not included in the consolidated balance sheets as such items are not assets of the Bank.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold which mature overnight or within four days.

Restrictions on Cash

The Bank was required to have $275,000 of non-interest bearing cash on hand or on deposit with the Federal Reserve Bank to meet regulatory reserve and clearing requirements at December 31, 2012 and 2011.

Securities

The Bank has designated all securities as available-for-sale. Such securities are carried at fair value, with unrealized gains and losses, net of applicable income taxes, on such securities recognized as a separate component of stockholders’ equity.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization and accretion is included in interest income from securities, principally using the interest method over the terms of the securities. Declines in the fair value of securities below their cost that are deemed to be other than temporary impaired (“OTTI”) are reflected in earnings as realized losses. Management evaluates securities for OTTI at least on a quarterly basis, and more frequently when economic or market conditions warrant such evaluation. Consideration is given to (1) the intent to sell the investment securities and whether it is more likely than not that the Corporation will be required to sell the investment securities prior to recovery, (2) the length of time and extent to which the fair value has been less than cost, and (3) the financial condition and near-term prospects of the issuer. Due to potential changes in conditions, it is at least reasonably possible that changes in management’s assessment of OTTI will occur in the near term and that such changes could be material to the amounts reported in the Corporation’s consolidated financial statements.

Restricted stock consists primarily of Federal Home Loan Bank of Cincinnati and Federal Reserve Bank of Cleveland stock. Such securities are carried at cost and evaluated for impairment on an annual basis.

Gains and losses on sales of securities are recorded on the trade date, using the specific identification method, and are included in non-interest income.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are stated at their outstanding principal balances, adjusted for charge-offs, the allowance for loan losses, and any deferred loan fees or costs on originated loans. Interest is accrued on the unpaid principal balance. Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan.

The accrual of interest on real estate and commercial loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection. Personal loans are typically charged-off no later than 120 days past due and credit card loans are typically charged-off no later than 180 days past due. All interest accrued but not collected for loans that are placed on nonaccrual or charged-off is reversed against interest income. The interest on nonaccrual loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to income. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific, general and secondary components. For loans that are classified as impaired, a specific reserve is established when the discounted cash flow (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers classified (i.e., substandard or special mention) loans which are not impaired, as well as non-classified loans and

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

is generally based on historical loss experience adjusted for qualitative factors. The secondary component is maintained to cover economic and other external factors that could affect management’s estimate of probable losses and considers the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Under certain circumstances, the Bank may provide borrowers relief through loan restructurings. A restructuring of debt constitutes a troubled debt restructuring (TDR) if the Bank, for economic or legal reasons related to the borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. Concessions may include reduction of interest rates, extension of maturity dates, forgiveness of principal or interest due, or acceptance of other assets in full or partial satisfaction of the debt. TDR loans typically present an elevated level of credit risk as the borrowers are not able to perform according to the original contractual terms. Loans that are reported as TDRs are considered impaired and measured for impairment, as previously described. TDR loans that have performed as agreed under the restructured terms for a period of 12 months or longer may cease to be reported as a TDR loan. However, the loan continues to be individually evaluated for impairment.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential mortgage loans for impairment disclosures.

Premises and Equipment

Premises and equipment is stated at cost, less accumulated depreciation. Upon the sale or disposition of the assets, the difference between the depreciated cost and proceeds is charged or credited to income. Depreciation is determined based on the estimated useful lives of the individual assets (typically 20 to 40 years for buildings and 3 to 10 years for equipment) and is computed primarily using the straight-line method.

Cash Surrender Value of Life Insurance

Cash surrender value of life insurance is carried at the cash value of the underlying policies. Income on the investments in the policies, net of insurance costs, is recorded as non-interest income.

Goodwill, Core Deposit Intangible, and Other Intangible Assets

Goodwill resulting from the 1996 purchase of Union Bancshares Corp., the 2005 purchase of The Custar State Bank, and the 2011 purchase of four branches from The Home Savings and Loan Company of Youngstown, Ohio (“HSL”) are tested for impairment at least annually to determine if an impairment loss has occurred. The core deposit intangible asset arising from the 2005 purchase of The Custar State Bank was

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

amortized over an eight-year period on a straight-line basis through December 31, 2012, and the core deposit intangible asset arising from the 2011 HSL branch acquisition described in Note 3 is being amortized over ten years using the sum of digits amortization method.

Estimated future amortization of core deposit intangible assets is as follows: 2013, $272,000; 2014, $211,000; 2015, $159,000; 2016, $115,000; 2017, $78,000; and $92,000 thereafter. The fair value adjustment of time deposits acquired in the HSL transaction is being accreted on a straight-line basis over two years with $551,000 to be recognized in 2013. The loan discount resulting from the HSL transaction is being accreted to income over a five-year period on a straight-line basis with $39,000 expected to be recognized annually through 2016.

Other Real Estate Owned

Assets acquired through or in lieu of foreclosure are initially recorded at fair value, less estimated costs to sell, and any loan balance in excess of fair value is charged to the allowance for loan losses. Subsequent valuations are periodically performed and any further write-downs are included in other operating expenses, as are gains or losses upon sale and expenses related to maintenance of the properties.

Servicing

Mortgage servicing rights are recognized as an asset when acquired through sale of loans. Capitalized servicing rights are reported in other assets and amortized to expense in proportion to, and over the period of, the estimated future net servicing income of the underlying loans. Mortgage servicing rights are evaluated for impairment based upon the estimated fair value of the rights as compared to amortized cost. Fair value is determined based upon estimated discounted cash flows using market-based assumptions. Impairment is recognized through a valuation allowance to the extent that fair value is less than the capitalized amount.

Servicing fee income is recorded for fees earned for servicing loans and is included in other operating income, net of amortization of mortgage servicing rights.

Off-Balance Sheet Credit Related Financial Instruments

In the ordinary course of business, the Bank has entered into commitments to extend credit, including commitments under credit card arrangements, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded when they are funded.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

The transfer of a participating interest in an entire financial asset must also meet the definition of a participating interest. A participating interest in a financial asset has all of the following characteristics: (1) from the date of transfer, it must represent a proportionate (pro rata) ownership interest in the financial asset, (2) from the date of transfer, all cash flows received, except any cash flows allocated as any compensation for servicing or other services performed, must be divided proportionately among participating interest holders in the amount equal to their share ownership, (3) the rights of each participating interest holder must have the same priority, and (4) no party has the right to pledge or exchange the entire financial asset unless all participating interest holders agree to do so.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Supplemental Retirement Benefits

Annual provisions are made for the estimated liability for accumulated supplemental retirement benefits under agreements with various officers and employees. These provisions are determined based on the terms of the agreements, as well as certain assumptions including estimated service periods and discount rates.

Advertising Costs

All advertising costs are expensed as incurred.

Federal Income Taxes

Deferred income taxes are provided on temporary differences between financial statement and income tax reporting. Temporary differences are differences between the amounts of assets and liabilities reported for financial statement purposes and their tax bases. Deferred tax assets are recognized for temporary differences that will be deductible in future years’ tax returns and for operating loss and tax credit carryforwards. Deferred tax assets are reduced by a valuation allowance if it is deemed more likely than not that some or all of the deferred tax assets will not be realized. Deferred tax liabilities are recognized for temporary differences that will be taxable in future years’ tax returns. Benefits from tax positions taken or expected to be taken in a tax return are not recognized if the likelihood that the tax position would be sustained upon examination by a taxing authority is considered to be 50% or less. Interest and penalties resulting from the filing of income tax returns is a component of income tax expenses.

The Bank is not currently subject to state and local income taxes.

Comprehensive Income

Recognized revenue, expenses, gains and losses are included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

Per Share Data

Basic net income per share is computed based on the weighted average number of shares of common stock outstanding during each year. Diluted net income per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued. Potential common shares that may be used by the Corporation relate solely to outstanding stock options and are determined using the treasury stock method.

The weighted average number of shares outstanding for the years ended December 31, 2012, 2011, and 2010 are as follows:

	2012	2011	2010
Basic	1,673,667	1,673,775	1,692,307

Diluted	1,680,197	1,673,775	1,692,307

Dividends per share are based on the number of shares outstanding at the declaration date.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Subsequent Events

Management evaluated subsequent events through the date the consolidated financial statements were issued. Events or transactions occurring after December 31, 2012, but prior to that provided additional evidence about conditions that existed at December 31, 2012, have been recognized in the consolidated financial statements for the year ended December 31, 2012. Events or transactions that provided evidence about conditions that did not exist at December 31, 2012, but arose before the consolidated financial statements were issued, have not been recognized in the consolidated financial statements for the year ended December 31, 2012.

NOTE 2 – NEW ACCOUNTING PRONOUNCEMENTS

In May 2011, The Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2011-04, Fair Value Measurement, amending Accounting Standards Codification (ASC) Topic 820 which eliminates terminology differences between U.S. Generally Accepted Accounting Principles (GAAP) and International Financial Reporting Standards (IFRS) on the measurement of fair value and related fair value disclosures. While largely consistent with existing fair value measurement principles and disclosures, the changes were made as part of the continuing efforts to converge GAAP and IFRS. ASU 2011-04 was adopted effective January 1, 2012, but did not have any impact on the Corporation’s financial position or results of operations.

In June 2011, FASB issued ASU 2011-05, Comprehensive Income, amending ASC Topic 220 to require that all non-owner changes in stockholders’ equity be presented in either a single continuous statement of comprehensive income or in two separate but consecutive statements. Additionally, the guidance requires entities to present, on the face of the financial statements, reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statement or statements where the components of net income and the components of other comprehensive income are presented. The option to present components of other comprehensive income as part of the statement of stockholders’ equity was eliminated. The amendments in ASU 2011-05 do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income.

The Corporation adopted ASU-2011-05 for the first quarter of 2012 and has elected to present the components of other comprehensive income in a separate statement. The adoption of ASU 2011-05 did not have any impact on the Corporation’s financial position or results of operations.

In September 2011, FASB issued ASU 2011-08, Intangibles – Goodwill and Other (Topic 350) Testing Goodwill for Impairment. The amendments in ASU 2011-08 give the entity the option of first assessing qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If, after the assessment, the entity determines it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then performing the two-step impairment test is unnecessary. The amendments in ASU 2011-08 are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. The Company elected to have an independent valuation performed as of June 30, 2012 to assess goodwill impairment. As a result, ASU 2011-08 had no impact on the Company’s 2012 consolidated financial statements.

In December 2011, FASB issued ASU 2011-11, Disclosures about Offsetting Assets and Liabilities, amending ASC Topic 210 requiring an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The amendment is effective for interim and annual periods beginning on or after January 1, 2013. The adoption of ASU 2011-11 during the first quarter of 2013 did not have any impact on the Corporation’s consolidated financial statements.

NOTE 2 – NEW ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In July 2012, FASB issued ASU 2012-02, Intangibles – Goodwill and Other, amending ASC Topic 350 to simplify how an entity tests indefinite-lived intangible assets other than goodwill for impairment and to improve consistency in impairment testing guidance among long-lived asset categories. The amendment permits an entity to first assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset other than goodwill is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test. The amendment is effective for impairment tests performed for fiscal years beginning after September 15, 2012. Management does not expect ASU 2012-02 will have any impact on the Corporation’s consolidated financial statements.

NOTE 3 – BRANCH ACQUISITION

On August 31, 2011, the Bank entered into an agreement to purchase four branch offices of The Home Savings and Loan Company of Youngstown, Ohio (“HSL”), located in Fremont, Clyde, and Tiffin, Ohio. Under the terms of the agreement, the Bank assumed all related deposits and purchased the related branch premises and certain loans. The transaction was completed on December 16, 2011, with assets acquired and deposits assumed being recorded at their estimated fair values as follows (dollars in thousands):

Cash	$83,398
Loans	21,503
Bank premises and equipment	1,801
Goodwill	4,245
Core deposit intangible asset	1,269
Other assets	66

Total assets acquired	$112,282

Deposits assumed	$111,075
Other liabilities, including payable to seller	1,207

Total liabilities assumed	$112,282

The operating results of the acquired branches, subsequent to December 16, 2011, are included in the Corporation’s consolidated financial statements.

Other liabilities include a payable to seller, estimated at December 31, 2011 to be $1,075,000 and representing the estimated change in the amounts of certain assets acquired and liabilities assumed between the initial “draft” settlement and the final settlement. Under the terms of the agreement, a final closing statement was prepared by HSL subsequent to closing and received by the Bank on January 15, 2012. On March 12, 2012, the Bank made a payment of $1,026,000 as final settlement for changes occurring between the draft settlement and final settlement. The final settlement included a charge of $46,000 to previously recorded goodwill.

Goodwill arising from the acquisition represents additional consideration paid for the benefit of expected synergies, revenue growth, and future market development. These benefits are not separately recognizable from goodwill because they do not meet the recognition requirement for identifiable intangible assets. Goodwill arising from the acquisition is being amortized for tax purposes on a straight-line basis over a 15 year period.

Cash received from the transaction was primarily invested in the Bank’s securities portfolio and is expected to be used to fund anticipated loan growth.

NOTE 4 – CASH AND CASH EQUIVALENTS

Cash and cash equivalents as of December 31, 2012 and 2011 were as follows (dollars in thousands):

	2012	2011
Cash and due from banks	$19,388	$21,787
Interest-bearing deposits in other banks	11,828	38,306

Total	$31,216	$60,093

NOTE 5 – SECURITIES

The amortized cost and fair value of securities as of December 31, 2012 and 2011 were as follows (dollars in thousands):

	2012		2011
	Amortized cost	Fair value	Amortized cost	Fair value
Available-for-sale:
Obligations of U.S. Government agencies and corporations	$129,591	$131,990	$135,929	$137,244
Obligations of states and political subdivisions	99,427	105,881	82,426	87,688
Other	350	350	350	350

Total available-for-sale	229,368	238,221	218,705	225,282
Restricted stock	4,174	4,174	3,844	3,844

Total	$233,542	$242,395	$222,549	$229,126

A summary of gross unrealized gains and losses on securities at December 31, 2012 and 2011 follows (dollars in thousands):

	2012		2011
	Gross unrealized gains	Gross unrealized losses	Gross unrealized gains	Gross unrealized losses
Available-for-sale:
Obligations of U.S. Government agencies and corporations	$2,865	$466	$2,142	$827
Obligations of states and political subdivisions	6,584	130	5,264	2

Total available-for-sale	$9,449	$596	$7,406	$829

The amortized cost and fair value of securities at December 31, 2012, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties (dollars in thousands):

	Available-for-sale
	Amortized cost	Fair value
Due in one year or less	$4,111	$4,188
Due after one year through five years	11,074	11,633
Due after five years through ten years	43,833	47,118
Due after ten years	170,000	174,932
Other equity security having no maturity date	350	350

Total	$229,368	$238,221

NOTE 5 – SECURITIES (CONTINUED)

Securities with a carrying value of $81,301,000 at December 31, 2012 and $79,092,006 at December 31, 2011 were pledged to secure public deposits and for other purposes as required or permitted by law.

Restricted stock primarily consists of investments in Federal Home Loan Bank of Cincinnati and Federal Reserve Bank of Cleveland stock. The Bank’s investment in Federal Home Loan Bank of Cincinnati stock amounted to $2,551,000 at December 31, 2012 and 2011. The Bank’s investment in Federal Reserve Bank of Cleveland stock amounted to $1,448,000 at December 31, 2012 and $1,118,000 in 2011.

Gross gains realized from sales of securities available-for-sale amounted to $311,000 in 2012, $149,000 in 2011, and $11,000 in 2010 with the income tax provision applicable to such gains amounting to $106,000 in 2012, $51,000 in 2011, and $4,000 in 2010. There were no securities sold at a loss in 2012, 2011, or 2010.

The following presents gross unrealized losses and fair value of securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2012 and 2011 (dollars in thousands):

	Securities in a continuous unrealized loss position					Fair value
	Less than 12 months		12 months or more		Total Unrealized losses
	Unrealized losses	Fair value	Unrealized losses	Fair value
2012
Obligations of U.S. Government agencies and corporations	$222	$24,334	$244	$14,485	$466	$38,819
Obligations of states and political subdivisions	130	6,299	—	—	130	6,299

Total temporarily impaired securities	$352	$30,633	$244	$14,485	$596	$45,118

	Securities in a continuous unrealized loss position					Fair value
	Less than 12 months		12 months or more		Total Unrealized losses
	Unrealized losses	Fair value	Unrealized losses	Fair value
2011
Obligations of U.S. Government agencies and corporations	$510	$42,773	$317	$9,223	$827	$51,996
Obligations of states and political subdivisions	2	515	—	—	2	515

Total temporarily impaired securities	$512	$43,288	$317	$9,223	$829	$52,511

At December 31, 2012, there were 42 securities in an unrealized loss position, with 16 being in a continuous unrealized loss position for twelve months or more. When evaluating these securities for impairment, management considers the issuer’s financial condition, whether the securities are issued by federally-sponsored government agencies or political subdivisions, whether downgrades by the bond rating agencies have occurred, industry analyst reports, and volatility in the bond market. Management has concluded that the unrealized losses as of December 31, 2012 were primarily the result of customary and expected fluctuations in the bond market related to changes in interest rates. As management has the ability and intent to hold debt securities until recovery and meets the more likely than not requirement regarding the ability to hold securities for a period of time sufficient to allow for any anticipated recovery in fair value for securities classified as available-for-sale, all security impairments as of December 31, 2012 are considered temporary.

During 2011, the repayment terms of a municipal bond in default were modified resulting in a decline in the estimated fair value of the bond that management considered to be other than temporary. As a result, the Bank

NOTE 5 – SECURITIES (CONTINUED)

recognized a permanent impairment of $394,000 relating to the bond resulting in a charge to 2011 earnings. There were no further impairment adjustments with respect to the bond in 2012.

NOTE 6 – LOANS

Most of the Bank’s lending activity is with clients primarily located within Erie County, Huron County, Ottawa County, Sandusky County, Seneca County, and Wood County. Credit concentrations, as determined using the North American Industry Classification System, that exceeded 5% of total loans at December 31, 2012 and 2011 include $16,828,000 and $14,589,000, respectively, to borrowers in the construction industry; $25,067,000 and $19,916,000, respectively, to borrowers in the accommodation and food service industry; $21,362,000 and $20,715,000, respectively, to borrowers in the manufacturing industry; and $14,544,000 to borrowers in the agriculture industry in 2012.

The construction industry concentration includes loans to residential and commercial contractors who construct or install roads, sewers, bridges, homes, hotels, motels, apartment or commercial buildings, electrical and plumbing infrastructure, and air comfort systems. These loans are generally secured by real property, equipment, and receivables. Repayment is expected from cash flow from providing such services. The accommodation and food service industry concentration includes loans for the construction, purchase, and operation of hotels, restaurants, lounges, and campgrounds. These loans are generally secured by real property and equipment. Repayment is expected from cash flow from providing accommodations and food service to tourists, primarily visiting the Lake Erie region. The manufacturing industry concentration includes loans to local manufacturers who produce goods for a wide variety of industries, including chemical, automotive, and food processing. These loans are generally secured by real property, equipment, and receivables. Repayment is expected from cash flows generated from these operations. The agricultural industry concentration includes loans for farmland and lines of credit for equipment and grain production. These loans are generally secured by real property and equipment. Repayment is expected from cash flow from business activity generated from these operations.

Commercial and agricultural real estate loans are subject to underwriting standards and processes similar to commercial and agricultural operating loans, in addition to those unique to real estate loans. These loans are viewed primarily as cash flow loans and secondarily as loans secured by real estate. Commercial and agricultural real estate lending typically involves higher loan principal amounts and the repayment of these loans is generally dependent on the successful operation of the property securing the loan or the business conducted on the property securing the loan. Loan-to-value is generally 75% of the cost or value of the assets. Appraisals on properties securing these loans are generally performed by appraisers approved by the Board of Directors. Because payments on commercial and agricultural real estate loans are often dependent on the successful operation or management of the properties, repayment of such loans may be subject to adverse conditions in the real estate market or the economy. Management monitors and evaluates commercial and agricultural real estate loans based on collateral and risk rating criteria. The Corporation generally requires guarantees on these loans. The Corporation’s commercial and agricultural real estate loans are secured primarily by properties located in its market area.

Commercial and agricultural operating loans are underwritten based on the Corporation’s examination of current and projected cash flows to determine the ability of the borrower to repay their obligations as agreed. This underwriting standard includes the evaluation of cash flows of the borrower, underlying collateral, if applicable, and the borrower’s ability to manage its business activities. The cash flows of borrowers and the collateral securing these loans may fluctuate in value after the initial evaluation. A first priority lien on the general assets of the business normally secures these types of loans. Loan-to-value limits vary and are dependent upon the nature and type of the underlying collateral and the financial strength of the borrower. Crop and hail insurance is recommended for most agricultural borrowers. Loans are generally guaranteed by the principal owner. The Corporation makes commercial and agricultural operating loans primarily in its market area.

NOTE 6 – LOANS (CONTINUED)

Construction loans are underwritten utilizing independent appraisals, sensitivity analysis of absorption, vacancy and lease rates and financial analysis of the developers and property owners. Construction loans are generally based upon estimates of costs and values associated with the completed project, and are subjective by nature. These loans are closely monitored by on-site inspections. The Corporation’s construction loans are secured primarily by properties located in its market area.

The Corporation originates 1-4 family real estate and consumer loans utilizing credit reports to supplement the underwriting process. The Corporation’s underwriting standards for 1-4 family loans are generally in accordance with FHLMC and FNMA underwriting guidelines. Properties securing 1-4 family real estate loans are appraised by appraisers who are independent of the loan origination function and have been approved by the Board of Directors. The loan-to-value ratios normally do not exceed 80% without credit enhancements such as mortgage insurance. The Corporation will lend up to 100% of the lesser of the appraised value or purchase price for conventional 1-4 family real estate loans, provided private mortgage insurance is obtained. The underwriting standards for consumer loans include a determination of the applicant’s payment history on other debts and an assessment of their ability to meet existing obligations and payments on the proposed loan. To monitor and manage loan risk, policies and procedures are developed, and modified as needed by management. This activity, coupled with smaller loan amounts that are spread across many individual borrowers, minimizes risk. Additionally, market conditions are reviewed by management on a regular basis. The Corporation’s 1-4 family real estate loans are secured primarily by properties located in its market area.

The Corporation maintains an internal credit analysis department that reviews and validates the credit risk program on a periodic basis, as well as an external loan review performed annually or semi-annually. Results of these reviews are presented to management and the Audit Committee of the Board of Directors. The credit analysis and loan review processes compliment and reinforce the risk identification and assessment decisions made by lenders and credit personnel, as well as the Corporation’s policies and procedures.

Credit losses arising from the Bank’s lending experience in these industries compare favorably with the Bank’s loss experience on its loan portfolio as a whole. Credit evaluation of construction industry and accommodation and food service industry lending is based on an evaluation of cash flow coverage of principal and interest payments and the adequacy of collateral received.

NOTE 6 – LOANS (CONTINUED)

The following presents the balances in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method as of December 31, 2012 and 2011 (dollars in thousands):

		Real Estate
	Commercial	Residential	Non- residential	Construction	Consumer	Credit card	Total
2012
Allowance for loan losses:
Ending allowance balance attributable to loans:
Individually evaluated for impairment	$6	$283	$247	$—	$—	$—	$536
Collectively evaluated for impairment	615	1,665	1,120	184	127	78	3,789

Total	$621	$1,948	$1,367	$184	$127	$78	$4,325

Loans:
Loans individually evaluated for impairment	$909	$2,642	$3,606	$—	$—	$—	$7,157
Loans collectively evaluated for impairment	34,394	125,610	132,331	3,635	15,234	2,916	314,120

Total	$35,303	$128,252	$135,937	$3,635	$15,234	$2,916	$321,277

2011
Allowance for loan losses:
Ending allowance balance attributable to loans:
Individually evaluated for impairment	$—	$496	$646	$53	$—	$—	$1,195
Collectively evaluated for impairment	615	1,409	1,280	126	84	69	3,583

Total	$615	$1,905	$1,926	$179	$84	$69	$4,778

Loans:
Loans individually evaluated for impairment	$685	$2,912	$11,220	$1,059	$—	$—	$15,876
Loans collectively evaluated for impairment	28,278	124,538	115,195	4,178	11,203	2,697	286,089

Total	$28,963	$127,450	$126,415	$5,237	$11,203	$2,697	$301,965

Fixed-rate loans amounted to $137,001,000 at December 31, 2012 and $109,344,000 at December 31, 2011.

NOTE 6 – LOANS (CONTINUED)

The following represents loans individually evaluated for impairment by class of loans as of December 31, 2012 and 2011 (dollars in thousands):

	2012			2011
	Unpaid principal balance	Recorded investment	Allowance for loan losses allocated	Unpaid principal balance	Recorded investment	Allowance for loan losses allocated
With no related allowance recorded:
Commercial loans	$771	$771	$—	$630	$630	$—
Commercial overdraft LOC	61	61	—	55	55	—
Open-end home equity	177	177	—	19	19	—
1 – 4 family real estate (1st mortgages)	1,110	1,103	—	873	863	—
1 – 4 family real estate (Jr. mortgages)	14	14	—	77	77	—
Multifamily real estate	200	200	—	—	—	—
Non-farm/non-residential real estate	788	638	—	8,246	8,246	—
With an allowance recorded:
Commercial loans	76	76	6	—	—	—
1 – 4 family real estate (1st mortgages)	1,297	1,133	267	2,097	1,818	433
1 – 4 family real estate (Jr. mortgages)	16	16	16	135	135	63
Non-farm/non-residential real estate	2,968	2,968	247	3,395	2,974	646
Construction real estate	—	—	—	1,059	1,059	53

Total	$7,478	$7,157	$536	$16,586	$15,876	$1,195

The following is additional information with respect to impaired loans for the years ended December 31, 2012, 2011, and 2010 (dollars in thousands):

	2012	2011	2010
Average investment in impaired loans	$7,448	$9,425	$6,392

Interest income recognized on impaired loans	$306	$281	$345

Interest income recognized on a cash basis on impaired loans	$39	$33	$36

No additional funds are committed to be advanced in connection with impaired loans.

The following represents the recorded investment and number of troubled debt restructurings (TDRs) by class of loan as of December 31, 2012 and 2011:

	2012		2011
	Number	Amount	Number	Amount
Commercial loans	3	$848	1	$54
Open-end home equity	3	150	—	—
1 – 4 family real estate (1st mortgage)	12	1,038	7	413
1 – 4 family real estate (Jr. mortgage)	2	14	1	99
Non-farm/non-residential real estate	9	3,208	8	3,569
Construction real estate	—	—	1	692

Total troubled debt restructurings	29	$5,258	18	$4,827

NOTE 6 – LOANS (CONTINUED)

The following represents a summary of the number and recorded investments of TDRs occurring during the years ended December 31, 2012 and 2011:

	2012		2011
	Number	Amount	Number	Amount
Commercial loans	2	$771	1	$54
Open-end home equity	2	134	—	—
1 – 4 family real estate (1st mortgage)	6	579	3	184
1 – 4 family real estate (Jr. mortgage)	2	15	—	—
Non-farm/non-residential real estate	2	149	4	607

Total recorded investments	14	$1,648	8	$845

The provision for loan losses relating to loans that were modified in troubled debt restructurings amounted to $33,000 in 2012 and $305,000 in 2011.

The following is a summary of the conditions and modifications for TDRs occurring during 2012:

•	Two of the modifications resulted in extending the maturity and a new amortization schedule.

•	Two modifications resulted in a reduced interest rate.

•	Two modifications had an independent source bring the loans current and agree to service the loans for a specified period of time.

•	Two modifications had a reduction of principal and interest resulting in a balloon payment at maturity.

•	One modification resulted in principal and interest being suspended for 11 months.

•	Two modifications resulted in interest only concessions for six and four month periods, respectively.

•	Two modifications resulted in reduced principal and interest payments for six and 12 months periods, respectively.

•	One modification resulted in the renewal of a line-of-credit in exchange for loan term changing from interest only to principal and interest during the renewal period.

For TDRs occurring during 2011, four of the loan modifications resulted in principal reductions. Three of the non-farm/non-residential real estate loans, to the same borrower, had a restructured rate. The other non-farm/non-residential real estate loan was placed in OREO.

The post-modification balances approximate the pre-modification balances. The aggregate amount of charge-offs as a result of a restructuring are not significant.

There were no subsequent defaults on troubled debt restructurings during the year ended December 31, 2012.

The Bank does not have material commitments to lend additional funds to borrowers with loans whose terms have been modified in troubled debt restructuring or whose loans are on nonaccrual.

NOTE 6 – LOANS (CONTINUED)

The following presents the recorded investment in past due and non-accrual loans as of December 31, 2012 and 2011 by class of loans (dollars in thousands).

	Past due				Not
	accruing interest				past due
	30 – 89 days	90+ days	Total	Non- accrual	or non- accrual	Total
2012
Agricultural loans	$—	$—	$—	$—	$5,283	$5,283
Commercial loans	17	—	17	—	28,962	28,979
Commercial overdraft LOC	—	—	—	—	306	306
Commercial non-profit/political subdivisions	—	—	—	—	733	733
Open-end home equity	234	154	388	26	25,528	25,942
1 – 4 family real estate (1st mortgages)	1,885	770	2,655	1,595	89,838	94,088
1 – 4 family real estate (Jr. mortgages)	141	38	179	16	7,828	8,023
Multifamily real estate	—	—	—	200	10,030	10,230
Farm real estate	—	—	—	—	9,554	9,554
Non-farm/non-residential real estate	389	—	389	916	115,049	116,354
Construction real estate	—	—	—	—	3,635	3,635
Consumer loans – vehicle	37	—	37	—	5,227	5,264
Consumer overdraft LOC	4	1	5	—	449	454
Consumer loans:
Mobile home	—	—	—	—	561	561
Home Improvement	—	—	—	—	220	220
Other	95	—	95	—	8,640	8,735
MasterCard/VISA	33	4	37	—	2,879	2,916

Total	$2,835	$967	$3,802	$2,753	$314,722	$321,277

2011
Agricultural loans	$—	$—	$—	$—	$3,207	$3,207
Commercial loans	16	—	16	88	24,324	24,428
Commercial overdraft LOC	—	—	—	—	408	408
Commercial non-profit/political subdivisions	—	—	—	—	920	920
Open-end home equity	213	91	304	19	27,293	27,616
1 – 4 family real estate (1st mortgages)	2,046	566	2,612	2,338	84,957	89,907
1 – 4 family real estate (Jr. mortgages)	48	9	57	113	9,757	9,927
Multifamily real estate	—	—	—	—	8,829	8,829
Farm real estate	38	—	38	—	8,655	8,693
Non-farm/non-residential real estate	616	—	616	1,054	107,223	108,893
Construction real estate	—	—	—	1,059	4,178	5,237
Consumer loans – vehicle	6	—	6	—	3,410	3,416
Consumer overdraft LOC	9	—	9	—	227	236
Consumer loans:
Mobile home	18	—	18	—	706	724
Home Improvement	—	—	—	—	194	194
Other	41	—	41	—	6,592	6,633
MasterCard/VISA	30	6	36	—	2,661	2,697

Total	$3,081	$672	$3,753	$4,671	$293,541	$301,965

The Bank categorizes loans into risk categories based on relevant information about the ability of the borrowers to service their debt such as: current financial information, historical payment experience, credit

NOTE 6 – LOANS (CONTINUED)

documentation, public information, and current economic trends, among other factors. The Bank uses the following definitions for risk ratings:

•

Special Mention – Loans classified special mention, possess some credit deficiency or potential weakness that deserves close attention, but do not yet warrant substandard classification. Such loans pose unwarranted financial risk that, if not corrected, could weaken the loan and increase risk of losses in the future.

•

Substandard – Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans classified as substandard have well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are categorized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

•

Doubtful – Loans classified as doubtful have all of the weaknesses of those classified as substandard. Additionally, however, these weaknesses make collection or liquidation in full based on existing conditions improbable.

Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be pass rated loans. The following presents loans as of December 31, 2012 and 2011 that are collectively evaluated for impairment and are not considered to be impaired (dollars in thousands):

		Special	Sub-		Not
	Pass	mention	standard	Doubtful	rated	Total
2012
Agricultural loans	$5,283	$—	$—	$—	$—	$5,283
Commercial loans	25,213	2,778	142	—	—	28,133
Commercial overdraft LOC	—	—	—	—	245	245
Commercial non-profit/political subdivisions	733	—	—	—	—	733
Open-end home equity	25,142	351	272	—	—	25,765
1 – 4 family real estate (1st mortgages)	88,183	1,635	2,034	—	—	91,852
1 – 4 family real estate (Jr. mortgages)	7,662	54	277	—	—	7,993
Multifamily real estate	7,599	—	2,431	—	—	10,030
Farm real estate	9,509	45	—	—	—	9,554
Non-farm/non-residential real estate	96,184	14,344	2,219	—	—	112,747
Construction real estate	3,007	628	—	—	—	3,635
Consumer loans – vehicle	5,249	10	5	—	—	5,264
Consumer overdraft LOC	—	—	—	—	454	454
Consumer loans:
Mobile home	561		—	—	—	561
Home improvement	220	—	—	—	—	220
Other	8,722	8	5	—	—	8,735
MasterCard/VISA	—	—	—	—	2,916	2,916

Total	$283,267	$19,853	$7,385	$—	$3,615	$314,120

NOTE 6 – LOANS (CONTINUED)

		Special	Sub-		Not
	Pass	mention	standard	Doubtful	rated	Total
2011
Agricultural loans	$3,207	$—	$—	$—	$—	$3,207
Commercial loans	23,596	192	10	—	—	23,798
Commercial overdraft LOC	—	—	—	—	353	353
Commercial non-profit/political subdivisions	920	—	—	—	—	920
Open-end home equity	26,879	449	268	—	—	27,596
1 – 4 family real estate (1st mortgages)	83,743	1,233	2,250	—	—	87,226
1 – 4 family real estate (Jr. mortgages)	9,416	—	300	—	—	9,716
Multifamily real estate	5,973	—	2,856	—	—	8,829
Farm real estate	8,645	47	—	—	—	8,692
Non-farm/non-residential real estate	80,391	12,279	5,004	—	—	97,674
Construction real estate	3,220	—	958	—	—	4,178
Consumer loans – vehicle	3,408	3	5	—	—	3,416
Consumer overdraft LOC	—	—	—	—	236	236
Consumer loans:
Mobile home	706	18	—	—	—	724
Home improvement	194	—	—	—	—	194
Other	6,577	36	20	—	—	6,633
MasterCard/VISA	—	—	—	—	2,697	2,697

Total	$256,875	$14,257	$11,671	$—	$3,286	$286,089

Certain directors and executive officers, including their immediate families and companies in which they are principal owners, are loan clients of the Bank. Such loans are made in the ordinary course of business in accordance with the Bank’s normal lending policies, including the interest rate charged and collateralization, and do not represent more than a normal collection risk. Such loans amounted to $739,000 and $860,000 at December 31, 2012 and 2011, respectively.

The following is a summary of activity during 2012, 2011, and 2010, with loan renewals included in additions and repayments (dollars in thousands):

	Balance at beginning	Additions	Repayments	Balance at end
2012	$860	$229	$350	$739

2011	$756	$398	$294	$860

2010	$1,108	$350	$702	$756

NOTE 7 – ALLOWANCE FOR LOAN LOSSES

The following represents a summary of activity in the allowance for loan losses for the years ended December 31, 2012, 2011, and 2010 (dollars in thousands):

	2012	2011	2010
Balance at beginning of year	$4,778	$4,955	$4,433
Provision charged to operations	525	775	1,675
Loans charged-off	(1,084)	(1,786)	(1,309)
Recoveries of loans charged-off	106	834	156

Balance at end of year	$4,325	$4,778	$4,955

NOTE 7 – ALLOWANCE FOR LOAN LOSSES (CONTINUED)

The following presents the balances and activity in the allowance for loan losses by portfolio segment for the years ended December 31, 2012 and 2011 (dollars in thousands):

	Commercial	Residential real estate	Non- residential real estate	Construction real estate	Consumer	Credit card	Total
Balance at December 31, 2011	$615	$1,905	$1,926	$179	$84	$69	$4,778
Provision (credit) for loan losses	(7)	628	(232)	5	105	26	525
Loans charged off	(2)	(602)	(382)	—	(75)	(23)	(1,084)
Recoveries	15	17	55	—	13	6	106

Balance at December 31, 2012	$621	$1,948	$1,367	$184	$127	$78	$4,325

Balance at December 31, 2010	$542	$1,857	$2,049	$347	$85	$75	$4,955
Provision (credit) for loan losses	(74)	720	256	(168)	14	27	775
Loans charged off	(56)	(746)	(903)	—	(38)	(43)	(1,786)
Recoveries	203	74	524	—	23	10	834

Balance at December 31, 2011	$615	$1,905	$1,926	$179	$84	$69	$4,778

NOTE 8 – PREMISES AND EQUIPMENT

The following is a summary of premises and equipment at December 31, 2012 and 2011 (dollars in thousands):

	2012	2011
Land and improvements	$1,884	$1,934
Buildings	11,655	11,775
Equipment	7,069	6,843

	20,608	20,552
Less accumulated depreciation	13,094	12,337

Premises and equipment, net	$7,514	$8,215

Depreciation of premises and equipment amounted to $757,000 in 2012, $743,000 in 2011, and $764,000 in 2010.

NOTE 9 – SECONDARY MARKET LENDING

As part of its normal business activity, the Bank services loans for others, including substantially all qualifying fixed-rate residential mortgage loans which it originates and sells in the secondary market with servicing retained. Serviced loans are not reported as assets of the Bank and amounted to $26,496,000 and $24,001,000 as of December 31, 2012 and 2011, respectively.

Loans sold in the secondary market amounted to $8,052,000 in 2012, $4,521,000 in 2011, and $10,813,000 in 2010. Such sales resulted in gain on sales of loans of $246,000 in 2012, $115,000 in 2011, and $282,000 in 2010, including gains resulting from capitalized servicing rights of $65,000 in 2012, $39,000 in 2011, and $109,000 in 2010. Amortization of mortgage servicing rights amounted to $62,000 in 2012, $59,000 in 2011, and $73,000 in 2010. Mortgage servicing rights are included in other assets in the accompanying consolidated balance sheets and amounted to $144,000 and $141,000 at December 31, 2012 and 2011, respectively.

NOTE 10 – DEPOSITS

Time deposits at December 31, 2012 and 2011 included individual deposits of $100,000 and over amounting to $43,222,000 and $53,787,000, respectively. Interest expense on time deposits of $100,000 or more amounted to $532,000 in 2012, $601,000 in 2011, and $887,000 in 2010.

At December 31, 2012, the scheduled maturities of time deposits were as follows (dollars in thousands):

2013	$67,850
2014	22,438
2015	29,915
2016	27,497
2017	5,776
Thereafter	7,074

Total	$160,550

NOTE 11 – BORROWED FUNDS

Borrowed funds consist of the following at December 31, 2012 and 2011 (dollars in thousands):

	2012	2011
Federal Home Loan Bank (FHLB):
Secured note, with interest at 4.86%, due December 2012	$—	$2,500
Secured note, with interest at 2.74%, due December 2013	5,000	5,000
Secured note, with interest at 4.45%, due February 2017	5,000	5,000

	10,000	12,500
Great Lakes Bankers Bank (GLBB):
Term note payable in quarterly installments of $337,000 including interest at the greater of prime rate or 4.5% with any remaining principal due January 1, 2017. Loan is secured by certain assets of the Corporation as stated in the pledge agreement dated October 20, 2011.	5,199	6,000

Total	$15,199	$18,500

Future maturities of borrowed funds at December 31, 2012 were as follows (dollars in thousands):

2013	$6,129
2014	1,181
2015	1,236
2016	1,293
2017	5,360

Total	$15,199

The FHLB notes require monthly interest payments and are secured by stock in the FHLB of Cincinnati and eligible mortgage loans totaling $273,058,000 at December 31, 2012.

NOTE 11 – BORROWED FUNDS (CONTINUED)

The GLBB term note contains certain financial covenants which require the Corporation and Bank to, among other things, maintain minimum return on equity, return on assets, and debt service coverage ratios (as defined), as well as asset quality and liquidity levels.

At December 31, 2012, the Bank had available borrowings of $70,417,000 under its line of credit with the FHLB. In addition, the Bank had $17,000,000 of short-term borrowing availability at December 31, 2012, under lines of credit with two correspondent banks.

NOTE 12 – SECURITIES SOLD UNDER REPURCHASE AGREEMENTS

Securities sold under repurchase agreements, which are classified as secured borrowings, generally mature within one to four days from the transaction date. Securities sold under repurchase agreements are reflected at the amount of cash received in connection with the transactions. The Bank may be required to provide additional collateral based on the fair value of the underlying securities.

NOTE 13 – NON-INTEREST EXPENSES

The following is a summary of non-interest expenses for the years ended December 31, 2012, 2011, and 2010 (dollars in thousands):

	2012	2011	2010
Salaries, wages, and employee benefits	$8,922	$8,384	$8,271
Occupancy of premises	961	851	838
Amortization of core deposit intangible assets	400	58	58
FDIC premium assessments	392	372	528
Equipment and vehicle	1,242	1,096	1,067
Professional and examination	766	838	687
State franchise and other taxes	643	512	516
Postage, stationery, and supplies	530	483	481
Advertising and marketing	292	217	190
Third-party computer processing	210	223	278
MasterCard franchise and processing	168	125	134
Loan collection and repossession fees	381	359	291
ATM network and processing fees	357	151	174
Other	1,153	1,339	1,219

Total non-interest expenses	$16,417	$15,008	$14,732

NOTE 14 – FEDERAL INCOME TAXES

The provision for federal income taxes consisted of the following for 2012, 2011, and 2010 (dollars in thousands):

	2012	2011	2010
Current	$535	$1,253	$1,306
Deferred	206	(55)	(303)

Total	$741	$1,198	$1,003

NOTE 14 – FEDERAL INCOME TAXES (CONTINUED)

The income tax provision attributable to income from operations differs from the amounts computed by applying the U.S. federal income tax rate of 34% to income before federal income taxes as a result of the following (dollars in thousands):

	2012	2011	2010
Expected tax using statutory tax rate of 34%	$1,899	$2,023	$1,709
Increase (decrease) in tax resulting from:
Tax-exempt income on state and municipal securities and political subdivision loans	(1,033)	(781)	(595)
Interest expense associated with carrying certain state and municipal securities and political subdivision loans	30	32	35
Increase in cash value of life insurance policies	(109)	(102)	(131)
Other, net	(46)	26	(15)

Total	$741	$1,198	$1,003

The deferred federal income tax provision (credit) of $206,000 in 2012, ($55,000) in 2011, and ($303,000) in 2010, resulted from the tax effects of temporary differences. There was no impact for changes in tax laws and rates or changes in the valuation allowance for deferred tax assets.

The tax effects of temporary differences that give rise to significant portions of deferred tax liabilities and deferred tax assets at December 31, 2012 and 2011 are presented below (dollars in thousands):

	2012	2011
Deferred tax liabilities:
Unrealized gain on securities available-for-sale	$3,010	$2,236
Purchase accounting basis difference	370	149
Depreciation of premises and equipment	204	148
Federal Home Loan Bank stock dividends	455	455
Direct financing leases	63	102
Deferred loan costs and other	115	145

Total deferred tax liabilities	4,217	3,235

Deferred tax assets:
Allowance for loan losses	1,176	1,246
Accrued expenses and other	564	501
Alternative minimum tax credit carryforward	9	—

Total deferred tax assets	1,749	1,747

Net deferred tax liabilities	$2,468	$1,488

Net deferred tax liabilities at December 31, 2012 and 2011 are included in other liabilities in the accompanying consolidated balance sheets.

The alternative minimum tax credit carryforward of $9,000 at December 31, 2012 may be utilized in the future to the extent computed regular tax exceeds the alternative minimum tax.

Management believes it is more likely than not that the benefit of deferred tax assets will be realized. Consequently, no valuation allowance for deferred tax assets is deemed necessary as of December 31, 2012 and 2011.

NOTE 14 – FEDERAL INCOME TAXES (CONTINUED)

In management’s determination, the Corporation has no tax positions for which it deems reasonably possible that the total amounts of the unrecognized tax benefit will significantly increase or decrease within the 12 months subsequent to December 31, 2012. The tax years that remain open and subject to examination as of December 31, 2012 are years 2009 – 2012 for Federal and the State of Ohio.

NOTE 15 – EMPLOYEE BENEFITS

The Bank sponsors The Croghan Colonial Bank 401(k) Profit Sharing Plan, a defined contribution plan which provides for both profit sharing and employer matching contributions. The Plan permits the investing in the Corporation’s stock subject to various limitations. The Bank’s profit sharing and matching contributions to the 401(k) profit sharing plan for the years ended December 31, 2012, 2011, and 2010 amounted to $372,000, $372,000, and $345,000, respectively. As of December 31, 2012, the Plan held 27,850 shares of the Corporation’s common stock.

The Bank has entered into various split-dollar life insurance arrangements, including agreements with certain officers and employees of the Bank to provide for supplemental retirement benefits. All split-dollar policies required the payment of single premiums. The cash value of all split-dollar policies amounted to $11,087,000 and $10,766,000 at December 31, 2012 and 2011, respectively.

In connection with the agreements, the Bank provided an estimated liability for accumulated supplemental retirement benefits of $210,000 at December 31, 2012 and $199,000 at December 31, 2011, which is included in other liabilities in the accompanying consolidated balance sheets. During the fourth quarter of 2008, the agreements were amended for certain former and current executive officers. Under the terms of the amended agreements, these individuals agreed to accept specified accelerated payments based on a discount rate of 6.0%. The Bank made payments in January 2010 of $72,000 under the amended agreements.

The Bank recognized a provision for deferred compensation of $11,000 in 2012, $16,000 in 2011, and $2,000 in 2010.

No other postretirement or postemployment benefits are offered to retirees or employees.

NOTE 16 – STOCK-BASED COMPENSATION

The Corporation established in 2002 a Stock Option and Incentive Plan (the “2002 Plan”) which permitted the awarding of stock options and/or stock appreciation rights to directors, managerial, and other key employees of the Corporation. The 2002 Plan, which provided for the issuance of up to 190,951 shares, expired in March 2012.

At the 2012 Annual Stockholders Meeting, the stockholders of the Corporation adopted the Croghan Bancshares, Inc. 2012 Equity Incentive Plan (the “2012 Plan”), which permits the Corporation to award stock options, stock appreciation rights, restricted stock, and other stock-based and performance-based awards to directors, employees, and other eligible participants. A total of 162,082 shares are available for issuance pursuant to the 2012 Plan.

NOTE 16 – STOCK-BASED COMPENSATION (CONTINUED)

The Corporation issued 28,869 options during 2011 at an exercise price of $24.99 under the 2002 plan. Following is a summary of activity for stock options for the years ended December 31, 2012, 2011, and 2010:

	2012	2011	2010
Outstanding, beginning of year	28,869	—	—
Granted	—	28,869	—
Exercised	—	—	—
Forfeited	—	—	—

Outstanding, end of year	28,869	28,869	—

The options vest over a three-year period on the anniversary date of issuance. At December 31, 2012, 9,623 options were exercisable with a weighted average remaining contractual term of 7 years.

The fair value of options granted is estimated at the date of grant using the Black Scholes option pricing model. Following are assumptions used in calculating the fair value of the options issued in 2011:

Weighted-average fair value of options granted	$3.62
Average dividend yield	5.0%
Expected volatility	25.0%
Risk-free interest rate	2.85%
Expected term (in years)	8

Compensation expense related to issued stock options amounted to $57,000 in 2012. As of December 31, 2012, there is $46,000 of unrecognized compensation expense expected to be recognized over a period of two years.

Restricted stock awards may also be issued under the 2012 Plan. A summary of restricted stock activity for 2012 is as follows:

	Shares	Weighted average grant date fair value
Granted	5,250	$31.21
Vested	—	—
Forfeited	—	—

Nonvested at December 31, 2012	5,250	$31.21

Compensation expense relating to restricted stock is recognized over the vesting period based on the market value of the shares on the issue date amounting to $23,000 during the year ended December 31, 2012. As of December 31, 2012, there was $142,000 of total unrecognized compensation cost related to unvested restricted stock awards. The cost is expected to be recognized over a weighted average period of five years. Restricted stock awards vest over a five year period.

NOTE 17 – FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its clients. These financial instruments are primarily loan commitments to extend credit and letters of credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amounts recognized in the consolidated balance sheets. The contract amount of these instruments reflects the extent of involvement the Bank has in these financial instruments.

The Bank’s exposure to credit loss in the event of the nonperformance by the other party to the financial instruments for loan commitments to extend credit and letters of credit is represented by the contractual amounts of these instruments. The Bank uses the same credit policies in making loan commitments as it does for on-balance sheet loans.

The following financial instruments whose contract amount represents credit risk were outstanding at December 31, 2012 and 2011 (dollars in thousands):

	Contract amount
	2012	2011
Commitments to extend credit, including commitments to grant loans and unfunded commitments under lines of credit	$92,492	$75,274

Standby letters of credit	$1,619	$1,519

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. The Bank evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary upon extension of credit, is based on management’s credit evaluation of the client. Collateral held varies but may include accounts receivable; inventory; property, plant, and equipment; and income-producing commercial properties.

Standby letters of credit are written conditional commitments issued by the Bank to guarantee the performance of a customer to a third party and are reviewed for renewal at expiration. At December 31, 2012, the Bank had outstanding standby letters of credit aggregating $1,619,000, of which $1,608,000 expire in 2013 and $11,000 expire in 2014. The credit risk involved in issuing standby letters of credit is essentially the same as that involved in extending loans to clients. The Bank requires collateral supporting these commitments when deemed necessary.

NOTE 18 – REGULATORY MATTERS

The Corporation (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Corporation’s and the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

NOTE 18 – REGULATORY MATTERS (CONTINUED)

Quantitative measures established by regulation to ensure capital adequacy require the Corporation and the Bank to maintain minimum amounts and ratios (set forth below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined in the regulations), and of Tier I capital to average assets (as defined in the regulations). Management believes, as of December 31, 2012 and 2011, that the Corporation and the Bank met all capital adequacy requirements to which they were subject.

As of December 31, 2012, the most recent notification from federal and state banking agencies categorized the Bank as “well capitalized” under the regulatory framework for prompt corrective action. To be categorized as “well capitalized”, an institution must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the following. There are no conditions or events since that notification that management believes have changed the Bank’s category.

The actual capital amounts and ratios of the Corporation and the Bank as of December 31, 2012 and 2011 are also presented in the following (dollars in thousands):

			Minimum capital requirement		Minimum to be well capitalized under prompt corrective action provisions
	Actual
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2012
Total Capital
(to Risk-Weighted Assets)
Consolidated	$50,076	14.2%	$28,273	≥8.0%	N/A	N/A
Bank	54,828	15.5%	28,245	≥8.0%	$35,306	≥10.0%
Tier I Capital
(to Risk-Weighted Assets)
Consolidated	45,751	13.0%	14,136	≥4.0%	N/A	N/A
Bank	50,503	14.3%	14,122	≥4.0%	21,184	≥6.0%
Tier I Capital
(to Average Assets)
Consolidated	45,751	7.6%	24,239	≥4.0%	N/A	N/A
Bank	50,503	8.3%	24,225	≥4.0%	30,282	≥5.0%
As of December 31, 2011
Total Capital
(to Risk-Weighted Assets)
Consolidated	$46,942	13.3%	$28,195	≥8.0%	N/A	N/A
Bank	52,537	14.9%	28,167	≥8.0%	$35,209	≥10.0%
Tier I Capital
(to Risk-Weighted Assets)
Consolidated	42,527	12.1%	14,097	≥4.0%	N/A	N/A
Bank	48,122	13.7%	14,083	≥4.0%	21,125	≥6.0%
Tier I Capital
(to Average Assets)
Consolidated	42,527	8.4%	20,164	≥4.0%	N/A	N/A
Bank	48,122	9.6%	20,150	≥4.0%	25,187	≥5.0%

On a parent company only basis, the Corporation’s primary source of funds are dividends paid by the Bank. The ability of the Bank to pay dividends is subject to limitations under various laws and regulations, and to prudent and sound banking principles. Generally, subject to certain minimum capital requirements, the Bank may declare a dividend without the approval of the State of Ohio Division of Financial Institutions, unless the total dividends

NOTE 18 – REGULATORY MATTERS (CONTINUED)

in a calendar year exceed the total of its net profits for the year combined with its retained profits of the two preceding years. Under these provisions, $4,392,000 was available for dividends on January 1, 2013, without the need to obtain the approval of the State of Ohio Division of Financial Institutions.

The Board of Governors of the Federal Reserve System generally considers it to be an unsafe and unsound banking practice for a bank holding company to pay dividends except out of current operating income, although other factors such as overall capital adequacy and projected income may also be relevant in determining whether dividends may be paid.

NOTE 19 – CONDENSED PARENT COMPANY FINANCIAL INFORMATION

A summary of condensed financial information of the parent company as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012 was as follows (dollars in thousands):

	2012	2011
CONDENSED BALANCE SHEETS
Assets:
Cash	$27	$31
Dividends receivable from subsidiary	—	535
Investment in subsidiary	71,916	68,479
Available-for-sale security	350	350
Other assets	136	52

Total assets	$72,429	$69,447

Liabilities:
Borrowed funds	$5,199	$6,000
Dividends and other payables	66	564

Total liabilities	5,265	6,564

Stockholders’ equity:
Common stock	23,926	23,926
Surplus	118	179
Retained earnings	45,361	42,662
Accumulated other comprehensive income	5,843	4,341
Treasury stock	(8,084)	(8,225)

Total stockholders’ equity	67,164	62,883

Total liabilities and stockholders’ equity	$72,429	$69,447

	2012	2011	2010
CONDENSED STATEMENTS OF OPERATIONS
Income – dividends from subsidiary	$3,252	$2,317	$3,101
Interest income on subordinated note from subsidiary	—	190	200
Professional fees, interest, and other expenses	(400)	(342)	(134)

Income before income taxes and equity in undistributed net income of subsidiary	2,852	2,165	3,167
Federal income tax provision (credit)	(136)	(52)	22

Income before equity in undistributed net income of subsidiary	2,988	2,217	3,145
Equity in net income of subsidiary, less dividends	1,855	2,537	879

Net income	$4,843	$4,754	$4,024

NOTE 19 – CONDENSED PARENT COMPANY FINANCIAL INFORMATION (CONTINUED)

	2012	2011	2010
CONDENSED STATEMENTS OF CASH FLOWS
Cash flows from operating activities:
Net income	$4,843	$4,754	$4,024
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in net income of subsidiary, less dividends	(1,855)	(2,537)	(879)
Decrease in dividends receivable	535	1	12
Decrease (increase) in accrued interest receivable	—	90	(65)
Increase in other assets	(84)	(52)	—
Increase (decrease) in other liabilities	37	(10)	7

Net cash provided by operating activities	3,476	2,246	3,099

Cash flows from financing activities:
Principal payments on borrowed funds	(801)	—	—
Cash dividends paid	(2,679)	(2,142)	(2,174)
Purchase of treasury shares	—	(76)	(940)

Net cash used in financing activities	(3,480)	(2,218)	(3,114)

Net increase (decrease) in cash	(4)	28	(15)
Cash at beginning of year	31	3	18

Cash at end of year	$27	$31	$3

Under a program initially approved by the Board of Directors in 2002, the Corporation periodically purchased shares of its common stock in the over-the-counter market. During the first quarter of 2012, the Board of Directors opted not to renew the program.

The Corporation has declared dividends to stockholders of $1,074,000 in 2013 through August 2, 2013.

NOTE 20 – FAIR VALUE MEASUREMENTS

ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market for the asset or liability. The price in the principal (or most advantageous) market used to measure the fair value of the asset or liability shall not be adjusted for transaction costs. An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets and liabilities; it is not a forced transaction. Market participants are buyers and sellers in the principal market that are independent, knowledgeable, and both able and willing to transact.

Nonfinancial assets and liabilities measured at fair value on a recurring basis include reporting units measured at fair value in the first step of a goodwill impairment test. Nonfinancial assets measured at fair value on a nonrecurring basis include nonfinancial assets and liabilities measured at fair value in the second step of a goodwill impairment test, as well as intangible assets and other nonfinancial long-lived assets measured at fair value for impairment assessment, such as other real estate owned.

ASC 820-10 requires the use of valuation techniques that are consistent with the market approach, the income approach, and/or the cost approach. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets and liabilities. The income approach uses valuation techniques to convert future amounts, such as cash flows or earnings, to a single present amount

NOTE 20 – FAIR VALUE MEASUREMENTS (CONTINUED)

on a discounted basis. The cost approach is based on the amount that currently would be required to replace the service capacity of an asset (replacement cost). Valuation techniques should be consistently applied. Inputs to valuation techniques refer to the assumptions that market participants would use in pricing the asset or liability. Inputs may be observable or unobservable. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from independent sources. Unobservable inputs reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. In that regard, ASC 820-10 establishes a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

Level 1 – Quoted prices (unadjusted) in active markets for identical assets or liabilities that the Corporation has the ability to access at the measurement date.

Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include: quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 – Unobservable inputs for the asset or liability for which there is little, if any, market activity at the measurement date. Unobservable inputs reflect the Corporation’s own assumptions about what market participants would use to price the asset or liability. The inputs are developed based on the best information available in the circumstances, which might include the Corporation’s own financial data such as internally developed pricing models, discounted cash flow methodologies, as well as instruments for which the fair value determination requires significant management judgment.

There were no financial instruments measured at fair value that moved to a lower level in the fair value hierarchy due to the lack of observable quotes in inactive markets for those instruments at December 31, 2012 and 2011.

The following summarizes financial assets (there were no financial liabilities) measured at fair value as of December 31, 2012 and 2011, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value (dollars in thousands):

	Level 1 inputs	Level 2 inputs	Level 3 inputs	Total fair value
2012
Recurring:
Securities available-for-sale:
Obligations of U.S. Government agencies and corporations	$—	$131,990	$—	$131,990
Obligations of states and political subdivisions	—	105,881	—	105,881
Other	—	350	—	350

Total	$—	$238,221	$—	$238,221

Nonrecurring:
Other real estate owned	$—	$—	$1,295	$1,295
Impaired loans	—	—	6,621	6,621

Total	$—	$—	$7,916	$7,916

NOTE 20 – FAIR VALUE MEASUREMENTS (CONTINUED)

	Level 1 inputs	Level 2 inputs	Level 3 inputs	Total fair value
2011
Recurring:
Securities available-for-sale:
Obligations of U.S. Government agencies and corporations	$—	$137,244	$—	$137,244
Obligations of states and political subdivisions	—	87,688	—	87,688
Other	—	350	—	350

Total	$—	$225,282	$—	$225,282

Nonrecurring:
Other real estate owned	$—	$—	$1,877	$1,877
Impaired loans	—	—	14,681	14,681

Total	$—	$—	$16,558	$16,558

Impaired loans are reported net of an allowance for loan losses of $536,000 at December 31, 2012 and $1,195,000 at December 31, 2011.

Other real estate owned, which is measured at the lower of carrying or fair value less costs to sell, had a net carrying amount as of December 31, 2012 of $1,295,000, which is made up of the balance of $1,328,000, net of a valuation allowance of $33,000. Other real estate owned had a net carrying amount of $1,877,000, made up of the balance of $2,042,000, net of a valuation allowance of $165,000, at December 31, 2011. Write-downs of other real estate owned amounted to $28,000 and $97,000 for the years ended December 31, 2012 and 2011, respectively, and are included in other non-interest expenses.

There were no transfers of financial instruments between Levels 1 and 2 during 2012 and 2011.

A description of the valuation methodologies used for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy, follows:

In general, fair value is based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market-based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments may include amounts to reflect counterparty credit quality, the Corporation’s creditworthiness, among other things, as well as unobservable parameters. Any such valuation adjustments are applied consistently over time. The Corporation’s valuation methodologies may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. While management believes the Corporation’s valuation methodologies are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date.

In connection with the branch acquisition described in Note 3, loans acquired of $21,503,000 and deposits assumed of $111,075,000 were recorded at their estimated fair values as of the December 16, 2011 closing date based on the present value of the future incremental cash flows. Certain inputs used in the calculations would be unobservable to a market participant, making them level 3 inputs.

Securities Available-for-Sale

Where quoted prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities would typically include government bonds and exchange traded equities.

NOTE 20 – FAIR VALUE MEASUREMENTS (CONTINUED)

If quoted market prices are not available, then fair values are estimated using pricing models, quoted prices of securities with similar characteristics, or discounted cash flows. Examples of such instruments, which would generally be classified within Level 2 of the valuation hierarchy, include corporate and municipal bonds, mortgage-backed securities, and asset-backed securities. In certain cases where there is limited activity or less transparency around inputs to the valuation, securities are classified within Level 3 of the valuation hierarchy. The Corporation did not have any securities classified as Level 1 or Level 3 at December 31, 2012 and 2011.

Impaired Loans

The Corporation does not record impaired loans at fair value on a recurring basis. However, periodically, a loan is considered impaired and is reported at the fair value of the underlying collateral, less estimated costs to sell, if repayment is expected solely from the collateral. Collateral values are estimated using Level 2 inputs, including recent appraisals and Level 3 inputs based on customized discounting criteria including discounting of appraisals based on age or changes in property or market conditions. These discounts generally range from 10% to 55%. Collateral values are also discounted for estimated selling costs of 10%. Due to the significance of the Level 3 inputs, impaired loans fair values have been classified as Level 3.

Other Real Estate Owned

The Corporation values other real estate owned at the estimated fair value of the underlying collateral less expected selling costs, generally approximating 10%. Such values are estimated primarily using appraisals and reflect a market value approach. Due to the significance of the Level 3 inputs, other real estate owned has been classified as Level 3.

NOTE 21 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair values of recognized financial instruments at December 31, 2012 and 2011, as well as indication of where the instrument falls within the fair value hierarchy described in Note 20, are as follows (dollars in thousands):

		2012		2011
	Fair value hierarchy	Carrying amount	Fair value	Carrying amount	Fair value
FINANCIAL ASSETS
Cash and cash equivalents	Level 1	$31,216	$31,216	$60,093	$60,093
Securities	See Note 20	242,395	242,395	229,126	229,126
Loans, net	Level 3	316,952	323,143	297,187	302,984

Total		$590,563	$596,754	$586,406	$592,203

FINANCIAL LIABILITIES
Deposits	Level 2	$511,940	$513,710	$501,837	$503,563
Federal funds purchased and securities sold under repurchase agreements	Level 1	32,344	32,344	40,861	39,932
Borrowed funds	Level 2	15,199	16,642	18,500	19,980

Total		$559,483	$562,696	$561,198	$563,475

The preceding summary does not include accrued interest receivable, cash surrender value of life insurance, dividends payable, and other liabilities which are also considered financial instruments. The estimated fair value of such items is considered to be their carrying amount.

The Bank also has unrecognized financial instruments which relate to commitments to extend credit and standby letters of credit. The contract amount of such financial instruments was $94,111,000 at December 31, 2012 and $76,793,000 at December 31, 2011. The fair value of such instruments is not considered significant since they represent commitments at current interest rates.

NOTE 21 – FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

The following methods and assumptions were used to estimate fair value of each class of financial instruments:

Cash and Cash Equivalents

Fair value is determined to be the carrying amount for these items because they represent cash or mature in 90 days or less and do not represent unanticipated credit concerns.

Securities

The fair value of available-for-sale securities is determined based on quoted market prices of the individual securities or, if not available, estimated fair value was obtained by comparison to other known securities with similar risk and maturity characteristics. Such value does not consider possible tax ramifications or estimated transaction costs. The fair value of restricted stock is considered to be its carrying amount.

Loans

Fair value for loans is estimated for portfolios of loans with similar financial characteristics. For adjustable rate loans, which re-price at least annually and generally possess low risk characteristics, the carrying amount is believed to be a reasonable estimate of fair value. For fixed-rate loans, the fair value is estimated based on a discounted cash flow analysis, considering weighted average rates and terms of the portfolio, adjusted for credit and interest rate risk inherent in the loans. Fair value for nonperforming loans is based on recent appraisals or estimated discounted cash flows. The estimated value of credit card loans is based on existing loans and does not include the value that relates to estimated cash flows from new loans generated from existing cardholders over the remaining life of the portfolio.

Deposit Liabilities

The fair value of core deposits, including demand deposits, savings accounts, and certain money market deposits, is the amount payable on demand. The fair value of fixed-maturity certificates of deposit is estimated using the rates offered at year end for deposits of similar remaining maturities. The estimated fair value does not include the benefit that results from the low-cost funding provided by the deposit liabilities compared to the cost of borrowing funds in the marketplace.

Other Financial Instruments

Federal funds purchased and securities sold under repurchase agreements are considered to be short-term borrowings and are valued at carrying value. Borrowed funds are typically long-term in nature with fair value determined based on discounted cash flow analysis using current interest rates.

The fair value estimates of financial instruments are made at a specific point in time based on relevant market information. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect these estimates.

NOTE 22 – COMMITMENTS AND CONTINGENCIES

The Bank has entered into multi-year agreements to lease certain of its facilities, as well as equipment under various short-term operating leases through June 2015. Rent expense under these agreements amounted to $76,000 in 2012, $116,000 in 2011, and $140,000 in 2010. Future minimum lease payments under long-term operating leases aggregate $119,000 at December 31, 2012 are as follows: 2013, $53,000; 2014, $46,000; and 2015, $20,000.

NOTE 22 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

In the normal course of business, the Corporation and Bank may be involved in various legal actions, but in the opinion of management and its legal counsel, the ultimate disposition of such matters is not expected to have a material adverse effect on the consolidated financial statements.

NOTE 23 – QUARTERLY FINANCIAL DATA (UNAUDITED)

The following is a summary of selected quarterly financial data (unaudited) for the years ended December 31, 2012 and 2011 (dollars in thousands, except per share data):

	Interest income	Net interest income	Net income	Net income per share
2012
First quarter	$5,318	$4,270	$934	$.56
Second quarter	5,303	4,464	1,371	.82
Third quarter	5,290	4,418	1,284	.77
Fourth quarter	5,148	4,821	1,254	.74
2011
First quarter	$5,341	$4,250	$1,009	$.60
Second quarter	5,438	4,310	1,298	.78
Third quarter	5,583	4,924	1,541	.92
Fourth quarter	5,260	4,783	906	.54

NOTE 24 – ACQUISITION

On June 20, 2013, the Corporation signed a definitive agreement under which it will acquire Indebancorp in a stock and cash merger transaction. Under terms of the agreement, the shareholders of Indebancorp will receive either $55.00 in cash, 1.63 shares of Corporation stock, or a combination thereof subject to the overall consideration being 70% stock and 30% cash. Based on the Corporation’s recent average closing price, the transaction is valued at approximately $28.9 million and is expected to qualify as a tax-free reorganization. Indebancorp is headquartered in Oak Harbor, Ohio, with total assets of $219 million and four full-service branches and two loan production offices, all located within 30 miles of its corporate headquarters. The transaction is expected to be completed by the end of the fourth quarter of 2013.

The accompanying notes are an integral part of the consolidated financial statements.

Indebancorp

Consolidated Balance Sheets

March 31, 2013 and December 31, 2012

	March 31, 2013 (Unaudited)	December 31, 2012 (Audited)
Assets
Cash and due from bank	$3,907,469	$4,013,386
Interest-bearing demand deposits	5,208,214	4,139,217
Federal funds sold	182,000	800,000

Cash and cash equivalents	9,297,683	8,952,603
Investment securities, available for sale	26,511,757	28,920,429
Loans held for sale	165,300	1,020,720
Loans, net of allowance for loan losses of $1,969,802 and $1,949,102	172,499,028	172,743,404
Premises and equipment	2,950,505	2,973,395
Federal Reserve and Federal Home Loan Bank stock	952,300	1,012,300
Interest receivable	712,599	625,927
Insurance contracts	5,488,577	5,448,050
Foreclosed assets held for sale, net	364,817	152,797
Other assets	2,028,495	1,730,762

Total assets	$220,971,061	$223,580,387

Liabilities and Stockholders’ Equity
Liabilities
Deposits
Noninterest bearing	$31,648,835	$37,125,617
Interest bearing	156,723,198	149,681,136

Total deposits	188,372,033	186,806,753
FHLB advances	8,294,222	12,480,543
Interest payable	113,436	218,067
Other liabilities	2,094,042	2,377,357

Total liabilities	198,873,733	201,882,720

Stockholders’ Equity
Senior noncumulative perpetual preferred stock, series A, $1,000 par
Authorized, 6,800 shares
Issued and outstanding, 2013 and 2012 – 0 shares	—	—
Common stock, without par value
Authorized, 750,000 shares
Issued and outstanding, 2013 – 519,082 shares; 2012 – 518,271 shares	1,281,370	1,280,224
Retained earnings	20,516,778	20,093,436
Accumulated other comprehensive income	299,180	324,007

Total stockholders’ equity	22,097,328	21,697,667

Total liabilities and stockholders’ equity	$220,971,061	$223,580,387

See Notes to Consolidated Financial Statements

Indebancorp

Consolidated Statements of Income

(Unaudited)

Three Months Ended March 31, 2013 and 2012

	2013	2012
Interest Income
Loans receivable	$2,319,448	$2,398,256
Investment securities
Taxable	112,967	111,670
Tax exempt	22,141	20,957
Deposits with financial institutions	3,424	6,300
Federal fund sold	177	135

Total interest income	2,458,157	2,537,318

Interest Expense
Deposits	355,020	432,580
Borrowings	47,773	120,865

Total interest expense	402,793	553,445

Net Interest Income	2,055,364	1,983,873
Provision for Loan Losses	150,000	115,000

Net Interest Income After Provision for Loan Losses	1,905,364	1,868,873

Noninterest Income
Service charges on deposit accounts	81,388	92,358
Net realized gains on sales of available-for-sale securities	—	—
Other-than-temporary loss on available-for-sale security	—	—
Income from life insurance contracts	40,528	41,379
Gain on sale of loans	289,020	238,011
Other income	144,065	152,883

Total noninterest income	555,001	524,631

Noninterest Expense
Salaries and employee benefits	1,017,065	941,936
Net occupancy expenses	57,880	57,021
Equipment expenses	107,715	95,924
Data processing fees	121,815	105,022
Director and committee fees	61,898	69,512
Credit card and ATM expense	39,943	39,780
Deposit insurance premiums	45,183	42,199
State franchise taxes	63,750	63,060
Other expenses	389,775	480,036

Total noninterest expense	1,905,024	1,894,490

Income Before Income Taxes	555,341	499,014
Income tax expense	164,064	154,055

Net Income	$391,277	$344,959

Basic E.P.S	$0.75	$0.63
Diluted E.P.S	$0.75	$0.63

See Notes to Consolidated Financial Statements

Indebancorp

Consolidated Statements of Comprehensive Income

(Unaudited)

Three Months Ended March 31, 2013 and 2012

	2013	2012
Net Income	$391,277	$344,959
Other Comprehensive Loss
Unrealized depreciation on available-for-sale securities, net of taxes (benefit) of $(12,790) and $(34,745), for 2013 and 2012, respectively	(24,827)	(67,447)

Comprehensive Income	$366,450	$277,512

See Notes to Consolidated Financial Statements

Indebancorp

Consolidated Statements of Stockholders’ Equity

(Unaudited)

Three Months Ended March 31, 2013

	Preferred Stock	Common Stock	Retained Earnings	Accumulated Other Comprehensive Income	Total
Balance, January 1, 2013	$0	$1,280,224	$20,093,436	$324,007	$21,697,667
Net income			391,277		391,277
Other comprehensive loss				(24,827)	(24,827)
Issuance of common stock		2,932	59,928		62,860
Purchase of common stock		(1,786)	(27,863)		(29,649)

Balance, March 31, 2013	$0	$1,281,370	$20,516,778	$299,180	$22,097,328

See Notes to Consolidated Financial Statements

Indebancorp

Consolidated Statements of Cash Flows

(Unaudited)

Three Months Ended March 31, 2013 and 2012

	2013	2012
Operating Activities
Net income	$391,277	$344,959
Items not requiring (providing) cash
Provision for loan losses	150,000	115,000
Depreciation	56,906	45,553
Amortization of loan origination fees and costs, net	19,421	13,331
Increase in life insurance contracts	(40,526)	(41,379)
Investment securities amortization, net	30,874	34,333
Loss on sale of foreclosed assets	13,933
Changes in
Loans held for sale	855,420	142,593
Interest receivable	(86,672)	(43,957)
Interest payable	(104,631)	(96,158)
Other assets	(284,944)	(226,453)
Other liabilities	(283,315)	(351,113)

Net cash provided by (used in) operating activities	717,743	(63,291)

Investing Activities
Purchases of available-for-sale securities	(3,994,320)	(6,000,000)
Proceeds from maturities and calls of available-for-sale securities	6,334,501	7,243,972
Net change in loans	(237,443)	(959,792)
Purchase of premises and equipment	(34,016)	(19,452)
Proceeds from sale of FRB stock	60,000	—
Proceeds from sale of foreclosed assets	86,445	—

Net cash provided by investing activities	2,215,167	264,728

Financing Activities
Net change in deposits	1,565,280	(318,664)
Repayment of long-term borrowings	(7,186,321)	(224,914)
Proceeds from long-term borrowings	3,000,000
Purchase of common stock	(29,649)	(30,364)
Issuance of common stock	62,860	265,991
Cash dividends on preferred stock	—	(27,778)

Net cash used in financing activities	(2,587,830)	(335,729)

Increase (Decrease) in Cash and Cash Equivalents	345,080	(134,292)
Cash and Cash Equivalents, Beginning of Year	8,952,603	14,739,320

Cash and Cash Equivalents, End of Period	$9,297,683	$14,605,028

Supplemental Cash Flows Information
Interest paid	$507,424	$649,603
Income taxes paid	158,000	340,000
Real estate acquired in settlement of loans	312,398	—

See Notes to Consolidated Financial Statements

Indebancorp

Notes to Consolidated Financial Statements March 31, 2013

(Table Dollar Amounts in Thousands Except Share and Per Share Amounts)

Note 1: Consolidated Financial Statements

The consolidated financial statements include the accounts of Indebancorp (Corporation) and its wholly owned subsidiary, National Bank of Ohio (Bank). All significant inter-company accounts and transactions have been eliminated in consolidation.

Certain information and note disclosures normally included in the Company’s annual financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted. These consolidated condensed financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report for year ended December 31, 2012.

The interim consolidated financial statements at March 31, 2013, have not been audited by independent accountants, but in the opinion of management, reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for such periods. The results of operations for the periods are not necessarily indicative of the results to be expected for the full year.

Note 2: Summary of Significant Accounting Policies

A discussion of our critical accounting policies is disclosed in Note 1 of our Annual Report as of and for the year ended December 31, 2012. Certain accounting policies require management to use estimates and make assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and disclosures provided, and actual results could differ. There were not material changes in the information regarding our critical accounting policies since December 31, 2012.

Note 3: Earnings Per Share

Earnings per share (EPS) were computed as follows for the three months ended March 31:

	2013	2012
Net income	$391	$345
Less preferred stock dividends	—	28

Net income available to common stockholders	$391	$317

Basic and diluted weighted average shares outstanding	$518,974	$499,971

Basic and diluted E.P.S	$0.75	$0.63

The Company has no potentially dilutive shares issued.

Indebancorp

Notes to Consolidated Financial Statements March 31, 2013

(Table Dollar Amounts in Thousands Except Share and Per Share Amounts)

Note 4: Investment Securities

The amortized cost and approximate fair value, together with gross unrealized gains and losses of securities are as follows:

	March 31, 2013
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale
Certificates of deposit	$1,225	$8	$—	$1,233
Federal agencies and U.S. treasuries	15,161	218	13	15,366
State and Municipal	4,461	147	—	4,608
Mortgage-backed GSE residential	5,211	94	—	5,305

Total available-for-sale	$26,058	$467	$13	$26,512

	December 31, 2012
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale
Certificates of deposit	$1,225	$8	$—	$1,233
Federal agencies and U.S. treasuries	17,178	260	—	17,438
State and Municipal	4,469	132	2	4,599
Mortgage-backed GSE residential	5,557	93	—	5,650

Total available-for-sale	$28,429	$493	$2	$28,920

The amortized cost and fair value of securities available for sale at March 31, 2013, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Fair Value
Within one year	$5,521	$5,558
One to five years	7,985	8,284
Five to ten years	6,694	6,717
After ten years	647	647

	20,847	21,206
Mortgage-backed GSE residential	5,211	5,305

Totals	$26,058	$26,511

Securities with a carrying value of approximately $15,366,000 and $17,439,000 were pledged at March 31, 2013 and December 31, 2012, respectively, to secure certain deposits and for other purposes as permitted or required by law.

There were no securities sold during the three month periods ending March 31, 2013 and 2012.

Certain investments in debt securities are reported in the financial statements at an amount less than their historical cost. Total fair value of these investments at March 31, 2013 and December 31, 2012, was approximately $3,984,000 and $489,000, which is approximately 15% and 2%, respectively, of the Company’s

Indebancorp

Notes to Consolidated Financial Statements March 31, 2013

(Table Dollar Amounts in Thousands Except Share and Per Share Amounts)

available-for-sale investment portfolio. These declines primarily resulted from changes in market interest rates since the securities were purchased.

Except as discussed below, management believes the declines in fair value for these securities are temporary.

The following table shows the Company’s investments’ gross unrealized losses and fair value of the Company’s investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment class and length of time that individual securities have been in a continuous unrealized loss position at March 31, 2013 and December 31, 2012:

	March 31, 2013
	Less Than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Federal agencies and U.S. treasuries	$3,984	$13	$0	$0	$3,984	$13

	December 31, 2012
	Less Than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
State and municipal	$489	$2	$0	$0	$489	$2

Other-Than-Temporary Impairment

Upon acquisition of a security, the Company decides whether it is within the scope of the accounting guidance for beneficial interests in securitized financial assets or will be evaluated for impairment under the accounting guidance for investments in debt and equity securities.

The accounting guidance for beneficial interests in securitized financial assets provides incremental impairment guidance for a subset of the debt securities within the scope of the guidance for investments in debt and equity securities. For securities where the security is not a beneficial interest in securitized financial assets, the Company uses a debt securities impairment model.

The Company conducts periodic reviews to identify and evaluate each investment security to determine whether an other-than-temporary impairment has occurred. Economic models are used to determine whether an other-than-temporary impairment has occurred on these securities. While all securities are considered, the securities primarily impacted by other-than-temporary impairment testing are certain unrated municipal bonds. For certain unrated municipal bonds in the investment portfolio (including but not limited to those whose fair value is less than their amortized cost basis), a regular review is conducted to determine if an other-than-temporary impairment has occurred. Inputs may include the actual collateral attributes, which include performance indicators and collateral value of the underlying asset.

If the Company determines that a given unrated municipal bond position will be subject to a write-down or loss, the Company records the expected credit loss as a charge to earnings.

Credit Losses Recognized on Investments

Certain debt securities have experienced fair value deterioration due to credit losses, as well as due to other market factors, but are not otherwise other-than-temporarily impaired.

Indebancorp

Notes to Consolidated Financial Statements March 31, 2013

(Table Dollar Amounts in Thousands Except Share and Per Share Amounts)

The following table provides information about debt securities for which only a credit loss was recognized in income.

	Accumulated Credit Losses
	March 31, 2013	March 31, 2012
Credit losses on debt securities held
Beginning of year	$417	$417
Additions related to other-than-temporary losses not previously recognized	—	—

End of period	$417	$417

Note 5: Loans and Allowance for Loan Losses

Classes of loans include:

	March 31, 2013	December 31, 2012
Agricultural	$—	$680
Commercial and industrial	11,125	9,597
Commercial real estate	105,978	101,481
Residential real estate	46,886	51,529
Consumer	9,692	10,568
Credit cards	788	837

Subtotal	174,469	174,692
Less: allowance for loan losses	(1,970)	(1,949)

Loans, net	$172,499	$172,743

The following table presents the roll forward of the allowance for loan losses for the three months ended March 31, 2013 and 2012:

	March 31, 2013
	Agricultural	Commercial and Industrial	Commercial Real Estate	Residential Real Estate	Consumer	Credit Cards	Unallocated	Total
Beginning Balance	$1	$290	$1,135	$204	$70	$26	$223	$1,949
Provision	(1)	41	43	244	—	(2)	(175)	150
Loans charged off	—	—	(58)	(68)	(7)	—	—	(133)
Recoveries	—	—	—	—	4	—	—	4

Ending Balance	$—	$331	$1,120	$380	$67	$24	$48	$1,970

Indebancorp

Notes to Consolidated Financial Statements March 31, 2013

(Table Dollar Amounts in Thousands Except Share and Per Share Amounts)

	March 31, 2012
	Agricultural	Commercial and Industrial	Commercial Real Estate	Residential Real Estate	Consumer	Credit Cards	Unallocated	Total
Beginning Balance	$—	$77	$1,147	$301	$111	$33	$191	$1,860
Provision	—	403	(32)	(99)	14	—	(171)	115
Loans charged off	—	—	(14)	—	(18)	(3)	—	(35)
Recoveries	—	—	—	—	—	—	—	—

Ending Balance	$—	$480	$1,101	$202	$107	$30	$20	$1,940

The following table presents the balance in the allowance for loan losses and the recorded investment in loans based on portfolio segment and impairment method as of March 31, 2013 and December 31, 2012:

	March 31, 2013
	Agricultural	Commercial and Industrial	Commercial Real Estate	Residential Real Estate	Consumer	Credit Cards	Unallocated	Total
Allowance Balances
Individually evaluated for impairment	$—	$—	$258	$188	$—	$—	$—	$446
Collectively evaluated for impairment	—	331	862	192	67	24	48	1,524

Total allowance for loan losses	$—	$331	$1,120	$380	$67	$24	$48	$1,970

Loan Balances
Individually evaluated for impairment	$—	$126	$4,017	$1,233	$—	$—	$—	$5,376
Collectively evaluated for impairment	—	10,999	101,961	45,653	9,692	788	—	169,093

Total loan balances	$—	$11,125	$105,978	$46,886	$9,692	$788	$—	$174,469

Indebancorp

Notes to Consolidated Financial Statements March 31, 2013

(Table Dollar Amounts in Thousands Except Share and Per Share Amounts)

	December 31, 2012
	Agricultural	Commercial and Industrial	Commercial Real Estate	Residential Real Estate	Consumer	Credit Cards	Unallocated	Total
Allowance Balances
Individually evaluated for impairment	$—	$—	$300	$10	$—	$—	$—	$310
Collectively evaluated for impairment	1	290	835	194	70	26	223	1,639

Total allowance for loan losses	$1	$290	$1,135	$204	$70	$26	$223	$1,949

Loan Balances
Individually evaluated for impairment	$—	$—	$1,885	$2,665	$—	$—	$—	$4,550
Collectively evaluated for impairment	680	$9,597	99,596	48,864	10,568	837	—	170,142

Total loan balances	$680	$9,597	$101,481	$51,529	$10,568	$837	$0	$174,692

Internal Risk Categories

Loan grades are numbered 1 through 8. Grades 1 through 4 are considered satisfactory grades. The grade of 5, or Watch or Special Mention, represents loans of lower quality and is considered criticized. The grades of 6, or Substandard, and 7, or Doubtful, refer to loans that are classified. The grade of 8, or Loss, refers to loans that will be charged off. The use and application of these grades by the Bank conform to the Bank’s policy.

Excellent (1) loans are prime loans based on liquid collateral with adequate margin or supported by a strong financial statement with an unqualified opinion from a CPA firm; character and repayment ability of the borrowers are excellent and without question; strong liquidity, minimal leverage, low risk and minimal handling costs are required for this designation.

Good (2) loans are desirable loans of somewhat less stature than grade 1, but with strong financial statements containing an unqualified opinion from a CPA firm or supported by unaudited financial statements with strong balance sheets and five consecutive years of profits, combined with a satisfactory relationship with the Bank may earn this designation; loans secured by marketable securities (where there is no concentration or impairment to liquidation) may also be rated a 2; loans possessing a definite primary repayment source and a strong secondary repayment source; individual loans backed by liquid personal assets, established credit history and unquestionable personal character.

Satisfactory (3) loans are of average or slightly above average risk and have some deficiency or vulnerability to changing economic or industry conditions, but are still fully collectible; debt service coverage should meet or exceed loan policy standards and may exhibit minor weaknesses, but have offsetting features of other, readily available support; loans that have currently and historically met all terms of repayment, but which may be susceptible to deterioration if adverse factors are encountered.

Indebancorp

Notes to Consolidated Financial Statements March 31, 2013

(Table Dollar Amounts in Thousands Except Share and Per Share Amounts)

Loans may be graded 3 when there is no recent information on which to base a current risk evaluation and the following conditions apply:

•

At inception, the loan was properly underwritten and did not possess an unwarranted level of credit risk; also the loan met the above criteria for a risk grade of 1 (Excellent), 2 (Good) or 3 (Satisfactory)

•	At inception, the loan was secured with collateral in accordance with loan policy parameters

•	The loan exhibited two or more years of satisfactory repayment with a reasonable reduction of the principal balance

•

During the period that the loan has been outstanding, there has been no evidence of any credit weakness. Some examples of weakness include slow payment, lack of cooperation by the borrower, breach of loan covenants, or the business is in an industry which is known to be experiencing problems. If any of these credit weaknesses is observed, a lower risk grade is warranted

Satisfactory/Monitored (4) loans are considered satisfactory but which are of below average credit risk due to financial weaknesses or uncertainty.

Internal Watch (4.5) loans warrant a higher than average level of monitoring to ensure that weaknesses do not advance; the level of risk for this classification is considered acceptable and within normal underwriting guidelines, so long as the loan is given the proper level of management supervision.

Special Mention (5) loans possess credit deficiencies or potential weaknesses which deserve close attention, which do not yet warrant substandard classification, but do pose unwarranted financial risk that, if not corrected, could weaken the loan and increase risk in the future; key distinctions of a 5 classification are that (1) it is indicative of an unwarranted level of risk, and (2) weaknesses are considered “potential”, versus “defined”, impairments to the primary source of loan.

Substandard (6) loans may exhibit one or more of the following characteristics:

•

Loans which possess a defined credit weakness with the uncertain likelihood that a loan will be paid from the primary source; financial deterioration is underway, and very close attention is warranted to ensure that the loan is collected without loss

•	Loans are inadequately protected by the current net worth and repayment capacity of the obligor(s)

•	The primary source of repayment is absent, and the Bank has been forced to rely solely upon a secondary source for repayment (such as collateral liquidation or guarantees)

•	Loans are characterized by a realistic possibility that the Bank will sustain some loss if deficiencies are not corrected

•	Unusual courses of action are needed to maintain a high probability of repayment.

•	The borrower is not generating enough cash flow to repay loan principal; however, continues to make interest payments

•	The Bank has been forced into a subordinated or unsecured collateral position due to documentation errors

•	Loans have been restructured so that payment schedules, terms, and/or collateral represent concessions to the borrower when compared to the original loan terms

•	The Bank is seriously contemplating foreclosure or repossession due to apparent deterioration of the loan

Indebancorp

Notes to Consolidated Financial Statements March 31, 2013

(Table Dollar Amounts in Thousands Except Share and Per Share Amounts)

Doubtful (7) loans possess an imminent possibility of loss and serious financial deterioration is evident and steps to minimize loss and/or maximize recovery are imperative; have all of the weaknesses of a loan classified as substandard but furthermore these weaknesses make collection or liquidation in full, based on existing conditions, improbable; the primary source of repayment is non-existent and there is considerable doubt as to the quality of the secondary source of repayment; the likelihood of loss is high, but because of certain important pending factors which may strengthen the loan, loss classification is deferred until its exact status is known.

Loss (8) loans are considered uncollectible and of such little value that continuing to carry them as assets on the Bank’s financial statements is not feasible; loans will be classified as loss when it is neither practical nor desirable to defer writing off or reserving all, or a portion of a basically worthless asset, even though partial recovery may be possible at some time in the future.

Risk characteristics applicable to each segment of the loan portfolio are described as follows.

Agriculture: Agriculture loans typically involve larger principal amounts, and repayment of these loans is generally dependent on the successful operations conducted on the property securing the loan. These loans are viewed primarily as cash flow loans and secondarily as loans secured by real estate. Credit risk in these loans may be impacted by the creditworthiness of a borrower, property values and the local economies in the Bank’s market areas.

Commercial and Industrial: The commercial and industrial portfolio includes loans to commercial customers for use in financing working capital needs, equipment purchases and expansions. The loans in this category are repaid primarily from the cash flow of a borrower’s principal business operation. Credit risk in these loans is driven by creditworthiness of a borrower and the economic conditions that impact the cash flow stability from business operations.

Commercial Real Estate: Commercial real estate loans typically involve larger principal amounts, and repayment of these loans is generally dependent on the successful operations of the property securing the loan or the business conducted on the property securing the loan. These loans are viewed primarily as cash flow loans and secondarily as loans secured by real estate. Credit risk in these loans may be impacted by the creditworthiness of a borrower, property values and the local economies in the Bank’s market areas.

Residential Real Estate: The residential 1-4 family real estate are generally secured by owner-occupied 1-4 family residences. Repayment of these loans is primarily dependent on the personal income and credit rating of the borrowers. Credit risk in these loans can be impacted by economic conditions within the Bank’s market areas that might impact either property values or a borrower’s personal income. Risk is mitigated by the fact that the loans are of smaller individual amounts and spread over a large number of borrowers.

Consumer and Credit Cards: The consumer loan portfolio consists of various term and line of credit loans such as automobile loans, unsecured credit cards and loans for other personal purposes. Repayment for these types of loans will come from a borrower’s income sources that are typically independent of the loan purpose. Credit risk is driven by consumer economic factors such as unemployment and general economic conditions in the Bank’s market area and the creditworthiness of a borrower.

Indebancorp

Notes to Consolidated Financial Statements March 31, 2013

(Table Dollar Amounts in Thousands Except Share and Per Share Amounts)

The following table presents the credit risk profile of the Company’s loan portfolio based on internal rating category and payment activity as of March 31, 2013 and December 31, 2012:

	March 31, 2013
	Agricultural	Commercial and Industrial	Commercial Real Estate	Residential Real Estate	Consumer	Credit Cards	Total
Grade
Pass(1-4.5)	$—	$11,085	$99,058	$45,600	$9,468	$788	$165,999
Special mention(5)	—	11	2,222	—	165	—	2,398
Substandard(6)	—	29	4,698	1,286	59	—	6,072
Doubtful(7)	—	—	—	—	—	—	—
Loss(8)	—	—	—	—	—	—	—

Total	$—	$11,125	$105,978	$46,886	$9,692	$788	$174,469

	December 31, 2012
	Agricultural	Commercial and Industrial	Commercial Real Estate	Residential Real Estate	Consumer	Credit Cards	Total
Grade
Pass(1-4.5)	$680	$8,516	$94,510	$50,028	$10,411	$837	$164,982
Special mention(5)	—	23	2,297	200	157	—	2,677
Substandard(6)	—	1,058	4,674	1,301	—	—	7,033
Doubtful(7)	—	—	—	—	—	—	—
Loss(8)	—	—	—	—	—	—	—

Total	$680	$9,597	$101,481	$51,529	$10,568	$837	$174,692

The Company evaluates the loan risk grading system definitions and allowance for loan loss methodology on an ongoing basis. No significant changes were made to either during the past year.

The following table presents the Company’s loan portfolio aging analysis of the recorded investment in loans as of March 31, 2013 and December 31, 2012:

	March 31, 2013
	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans	Total Loans >90 Days and Accruing
Agricultural	$—	$—	$—	$—	$—	$—	$—
Commercial and industrial	—	—	—	—	11,125	11,125	—
Commercial real estate	—	—	—	—	105,978	105,978	—
Residential real estate	40	—	194	234	46,652	46,886	194
Consumer	143	—	—	143	9,549	9,692	—
Credit cards	2	—	—	2	786	788	—

Total loans	$185	$—	$194	$379	$174,090	$174,469	$194

Indebancorp

Notes to Consolidated Financial Statements March 31, 2013

(Table Dollar Amounts in Thousands Except Share and Per Share Amounts)

	December 31, 2012
	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans	Total Loans >90 Days and Accruing
Agricultural	$—	$—	$—	$—	$680	$680	$—
Commercial and industrial	61	—	29	90	9,507	9,597	—
Commercial real estate	—	93	541	634	100,847	101,481	—
Residential real estate	119	—	330	449	51,080	51,529	—
Consumer	177	72	19	268	10,300	10,568	19
Credit cards	3	1	—	4	833	837	—

Total loans	$360	$166	$919	$1,445	$173,247	$174,692	$19

A loan is considered impaired, in accordance with the impairment accounting guidance (ASC 310-10-35-16), when based on current information and events, it is probable the Company will be unable to collect all amounts due from the borrower in accordance with the contractual terms of the loan. Impaired loans include nonperforming commercial loans but also include loans modified in troubled debt restructurings.

The following table presents impaired loans as of and for the three months ended March 31, 2013 and year ended December 31, 2012:

	March 31, 2013
	Recorded Balance	Unpaid Principal Balance	Specific Allowance	Average Investment in Impaired Loans	Interest Income Recognized	Interest Income Recognized Cash Basis
Impaired loans without a specific valuation
Commercial and industrial	$126	$126	$—	$126	$—	$—
Commercial real estate	1,226	1,226	—	1,227	11	2
Residential real estate	422	422	—	422	—	—

Total impaired loans with no related specific reserve	1,774	1,774	—	1,775	11	2

Impaired loans with a specific valuation allowance
Commercial real estate	2,791	2,791	258	2,792	4	19
Residential real estate	811	811	188	812	11	8

Total impaired loans with allowance recorded	3,602	3,602	446	3,604	15	27

Total impaired loams	$5,376	$5,376	$446	$5,379	$26	$29

Indebancorp

Notes to Consolidated Financial Statements March 31, 2013

(Table Dollar Amounts in Thousands Except Share and Per Share Amounts)

	December 31, 2012
	Recorded Balance	Unpaid Principal Balance	Specific Allowance	Average Investment in Impaired Loans	Interest Income Recognized	Interest Income Recognized Cash Basis
Impaired loans without a specific valuation
Commercial real estate	$222	$222	$—	$232	$16	$16
Residential real estate	2,560	2,560	—	2,622	88	72
Consumer	—	—	—	—	—	—

Total impaired loans with no related specific reserve	2,782	2,782	—	2,854	104	88

Impaired loans with a specific valuation allowance
Commercial real estate	1,663	1,663	300	2,414	64	64
Residential real estate	105	105	10	105	1	10

Total impaired loans with allowance recorded	1,768	1,768	310	2,519	65	74

Total impaired loams	$4,550	$4,550	$310	$5,373	$169	$162

The following table presents the Company’s nonaccrual loans at March 31, 2013 and December 31, 2012. This table excludes performing troubled debt restructured loans.

	March 31, 2013	December 31, 2012
Commercial and industrial	$29	$29
Commercial real estate	1,744	1,712
Residential real estate	466	871

Total nonaccrual loans	$2,239	$2,612

At March 31, 2013, the Company had certain loans that were modified in troubled debt restructurings and impaired. The modification of terms of such loans included one or a combination of the following: an extension of maturity, a reduction of the stated interest rate or a permanent reduction of the recorded investment in the loan. There were no material newly classified troubled debt restructurings for the year ended December 31, 2012.

The following table presents information regarding troubled debt restructurings by class for the three months ended March 31, 2013.

Newly classified troubled debt restructurings:

	Number of Loans	Pre-Modification Recorded Balance	Post-Modification Recorded Balance
Commercial real estate	3	$1,248	$1,248
Residential real estate	2	193	193

	5	$1,441	$1,441

Indebancorp

Notes to Consolidated Financial Statements March 31, 2013

(Table Dollar Amounts in Thousands Except Share and Per Share Amounts)

The troubled debt restructurings described above did not increase the allowance for loan losses during the three months ended March 31, 2013.

Newly restructured loans by type of modification:

	Interest Only	Term	Combination	Total Modification
Commercial real estate	$—	$—	$1,248	$1,248
Residential real estate	—	193	—	193

	$—	$193	$1,248	$1,441

There were no troubled debt restructurings in the past 12 month that subsequently defaulted.

Note 6: Stockholders’ Equity

On September 20, 2011, the Company entered into a Securities Purchase Agreement with the Secretary of the Treasury, pursuant to which the Company issued and sold to the Treasury 2,000 shares of its Senior Non-Cumulative Perpetual Preferred Stock, Series A, having a liquidation preference of $1,000 per share, for aggregate proceeds of $2,000,000. The issuance was pursuant to the Treasury’s Small Business Lending Fund program (SBLF), a $30 billion fund established under the Small Business Jobs Act of 2010, which encourages lending to small businesses by providing capital to qualified community banks with assets of less than $10 billion. The proceeds were invested by the Company in the Bank.

The Series A Preferred Stock is entitled to receive non-cumulative dividends in arrears payable quarterly on each January 1, April 1, July 1 and October 1, beginning January 2, 2012. The dividend rate, which is calculated on the aggregate Liquidation Amount, has been initially set at 5% per annum based upon the current level of “Qualified Small Business Lending” (QSBL) by the Bank. The dividend rate for future dividend periods will be set based upon the percentage change in qualified lending between each dividend period and the baseline QSBL level established at the time the Agreement was entered into. Such dividend rate may vary from 1% per annum to 5% per annum for the second through tenth dividend periods, and from 1% per annum to 7% per annum for the eleventh through the first half of the nineteenth dividend periods. If the Series A Preferred Stock remains outstanding for more than four-and-one-half years, the dividend rate will be fixed at 9%. Prior to that time, in general, the dividend rate decreases as the level of the Bank’s QSBL increases. Such dividends are not cumulative, but the Company may only declare and pay dividends on its common stock if it has declared and paid dividends for the current dividend period on the Series A Preferred Stock, and will be subject to other restrictions on its ability to repurchase or redeem other securities.

In September 2012, the Company repurchased all outstanding shares of Series A Preferred Stock.

Indebancorp

Notes to Consolidated Financial Statements March 31, 2013

(Table Dollar Amounts in Thousands Except Share and Per Share Amounts)

Note 7: Disclosures About Fair Value of Assets and Liabilities

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements must maximize the use of observable inputs and minimize the use of unobservable inputs. There is a hierarchy of three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3	Unobservable inputs supported by little or no market activity and are significant to the fair value of the assets or liabilities

Recurring Measurements

The following table presents the fair value measurements of assets recognized in the accompanying consolidated balance sheets measured at fair value on a recurring basis and the level within the fair value hierarchy in which the fair value measurements fall at March 31, 2013 and December 31, 2012:

		Fair Value Measurement Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
March 31, 2013
Available for sale securities
Certificates of deposit	$1,233	$—	$1,233	$—
Federal agencies and U.S. treasuries	15,366	—	15,366	—
State and municipal	4,608	—	4,608	—
Mortgage-backed GSE residential	5,305	—	5,305	—

	$26,512	$0	$26,512	$0

		Fair Value Measurement Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2012
Available for sale securities
Certificates of deposit	$1,233	$—	$1,233	$—
Federal agencies and U.S. treasuries	$17,438	$—	$17,438	$—
State and municipal	4,599	—	4,599	—
Mortgage-backed GSE residential	5,650	—	5,650	—

	$28,920	$0	$28,920	$0

Indebancorp

Notes to Consolidated Financial Statements March 31, 2013

(Table Dollar Amounts in Thousands Except Share and Per Share Amounts)

Following is a description of the valuation methodologies and inputs used for assets measured at fair value on a recurring basis and recognized in the accompanying consolidated balance sheets, as well as the general classification of such assets pursuant to the valuation hierarchy. There have been no significant changes in the valuation techniques during the three months ended March 31, 2013. The Company has no liabilities measured at fair value on a recurring basis.

Available-for-Sale Securities

Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. The Company has no securities classified as Level 1.

If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics or discounted cash flows. The inputs used by the pricing service to determine fair value may include one, or a combination of, observable inputs such as benchmark yields, reported trades, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data market research publications and are classified within Level 2 of the valuation hierarchy. These Level 2 securities include brokered certificates of deposit, federal agencies and U.S. treasuries, state and municipal securities and mortgage-backed GSE residential securities. In certain cases where Level 1 or Level 2 inputs are not available, securities are classified within Level 3 of the hierarchy. The Company has no securities classified as Level 3.

Nonrecurring Measurements

The following table presents the fair value measurement of assets measured at fair value on a nonrecurring basis and the level within the fair value hierarchy in which the fair value measurements fall at March 31, 2013 and December 31, 2012:

		Fair Value Measurement Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
March 31, 2013
Collateral-dependent impaired loans	$3,156	$—	$—	$3,156

December 31, 2012
Collateral-dependent impaired loans	$1,458	$—	$—	$1,458

Following is a description of the valuation methodologies used for assets measured at fair value on a nonrecurring basis and recognized in the accompanying consolidated balance sheets, as well as the general classification of such assets pursuant to the valuation hierarchy. The Company has no liabilities measured at fair value on a nonrecurring basis.

Collateral-Dependent Impaired Loans, Net of ALL

The estimated fair value of collateral-dependent impaired loans is based on the appraised fair value of the collateral, less estimated cost to sell. Collateral-dependent impaired loans are classified within Level 3 of the fair value hierarchy.

Indebancorp

Notes to Consolidated Financial Statements March 31, 2013

(Table Dollar Amounts in Thousands Except Share and Per Share Amounts)

The Company considers the appraisal or evaluation as the starting point for determining fair value and then considers other factors and events in the environment that may affect the fair value. Appraisals of the collateral underlying collateral-dependent loans are obtained when the loan is determined to be collateral-dependent and subsequently as deemed necessary by members of management. Appraisals are reviewed for accuracy and consistency by members of management. Appraisers are selected from the list of approved appraisers maintained by management. The appraised values are reduced by discounts to consider lack of marketability and estimated cost to sell if repayment or satisfaction of the loan is dependent on the sale of the collateral. These discounts and estimates are developed by members of management by comparison to historical results.

Unobservable (Level 3) Inputs

The following table presents quantitative information about unobservable inputs used nonrecurring Level 3 fair value measurements

	Fair Value at March 31, 2013	Valuation Technique	Unobservable Inputs	Range(Weighted Average)
Collateral-dependent impaired loans	$3,156	Market comparable properties	Marketability discount	10% – 15% (12%)

	Fair Value at December 31, 2012	Valuation Technique	Unobservable Inputs	Range(Weighted Average)
Collateral-dependent impaired loans	$1,458	Market comparable properties	Marketability discount	10% – 15% (12%)

Fair Value of Financial Instruments

The following table presents estimated fair values of the Company’s financial instruments at March 31, 2013 and December 31, 2012:

	March 31, 2013		December 31, 2012
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial Assets
Cash and cash equivalents	$9,298	$9,298	$8,953	$8,953
Available-for-sale securities	26,512	26,512	28,920	28,920
Loan held for sale	165	165	1,021	1,033
Loans, net of allowance for loan losses	172,499	179,266	172,743	177,882
Federal Reserve and Federal Home Loan Bank stock	952	952	1,012	1,012
Interest receivable	713	713	626	626
Federal Liabilities
Deposits	188,372	190,497	186,807	188,220
FHLB advances	8,294	8,526	12,481	12,612
Interest payable	113	113	218	218

The following methods were used to estimate the fair value of all other financial instruments recognized in the accompanying consolidated balance sheets at amounts other than fair value.

Cash and Cash Equivalents

The carrying amount approximates fair value.

Indebancorp

Notes to Consolidated Financial Statements March 31, 2013

(Table Dollar Amounts in Thousands Except Share and Per Share Amounts)

Loans Held for Sale

Fair value of loans held for sale are based on quoted market prices, where available, or are determined by discounting estimated cash flows using interest rates approximating the Company’s current origination rates for similar loans and adjusted to reflect the inherent credit risk.

Loans

Fair value of loans is estimated by discounting the future cash flows using the market rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Loans with similar characteristics were aggregated for purposes of the calculations. The carrying amount of accrued interest approximates its fair value.

Federal Reserve and Federal Home Loan Bank Stock

The carrying amount approximates fair value.

Interest Receivable

The carrying amount approximates fair value.

Deposits

Fair value of term deposits is estimated by discounting the future cash flows using rates of similar deposits with similar maturities. The market rates used were obtained from a knowledgeable independent third party and reviewed by the Company. The rates were the average of current rates offered by local competitors of the bank subsidiary.

The estimated fair value of demand, savings and money market deposits is the book value since rates are regularly adjusted to market rates and amounts are payable on demand at the reporting date.

FHLB Advances

Fair value is estimated by discounting the future cash flows using rates of similar advances with similar maturities. These rates were obtained from current rates offered by FHLB.

Interest Payable

The carrying amount approximates fair value.

Commitments to Originate Loans, Letters of Credit and Lines of Credit

The fair value of commitments to originate loans is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair values of letters of credit and lines of credit are based on fees currently charged for similar agreements or on the estimated cost to terminate or otherwise settle the obligations with the counterparties at the reporting date. Fair values of commitments were not material at March 31, 2013 and December 31, 2012.

Independent Auditor’s Report

Board of Directors and Stockholders

Indebancorp

Oak Harbor, Ohio

We have audited the accompanying consolidated financial statements of Indebancorp (Company) and its subsidiary, which comprise the consolidated balance sheets as of December 31, 2012 and 2011, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Indebancorp and its subsidiary as of December 31, 2012 and 2011, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Fort Wayne, Indiana

March 21, 2013 except for Note 17

    as to which the date is July 29, 2013

Indebancorp

Consolidated Balance Sheets

December 31, 2012 and 2011

	2012	2011
Assets
Cash and due from banks	$4,013,386	$14,446,631
Interest-bearing demand deposits	4,139,217	46,689
Federal funds sold	800,000	246,000

Cash and cash equivalents	8,952,603	14,739,320
Investment securities, available-for-sale	28,920,429	28,619,977
Loans held for sale	1,020,720	1,267,243
Loans, net of allowance for loan losses of $1,949,102 and $1,860,088	172,743,404	157,656,417
Premises and equipment	2,973,395	2,858,056
Federal Reserve and Federal Home Loan Bank stock	1,012,300	952,300
Interest receivable	625,927	656,161
Insurance contracts	5,448,050	5,279,509
Foreclosed assets held for sale, net	152,797	282,353
Other assets	1,730,762	1,893,443

Total assets	$223,580,387	$214,204,779

Liabilities and Stockholders’ Equity
Liabilities
Deposits
Noninterest bearing	$37,125,617	$32,935,499
Interest bearing	149,681,136	144,275,395

Total deposits	186,806,753	177,210,894
FHLB advances	12,480,543	12,831,826
Interest payable	218,067	246,056
Other liabilities	2,377,357	2,264,890

Total liabilities	201,882,720	192,553,666

Stockholders’ Equity
Senior noncumulative perpetual preferred stock, series A, $1,000 par
Authorized, 6,800 shares Issued and outstanding, 2012 – 0 shares, 2011 – 2,000 shares	—	2,000,000
Common stock, without par value
Authorized, 750,000 shares Issued and outstanding, 2012 – 518,271 shares, 2011 – 497,195 shares	1,280,224	1,228,163
Retained earnings	20,093,436	18,174,085
Accumulated other comprehensive income	324,007	248,865

Total stockholders’ equity	21,697,667	21,651,113

Total liabilities and stockholders’ equity	$223,580,387	$214,204,779

See Notes to Consolidated Financial Statements

Indebancorp

Consolidated Statements of Income

Years Ended December 31, 2012 and 2011

	2012	2011
Interest Income
Loans receivable	$9,653,630	$9,165,287
Investment securities
Taxable	474,006	691,274
Tax exempt	98,571	54,781
Deposits with financial institutions	19,690	26,226
Federal funds sold	476	277

Total interest income	10,246,373	9,937,845

Interest Expense
Deposits	1,599,548	1,895,666
Borrowings	319,669	487,822

Total interest expense	1,919,217	2,383,488

Net Interest Income	8,327,156	7,554,357
Provision for Loan Losses	805,000	450,000

Net Interest Income After Provision for Loan Losses	7,522,156	7,104,357

Noninterest Income
Service charges on deposit accounts	343,908	328,137
Net realized gains on sales of available-for-sale securities	3,881	174,669
Other-than-temporary loss on available-for-sale security	—	(217,335)
Income from life insurance contracts	168,540	171,641
Gain on sale of loans	941,014	557,621
Other income	503,998	583,129

Total noninterest income	1,961,341	1,597,862

Noninterest Expense
Salaries and employee benefits	3,760,128	3,443,601
Net occupancy expenses	229,889	221,070
Equipment expenses	463,527	355,382
Data processing fees	430,562	412,754
Director and committee fees	283,564	214,815
Credit card and ATM expense	168,667	176,926
Deposit insurance premiums	155,717	181,789
State franchise taxes	252,145	213,698
Other expenses	1,541,753	1,292,975

Total noninterest expense	7,285,952	6,513,010

Income Before Income Taxes	2,197,545	2,189,209
Income tax expense	637,271	674,346

Net Income	$1,560,274	$1,514,863

See Notes to Consolidated Financial Statements

Indebancorp

Consolidated Statements of Comprehensive Income

Years Ended December 31, 2012 and 2011

	2012	2011
Net Income	$1,560,274	$1,514,863

Other Comprehensive Income
Unrealized appreciation on available-for-sale securities, net of taxes of $40,029 and $179,818, for 2012 and 2011, respectively	77,703	349,058
Less: reclassification adjustment for realized gains included in net income, net of taxes of $1,320 and $59,387, for 2012 and 2011, respectively	2,561	115,282

	75,142	233,776

Comprehensive Income	$1,635,416	$1,748,639

See Notes to Consolidated Financial Statements

Indebancorp

Consolidated Statements of Stockholders’ Equity

Years Ended December 31, 2012 and 2011

	Preferred Stock	Common Stock	Retained Earnings	Accumulated Other Comprehensive Income	Total
Balance, January 1, 2011	$—	$1,232,456	$17,092,023	$15,089	$18,339,568
Net income			1,514,863		1,514,863
Other comprehensive income				233,776	233,776
Issuance of common stock, net of offering cost of $22,636		5,617	64,981		70,598
Purchase of common stock		(9,910)	(151,040)		(160,950)
Issuance of preferred stock	2,000,000				2,000,000
Cash dividends on common stock ($.70 per share)			(346,742)		(346,742)

Balance, December 31, 2011	2,000,000	1,228,163	18,174,085	248,865	21,651,113
Net income			1,560,274		1,560,274
Other comprehensive income				75,142	75,142
Issuance of common stock		61,211	954,130		1,015,341
Purchase of common stock		(9,150)	(141,697)		(150,847)
Purchase of preferred stock	(2,000,000)				(2,000,000)
Cash dividends on common stock ($.70 per share)			(360,034)		(360,034)
Cash dividends on preferred stock			(93,322)		(93,322)

Balance, December 31, 2012	$—	$1,280,224	$20,093,436	$324,007	$21,697,667

See Notes to Consolidated Financial Statements

Indebancorp

Consolidated Statements of Cash Flows

Years Ended December 31, 2012 and 2011

	2012	2011
Operating Activities
Net income	$1,560,274	$1,514,863
Items not requiring (providing) cash
Provision for loan losses	805,000	450,000
Depreciation	209,843	173,294
Deferred income taxes	69,691	(419,968)
Amortization of loan origination fees and costs, net	4,524	(11,888)
Increase in life insurance contracts	(168,540)	(171,641)
Investment securities amortization, net	127,039	75,817
Loss on sale of foreclosed assets	(15,778)	8,495
Other-than-temporary impairment on available-for-sale security	—	217,335
Net realized gains on sales of available-for-sale securities	(3,881)	(174,669)
Changes in
Loans held for sale	246,523	(1,059,143)
Interest receivable	30,234	65,224
Interest payable	(27,989)	(5,133)
Other assets	184,734	(657,753)
Other liabilities	112,467	100,347

Net cash provided by operating activities	3,134,141	105,180

Investing Activities
Purchases of available-for-sale securities	(12,490,875)	(30,729,882)
Proceeds from maturities and calls of available-for-sale securities	10,177,235	30,469,566
Proceeds from sales of available-for-sale securities	2,003,881	11,411,919
Net change in loans	(16,049,308)	(17,542,604)
Purchase of premises and equipment	(325,182)	(125,299)
Purchase of FRB stock	(60,000)	—
Proceeds from sale of foreclosed assets	167,677	671,764

Net cash used in investing activities	(16,576,572)	(5,844,536)

Financing Activities
Net change in
Noninterest-bearing, interest-bearing demand and savings deposits	4,190,118	3,043,491
Certificates of deposit	5,405,741	6,306,528
Repayment of long-term borrowings	(6,351,283)	(168,174)
Proceeds from long-term borrowings	6,000,000	2,000,000
Purchase of common stock	(150,847)	(160,950)
Issuance of common stock	1,015,341	70,598
Purchase of preferred stock	(2,000,000)	—
Issuance of preferred stock	—	2,000,000
Cash dividends	(453,356)	(346,742)

Net cash provided by financing activities	7,655,714	12,744,751

Increase (Decrease ) in Cash and Cash Equivalents	(5,786,717)	7,005,395
Cash and Cash Equivalents, Beginning of Year	14,739,320	7,733,925

Cash and Cash Equivalents, End of Year	$8,952,603	$14,739,320

Supplemental Cash Flows Information
Interest paid	$1,947,206	$2,388,621
Income taxes paid	709,000	823,346
Real estate acquired in settlement of loans	152,797	426,145

See Notes to Consolidated Financial Statements

Indebancorp

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(Table Dollar Amounts in Thousands)

Note 1: Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

The accounting and reporting policies of Indebancorp (Corporation) and its wholly owned subsidiary, National Bank of Ohio (Bank), conform to accounting principles generally accepted in the United States of America and reporting practices followed by the banking industry. The more significant of the policies are described below.

The Corporation is a bank holding company whose principal activity is the ownership and management of the Bank. The Bank operates under a national bank charter and provides a full range of banking services. As a national bank, the Bank is subject to regulation by the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation.

The Bank generates commercial, mortgage and consumer loans and receives deposits from customers located primarily in Ottawa County, Ohio and surrounding counties. The Bank’s loans are generally secured by specific items of collateral including real property, consumer assets and business assets.

Principles of Consolidation

The consolidated financial statements include the accounts of the Corporation and the Bank (collectively, Company). All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses, valuation of real estate acquired in connection with foreclosures or in satisfaction of loans, valuation of deferred tax assets, other-than-temporary impairments (OTTI) and fair values of financial instruments.

Cash Equivalents

The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 2012 and 2011, cash equivalents consisted primarily of federal funds sold. At December 31, 2012, the Company’s cash accounts did not exceed federally insured limits.

Pursuant to legislation enacted in 2010, the FDIC fully insured all noninterest-bearing transaction accounts beginning December 31, 2010, through December 31, 2012, at all FDIC-insured institutions. This legislation expired on December 31, 2012. Beginning January 1, 2013, noninterest-bearing transaction accounts are subject to the $250,000 limit on FDIC insurance per covered institution.

Federal funds sold are not FDIC insured.

Indebancorp

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(Table Dollar Amounts in Thousands)

Securities

Available-for-sale securities, which include any security for which the Company has no immediate plan to sell but which may be sold in the future, are carried at fair value with unrealized gains and losses excluded from earnings and reported in other comprehensive income. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific-identification method.

For debt securities with fair value below amortized cost when the Company does not intend to sell a debt security, and it is more likely than not the Company will not have to sell the security before recovery of its cost basis, it recognizes the credit component of an other-than-temporary impairment of a debt security in earnings and the remaining portion in other comprehensive income.

The Company’s consolidated statements of income for the years ended December 31, 2012 and 2011, reflect the full impairment (that is, the difference between the security’s amortized cost basis and fair value) on debt securities that the Company intends to sell or would more likely than not be required to sell before the expected recovery of the amortized cost basis. For available-for-sale debt securities that management has no intent to sell and believes that it more likely than not will not be required to sell prior to recovery, only the credit loss component of the impairment is recognized in earnings, while the noncredit loss is recognized in accumulated other comprehensive income. The credit loss component recognized in earnings is identified as the amount of principal cash flows not expected to be received over the remaining term of the security as projected based on cash flow projections.

Loans Held for Sale

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to noninterest income. Gains and losses on loan sales are recorded in noninterest income, and direct loan origination costs and fees are deferred at origination of the loan and are recognized in noninterest income upon sale of the loan.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoffs are reported at their outstanding principal balances adjusted for unearned income, charge-offs, the allowance for loan losses, and any unamortized deferred fees or costs.

For loans amortized at cost, interest income is accrued based on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and amortized as a level-yield adjustment over the respective term of the loan.

The accrual of interest on mortgage and commercial loans is generally discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

Indebancorp

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(Table Dollar Amounts in Thousands)

All interest accrued but not collected for loans that are generally placed on nonaccrual or charged off are reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to income. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of allocated and general components. The allocated component relates to loans that are classified as impaired. For those loans that are classified as impaired, an allowance is established if the discounted cash flows, collateral value or observable market price of the impaired loan is lower than the carrying value of that loan. The general component covers nonclassified loans and is based on historical charge-off experience and expected loss given default derived from the Company’s internal risk rating process. Other adjustments may be made to the allowance for pools of loans after an assessment of internal or external influences on credit quality that are not fully reflected in the historical loss or risk rating data.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s observable market price or the fair value of the collateral if the loan is collateral dependent.

Groups of loans with similar risk characteristics are collectively evaluated for impairment based on the group’s historical loss experience adjusted for changes in trends, conditions and other relevant factors that affect repayment of the loans. Accordingly, the Company does not separately identify individual consumer and residential loans for impairment measurements, unless such loans are the subject of a restructuring agreement due to financial difficulties of the borrower.

Indebancorp

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(Table Dollar Amounts in Thousands)

Premises and Equipment

Depreciable assets are stated at cost less accumulated depreciation. Depreciation is charged to expense using the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on disposition are included in current operations.

Foreclosed Assets Held for Sale

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value less cost to sell at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in net income or expense from foreclosed assets.

Federal Reserve and Federal Home Loan Bank Stock

Federal Reserve (FRB) and Federal Home Loan Bank (FHLB) stock are required investments for institutions that are members of the Federal Reserve and Federal Home Loan Bank systems. The required investment in the common stock is based on a predetermined formula, carried at cost and evaluated for impairment.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company – put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

Income Taxes

The Company accounts for income taxes in accordance with income tax accounting guidance (ASC 740, Income Taxes). The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur. Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Uncertain tax positions are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of

Indebancorp

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(Table Dollar Amounts in Thousands)

more than 50%; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances and information available at the reporting date and is subject to management’s judgment.

The Company recognizes interest and penalties on income taxes, if any, as a component of income tax expense.

The Corporation files consolidated income tax returns with its subsidiary.

Comprehensive Income

Comprehensive income consists of net income and other comprehensive income, net of applicable income taxes. Other comprehensive income includes unrealized gains and losses on available-for-sale securities.

Reclassifications

Certain reclassifications have been made to the 2011 consolidated financial statements to conform to the 2012 consolidated financial statement presentation. These reclassifications had no effect on net income

Subsequent Events

Subsequent events have been evaluated through the date of the Independent Auditor’s Report, which is the date the consolidated financial statements were available to be issued.

Note 2: Restriction on Cash and Due From Banks

The Bank is required to maintain reserve funds in cash and/or on deposit with the Federal Reserve Bank. The reserve required at December 31, 2012, was $1,253,000. In addition, at December 31, 2012, the Bank was required to have $191,000 on deposit with a correspondent bank as a compensating clearing balance requirement.

Note 3: Investment Securities

The amortized cost and approximate fair value, together with gross unrealized gains and losses of securities are as follows:

		2012
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale
Certificates of deposit	$1,225	$8	$—	$1,233
Federal agencies and U.S.treasuries	17,178	260	—	17,438
State and municipal	4,469	132	2	4,599
Mortgage-backed
GSE residential	5,557	93	—	5,650

Total available-for-sale	$28,429	$493	$2	$28,920

Indebancorp

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(Table Dollar Amounts in Thousands)

		2011
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale
Certificates of deposit	$1,225	$—	$3	$1,222
Federal agencies and U.S. treasuries	15,223	211	—	15,434
State and municipal	5,057	114	—	5,171
Mortgage-backed
GSE residential	6,738	55	—	6,793

Total available-for-sale	$28,243	$380	$3	$28,620

The amortized cost and fair value of securities available for sale at December 31, 2012, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Fair Value
Within one year	$1,524	$1,544
One to five years	9,998	10,323
Five to ten years	10,700	10,753
After ten years	650	650

	22,872	23,270
Mortgage-backed GSE residential	5,557	5,650

Totals	$28,429	$28,920

Securities with a carrying value of approximately $17,439,000 and $14,427,000 were pledged at December 31, 2012 and 2011, respectively, to secure certain deposits and for other purposes as permitted or required by law.

Gross gains of $3,881 and $175,509 and gross losses of $0 and $840 resulting from sales of available-for-sale securities were realized for 2012 and 2011, respectively.

Certain investments in debt securities are reported in the financial statements at an amount less than their historical cost. Total fair value of these investments at December 31, 2012 and 2011, was approximately $489,000 and $1,222,000, which is approximately 2% and 4%, respectively, of the Company’s available-for-sale investment portfolio. These declines primarily resulted from changes in market interest rates since the securities were purchased.

Except as discussed below, management believes the declines in fair value for these securities are temporary.

The following table shows the Company’s investments’ gross unrealized losses and fair value of the Company’s investments with unrealized losses that are not deemed to be other-than-temporarily impaired,

Indebancorp

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(Table Dollar Amounts in Thousands)

aggregated by investment class and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2012 and 2011:

	2012
	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
State and municipal	$489	$2	$—	$—	$489	$2

	2011
	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Certificates of deposit	$1,222	$3	$—	$—	$1,222	$3

Other-Than-Temporary Impairment

Upon acquisition of a security, the Company decides whether it is within the scope of the accounting guidance for beneficial interests in securitized financial assets or will be evaluated for impairment under the accounting guidance for investments in debt and equity securities.

The accounting guidance for beneficial interests in securitized financial assets provides incremental impairment guidance for a subset of the debt securities within the scope of the guidance for investments in debt and equity securities. For securities where the security is not a beneficial interest in securitized financial assets, the Company uses a debt securities impairment model.

The Company conducts periodic reviews to identify and evaluate each investment security to determine whether an other-than-temporary impairment has occurred. Economic models are used to determine whether an other-than-temporary impairment has occurred on these securities. While all securities are considered, the securities primarily impacted by other-than-temporary impairment testing are certain unrated municipal bonds. For certain unrated municipal bonds in the investment portfolio (including but not limited to those whose fair value is less than their amortized cost basis), a regular review is conducted to determine if an other-than-temporary impairment has occurred. Inputs may include the actual collateral attributes, which include performance indicators and collateral value of the underlying asset.

If the Company determines that a given unrated municipal bond position will be subject to a write-down or loss, the Company records the expected credit loss as a charge to earnings.

Credit Losses Recognized on Investments

Certain debt securities have experienced fair value deterioration due to credit losses, as well as due to other market factors, but are not otherwise other-than-temporarily impaired.

Indebancorp

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(Table Dollar Amounts in Thousands)

The following table provides information about debt securities for which only a credit loss was recognized in income.

	Accumulated Credit Losses
	2012	2011
Credit losses on debt securities held
Beginning of year	$417	$200
Additions related to other-than-temporary losses not previously recognized	—	217

End of year	$417	$417

Note 4: Loans and Allowance for Loan Losses

Classes of loans at December 31 include:

	2012	2011
Agricultural	$680	$716
Commercial and industrial	9,597	10,919
Commercial real estate	101,481	89,507
Residential real estate	51,529	45,593
Consumer	10,568	11,967
Credit cards	837	814

Subtotal	174,692	159,516
Less: allowance for loan losses	(1,949)	(1,860)

Loans, net	$172,743	$157,656

The following table presents the balance in the allowance for loan losses and the recorded investment in loans based on portfolio segment and impairment method as of December 31, 2012 and 2011:

	2012
	Agricultural	Commercial and Industrial	Commercial Real Estate	Residential Real Estate	Consumer	Credit Cards	Unallocated	Total
Beginning Balance	$—	$77	$1,147	$301	$111	$33	$191	$1,860
Provision	1	852	(3)	(77)	(7)	7	32	805
Loans charged off	—	(639)	(14)	(20)	(47)	(15)	—	(735)
Recoveries	—	—	5	—	13	1	—	19

Ending Balance	$1	$290	$1,135	$204	$70	$26	$223	$1,949

Allowance Balances
Individually evaluated for impairment	$—	$—	$300	$10	$—	$—	$—	$310
Collectively evaluated for impairment	1	290	835	194	70	26	223	1,639

Total allowance for loan losses	$1	$290	$1,135	$204	$70	$26	$223	$1,949

Loan Balances
Individually evaluated for impairment	$—	$—	$1,885	$2,665	$—	$—	$—	$4,550
Collectively evaluated for impairment	680	9,597	99,596	48,864	10,568	837	—	170,142

Total loan balances	$680	$9,597	$101,481	$51,529	$10,568	$837	$—	$174,692

Indebancorp

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(Table Dollar Amounts in Thousands)

	2011
	Agricultural	Commercial and Industrial	Commercial Real Estate	Residential Real Estate	Consumer	Credit Cards	Unallocated	Total
Beginning Balance	$—	$82	$962	$248	$77	$27	$281	$1,677
Provision	—	(5)	293	124	97	31	(90)	450
Loans charged off	—	—	(134)	(71)	(65)	(26)	—	(296)
Recoveries	—	—	26	—	2	1	—	29

Ending Balance	$—	$77	$1,147	$301	$111	$33	$191	$1,860

Allowance Balances
Individually evaluated for impairment	$—	$—	$377	$100	$—	$—	$—	$477
Collectively evaluated for impairment	—	77	770	201	111	33	191	1,383

Total allowance for loan losses	$—	$77	$1,147	$301	$111	$33	$191	$1,860

Loan Balances
Individually evaluated for impairment	$—	$—	$2,706	$4,815	$28	$—	$—	$7,549
Collectively evaluated for impairment	716	10,919	86,801	40,778	11,939	814	—	151,967

Total loan balances	$716	$10,919	$89,507	$45,593	$11,967	$814	$—	$159,516

Internal Risk Categories

Loan grades are numbered 1 through 8. Grades 1 through 4 are considered satisfactory grades. The grade of 5, or Watch or Special Mention, represents loans of lower quality and is considered criticized. The grades of 6, or Substandard, and 7, or Doubtful, refer to loans that are classified. The grade of 8, or Loss, refers to loans that will be charged off. The use and application of these grades by the Bank conform to the Bank’s policy.

Excellent (1) loans are prime loans based on liquid collateral with adequate margin or supported by a strong financial statement with an unqualified opinion from a CPA firm; character and repayment ability of the borrowers are excellent and without question; strong liquidity, minimal leverage, low risk and minimal handling costs are required for this designation.

Good (2) loans are desirable loans of somewhat less stature than grade 1, but with strong financial statements containing an unqualified opinion from a CPA firm or supported by unaudited financial statements with strong balance sheets and five consecutive years of profits, combined with a satisfactory relationship with the Bank may earn this designation; loans secured by marketable securities (where there is no concentration or impairment to liquidation) may also be rated a 2; loans possessing a definite primary repayment source and a strong secondary repayment source; individual loans backed by liquid personal assets, established credit history and unquestionable personal character.

Satisfactory (3) loans are of average or slightly above average risk and have some deficiency or vulnerability to changing economic or industry conditions, but are still fully collectible; debt service coverage should meet or exceed loan policy standards and may exhibit minor weaknesses, but have offsetting features of other, readily available support; loans that have currently and historically met all terms of repayment, but which may be susceptible to deterioration if adverse factors are encountered.

Loans may be graded 3 when there is no recent information on which to base a current risk evaluation and the following conditions apply:

•

At inception, the loan was properly underwritten and did not possess an unwarranted level of credit risk; also the loan met the above criteria for a risk grade of 1 (Excellent), 2 (Good) or 3 (Satisfactory)

Indebancorp

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(Table Dollar Amounts in Thousands)

•	At inception, the loan was secured with collateral in accordance with loan policy parameters

•	The loan exhibited two or more years of satisfactory repayment with a reasonable reduction of the principal balance

•

During the period that the loan has been outstanding, there has been no evidence of any credit weakness. Some examples of weakness include slow payment, lack of cooperation by the borrower, breach of loan covenants, or the business is in an industry which is known to be experiencing problems. If any of these credit weaknesses is observed, a lower risk grade is warranted

Satisfactory/Monitored (4) loans are considered satisfactory but which are of below average credit risk due to financial weaknesses or uncertainty.

Internal Watch (4.5) loans warrant a higher than average level of monitoring to ensure that weaknesses do not advance; the level of risk for this classification is considered acceptable and within normal underwriting guidelines, so long as the loan is given the proper level of management supervision.

Special Mention (5) loans possess credit deficiencies or potential weaknesses which deserve close attention, which do not yet warrant substandard classification, but do pose unwarranted financial risk that, if not corrected, could weaken the loan and increase risk in the future; key distinctions of a 5 classification are that (1) it is indicative of an unwarranted level of risk, and (2) weaknesses are considered “potential”, versus “defined”, impairments to the primary source of loan.

Substandard (6) loans may exhibit one or more of the following characteristics:

•

Loans which possess a defined credit weakness with the uncertain likelihood that a loan will be paid from the primary source; financial deterioration is underway, and very close attention is warranted to ensure that the loan is collected without loss

•	Loans are inadequately protected by the current net worth and repayment capacity of the obligor(s)

•	The primary source of repayment is absent, and the Bank has been forced to rely solely upon a secondary source for repayment (such as collateral liquidation or guarantees)

•	Loans are characterized by a realistic possibility that the Bank will sustain some loss if deficiencies are not corrected

•	Unusual courses of action are needed to maintain a high probability of repayment.

•	The borrower is not generating enough cash flow to repay loan principal; however, continues to make interest payments

•	The Bank has been forced into a subordinated or unsecured collateral position due to documentation errors

•	Loans have been restructured so that payment schedules, terms, and/or collateral represent concessions to the borrower when compared to the original loan terms

•	The Bank is seriously contemplating foreclosure or repossession due to apparent deterioration of the loan

Doubtful (7) loans possess an imminent possibility of loss and serious financial deterioration is evident and steps to minimize loss and/or maximize recovery are imperative; have all of the weaknesses of a loan classified

Indebancorp

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(Table Dollar Amounts in Thousands)

as substandard but furthermore these weaknesses make collection or liquidation in full, based on existing conditions, improbable; the primary source of repayment is non-existent and there is considerable doubt as to the quality of the secondary source of repayment; the likelihood of loss is high, but because of certain important pending factors which may strengthen the loan, loss classification is deferred until its exact status is known.

Loss (8) loans are considered uncollectible and of such little value that continuing to carry them as assets on the Bank’s financial statements is not feasible; loans will be classified as loss when it is neither practical nor desirable to defer writing off or reserving all, or a portion of a basically worthless asset, even though partial recovery may be possible at some time in the future.

Risk characteristics applicable to each segment of the loan portfolio are described as follows.

Agriculture: Agriculture loans typically involve larger principal amounts, and repayment of these loans is generally dependent on the successful operations conducted on the property securing the loan. These loans are viewed primarily as cash flow loans and secondarily as loans secured by real estate. Credit risk in these loans may be impacted by the creditworthiness of a borrower, property values and the local economies in the Bank’s market areas.

Commercial and Industrial: The commercial and industrial portfolio includes loans to commercial customers for use in financing working capital needs, equipment purchases and expansions. The loans in this category are repaid primarily from the cash flow of a borrower’s principal business operation. Credit risk in these loans is driven by creditworthiness of a borrower and the economic conditions that impact the cash flow stability from business operations.

Commercial Real Estate: Commercial real estate loans typically involve larger principal amounts, and repayment of these loans is generally dependent on the successful operations of the property securing the loan or the business conducted on the property securing the loan. These loans are viewed primarily as cash flow loans and secondarily as loans secured by real estate. Credit risk in these loans may be impacted by the creditworthiness of a borrower, property values and the local economies in the Bank’s market areas.

Residential Real Estate: The residential 1-4 family real estate are generally secured by owner-occupied 1-4 family residences. Repayment of these loans is primarily dependent on the personal income and credit rating of the borrowers. Credit risk in these loans can be impacted by economic conditions within the Bank’s market areas that might impact either property values or a borrower’s personal income. Risk is mitigated by the fact that the loans are of smaller individual amounts and spread over a large number of borrowers.

Consumer and Credit Cards: The consumer loan portfolio consists of various term and line of credit loans such as automobile loans, unsecured credit cards and loans for other personal purposes. Repayment for these types of loans will come from a borrower’s income sources that are typically independent of the loan purpose. Credit risk is driven by consumer economic factors such as unemployment and general economic conditions in the Bank’s market area and the creditworthiness of a borrower.

Indebancorp

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(Table Dollar Amounts in Thousands)

The following table presents the credit risk profile of the Company’s loan portfolio based on internal rating category and payment activity as of December 31, 2012 and 2011:

	2012
	Agricultural	Commercial and Industrial	Commercial Real Estate	Residential Real Estate	Consumer	Credit Cards	Total
Grade
Pass (1-4.5)	$680	$8,516	$94,510	$50,028	$10,411	$837	$164,982
Special mention (5)	—	23	2,297	200	157	—	2,677
Substandard (6)	—	1,058	4,674	1,301	—	—	7,033
Doubtful (7)	—	—	—	—	—	—	—
Loss (8)	—	—	—	—	—	—	—

Total	$680	$9,597	$101,481	$51,529	$10,568	$837	$174,692

	2011
	Agricultural	Commercial and Industrial	Commercial Real Estate	Residential Real Estate	Consumer	Credit Cards	Total
Grade
Pass (1-4.5)	$716	$10,856	$81,604	$45,593	$11,157	$814	$150,740
Special mention (5)	—	—	3,075	—	168	—	3,243
Substandard (6)	—	63	4,828	—	642	—	5,533
Doubtful (7)	—	—	—	—	—	—	—
Loss (8)	—	—	—	—	—	—	—

Total	$716	$10,919	$89,507	$45,593	$11,967	$814	$159,516

The Company evaluates the loan risk grading system definitions and allowance for loan loss methodology on an ongoing basis. No significant changes were made to either during the past year.

The following table presents the Company’s loan portfolio aging analysis of the recorded investment in loans as of December 31, 2012 and 2011:

	2012
	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans	Total Loans > 90 Days and Accruing
Agricultural	$—	$—	$—	$—	$680	$680	$—
Commercial and industrial	61	—	29	90	9,507	9,597	—
Commercial real estate	—	93	541	634	100,847	101,481	—
Residential real estate	119	—	330	449	51,080	51,529	—
Consumer	177	72	19	268	10,300	10,568	19
Credit Cards	3	1	—	4	833	837	—

Total loans	$360	$166	$919	$1,445	$173,247	$174,692	$19

Indebancorp

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(Table Dollar Amounts in Thousands)

	2011
	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans	Total Loans > 90 Days and Accruing
Agricultural	$—	$—	$—	$—	$716	$716	$—
Commercial and industrial	—	—	—	—	10,919	10,919	—
Commercial real estate	227	—	196	423	89,084	89,507	—
Residential real estate	77	211	13	301	45,292	45,593	13
Consumer	68	—	—	68	11,899	11,967	—
Credit Cards	2	—	—	2	812	814	—

Total loans	$374	$211	$209	$794	$158,722	$159,516	$13

A loan is considered impaired, in accordance with the impairment accounting guidance (ASC 310-10-35-16), when based on current information and events, it is probable the Company will be unable to collect all amounts due from the borrower in accordance with the contractual terms of the loan. Impaired loans include nonperforming commercial loans but also include loans modified in troubled debt restructurings.

The following table presents impaired loans as of and for the years ended December 31, 2012 and 2011:

	2012
	Recorded Balance	Unpaid Principal Balance	Specific Allowance	Average Investment in Impaired Loans	Interest Income Recognized	Interest Income Recognized Cash Basis
Impaired loans without a specific valuation allowance
Commercial real estate	$222	$222	$—	$232	$16	$16
Residential real estate	2,560	2,560	—	2,622	88	72
Consumer	—	—	—	—	—	—

Total impaired loans with no related specific reserve	2,782	2,782	—	2,854	104	88

Impaired loans with a specific valuation allowance
Commercial real estate	1,663	1,663	300	2,414	64	64
Residential real estate	105	105	10	105	1	10

Total impaired loans with an allowance recorded	1,768	1,768	310	2,519	65	74

Total impaired loans	$4,550	$4,550	$310	$5,373	$169	$162

Indebancorp

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(Table Dollar Amounts in Thousands)

	2011
	Recorded Balance	Unpaid Principal Balance	Specific Allowance	Average Investment in Impaired Loans	Interest Income Recognized	Interest Income Recognized Cash Basis
Impaired loans without a specific valuation allowance
Commercial real estate	$817	$817	$—	$945	$55	$55
Residential real estate	2,736	2,736	—	2,787	116	105
Consumer	28	28	—	29	2	2

Total impaired loans with no related specific reserve	3,581	3,581	—	3,761	173	162

Impaired loans with a specific valuation allowance
Commercial real estate	1,889	1,889	377	2,597	68	68
Residential real estate	2,079	2,079	100	2,092	116	117

Total impaired loans with an allowance recorded	3,968	3,968	477	4,689	184	185

Total impaired loans	$7,549	$7,549	$477	$8,450	$357	$347

The following table presents the Company’s nonaccrual loans at December 31, 2012 and 2011. This table excludes performing troubled debt restructured loans.

	2012	2011
Commercial and industrial	$29	$—
Commercial real estate	1,712	1,975
Residential real estate	871	54

Total nonaccrual loans	$2,612	$2,029

At December 31, 2012 and 2011, the Company had certain loans that were modified in troubled debt restructurings and impaired. The modification of terms of such loans included one or a combination of the following: an extension of maturity, a reduction of the stated interest rate or a permanent reduction of the recorded investment in the loan. There were no material newly classified troubled debt restructurings for the year ended December 31, 2012.

The following table presents information regarding troubled debt restructurings by class for the year ended December 31, 2011.

Indebancorp

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(Table Dollar Amounts in Thousands)

Newly classified troubled debt restructurings:

	Number of Loans	Pre- Modification Recorded Balance	Post- Modification Recorded Balance
Commercial real estate	2	$443	$443
Residential real estate	2	273	273
Consumer	1	28	28

	5	$744	$744

The troubled debt restructurings described above did not increase the allowance for loan losses during the year ended December 31, 2011.

Newly restructured loans by type of modification:

	2011
	Interest Only	Term	Combination	Total Modification
Commercial real estate	$387	$—	$56	$443
Residential real estate	78	—	195	273
Consumer	28	—	—	28

	$493	$—	$251	$744

There were no troubled debt restructurings in the past 12 month that subsequently defaulted.

Note 5: Premises and Equipment

	2012	2011
Land	$1,216	$1,216
Buildings and improvements	3,043	3,014
Furniture and equipment	2,221	1,925

	6,480	6,155
Less accumulated depreciation	(3,507)	(3,297)

Net premises and equipment	$2,973	$2,858

Note 6: Deposits

	2012	2011
Demand deposits	$82,888	$85,164
Savings deposits	29,444	24,641
Certificates and other time deposits of $100,000 or more	26,538	27,917
Other certificates and time deposits	47,937	39,489

Total	$186,807	$177,211

Indebancorp

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(Table Dollar Amounts in Thousands)

At December 31, 2012 and 2011, the Bank had approximately $4,599,000 and $6,103,000 of brokered deposits.

Certificates and other time deposits maturing in years ending December 31:

2013	$23,797
2014	20,314
2015	16,759
2016	5,366
2017	8,239

$74,475

Note 7: FHLB Advances

	2012	2011
Federal Home Loan Bank advances, fixed and variable rates ranging from 0.20% to 4.26%, due at various dates through February 1, 2021	$12,481	$12,832

The Federal Home Loan Bank advances are secured by a blanket pledge of first mortgage loans totaling approximately $44,055,000. Advances are subject to restrictions or penalties in the event of prepayment.

Aggregate annual maturities of long-term borrowings at December 31, 2012, are:

2013	$7,302
2014	4,259
2015	222
2016	189
2017	160
Thereafter	349

$12,481

Note 8: Loan Servicing

Loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of loans serviced for others totaled approximately $105,314,000 and $83,725,000 at December 31, 2012 and 2011, respectively.

Note 9: Income Tax

The Company and its subsidiary file income tax returns in the U.S. federal jurisdiction and state and local jurisdictions. With a few exceptions, the Company is no longer subject to U.S. federal, state or local income tax examinations by tax authorities for years before 2009.

Indebancorp

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(Table Dollar Amounts in Thousands)

The provision for income taxes includes these components:

	2012	2011
Income tax expense
Currently payable	$567	$1,094
Deferred	70	(420)

Total income tax expense	$637	$674

A reconciliation of income tax expense at the statutory rate of the Company’s actual income tax expense is shown below:

	2012	2011
Reconciliation of federal statutory to actual expense
Federal statutory income tax rate at 34%	$747	$744
Increase (decrease) in taxes resulting from:
Tax-exempt interest and dividends	(43)	(30)
Tax-exempt income	(57)	(61)
Other	(10)	21

Actual tax expense	$637	$674

A cumulative net deferred tax asset is included in other assets. The components of the asset are as follows:

	2012	2011
Assets
Allowance for loan losses	$479	$518
Investment other-than-temporary impairment	142	142
Deferred compensation	561	509
Non accrual loan interest	125	99
Other real estate owned	16	7

Total assets	1,323	1,275

Liabilities
Depreciation	$(149)	$(96)
FHLB stock dividends	(126)	(126)
Unrealized gain on securities available for sale	(167)	(128)
Mortgage servicing rights	(269)	(214)
Differences in expense recognition	(11)	(2)

Total liabilities	(722)	(566)

Net deferred tax asset	$601	$709

Indebancorp

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(Table Dollar Amounts in Thousands)

Note 10: Commitments and Contingent Liabilities

In the normal course of business, there are outstanding commitments and contingent liabilities, such as commitments to extend credit, which are not included in the accompanying financial statements. The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit is represented by the contractual or notional amount of those instruments. The Bank uses the same credit policies in making such commitments as it does for instruments that are included in the consolidated balance sheets.

Financial instruments whose contract amount represents credit risk consist of commitments to extend credit totaling approximately $17,798,000 and $18,767,000 at December 31, 2012 and 2011, respectively.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation. Collateral held varies but may include accounts receivable, inventory, property and equipment and income-producing commercial properties.

Note 11: Stockholders’ Equity

On September 20, 2011, the Company entered into a Securities Purchase Agreement with the Secretary of the Treasury, pursuant to which the Company issued and sold to the Treasury 2,000 shares of its Senior Non-Cumulative Perpetual Preferred Stock, Series A, having a liquidation preference of $1,000 per share, for aggregate proceeds of $2,000,000. The issuance was pursuant to the Treasury’s Small Business Lending Fund program (SBLF), a $30 billion fund established under the Small Business Jobs Act of 2010, which encourages lending to small businesses by providing capital to qualified community banks with assets of less than $10 billion. The proceeds were invested by the Company in the Bank.

The Series A Preferred Stock is entitled to receive non-cumulative dividends in arrears payable quarterly on each January 1, April 1, July 1 and October 1, beginning January 2, 2012. The dividend rate, which is calculated on the aggregate Liquidation Amount, has been initially set at 5% per annum based upon the current level of “Qualified Small Business Lending” (QSBL) by the Bank. The dividend rate for future dividend periods will be set based upon the percentage change in qualified lending between each dividend period and the baseline QSBL level established at the time the Agreement was entered into. Such dividend rate may vary from 1% per annum to 5% per annum for the second through tenth dividend periods, and from 1% per annum to 7% per annum for the eleventh through the first half of the nineteenth dividend periods. If the Series A Preferred Stock remains outstanding for more than four-and-one-half years, the dividend rate will be fixed at 9%. Prior to that time, in general, the dividend rate decreases as the level of the Bank’s QSBL increases. Such dividends are not cumulative, but the Company may only declare and pay dividends on its common stock if it has declared and paid dividends for the current dividend period on the Series A Preferred Stock, and will be subject to other restrictions on its ability to repurchase or redeem other securities.

During 2012, the Company repurchased all outstanding shares of Series A Preferred Stock.

Indebancorp

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(Table Dollar Amounts in Thousands)

Note 12: Regulatory Capital

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Furthermore, the Bank’s regulators could require adjustments to regulatory capital not reflected in these financial statements.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier I capital to average assets (as defined). Management believes, as of December 31, 2012 and 2011, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2012, the most recent notification from Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank’s category.

The Bank’s actual capital amounts and ratios are also presented in the table.

	Actual		Minimum Capital Requirement		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2012
Total capital
(to risk-weighted assets)	$21,896	13.9%	$12,582	8.0%	$15,728	10.0%
Tier I capital
(to risk-weighted assets)	19,947	12.7%	6,291	4.0%	9,437	6.0%
Tier I capital
(to average assets)	19,947	9.1%	5,755	4.0%	10,944	6.0%
As of December 31, 2011
Total capital
(to risk-weighted assets)	$21,723	15.1%	$11,513	8.0%	$14,392	10.0%
Tier I capital
(to risk-weighted assets)	19,923	13.8%	5,757	4.0%	8,635	6.0%
Tier I capital
(to average assets)	19,923	9.3%	8,552	4.0%	10,690	5.0%

The Bank is subject to certain restrictions on the amount of dividends that it may declare without prior regulatory approval. At December 31, 2012, approximately $1,095,000 of retained earnings were available for dividend declaration without prior regulatory approval.

Indebancorp

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(Table Dollar Amounts in Thousands)

Note 13: Employee Benefits

The Company has a qualified noncontributory profit-sharing plan and incentive plan in which substantially all employees may participate. Annual contributions are subject to the discretion of the Board of Directors. Benefits vest gradually over a six-year period. The Company recognized expense relating to the plans of $213,194 and $198,250 in 2012 and 2011, respectively.

The Company also has an employee stock ownership plan (ESOP) covering substantially all of its employees. The cost of the plan is borne by the Company through contributions to an employee stock ownership trust in amounts determined by the Board of Directors. The plan provides for the purchase of any stock distributed to a participant at its fair value within 60 days of its distribution. If the participant does not exercise the put option within the 60-day period, the option will temporarily lapse. After the next succeeding appraisal of the Company’s stock has been completed, all those who did not exercise the put option during the first open period will have an additional 60-day option period.

The total number of shares held by the plan, all of which have been allocated to participant accounts, was 24,294 and 24,317 at December 31, 2012 and 2011, respectively. The fair value of the allocated shares subject to repurchase was $1,068,936 and $1,021,353 at December 31, 2012 and 2011, respectively. Annual contributions to the ESOP are at the discretion of the Board of Directors. During 2012 and 2011, there were no contributions to the ESOP.

The Company also has nonqualified retirement plans for its directors and certain executive officers. The Company’s expense for the plans, including fee deferrals, was $188,093 and $134,852 for 2012 and 2011, respectively.

Note 14: Related Party Transactions

At December 31, 2012 and 2011, the Bank had loans outstanding to executive officers, directors, significant shareholders and their affiliates (related parties), in the amount of $1,290,000 and $1,590,000, respectively.

In management’s opinion, such loans and other extensions of credit and deposits were made in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons. Further, in management’s opinion, these loans did not involve more than normal risk of collectibility or present other unfavorable features.

Deposits from related parties held by the Bank at December 31, 2012 and 2011, totaled approximately $2,166,000 and $1,619,000, respectively.

Note 15: Disclosures About Fair Value of Assets and Liabilities

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements must maximize the

Indebancorp

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(Table Dollar Amounts in Thousands)

use of observable inputs and minimize the use of unobservable inputs. There is a hierarchy of three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3	Unobservable inputs supported by little or no market activity and are significant to the fair value of the assets or liabilities

Recurring Measurements

The following table presents the fair value measurements of assets recognized in the accompanying consolidated balance sheets measured at fair value on a recurring basis and the level within the fair value hierarchy in which the fair value measurements fall at December 31, 2012 and 2011:

		Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
2012
Available-for-sale securities
Certificates of deposit	$1,233	$—	$1,233	$—
Federal agencies and U.S. treasuries	17,438	—	17,438	—
State and municipal	4,599	—	4,599	—
Mortgage-backed GSE residential	5,650	—	5,650	—

	$28,920	$—	$28,920	$—

Indebancorp

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(Table Dollar Amounts in Thousands)

		Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
2011
Available-for-sale securities
Certificates of deposit	$1,222	$—	$1,222	$—
Federal agencies and U.S. treasuries	15,434	—	15,434	—
State and municipal	5,171	—	5,171	—
Mortgage-backed GSE residential	6,793	—	6,793	—

	$28,620	$—	$28,620	$—

Following is a description of the valuation methodologies and inputs used for assets measured at fair value on a recurring basis and recognized in the accompanying consolidated balance sheets, as well as the general classification of such assets pursuant to the valuation hierarchy. There have been no significant changes in the valuation techniques during the year ended December 31, 2012. The Company has no liabilities measured at fair value on a recurring basis.

Available-for-Sale Securities

Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. The Company has no securities classified as Level 1.

If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics or discounted cash flows. The inputs used by the pricing service to determine fair value may include one, or a combination of, observable inputs such as benchmark yields, reported trades, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data market research publications and are classified within Level 2 of the valuation hierarchy. These Level 2 securities include brokered certificates of deposit, federal agencies and U.S. treasuries, state and municipal securities and mortgage-backed GSE residential securities. In certain cases where Level 1 or Level 2 inputs are not available, securities are classified within Level 3 of the hierarchy. The Company has no securities classified as Level 3.

Indebancorp

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(Table Dollar Amounts in Thousands)

Nonrecurring Measurements

The following table presents the fair value measurement of assets measured at fair value on a nonrecurring basis and the level within the fair value hierarchy in which the fair value measurements fall at December 31, 2012 and 2011:

		Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
2012
Collateral-dependent impaired loans	$1,458	$—	$—	$1,458

2011
Collateral-dependent impaired loans	$3,491	$—	$—	$3,491

Following is a description of the valuation methodologies used for assets measured at fair value on a nonrecurring basis and recognized in the accompanying consolidated balance sheets, as well as the general classification of such assets pursuant to the valuation hierarchy. The Company has no liabilities measured at fair value on a nonrecurring basis.

Collateral-Dependent Impaired Loans, Net of ALL

The estimated fair value of collateral-dependent impaired loans is based on the appraised fair value of the collateral, less estimated cost to sell. Collateral-dependent impaired loans are classified within Level 3 of the fair value hierarchy.

The Company considers the appraisal or evaluation as the starting point for determining fair value and then considers other factors and events in the environment that may affect the fair value. Appraisals of the collateral underlying collateral-dependent loans are obtained when the loan is determined to be collateral-dependent and subsequently as deemed necessary by members of management. Appraisals are reviewed for accuracy and consistency by members of management. Appraisers are selected from the list of approved appraisers maintained by management. The appraised values are reduced by discounts to consider lack of marketability and estimated cost to sell if repayment or satisfaction of the loan is dependent on the sale of the collateral. These discounts and estimates are developed by members of management by comparison to historical results.

Indebancorp

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(Table Dollar Amounts in Thousands)

Unobservable (Level 3) Inputs

The following table presents quantitative information about unobservable inputs used nonrecurring Level 3 fair value measurements:

	Fair Value at December 31, 2012	Valuation Technique	Unobservable Inputs	Range (Weighted Average)
Collateral-dependent impaired loans	$1,458	Market comparable properties	Marketability discount	10% –15% (12%)

Fair Value of Financial Instruments

The following table presents estimated fair values of the Company’s financial instruments at December 31, 2012 and 2011:

	2012		2011
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial Assets
Cash and cash equivalents	$8,953	$8,953	$14,739	$14,739
Available-for-sale securities	28,920	28,920	28,620	28,620
Loan held for sale	1,021	1,033	1,267	1,287
Loans, net of allowance for loan losses	172,743	177,882	157,656	165,596
Federal Reserve and Federal Home Loan Bank stock	1,012	1,012	952	952
Interest receivable	626	626	656	656

	2012		2011
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial Liabilities
Deposits	$186,807	$188,220	$177,211	$179,203
FHLB advances	12,481	12,612	12,832	13,218
Interest payable	218	218	246	246

The following methods were used to estimate the fair value of all other financial instruments recognized in the accompanying consolidated balance sheets at amounts other than fair value.

Cash and Cash Equivalents

The carrying amount approximates fair value.

Loans Held for Sale

Fair value of loans held for sale are based on quoted market prices, where available, or are determined by discounting estimated cash flows using interest rates approximating the Company’s current origination rates for similar loans and adjusted to reflect the inherent credit risk.

Indebancorp

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(Table Dollar Amounts in Thousands)

Loans

Fair value of loans is estimated by discounting the future cash flows using the market rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Loans with similar characteristics were aggregated for purposes of the calculations. The carrying amount of accrued interest approximates its fair value.

Federal Reserve and Federal Home Loan Bank Stock

The carrying amount approximates fair value.

Interest Receivable

The carrying amount approximates fair value.

Deposits

Fair value of term deposits is estimated by discounting the future cash flows using rates of similar deposits with similar maturities. The market rates used were obtained from a knowledgeable independent third party and reviewed by the Company. The rates were the average of current rates offered by local competitors of the bank subsidiary.

The estimated fair value of demand, savings and money market deposits is the book value since rates are regularly adjusted to market rates and amounts are payable on demand at the reporting date.

FHLB Advances

Fair value is estimated by discounting the future cash flows using rates of similar advances with similar maturities. These rates were obtained from current rates offered by FHLB.

Interest Payable

The carrying amount approximates fair value.

Commitments to Originate Loans, Letters of Credit and Lines of Credit

The fair value of commitments to originate loans is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair values of letters of credit and lines of credit are based on fees currently charged for similar agreements or on the estimated cost to terminate or otherwise settle the obligations with the counterparties at the reporting date. Fair values of commitments were not material at December 31, 2012 and 2011.

Indebancorp

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(Table Dollar Amounts in Thousands)

Note 16: Significant Estimates and Concentrations

Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Estimates related to the allowance for loan losses are reflected in the footnote regarding loans. Current vulnerabilities due to certain concentrations of credit risk are discussed in the footnote on commitments and credit risk. Other significant estimates and concentrations not discussed in those footnotes include:

Investments

The Company invests in various investment securities. Investment securities are exposed to various risks such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such change could materially affect the amounts reported in the accompanying consolidated balance sheets.

Current Economic Conditions

The current protracted economic decline continues to present financial institutions with circumstances and challenges, which in some cases have resulted in large and unanticipated declines in the fair values of investments and other assets, constraints on liquidity and capital and significant credit quality problems, including severe volatility in the valuation of real estate and other collateral supporting loans.

At December 31, 2012, the Company held approximately $44,063,000 in non-owner occupied commercial real estate loans and $3,163,000 in construction and development loans which are collateralized by real estate. Due to national, state and local economic conditions, values for commercial and development real estate have declined, and the market for these properties is depressed.

The accompanying consolidated financial statements have been prepared using values and information currently available to the Company.

Given the volatility of current economic conditions, the values of assets and liabilities recorded in the consolidated financial statements could change rapidly, resulting in material future adjustments in asset values, the allowance for loan losses and capital that could negatively impact the Company’s ability to meet regulatory capital requirements and maintain sufficient liquidity.

Furthermore, the Company’s regulators could require material adjustments to asset values or the allowance for loan losses for regulatory purposes that could affect the Company’s measurement of regulatory capital and compliance with the capital adequacy guidelines under the regulatory framework for prompt corrective action.

Indebancorp

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(Table Dollar Amounts in Thousands)

Note 17: Condensed Financial Information (Parent Company Only)

Presented below is condensed financial information as to the financial position, results of operations and cash flows of the Company:

Condensed Balance Sheets

	2012	2011
Assets
Cash and cash equivalents	$769	$786
Investment securities, available for sale	24	43
Life insurance contracts	1,262	1,224
Other	379	326
Investment in subsidiary	20,272	20,172

Total assets	$22,706	$22,551

Liabilities and Stockholders’ Equity
Other liabilities	$1,008	$900
Total stockholders’ equity	21,698	21,651

Total liabilities and stockholders’ equity	$22,706	$22,551

Condensed Statements of Income and Comprehensive Income

	Years Ended December 31,
	2012	2011
Operating Income
Dividends from subsidiary	$1,600	$474
Other income	40	44

Total income	1,640	518
Operating Expenses
Other expenses	157	110

Income Before Equity in Undistributed Income of Subsidiary	1,483	408
Equity in Undistributed Income of Subsidiary	24	1,071

Income Before Tax	1,507	1,479
Income Tax Benefit	53	36

Net Income	$1,560	$1,515

Comprehensive Income	$1,635	$1,749

Indebancorp

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(Table Dollar Amounts in Thousands)

Condensed Statements of Cash Flows

	2012	2011
Operating Activities
Net income	$1,560	$1,515
Items not providing cash
Increase in life insurance contracts	(38)	(39)
Equity in undistributed income of subsidiary	(24)	(1,071)
Changes in
Other assets	(53)	(36)
Other liabilities	108	56

Net cash provided by operating activities	1,553	425

Investing Activities, proceeds from maturities and calls of available-for-sale securities	19	20

Financing Activities
Cash dividends	(453)	(347)
Investment in subsidiary	—	(2,000)
Purchase of preferred stock	(2,000)	—
Issuance of preferred stock	—	2,000
Sale of common stock	1,015	71
Purchase of common stock	(151)	(161)

Net cash used in financing activities	(1,589)	(437)

Net Change in Cash and Due From Banks	(17)	8
Cash and Due From Banks at Beginning of Year	786	778

Cash and Due From Banks at End of Year	$769	$786

ANNEX A

AGREEMENT AND PLAN OF MERGER

dated as of

JUNE 20, 2013

by and between

CROGHAN BANCSHARES, INC.

and

INDEBANCORP

A-i

ARTICLE VII – Conditions to Consummation of the Merger		A-40
7.01	Conditions to Each Party's Obligation to Effect the Merger	A-40
7.02	Conditions to Obligation of Indebancorp	A-41
7.03	Conditions to Obligation of CBI	A-41

ARTICLE VIII – Termination		A-42
8.01	Termination	A-42
8.02	Effect of Termination and Abandonment, Enforcement of Agreement	A-43

ARTICLE IX – Miscellaneous		A-43
9.01	Survival	A-43
9.02	Waiver; Amendment	A-44
9.03	Counterparts	A-44
9.04	Governing Law	A-44
9.05	Expenses	A-44
9.06	Notices	A-44
9.07	Entire Understanding; No Third Party Beneficiaries	A-45
9.08	Interpretation; Effect	A-45
9.09	Waiver of Jury Trial	A-45

EXHIBIT A         Form of Voting Agreement

EXHIBIT B         Form of Bank Merger Agreement

A-ii

AGREEMENT AND PLAN OF MERGER, dated as of June 20, 2013 (this “Agreement”), by and between Croghan Bancshares, Inc., an Ohio corporation (“CBI”), and Indebancorp, an Ohio corporation (“Indebancorp”);

WITNESSETH:

WHEREAS, CBI is a registered bank holding company and owns all of the outstanding shares of capital stock of The Croghan Colonial Bank, an Ohio commercial bank (“Croghan Bank”);

WHEREAS, Indebancorp is a registered bank holding company and owns all of the outstanding shares of capital stock of National Bank of Ohio, a federally-chartered national bank (“National Bank”);

WHEREAS, the respective Boards of Directors of CBI and Indebancorp have determined that it is in the best interests of their respective corporations and shareholders to enter into this Agreement and to consummate the strategic business combination provided for in this Agreement, pursuant to which Indebancorp will merge with and into CBI and, immediately thereafter, National Bank will merge with and into Croghan Bank, all in accordance with the terms and subject to the conditions of this Agreement;

WHEREAS, as a condition to CBI’s willingness to enter into this Agreement, certain shareholders of Indebancorp have entered into a Voting Agreement with CBI dated as of the date hereof (the “Voting Agreement”), substantially in the form attached hereto as Exhibit A, pursuant to which such shareholders have agreed, among other things, to vote all of the Indebancorp common shares for which they possess voting authority in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in the Voting Agreements;

WHEREAS, the parties intend the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement shall constitute a “plan of reorganization” for purposes of Sections 354 and 361 of the Code; and

WHEREAS, the Boards of Directors of CBI and Indebancorp have each unanimously approved this Agreement and the transactions contemplated hereby;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, CBI and Indebancorp, intending to be legally bound, hereby agree as follows:

ARTICLE I

Certain Definitions

1.01    Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

“Acquisition Proposal” has the meaning set forth in Section 6.06(a).

“Affiliate” means, with respect to any Person, another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Agreement” means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

“All Cash Election” has the meaning set forth in Section 3.01(b)(ii).

“All Share Election” has the meaning set forth in Section 3.01(b)(i).

“Associate” has the meaning set forth in Rule 12b-2 under the Exchange Act.

“Average CBI Price” means the arithmetic mean of the closing price of CBI Common Shares as reported on the over-the-counter market (OTCMKTS: CHBH) for the twenty (20) trading days immediately preceding the fifth (5th) trading day prior to the Effective Date (or the date then established for the Effective Date). As to those trading days in which no sales of CBI Common Shares are made, the previous day’s close price for a CBI Common Share shall be used.

“Bank Merger Agreement” has the meaning set forth in Section 2.02.

“BHCA” means the Bank Holding Company Act of 1956, as amended.
“Cash Exchange Amount” has the meaning set forth in Section 3.01(a)(ii).

“Cash Oversubscription” has the meaning set forth in Section 3.01(h).

“CBI” has the meaning set forth in the preamble to this Agreement.

“CBI Articles” means the Articles of Incorporation of CBI, as amended.

“CBI Board” means the Board of Directors of CBI.

“CBI Code” means the Code of Regulations of CBI, as amended.

“CBI Common Shares” means the common shares, par value $12.50 per share, of CBI.

“CBI Meeting” has the meaning set forth in Section 6.02.

“CBI’s Financial Statements” has the meaning set forth in Section 5.04(h).

“CBI Reference Price” has the meaning set forth in Section 8.01(f).

“CBI Shareholder Adoption” has the meaning set forth in Section 5.04(e).

“Code” means the Internal Revenue Code of 1986, as amended.

“Compensation and Benefit Plans” has the meaning set forth in Section 5.03(m)(i).

“Consultants” has the meaning set forth in Section 5.03(m)(i).

“Continuing Employees” has the meaning set forth in Section 6.10(a).

“Croghan Bank” has the meaning set forth in the recitals to this Agreement.

“Derivative Transactions” has the meaning set forth in Section 5.03(r).

“Determination Letter” has the meaning set forth in Section 6.10(b).

“Directors” has the meaning set forth in Section 5.03(m)(i).

“Disclosure Schedule” has the meaning set forth in Section 5.01.

“Dissenting Shares” means any Indebancorp Common Shares held by a holder who properly demands and perfects appraisal rights with respect to such shares in accordance with applicable provisions of the OGCL.

“Effective Date” means the date on which the Effective Time occurs, as provided for in Section 2.04.

“Effective Time” means the effective time of the Parent Merger, as provided for in Section 2.04.

“Election” has the meaning set forth in Section 3.01(e).

“Election Deadline” has the meaning set forth in Section 3.01(e).

“Election Form” has the meaning set forth in Section 3.01(e).

“Election Period” has the meaning set forth in Section 3.01(e).

“Employees” has the meaning set forth in Section 5.03(m)(i).

“Environmental Laws” means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” has the meaning set forth in Section 5.03(m)(iii).

“ESOP Participants” has the meaning set forth in Section 6.10(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Agent” has the meaning set forth in Section 3.03(a).

“Exchange Fund” has the meaning set forth in Section 3.03(a).

“FDIC” means the Federal Deposit Insurance Corporation.

“Final Determination Letter” has the meaning set forth in Section 6.10(c).

“Finance Laws” has the meaning set forth in Section 5.03(j)(iv).

“FRB” means the Board of Governors of the Federal Reserve System.

“Governmental Authority” means any court, arbitration panel, administrative agency or commission or other federal, state or local governmental authority or instrumentality (including, without limitation, any Regulatory Authority).

“Hazardous Materials” means, collectively, (a) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and regulations promulgated thereunder, (b) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended through the date hereof, or regulations promulgated thereunder, and (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any applicable federal, state or local law relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material.

“Indebancorp” has the meaning set forth in the preamble to this Agreement.

“Indebancorp 401(k) Plan” has the meaning set forth in Section 6.10(b).

“Indebancorp Articles” means the Articles of Incorporation of Indebancorp, as amended.

“Indebancorp Board” means the Board of Directors of Indebancorp.

“Indebancorp Code” means the Code of Regulations of Indebancorp, as amended.

“Indebancorp Common Shares” means the shares of common stock, par value $.01 per share, of Indebancorp.

“Indebancorp Director Designees” has the meaning set forth in Section 2.01(b).

“Indebancorp ESOP” has the meaning set forth in Section 6.10(c).

“Indebancorp’s Financial Statements” has the meaning set forth in Section 5.03(g)(i).

“Indebancorp Meeting” has the meaning set forth in Section 6.02.

“Indebancorp Shareholder Adoption” has the meaning set forth in Section 5.03(d).

“Information” has the meaning set forth in Section 6.17.

“IRS” has the meaning set forth in Section 5.03(m)(ii).

“Knowledge” means, with respect to CBI, the knowledge of any officer of CBI and/or Croghan Bank with the title of not less than senior vice president and, with respect to Indebancorp, the knowledge of any officer of Indebancorp and/or National Bank with the title of not less than senior vice president. An officer shall be deemed to have “knowledge” of a particular fact or matter if such officer is actually aware of such fact or matter or a prudent individual would be reasonably expected to discover or otherwise become aware of such fact or matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or matter.

“Lien” means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

“Material Adverse Effect” means, with respect to CBI or Indebancorp, as the context may require, any effect that (i) is or is reasonably likely to be material and adverse to the financial position, results of operations or business of CBI and its Subsidiary, taken as a whole, or Indebancorp and its Subsidiary taken as a whole, respectively, or (ii) would materially impair the ability of either CBI or Indebancorp to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or Governmental Authorities or other changes affecting depository institutions generally, including changes in general economic conditions and changes in prevailing interest and deposit rates; (b) changes resulting from expenses (such as legal, accounting and investment bankers’ fees) incurred in connection with this Agreement or the transactions contemplated herein; or (c) actions or omissions of a party which have been waived in accordance with Section 9.02 hereof.

“Material Contracts” has the meaning set forth in Section 5.03(k)(ii).

“Merger” collectively refers to the Parent Merger and the Subsidiary Merger, as set forth in Section 2.02.

“Merger Consideration” has the meaning set forth in Section 3.01(a).

“Mixed Election” has the meaning set forth in Section 3.01(b)(iii).

“National Bank” has the meaning set forth in the preamble to this Agreement.

“New Certificates” has the meaning set forth in Section 3.03(a).

“OCC” means the Office of the Comptroller of the Currency.

“ODFI” means the Ohio Division of Financial Institutions.

“OGCL” means the Ohio General Corporation Law (Chapter 1701 of the Ohio Revised Code).

“Old Certificates” has the meaning set forth in Section 3.03(a).

“OSS” means the Office of the Secretary of State of the State of Ohio.

“Parent Merger” has the meaning set forth in Section 2.01(a).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permitted Dividends” has the meaning set forth in Section 4.01(c).

“Person” means any individual, bank, corporation, partnership, association, joint-stock company, business trust or unincorporated organization.

“Pension Plan” has the meaning set forth in Section 5.03(m)(ii).

“Preferred Shares” “has the meaning set forth in Section 5.03(b).

“Previously Disclosed” by a party shall mean information set forth in its Disclosure Schedule.

“Proxy Statement/Prospectus” has the meaning set forth in Section 6.03(a).

“Registration Statement” has the meaning set forth in Section 6.03(a).

“Regulatory Authorities” has the meaning set forth in Section 5.03(i)(i).

“Regulatory Order” has the meaning set forth in Section 5.03(i)(i).

“Representatives” means, with respect to any Person, such Person’s directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

“Resulting Bank” has the meaning set forth in Section 2.02.

“Rights” means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Share Exchange Ratio” has the meaning set forth in Section 3.01(a)(i).

“Stock Oversubscription” has the meaning set forth in Section 3.01(i).

“Subsidiary” and “Significant Subsidiary” have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

“Subsidiary Merger” has the meaning set forth in Section 2.02.

“Surviving Corporation” has the meaning set forth in Section 2.01(a).

“Takeover Laws” has the meaning set forth in Section 5.03(o).

“Tax” and “Taxes” means (i) all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, commercial activity, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Authority whether arising before, on or after the Effective Date, whether disputed or not; and (ii) any liability for the payment of amounts with respect to payments of a type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation under any tax sharing arrangement or tax indemnity agreement.

“Tax Returns” means any return, amended return, claim for refund or other report (including elections, declarations, disclosures, schedules, estimates and information returns) with respect to any Tax, including any amendments thereof.

“Top-Up Notice” has the meaning set forth in Section 8.01(f).

“Treasury Shares” means Indebancorp Common Shares held by Indebancorp or its Subsidiary or by CBI or its Subsidiary, in each case other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

“Voting Agreement” has the meaning set forth in the recitals to this Agreement.

“Walkaway Right” has the meaning set forth in Section 8.01(f).

ARTICLE II

The Merger

2.01    The Parent Merger.

(a) The Corporate Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Indebancorp shall merge with and into CBI (the “Parent Merger”), CBI shall survive the Parent Merger and continue to exist as an Ohio corporation (CBI, as the surviving corporation in the Parent Merger, is sometimes referred to herein as the “Surviving Corporation”), and the separate corporate existence of Indebancorp shall cease. At the Effective Time:

(i) The CBI Articles, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until amended in accordance with the OGCL;

(ii) The CBI Code, as in effect immediately prior to the Effective Time, shall be the code of regulations of the Surviving Corporation until amended in accordance with the OGCL;

(iii) Subject to Section 2.01(b) below, the directors of CBI immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each of whom shall serve for the balance of the term for which such individual was elected and until his or her successor is duly elected and qualified in the manner provided for in the CBI Articles and the CBI Code, or as otherwise provided by the OGCL, or until his or her earlier death, resignation or removal in the manner provided in the CBI Articles and the CBI Code or as otherwise provided by the OGCL; and

(iv) The officers of CBI immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each of whom shall hold office in accordance with the CBI Articles and the CBI Code.

(b) Appointment of Indebancorp Directors to CBI Board. Immediately following the Effective Time, CBI shall expand the size of its Board of Directors by two (2) seats in connection with the Parent Merger and designate two (2) of the directors of Indebancorp (the “Indebancorp Director Designees”) to fill such seats and to serve on the Board of Directors of the Surviving Corporation until the Surviving Corporation’s next annual meeting of shareholders. The Indebancorp Director Designees shall be selected by CBI, in its sole discretion, from among the directors of Indebancorp prior to the Effective Time. At the Surviving Corporation’s next annual meeting of shareholders in 2014, each Indebancorp Director Designee shall be included as a nominee for election to the Board of Directors of the Surviving Corporation for an additional term. Each Indebancorp Director Designee shall also be appointed to the Board of Directors of Croghan Bank in accordance with the articles of incorporation and code of regulations of Croghan Bank, effective immediately following the Effective Time.

(c) Option to Change Method of Merger. CBI may at any time prior to the Effective Time change the method of effecting the Parent Merger and/or the Subsidiary Merger (including, without limitation, the provisions of this Article II), if and to the extent CBI deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the amount or kind of the Merger Consideration; (ii) adversely affect the Tax consequences to the Indebancorp shareholders (as described in Section 3.07) as a result of receiving the Merger Consideration; (iii) adversely affect the Tax consequences to CBI or Indebancorp pursuant to this Agreement, or (iv) materially impede or delay consummation of the transactions contemplated by this Agreement. Indebancorp, if requested by CBI, shall enter into one or more amendments to this Agreement in order to effect any such change.

2.02    The Subsidiary Merger. At the time specified by Croghan Bank in its certificate of merger filed with the OSS (which shall not be earlier than the Effective Time), National Bank shall merge with and into Croghan Bank (the “Subsidiary Merger”) pursuant to an agreement to merge (the “Bank Merger Agreement”), in the form attached hereto as Exhibit B, to be executed by National Bank and Croghan Bank and filed with the ODFI, the OCC and the OSS. Upon the consummation of the Subsidiary Merger, the separate corporate existence of National Bank shall cease and Croghan Bank shall survive the Subsidiary Merger and continue to exist as a state bank (Croghan Bank, as the resulting bank in the Subsidiary Merger, is sometimes referred to herein as the “Resulting Bank”) and the separate corporate existence of National Bank shall cease. (The Parent Merger and the Subsidiary Merger shall sometimes collectively be referred to herein as the “Merger.”)

2.03    Effectiveness of Parent Merger. Subject to the satisfaction or waiver of the conditions set forth in Article VII of this Agreement, the Parent Merger shall become effective upon the latest to occur of the following: (a) the filing of a certificate of merger with the OSS; or (b) such later date and time as may be set forth in such certificate of merger filed with the OSS. The Parent Merger shall have the effects prescribed herein and as provided in the OGCL. Without limiting the generality of the foregoing, at the Effective Time, the separate corporate existence of Indebancorp shall cease and all of the assets, properties, rights, interests, privileges, powers, franchises, debts, liabilities, obligations and duties of Indebancorp shall be vested in CBI.

2.04    Effective Date and Effective Time. Subject to the satisfaction or waiver of the conditions set forth in Article VII of this Agreement, CBI and Indebancorp shall cause the effective date of the Parent Merger (the “Effective Date”) to occur as soon as practicable after the last of the conditions set forth in Article VII shall have been satisfied or waived in accordance with the terms of this Agreement; provided, however, that the Effective Date shall not fall after the date specified in Section 8.01(c) or after the date or dates on which any Regulatory Authority approval or any extension thereof expires. The time on the Effective Date when the Parent Merger shall become effective is referred to herein as the “Effective Time”.

ARTICLE III

Merger Consideration; Surrender of Certificates

3.01    Merger Consideration.

(a) General. In accordance with the terms and subject to the conditions of this Agreement, at the Effective Time, automatically and without any action on the part of any Person, each Indebancorp Common Share issued and outstanding immediately prior to the Effective Time (excluding Treasury Shares and any Indebancorp Common Shares held by CBI) shall be converted, by virtue of the Merger and at the election of the holder thereof into either:

(i) 1.63 CBI Common Shares, subject to adjustment as set forth in Sections 3.07(b) (the “Share Exchange Ratio”);

(ii) Cash in the amount of $55.00 (the “Cash Exchange Amount”); or

(iii) A combination of such CBI Common Shares and cash.

Subject to adjustment for cash paid in lieu of fractional shares in accordance with Section 3.01(j) and any adjustment pursuant to Section 3.01(k), it is understood and agreed that the aggregate consideration for the Merger shall be a mixture of CBI Common Shares and cash, with (A) 70% of issued and outstanding Indebancorp Common Shares being exchanged for CBI Common Shares and (B) 30% of the issued and outstanding Indebancorp Common Shares being exchanged for cash (including Dissenting Shares) (the “Merger Consideration”).

(b) Election by Indebancorp Shareholders. The Indebancorp shareholders shall have the following options in connection with the exchange of their Indebancorp Common Shares in the Merger:

(i) At the election of the holder, all of such holder’s Indebancorp Common Shares deposited with the Exchange Agent shall be converted into and become CBI Common Shares at the Share Exchange Ratio (such election, the “All Share Election”); provided, however, that:

(A) Fractional shares will not be issued and cash (payable by check) will be paid in lieu thereof as provided in Section 3.01(j); and

(B) Giving effect to Section 3.01(b)(i), (ii), and (iii), in no event shall more than a total of seventy percent (70%) of the Indebancorp Common Shares be converted into and become CBI Common Shares unless and to the extent such limitation is waived by CBI pursuant to Section 3.01(k); or

(ii) At the election of the holder, all of such holder’s Indebancorp Common Shares deposited with the Exchange Agent shall be converted into and become cash (payable by check) based on the Cash Exchange Amount (such election, the “All Cash Election”); provided, however, that:

(A) Giving effect to Section 3.01(b)(i), (ii), and (iii), in no event shall more than a total of thirty percent (30%) of the Indebancorp Common Shares (including Dissenting Shares) be converted into and become cash unless and to the extent such limitation is waived by CBI pursuant to Section 3.01(k); or

(iii) At the election of the holder, seventy percent (70%) of such holder’s Indebancorp Common Shares shall be converted into and become CBI Common Shares at the rate of the Share Exchange Ratio and thirty percent (30%) of such holder’s Indebancorp Common Shares deposited with the Exchange Agent shall be converted into and become cash (payable by check) based on the Cash Exchange Amount (such election, the “Mixed Election”); provided, however, that:

(A) Fractional shares will not be issued and cash (payable by check) will be paid in lieu thereof as provided in Section 3.01(j);

(B) Giving effect to Section 3.01(b)(i), (ii), and (iii), in no event shall more than a total of seventy percent (70%) of the Indebancorp Common Shares be converted into and become CBI Common Shares unless and to the extent such limitation is waived by CBI pursuant to Section 3.01(k); and

(C) Giving effect to Section 3.01(b)(i), (ii), and (iii), in no event shall more than a total of thirty percent (30%) of the Indebancorp Common Shares (including Dissenting Shares) be converted into and become cash unless and to the extent such limitation is waived by CBI pursuant to Section 3.01(k); or

(iv) If no Election is made by the holder by the Election Deadline, all of such holder’s Indebancorp Common Shares shall be converted into the right to receive CBI Common Shares as set forth in Section 3.01(b)(i), cash as set forth in Section 3.01(b)(ii), or any combination of CBI Common Shares and cash as determined by CBI, or, at CBI’s direction, by the Exchange Agent, at the Share Exchange Ratio and the Cash Exchange Amount, as applicable; provided, however, that fractional shares shall not be issued and cash (payable by check) will be paid in lieu thereof as provided in Section 3.01(j). Such Indebancorp Common Shares shall be allocated by CBI or the Exchange Agent pro rata among non-electing holders based upon the number of Indebancorp Common Shares for which an election has not been received by the Election Deadline in order to (A) achieve the overall ratio of seventy percent (70%) of Indebancorp Common Shares converted into CBI Common Shares and thirty percent (30%) of Indebancorp Common Shares converted into cash (including Dissenting Shares), as such overall ratio may be adjusted pursuant to Section 3.01(k), and (B) satisfy the elections made by the Indebancorp shareholders to the greatest extent possible subject to such overall ratio. Notice of such allocation shall be provided promptly to each shareholder whose Indebancorp Common Shares are allocated pursuant to this Section 3.01(b)(iv).

(c) Treasury Shares. Indebancorp Common Shares held as Treasury Shares immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

(d) Outstanding CBI Common Shares. Each CBI Common Share issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unaffected by the Merger.

(e) Procedures for Election. An election form and other appropriate transmittal materials in such form as CBI and Indebancorp shall mutually agree (the “Election Form”) shall be mailed to shareholders of Indebancorp prior to the Election Period (defined below). The “Election Period” shall be such period of time as CBI and Indebancorp shall mutually agree, within which Indebancorp shareholders may validly elect the form of Merger Consideration set forth in Section 3.01(b) (the “Election”) that they choose to receive in the Merger, occurring between (i) the date of the mailing by Indebancorp of the Proxy Statement for the Indebancorp Meeting and (ii) five (5) days prior to the Effective Date. The “Election Deadline” shall be the time, specified by CBI after consultation with Indebancorp, on the last day of the Election Period.

(f) Perfection of the Election. An Election shall be considered to have been validly made by an Indebancorp shareholder only if (i) the Exchange Agent (as defined in Section 3.03(a)) shall have received an Election Form properly completed and executed by such shareholder, accompanied by a certificate or certificates representing the Indebancorp Common Shares as to which such Election is being made, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Indebancorp, or containing an appropriate guaranty of delivery in the form customarily used in transactions of this nature from a member of a national securities exchange, a member of the NASD, or a commercial bank or trust company in the United States, and (ii) such Election Form and such certificate(s) or such guaranty of delivery shall have been received by the Exchange Agent prior to the Election Deadline.

(g) Withdrawal of Election. Any Indebancorp shareholder may at any time prior to the Election Deadline revoke such shareholder’s Election and either (i) submit a new Election Form in accordance with the procedures in Section 3.01(f) or (ii) withdraw the Election Form and certificate(s) for Indebancorp Common Shares deposited therewith by providing written notice that is received by the Exchange Agent by 5:00 p.m., local time for the Exchange Agent, on the business day prior to the Election Deadline. Elections will be deemed to be revoked if this Agreement is terminated in accordance with its terms.

(h) Reduction of Shares Deposited for Cash. Subject to Section 3.01(k) below, if the total number of Indebancorp Common Shares which have, at the Election Deadline, been deposited with the Exchange Agent for cash pursuant to the All Cash Election or the Mixed Election and not withdrawn pursuant to Section 3.01(g), plus the total number of Dissenting Shares, is more than thirty percent (30%) of the total number of Indebancorp Common Shares issued and outstanding at the Effective Time (a “Cash Oversubscription”), CBI will promptly eliminate, or cause to be eliminated by the Exchange Agent, from the shares deposited pursuant to the All Cash Election, a sufficient number of such shares so that the total number of shares remaining on deposit for cash pursuant to the All Cash Election and the Mixed Election, plus the total number of Dissenting Shares, does not exceed thirty percent (30%) of the Indebancorp Common Shares. The holders of Indebancorp Common Shares who have elected to have their shares converted pursuant to the Mixed Election shall not be required to have more than seventy percent (70%) of their Indebancorp Common Shares converted into CBI Common Shares. After giving effect to Section 3.01(b)(iv) and subject to Section 3.01(k) below, such elimination will be effected as follows:

(i) CBI will eliminate or cause to be eliminated by the Exchange Agent from the shares deposited pursuant to the All Cash Election, and will add or cause to be added to the shares deposited for CBI Common Shares pursuant to the All Stock Election, on a pro rata basis in relation to the total number of shares deposited pursuant to the All Cash Election, such whole number of Indebancorp Common Shares on deposit for cash pursuant to the All Cash Election as may be necessary so that the total number of shares remaining on deposit for cash pursuant to the All Cash Election or the Mixed Election, plus the total number of Dissenting Shares, is equal, as nearly as practicable, to thirty percent (30%) of the Indebancorp Common Shares;

(ii) All Indebancorp Common Shares that are eliminated pursuant to Section 3.01(h)(i) from the shares deposited for cash shall be converted into CBI Common Shares as provided by Section 3.01(b)(i); and

(iii) Notice of such allocation shall be provided promptly to each shareholder whose Indebancorp Common Shares are eliminated from the shares on deposit for cash pursuant to Section 3.01(h)(i).

(i) Increase of Shares Deposited for Cash. Subject to Section 3.01(k) below, if the total number of Indebancorp Common Shares which have, at the Election Deadline, been deposited with the Exchange Agent for cash pursuant to the All Cash Election or the Mixed Election and not withdrawn pursuant to Section 3.01(h), plus the total number of Dissenting Shares, is less than thirty percent (30%) of the total number of Indebancorp Common Shares (a “Stock Oversubscription”), CBI shall promptly add, or cause to be added by the Exchange Agent, to the shares deposited for cash, a sufficient number of Indebancorp Common Shares deposited for CBI Common Shares pursuant to the All Stock Election so that the total number of Indebancorp Common Shares on deposit for cash on the Effective Date, plus the total number of Dissenting Shares, is not less than thirty percent (30%) of the total number of Indebancorp Common Shares. The holders of Indebancorp Common Shares who have elected to have their shares converted pursuant to the Mixed Election shall not be required to have more than thirty percent (30%) of their Indebancorp Shares converted into cash. After giving effect to Section 3.01(b)(iv) and subject to Section 3.01(k) below, such addition will be effected as follows:

(i) CBI will eliminate or cause to be eliminated by the Exchange Agent from the shares deposited for CBI Common Shares pursuant to the All Stock Election, and will add or cause to be added to the shares deposited for cash pursuant to the All Cash Election, on a pro rata basis in relation to the total number of Indebancorp Shares deposited for CBI Common Shares pursuant to the All Stock Election, such whole number of Indebancorp Common Shares as may be necessary so that the resulting number of shares on deposit for cash, plus the total number of Dissenting Shares, is equal, as nearly as practicable, to thirty percent (30%) of the Indebancorp Common Shares;

(ii) All Indebancorp Common Shares that are added pursuant to Section 3.01(i) to the shares deposited for cash shall be converted into cash as provided by Section 3.01(b)(ii); and

(iii) Notice of such allocation shall be provided promptly to each shareholder whose Indebancorp Common Shares are added to the shares on deposit for cash pursuant to Section 3.01(i)(i).

(j) Fractional Shares. Notwithstanding any other provision hereof, no fractional CBI Common Shares and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Parent Merger. Each holder of Indebancorp Common Shares who would otherwise be entitled to receive a fractional CBI Common Share shall receive an amount equal to the product of (i) the fractional CBI Common Share interest to which such holder would otherwise be entitled (after taking into account all Indebancorp Common Shares held at the Effective Time by such holder), multiplied by (ii) the Average CBI Price.

(k) Waiver of Oversubscription. In the event that the elections made by Indebancorp shareholders pursuant to this Section 3.01 would result in a Cash Oversubscription as described in Section 3.01(h) or a Stock Oversubscription as described in Section 3.01(i), CBI may, at its sole option, elect to waive such Cash Oversubscription or Stock Oversubscription, in which case (i) no reduction or increase in the shares deposited for cash shall be made pursuant to Section 3.01(h) or Section 3.01(i) and (ii) the overall mix of Merger Consideration set forth in Section 3.01(a) shall be adjusted accordingly to reflect the waiver of the Stock Oversubscription or Cash Oversubscription, as applicable. Notwithstanding the foregoing, CBI will not waive the Cash Oversubscription pursuant to this Section 3.01(k) to the extent that the waiver of such Cash Oversubscription would prevent the tax opinions referred to in Section 7.01(f) from being rendered or would require an increase in the Share Exchange Ratio pursuant to 3.07(b) in order for such tax opinions to be rendered.

3.02    Rights as Shareholders; Share Transfers. At the Effective Time, holders of Indebancorp Common Shares shall cease to be, and shall have no rights as, shareholders of Indebancorp, other than (a) to receive any dividend or other distribution with respect to such Indebancorp Common Shares with a record date occurring prior to the Effective Time, (b) to receive the consideration provided under this Article III and (c) appraisal rights in the case of Dissenting Shares. After the Effective Time, there shall be no transfers on the stock transfer books of Indebancorp or the Surviving Corporation of any Indebancorp Common Shares.

3.03     Exchange Procedures.

(a) Exchange Fund. At or prior to the Effective Time, CBI shall deposit, or shall cause to be deposited, with Registrar and Transfer Company (in such capacity, the “Exchange Agent”), for the benefit of the holders of certificates formerly representing Indebancorp Common Shares (“Old Certificates”), for exchange in accordance with this Article III, certificates representing CBI Common Shares (“New Certificates”) and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with a record date occurring on or after the Effective Time with respect thereto (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the “Exchange Fund”) to be paid pursuant to this Article III in exchange for outstanding Indebancorp Common Shares.

(b) Transmittal Materials. As promptly as practicable after the Effective Time, CBI shall send or cause to be sent to each holder of record of an Old Certificate which was not deposited with the Exchange Agent pursuant to Section 3.01(f) transmittal materials for use in exchanging such shareholder’s Old Certificates for the consideration set forth in this Article III. CBI shall cause the New Certificates into which shares of a shareholder’s Indebancorp Common Shares are converted at the Effective Time and/or any check in respect of cash to be paid as part of the Merger Consideration and in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such shareholder upon delivery to the Exchange Agent of Old Certificates representing such Indebancorp Common Shares owned by such shareholder. No interest will be paid on any such cash to be paid in exchange for Indebancorp Common Shares or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery.

(c) Lost Certificates. If there shall be delivered to the Exchange Agent by any person who is unable to produce any Old Certificate for surrender to the Exchange Agent in accordance with this Article III:

(i) Evidence to the reasonable satisfaction of the Surviving Corporation that such Old Certificate has been lost, wrongfully taken, or destroyed;

(ii) A bond in such amount as the Surviving Corporation or the Exchange Agent may reasonably request as indemnity against any claim that may be made against the Surviving Corporation and/or the Exchange Agent with respect to such Old Certificate; and

(iii) Evidence to the reasonable satisfaction of the Surviving Corporation that such person was the owner of the Indebancorp Common Shares represented by each such Old Certificate claimed by him or her to be lost, wrongfully taken or destroyed and that he or she is the person who would be entitled to present such Old Certificate for exchange pursuant to this Agreement;

then the Exchange Agent, in the absence of actual notice to it that any Indebancorp Common Shares represented by any Old Certificate has been acquired by a bona fide purchaser, shall deliver to such person the cash and/or CBI Common Shares (and cash in lieu of fractional CBI Common Share interests, if any) that such person would have been entitled to receive upon surrender of each such lost, wrongfully taken or destroyed Old Certificate.

(d) Dividends and Distributions. No dividends or other distributions with respect to CBI Common Shares with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing Indebancorp Common Shares converted in the Parent Merger into the right to receive shares of such CBI Common Shares until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in this Section 3.03(d). After becoming so entitled in accordance with this Section 3.03(d), the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable after the Effective Time with respect to shares of CBI Common Shares such holder had the right to receive upon surrender of the Old Certificates.

(e) Release of Exchange Fund. Any portion of the Exchange Fund that remains unclaimed by the shareholders of Indebancorp for six (6) months after the Effective Time shall be paid to CBI. Any shareholders of Indebancorp who have not theretofore complied with this Article III shall thereafter look only to CBI for payment of the Merger Consideration or cash in lieu of fractional shares without any interest thereon. Notwithstanding the foregoing, neither the Exchange Agent nor CBI shall be liable to any former holder of Indebancorp Common Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

3.04    [Reserved].

3.05    Anti-Dilution Provisions and Other Adjustments. In the event CBI changes (or establishes a record date for changing) the number of CBI Common Shares issued and outstanding between the date hereof and the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, split up, combination, exchange of shares, readjustment or similar transaction with respect to the outstanding CBI Common Shares, the Share Exchange Ratio shall be proportionately adjusted.

3.06    Dissenting Shares. Anything contained in this Agreement or elsewhere to the contrary notwithstanding, any holder of an outstanding Indebancorp Common Share that seeks relief as a dissenting shareholder under Section 1701.85 of the OGCL shall thereafter have only such rights (and shall have such obligations) as are provided in Section 1701.85 of the OGCL, and the Surviving Corporation shall be required to deliver only such cash payments to which the Dissenting Shares are entitled pursuant to Section 1701.85 of the OGCL. If any holder of Dissenting Shares shall forfeit such right to payment of the fair value under Section 1701.85 of the OGCL, each holder’s Dissenting Shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without interest, in the form of CBI Common Shares or cash, as determined by the Surviving Corporation.

3.07    Tax Consequences.

(a) For federal income tax purposes, the Parent Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Department regulation section 1.368-2(g).

(b) Notwithstanding anything in this Agreement to the contrary, if either tax opinion referred to in Section 7.01(f) cannot be rendered (as reasonably determined, in each case, by the counsel charged with giving such opinion) as a result of the Parent Merger potentially failing to satisfy the “continuity of interest” requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the Code, then CBI may, at its sole option, increase the Share Exchange Ratio to the minimum extent necessary to enable the relevant tax opinions to be rendered.

ARTICLE IV

Actions Pending Consummation of Merger

4.01    Forbearances of Indebancorp. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, without the prior written consent of CBI, Indebancorp shall not, and shall cause its Subsidiary not to:

(a) Ordinary Course. Conduct the business of Indebancorp and its Subsidiary other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their respective business organizations and assets and maintain their respective rights, franchises and existing relations with customers, suppliers, employees and business associates, or voluntarily take any action which, at the time taken, is reasonably likely to have an adverse effect upon Indebancorp’s ability to perform any of its material obligations under this Agreement or prevent or materially delay the consummation of the transactions contemplated by this Agreement, or enter into any new line of business or materially change its lending, investment, underwriting, risk, asset liability management or other banking and operating policies, except as required by applicable law or policies imposed by any Governmental Authority.

(b) Capital Stock. Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional Indebancorp Common Shares or any Rights, (ii) enter into any agreement with respect to the foregoing, (iii) permit any additional Indebancorp Common Shares to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights, or (iv) effect any recapitalization, reclassification, stock split, or similar change in capitalization.

(c) Dividends, Etc. (i) Except for “Permitted Dividends” make, declare, pay or set aside for payment any dividend or distribution on any shares of its capital stock or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock. For purposes of this Section 4.01(c) “Permitted Dividends” shall mean (A) dividends from wholly-owned Subsidiaries to Indebancorp, (B) the payment of a dividend on Indebancorp Common Shares during the month of June 2013, equal to $0.35 per share (the “June Dividend”) and (C) the payment of an additional dividend on Indebancorp Common Shares during the month of December 2013, in an amount not to exceed the lesser of (I) twenty-five percent (25%) of Indebancorp’s annualized net income per share for the eleven months ending on November 30, 2013 less the amount of the June Dividend, or (II) $0.35 per Indebancorp Common Share. In connection with the declaration of any Permitted Dividend by Indebancorp in December of 2013, Indebancorp shall coordinate its record date with CBI, which shall be subsequent to the record date for CBI’s normal December dividend on its Common Shares, such that the shareholders of Indebancorp shall receive either a dividend from Indebancorp or CBI, but not both.

(d) Compensation; Employment Agreements; Etc. Enter into, modify, amend, renew or terminate any employment, consulting, severance, retention, change in control, or similar agreements or arrangements with any director, officer or employee of Indebancorp or its Subsidiary, hire or engage any full-time employee or consultant, other than as replacements for positions then existing, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) as Previously Disclosed, (ii) for changes that are required by applicable law, or (iii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof.

(e) Benefit Plans. Enter into, establish, adopt, amend, modify or terminate (except (i) as may be required by applicable law, (ii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof, (iii) as contemplated by this Agreement or as Previously Disclosed or (iv) the regular annual renewal of insurance contracts) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, change in control, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Indebancorp or its Subsidiary, or take any action to accelerate the payment of benefits or the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

(f) Dispositions. Sell, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its assets, deposits, businesses or properties except in the ordinary course of business for full and fair consideration actually received.

(g) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other Person.

(h) Governing Documents. Amend the Indebancorp Articles, the Indebancorp Code or the articles of incorporation, code of regulations, constitution or similar governing documents of National Bank.

(i) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

(j) Material Contracts. Except in the ordinary course of business consistent with past practice, enter into or terminate any Material Contract (as defined in Section 5.03(k)) or amend or modify in any material respect any of its existing Material Contracts.

(k) Claims. Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding which does not involve precedent for other material claims, actions or proceedings and which involves solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to Indebancorp and its Subsidiary, taken as a whole.

(l) Adverse Actions. (i) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or (ii) knowingly take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Merger set forth in Article VII not being satisfied or (C) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or by any Governmental Authority.

(m) Risk Management. Except pursuant to applicable law or as required by any Governmental Authority, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk; or (iv) fail to follow its existing policies or practices with respect to managing its fiduciary risks.

(n) Borrowings. Borrow or agree to borrow any funds, including but not limited to pursuant to repurchase transactions, or directly or indirectly guarantee or agree to guarantee any obligations of any other Person, except in each case in the ordinary course of business and with a final maturity of less than one year.

(o) Indirect Loans. Make or purchase any indirect or brokered loans, excluding the purchase of loans from or through Cummings Mortgage on terms and conditions consistent with past practices.

(p) Capital Expenditures. Except as Previously Disclosed, make any capital expenditure or capital additions or improvements which individually exceed $5,000 or in the aggregate exceed $25,000.

(q) Lending. (i) Change its loan policies or procedures as in effect as of the date hereof, except as required by any Governmental Authority; or (ii) originate or issue a commitment to originate any (A) residential loan in a principal amount in excess of $200,000, other than residential loans originated for sale in the secondary market, or (B) commercial loan in a principal amount in excess of $200,000; provided, however, that CBI shall be deemed to have consented to any such loan referred to in this clause (ii) if National Bank shall have submitted to CBI an electronic copy of the loan file for review by CBI and CBI shall not have objected to such loan (which objection may be delivered electronically) within the deadline specified for approval as set forth in the submission from National Bank (which deadline for approval shall not be less than twenty-four (24) hours following the submission from National Bank).

(r) Taxes. (i) Fail to prepare and file or cause to be prepared and filed in a timely manner consistent with past practice all Tax Returns that are required to be filed (with extensions) at or before the Effective Time; (ii) fail to pay any Tax shown as due, or required to be shown as due, on any such Tax Return; or (iii) make, change or revoke any Tax election or Tax accounting method, file any amended Tax return, settle any Tax claim or assessment or consent to the extension or waiver of any statute of limitations with respect to Taxes (or offer or agree to do any of the foregoing or surrender its rights to do any of the foregoing or to claim any refund of Taxes or file any amended Tax Return).

(s) Banking Operations and Facilities. (i) Enter into any new material line of business; (ii) change its lending, investment, underwriting, risk and asset liability management or other banking and operating policies, except as required by law or any Governmental Authority; (iii) open, close or relocate any offices at which business is conducted (including any ATMs); or (iv) fail to use commercially reasonable efforts to maintain and keep their respective properties and facilities in their present condition and working order, ordinary wear and tear excepted.

(t) Interest Rates. Increase or decrease the rate of interest paid on deposits, except in a manner consistent with past practices in relation to rates prevailing in the relevant market.

(u) Foreclosures. Foreclose upon or otherwise take title to or possession or control of any real property or owner thereof without first obtaining a Phase I Environmental Site Assessment of the property that satisfies the applicable requirements and standards of the Comprehensive Environmental Response, Compensation, and Liability Act which indicates that the property is free of Hazardous Material; provided, however, that no such report shall be required to be obtained with respect to single family residential real property of one acre or less to be foreclosed upon unless Indebancorp or its Subsidiary has reason to believe such real property may contain any Hazardous Material.

(v) Deposit Liabilities. Cause any material adverse change in the amount or general composition of deposit liabilities other than in the ordinary course of business.

(w) Derivative Transactions. Enter into any Derivative Transaction.

(x) Commitments. Agree or commit to do any of the foregoing.

4.02    Forbearances of CBI. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, without the prior written consent of Indebancorp, CBI shall not, and shall cause each of its Subsidiaries not to:

(a) Ordinary Course. (i) Conduct the business of CBI and its Subsidiaries other than in the ordinary and usual course, (ii) fail to use reasonable efforts to preserve intact their respective business organizations and assets and maintain their respective rights, franchises and existing relations with customers, suppliers, employees and business associates, or (iii) voluntarily take any other action, if such conduct, failure or action is reasonably likely to have an adverse effect upon CBI’s ability to perform any of its material obligations under this Agreement or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

(b) Adverse Actions. (i) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or (ii) knowingly take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Merger set forth in Article VII not being satisfied or (C) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or by any Governmental Authority; provided, however, that nothing contained herein shall limit the ability of CBI to exercise its rights under the Voting Agreement.

(c) Governing Documents. Amend the CBI Articles or the CBI Code in a manner that would adversely affect the economic or other benefits of the Merger to the holders of the Indebancorp Common Shares.

(d) Commitments. Agree or commit to do any of the foregoing.

ARTICLE V

Representations and Warranties

5.01    Disclosure Schedules. On or prior to the date hereof, CBI delivered to Indebancorp a schedule, and Indebancorp delivered to CBI a schedule (each respectively, its “Disclosure Schedule”), setting forth, among other things, items, the disclosure of which are necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 or 5.04 or to one or more of its respective covenants contained in Article IV; provided, however, that the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to have or result in a Material Adverse Effect on the party making the representation.

5.02    Standard. No representation or warranty of Indebancorp or CBI contained in Section 5.03 or 5.04 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 or 5.04, has had, or is reasonably likely to have, a Material Adverse Effect.

5.03    Representations and Warranties of Indebancorp. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed in a Section of its Disclosure Schedule corresponding to the relevant Section below, Indebancorp hereby represents and warrants to CBI that the following are true and correct:

(a) Organization, Standing and Authority. Indebancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and is duly qualified to do business and is in good standing in the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Indebancorp is registered as a bank holding company under the BHCA. National Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America. National Bank is duly qualified to do business and is in good standing in any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

(b) Capital Structure of Indebancorp. As of the date of this Agreement, the authorized capital stock of Indebancorp consists solely of (i) 5,000,000 Indebancorp Common Shares, of which 519,082 shares are outstanding; and (ii) 1,000,000 serial preferred shares, without par value (“Preferred Shares”), none of which is outstanding. As of the date of this Agreement, 14,166 shares of Treasury Stock were held by Indebancorp or otherwise owned by Indebancorp or its Subsidiary. The outstanding Indebancorp Common Shares have been duly authorized, are validly issued and outstanding, fully paid and nonassessable, and are not subject to any preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof and except as Previously Disclosed in its Disclosure Schedule, (A) there are no Indebancorp Common Shares or Preferred Shares authorized and reserved for issuance, (B) Indebancorp does not have any Rights issued or outstanding with respect to Indebancorp Common Shares or Preferred Shares, and (C) Indebancorp does not have any commitment to authorize, issue or sell any Indebancorp Common Shares or Preferred Shares, or Rights with respect thereto, except pursuant to this Agreement.

(c) Subsidiaries.

(i)(A) National Bank is the only Subsidiary of Indebancorp, (B) except as Previously Disclosed, Indebancorp owns, directly or indirectly, all of the issued and outstanding equity securities of its Subsidiary, (C) no equity securities of its Subsidiary are or may become required to be issued by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which such Subsidiary is or may be bound to sell or otherwise transfer any equity securities of such Subsidiary, (E) there are no contracts, commitments, understandings, or arrangements relating to Indebancorp’s rights to vote or to dispose of such securities and (F) all of the equity securities of such Subsidiary held by Indebancorp are fully paid and nonassessable (except pursuant to 12 U.S.C. Section 55) and are owned by Indebancorp free and clear of any Liens.

(ii) Except as Previously Disclosed, Indebancorp does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind, other than National Bank.

(iii) National Bank is an “insured depository institution” as defined in the Federal Deposit Insurance Act and applicable regulations thereunder and is a member of the Federal Home Loan Bank of Cincinnati.

(iv) Except as Previously Disclosed, no Subsidiary of Indebancorp owns beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind, other than, in the case of National Bank, its stock of the Federal Home Loan Bank of Cincinnati.

(v) National Bank is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and is in good standing in any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

(d) Corporate Power. Each of Indebancorp and its Subsidiary has full corporate power and authority to carry on its business as it is now being conducted and to own all of its properties and assets. Subject to the adoption of this Agreement by the holders of the requisite two-thirds (2/3) of the outstanding Indebancorp Common Shares entitled to vote thereon (the “Indebancorp Shareholder Adoption”) and the approval of this Agreement and the Merger by applicable Regulatory Authorities, Indebancorp has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, and National Bank has the corporate power and authority to consummate the Subsidiary Merger in accordance with the terms of this Agreement.

(e) Corporate Authority; Authorized and Effective Agreement. Subject to the Indebancorp Shareholder Adoption, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Indebancorp and the Indebancorp Board prior to the date of this Agreement. The Bank Merger Agreement, when executed by National Bank, shall have been approved by the Board of Directors of National Bank and by Indebancorp, as the sole shareholder of National Bank. This Agreement is a valid and legally binding obligation of Indebancorp, enforceable against Indebancorp in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(f) Regulatory Approvals; No Defaults.

(i) Except as Previously Disclosed, no consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Indebancorp or its Subsidiary in connection with the execution, delivery or performance by Indebancorp of this Agreement or the consummation of the transactions contemplated hereby, including the Merger, except for (A) the filing of applications, notices and the Bank Merger Agreement, as applicable, with federal and state banking authorities to approve the transactions contemplated by the Agreement, (B) the filings with the SEC and state securities authorities, (C) the filings of the certificate of merger with the OSS pursuant to the OGCL, and (D) the receipt of the approvals set forth in Section 7.01(b). As of the date hereof, Indebancorp has no Knowledge of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

(ii) Subject to the Indebancorp Shareholder Adoption, the receipt of the approvals set forth in Section 7.01(b), the expiration of related regulatory waiting periods, and the required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, do not and will not (A) result in a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Indebancorp or of its Subsidiary or to which Indebancorp or its Subsidiary or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Indebancorp Articles or the Indebancorp Code or (C) except as Previously Disclosed in Indebancorp’s Disclosure Schedule, require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

(g) Financial Statements; Material Adverse Effect; Internal Controls.

(i) Indebancorp has delivered or will deliver to CBI (a) audited consolidated financial statements for each of the fiscal years ended December 31, 2008, 2009, 2010, 2011 and 2012, respectively, consisting of consolidated balance sheets and the related consolidated statements of income and shareholders’ equity and cash flows for the fiscal years ended on such date, including the footnotes thereto and the report prepared with respect thereto by BKD, LLP, Indebancorp’s independent registered public accounting firm, and (b) unaudited consolidated financial statements for the interim period ended March 31, 2013, consisting of balance sheets and the related statements of income (collectively, “Indebancorp’s Financial Statements”). Indebancorp’s Financial Statements, as of the dates thereof and for the periods covered thereby, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods indicated, and fairly present the financial position of Indebancorp and its Subsidiary as of the dates thereof and the results of operations and cash flows for the periods indicated, subject in the case of the interim financial statements to normal year-end adjustments and the absence of notes thereto. Except as set forth in Indebancorp’s Financial Statements or as Previously Disclosed in Indebancorp’s Disclosure Schedule, Indebancorp and its Subsidiary have no liabilities or obligations as of the date hereof, other than liabilities and obligations that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on Indebancorp or National Bank.

(ii) Since December 31, 2012, Indebancorp and its Subsidiary have not incurred any material liability not disclosed in Indebancorp’s Financial Statements.

(iii) Since December 31, 2012, (A) Indebancorp and its Subsidiary have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding matters related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Indebancorp.

(iv) Management of Indebancorp has established and maintains a system of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including policies and procedures that (A) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Indebancorp and its Subsidiary; (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, and that receipts and expenditures of Indebancorp and its Subsidiary are being made only in accordance with authorizations of management and directors of Indebancorp and its Subsidiary; and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of Indebancorp and its Subsidiary that could have a material effect on the financial statements. Indebancorp has provided to CBI access to all documentation related to Indebancorp’s internal control over financial reporting. Since December 31, 2012, neither Indebancorp nor its Subsidiary nor, to Indebancorp’s Knowledge, any director, officer, employee, auditor, accountant or representative of Indebancorp or its Subsidiary has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Indebancorp or its Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Indebancorp or its Subsidiary has engaged in questionable accounting or auditing practices.

(h) Litigation. Except as Previously Disclosed, no litigation, claim or other proceeding before any court or governmental agency is pending against Indebancorp or its Subsidiary and, to Indebancorp’s Knowledge, no such litigation, claim or other proceeding has been threatened. Except as Previously Disclosed, there is no judgment, decree, injunction, rule or order of any Governmental Authority outstanding against Indebancorp or its Subsidiary.

(i) Regulatory Matters.

(i) Except as Previously Disclosed, neither Indebancorp nor its Subsidiary or any of their respective properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from (any of the foregoing, a “Regulatory Order”), any federal or state Governmental Authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including, without limitation, the OCC, the FDIC and the ODFI) or the supervision or regulation of it or its Subsidiary (collectively, the “Regulatory Authorities”).

(ii) Except as Previously Disclosed, neither Indebancorp nor its Subsidiary has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

(j) Compliance with Laws. Except as Previously Disclosed, each of Indebancorp and its Subsidiary:

(i) since January 1, 2010, has been and is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto, including those relating to the conduct of trust activities or to the employees conducting such businesses, including, without limitation, the Patriot Act, the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Financial Services Modernization Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

(ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities and Regulatory Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Indebancorp’s Knowledge, no suspension or cancellation of any of them is threatened;

(iii) has not received, since December 31, 2008, any notification or communication from any Governmental Authority (A) asserting that Indebancorp or its Subsidiary is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to Indebancorp’s Knowledge, do any grounds for any of the foregoing exist); and

(iv) since January 1, 2012, has conducted any finance activities (including, without limitation, mortgage banking and mortgage lending activities and consumer finance activities) in compliance with all applicable statutes and regulations regulating the business of consumer lending, including, without limitation, state usury laws, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Consumer Credit Protection Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Homeowners Ownership and Equity Protection Act, the Fair Debt Collections Act and other federal, state, local and foreign laws regulating lending (“Finance Laws”), and with all applicable origination, servicing and collection practices with respect to any loan or credit extension by such entity; and there is no pending or, to the Knowledge of the Company, threatened charge by any Governmental Authority that any of the Company and its Subsidiary has violated, nor any pending or, to the Knowledge of the Company, threatened investigation by any Governmental Authority with respect to possible violations of, any applicable Finance Laws.

(k) Material Contracts; Defaults.

(i) Except as set forth in Indebancorp’s Disclosure Schedule, neither Indebancorp nor its Subsidiary is a party to or is bound by any contract of the following types as of the date of this Agreement, nor is any such contract presently being negotiated or discussed:

(A) Any contract involving commitments to others to make capital expenditures or purchases or sales in excess of $5,000 in any one case or $25,000 in the aggregate in any period of twelve (12) consecutive months;

(B) Any contract relating to any direct or indirect indebtedness of Indebancorp or its Subsidiary for borrowed money (including loan agreements, lease purchase arrangements, guarantees, agreements to purchase goods or services or to supply funds or other undertakings relating to the extension of credit), or any conditional sales contracts, equipment lease agreements and other security arrangements with respect to personal property with an obligation in excess of $5,000 in any one case or $25,000 in the aggregate in any period of twelve (12) consecutive months;

(C) Any employment, severance, consulting or management services contract or any confidentiality or nondisclosure contract with any director, officer, employee or consultant of Indebancorp or its Subsidiary;

(D) Any contract containing covenants limiting the freedom of Indebancorp or its Subsidiary to compete in any line of business or with any Person or in any area or territory;

(E) Any partnership, joint venture, limited liability company arrangement or other similar agreement;

(F) Any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, issuance, or other plan or arrangement for the benefit of Indebancorp’s or its Subsidiary’s current or former directors, officers, employees or consultants;

(G) Any license agreement, either as licensor or licensee, or any other contract of any type relating to any intellectual property, except for license agreements relating to off-the-shelf software or software components pursuant to a non-negotiable standard form or “shrink wrap” license agreement;

(H) Any contract with any director, officer, employee or consultant of Indebancorp or its Subsidiary or any Associate of any such director, officer, employee or consultant, or any arrangement under which Indebancorp or its Subsidiary has advanced or loaned any amount to any of their respective directors, officers, employees and consultants or any of their respective Associates;

(I) Any contract, whether exclusive or otherwise, with any sales agent, representative, franchisee or distributor;

(J) Other than this Agreement and any ancillary agreements being executed in connection with this Agreement, any contract providing for the acquisition or disposition of any portion of the assets, properties or securities of Indebancorp or its Subsidiary;

(K) Any contract that requires the payment of royalties;

(L) Any contract under which the consequences of a breach, violation or default would reasonably be expected to have a Material Adverse Effect on the business of Indebancorp or its Subsidiary as presently conducted;

(M) Any contract pursuant to which Indebancorp or its Subsidiary has any obligation to share revenues or profits derived from Indebancorp or its Subsidiary with any other Person;

(N) Any contract between (i) Indebancorp or its Subsidiary, on the one hand, and any officer, director, employee or consultant of Indebancorp or its Subsidiary, on the other hand, and (ii) Indebancorp or its Subsidiary, on the one hand, and any Associate or other Affiliate of any director, officer, employee or consultant of Indebancorp or its Subsidiary, on the other hand; and

(O) Any other legally binding contract not of the type covered by any of the other items of this Section 5.03(k) involving money or property and having an obligation in excess of $25,000 in the aggregate in any period of twelve (12) consecutive months or which is otherwise not in the ordinary course of business.

(ii) “Material Contracts” shall mean those contracts listed or required to be listed on Indebancorp’s Disclosure Schedule under Section 5.03(k). True, complete and correct copies of all of the Material Contracts have been made available to CBI. All of the Material Contracts are in full force and effect and are legal, valid, binding and enforceable in accordance with their terms (A) as to Indebancorp or its Subsidiary, as the case may be, and (B) to the Knowledge of Indebancorp, as to the other parties to such Material Contracts. Except as disclosed in Indebancorp’ Disclosure Schedule, Indebancorp and/or its Subsidiary, as applicable, and to the Knowledge of Indebancorp, each other party to the Material Contracts, has performed and is performing all material obligations, conditions and covenants required to be performed by it under the Material Contracts. Neither Indebancorp nor its Subsidiary, and to the Knowledge of Indebancorp, no other party, is in violation, breach or default of any material obligation, condition or covenant under any of the Material Contracts, and neither Indebancorp nor its Subsidiary, and to the Knowledge of Indebancorp, no other party, has received any notice that any of the Material Contracts will be terminated or will not be renewed. Neither Indebancorp nor its Subsidiary has received from or given to any other Person any notice of default or other violation under any of the Material Contracts, nor, to the Knowledge of Indebancorp, does any condition exist or has any event occurred which with notice or lapse of time or both would constitute a default under any of the Material Contracts.

(l) Brokerage and Finder’s Fees. Except for the fees payable under a joint engagement letter with Austin Associates, LLC and Investment Bank Services, neither Indebancorp nor its Subsidiary has engaged or employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder’s fee, commission or other similar form of compensation (including any break-up or termination fee) in connection with this Agreement or the transactions contemplated hereby.

(m) Employee Benefit Plans. Except as Previously Disclosed:

(i) Section 5.03(m) of Indebancorp’s Disclosure Schedule contains a complete and accurate list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment, retention, change in control, severance agreements, and all similar practices, policies and arrangements for the benefit of any employee or former employee (the “Employees”), consultant or former consultant (the “Consultants”) or director or former director (the “Directors”) of Indebancorp or its Subsidiary in which Indebancorp or its Subsidiary participates, sponsors or contributes, or under which Indebancorp or its Subsidiary has any present or future liability (the “Compensation and Benefit Plans”). Neither Indebancorp nor its Subsidiary has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan (except as may be required by applicable law, as contemplated by the terms of this Agreement or pursuant to the annual renewal and open enrollment for group health plans or other insurance plans).

(ii) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Pension Plan”) and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the Internal Revenue Service (“IRS”), or is maintained pursuant to a pre-approved prototype or volume submitter plan which has received a favorable opinion letter from the IRS, and to the Knowledge of Indebancorp, no circumstances exist which are likely to result in revocation of any such favorable determination or opinion letter. There is no pending or, to the Knowledge of Indebancorp, threatened legal action, suit or claim relating to the Compensation and Benefit Plans (other than routine claims for benefits). Neither Indebancorp nor its Subsidiary has, to the knowledge of Indebancorp, engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject Indebancorp or its Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

(iii) None of the Compensation and Benefit Plans is subject to Title IV of ERISA. No liability under Title IV of ERISA has been or is expected to be incurred by Indebancorp or its Subsidiary with respect to any terminated “single-employer plan”, within the meaning of Section 4001(a)(15) of ERISA, formerly maintained by any of them, or any single-employer plan of any entity (an “ERISA Affiliate”) which is considered one employer with Indebancorp under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (an “ERISA Affiliate Plan”). None of Indebancorp, its Subsidiary or any ERISA Affiliate has contributed, or has been obligated to contribute, to either a defined benefit pension plan subject to Title IV of ERISA or to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a “reportable event”, within the meaning of Section 4043 of ERISA, has been required to be filed for any Compensation and Benefit Plan or by any ERISA Affiliate Plan. To the Knowledge of Indebancorp, there is no pending investigation or enforcement action by the U.S. Department of Labor (the “DOL”) or the IRS or any other governmental agency with respect to any Compensation and Benefit Plan.

(iv) All contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which Indebancorp or its Subsidiary was or is a party have been timely made or have been reflected on Indebancorp’s financial statements. Neither any Pension Plan nor any ERISA Affiliate Plan has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Pension Plan or ERISA Affiliate Plan have been made on or before their due dates. None of Indebancorp, its Subsidiary or any ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA.

(v) Neither Indebancorp nor its Subsidiary has any obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code, and each such Compensation and Benefit Plan may be amended or terminated without incurring liability thereunder. There has been no communication to Employees by Indebancorp or its Subsidiary that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

(vi) Indebancorp and its Subsidiary do not maintain any Compensation and Benefit Plans covering foreign (i.e., non-United States) Employees.

(vii) With respect to each Compensation and Benefit Plan, if applicable, Indebancorp has provided or made available to CBI, true and complete copies of existing: (A) Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments and insurance contracts; (C) the two most recent Forms 5500 filed with the IRS; (D) the most recent actuarial report and financial statement; (E) the most recent summary plan description; (F) forms filed with the PBGC (other than for premium payments); (G) the most recent determination letter issued by the IRS (if any); (H) any Form 5310 or Form 5330 filed with the IRS (if any); and (I) the most recent nondiscrimination tests performed under ERISA and the Code (including tests under Code Sections 401(k) and 401(m)).

(viii) Except as disclosed on Section 5.03(m) of Indebancorp’s Disclosure Schedule, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

(ix) Neither Indebancorp nor its Subsidiary maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the Treasury Department regulations issued thereunder.

(x) As a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of CBI, Indebancorp or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an “excess parachute payment” to an individual who is a “disqualified individual” (as such terms are defined in Section 280G of the Code) of Indebancorp on a consolidated basis, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

(xi) Each Compensation and Benefit Plan that is a “nonqualified deferred compensation plan,” as defined in Section 409A of the Code, complies with, and has been administered in compliance with, Section 409A of the Code and associated guidance.

(n) Labor Matters. Neither Indebancorp nor its Subsidiary is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Indebancorp or its Subsidiary the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Indebancorp or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or its Subsidiary pending or, to Indebancorp’s Knowledge, threatened, nor is Indebancorp aware of any activity involving its or its Subsidiary’s employees seeking to certify a collective bargaining unit or engaging in other organizational activity. Indebancorp and its Subsidiary are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours.

(o) Takeover Laws. Indebancorp has taken all action required to be taken by Indebancorp in order to exempt this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby are exempt from, (i) the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transaction,” “business combination” or other antitakeover laws and regulations of any state (collectively, “Takeover Laws”) applicable to it, including, without limitation, such Takeover Laws of the State of Ohio; and (ii) any applicable provisions of the Indebancorp Articles, the Indebancorp Code and/or the governing documents of National Bank.

(p) Environmental Matters. Neither the conduct nor the operation of Indebancorp or its Subsidiary nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated Environmental Laws and to Indebancorp’s Knowledge, no condition exists or has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. To Indebancorp’s Knowledge, neither Indebancorp nor its Subsidiary has received any notice from any person or entity that Indebancorp or its Subsidiary or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Hazardous Materials at, on, beneath, or originating from any such property.

(q) Tax Matters.

(i)(A) All Tax Returns that were or are required to be filed by or with respect to Indebancorp and its Subsidiary have been duly and timely filed, or an appropriate extension has been granted, and all such Tax Returns are true, correct and complete in all material respects, (B) all Taxes required to be shown to be due on the Tax Returns referred to in clause (i)(A) have been paid in full, and (C) no unexpired waivers of statutes of limitation have been given by or requested with respect to any Taxes of Indebancorp or its Subsidiary. Indebancorp has made available to CBI true and correct copies of the United States federal income Tax Returns filed by Indebancorp and its Subsidiary for each of the three (3) most recent fiscal years. Neither Indebancorp nor its Subsidiary has or will have any liability with respect to any Taxes in excess of (i) the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) that are reflected on the face of Indebancorp’s Financial Statements (rather than in any notes thereto), or that have arisen in the ordinary course of business since December 31, 2012 and (ii) that reserve as adjusted for the passage of time through the Effective Date in accordance with the past custom and practice of each of Indebancorp or its Subsidiary in filing its Tax Returns. There are no Liens for Taxes upon the assets of Indebancorp or its Subsidiary other than Liens for current Taxes not yet due and payable. As of the date hereof, neither Indebancorp nor its Subsidiary has Knowledge of any conditions which exist or which may fail to exist that might prevent or impede the Parent Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(ii) Neither Indebancorp nor its Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Each of Indebancorp and its Subsidiary has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

(iii) Indebancorp and its Subsidiary have withheld or collected and paid over to the appropriate Governmental Authorities, or are properly holding for such payment, all Taxes required by law to be withheld or collected.

(iv) No claim has ever been made by any Governmental Authority in a jurisdiction where Indebancorp or its Subsidiary does not file Tax Returns that Indebancorp or such Subsidiary is or may be subject to taxation by that jurisdiction nor, to the Knowledge of Indebancorp, is there any factual basis for any such claim.

(v) Neither Indebancorp nor its Subsidiary has applied for any ruling from any Governmental Authority with respect to Taxes or entered into a closing agreement (or similar arrangement) since December 31, 1996 with any Governmental Authority.

(vi) Except as Previously Disclosed, neither Indebancorp nor its Subsidiary has been audited by any Governmental Authority for taxable years ending on or subsequent to December 31, 2008, and, to the Knowledge of Indebancorp, no such audit or other proceeding has been threatened. Except as Previously Disclosed, no Governmental Authority has asserted, is now asserting, or, to the Knowledge of Indebancorp, is threatening to assert against Indebancorp or its Subsidiary any deficiency or claim for additional Taxes.

(vii) Neither Indebancorp nor its Subsidiary is a party to any Tax allocation or sharing agreement, nor does Indebancorp or its Subsidiary have any liability for the Taxes of any person (other than Indebancorp or a Subsidiary) under Section 1.1502-6 (or any similar provision of state, local, or foreign law) as a transferee or successor, by contract, or otherwise.

(viii) Except as Previously Disclosed, neither Indebancorp nor its Subsidiary has agreed to any extension of time with respect to any Tax Return or a Tax assessment or deficiency.

(ix) Neither Indebancorp nor its Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Effective Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Effective Date; (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); (iv) installment sale or open transaction disposition made on or prior to the Effective Date; or (v) prepaid amount received on or prior to the Effective Date.

(x) Neither Indebancorp nor its Subsidiary has ever been a member of an affiliated group of corporations, other than an affiliated group of which Indebancorp is or was the common parent.

(xi) Neither Indebancorp nor its Subsidiary has filed an election under Section 338(g) or 338(h)(10) of the Code.

(xii) Neither Indebancorp nor its Subsidiary owns an interest in any (A) domestic international sales corporation, (B) foreign sales corporation, (C) controlled foreign corporation, or (D) passive foreign investment company, as such terms are defined in the Code.

(xiii) There are no joint ventures, partnerships, limited liability companies, or other arrangements or contracts to which Indebancorp or its Subsidiary is a party that could be treated as a partnership for Tax purposes.

(xiv) Neither Indebancorp nor its Subsidiary has distributed stock of another Person or had its stock distributed by another Person in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(xv) Neither Indebancorp nor its Subsidiary has participated in a listed transaction within the meaning of Reg. Section 1.6011-4(b)(2) of the Treasury Regulations (or any predecessor provision) and neither Indebancorp nor its Subsidiary has been notified of, or to Indebancorp’s Knowledge has participated in, a transaction that is described as a “reportable transaction” within the meaning of Section 1.6011-4(b)(1) of the Treasury Regulations.

(r) Risk Management Instruments. Neither Indebancorp nor its Subsidiary is a party to or otherwise bound by any interest rate swaps, caps, floors, option agreements, futures or forward contracts or other similar risk management arrangements (collectively, “Derivative Transactions”).

(s) Books and Records. The books of account, minute books, stock record books, and other records of Indebancorp and its Subsidiary, all of which have been made available to CBI, are complete and correct in all material respects and have been maintained in accordance with sound business practices and, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of Indebancorp and its Subsidiary, including the maintenance of an adequate system of internal controls that is sufficient to provide reasonable assurances that transactions are executed in accordance with management’s authorization, that transactions are recorded as necessary, that access to assets is permitted only in accordance with management’s authorization, and that the recorded accountability for assets is compared at reasonable intervals and appropriate action is taken with respect to any differences. The minute books of Indebancorp and its Subsidiary contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Board of Directors, and committees of the Board of Directors of Indebancorp and its Subsidiary, and no meeting of any such shareholders, Board of Directors, or committee has been held for which minutes have been prepared and are not contained in such minute books, except for the minutes of the meetings of Indebancorp’s Board of Directors relating to the process leading to this Agreement and the transactions contemplated hereunder. The fiduciary books and records of National Bank from trust activities have been fully, properly and accurately maintained in all material respects, have been maintained in accordance with applicable fiduciary accounting practices and with no material inaccuracies or discrepancies of any kind contained or reflected therein, and such books and records fairly present the substance of trust events and transactions included therein.

(t) Insurance. Indebancorp’s Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by Indebancorp or its Subsidiary. Indebancorp and its Subsidiary are insured with reputable insurers against such risks and in such amounts as the management of Indebancorp reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; Indebancorp and its Subsidiary are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

(u) Properties. Section 5.03(u) of Indebancorp’s Disclosure Schedule lists and describes all real property, and any leasehold interest in real property, owned or held by Indebancorp or its Subsidiary and used in the business of Indebancorp or its Subsidiary. Indebancorp and its Subsidiary have good and (with respect to real property) marketable title, free and clear of all Liens, to all of the properties and assets, real and personal, reflected on the Indebancorp Financial Statements as being owned by Indebancorp as of March 31, 2013, or acquired after such date, except (i) statutory Liens for amounts not yet due and payable, (ii) pledges to secure deposits and other Liens incurred in the ordinary course of banking business, (iii) with respect to real property, such imperfections of title, easements, encumbrances, liens, charges, defaults or equitable interests, if any, as do not affect the use of properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, (iv) dispositions and encumbrances in the ordinary course of business, and (v) liens on properties acquired in foreclosure or on account of debts previously contracted. All leases pursuant to which Indebancorp or its Subsidiary, as lessee, leases real or personal property (except for leases that have expired by their terms or that Indebancorp or any such Subsidiary has agreed to terminate since the date hereof) are valid without default thereunder by the lessee or, to Indebancorp’s Knowledge, the lessor.

(v) Loans; Certain Transactions. Each loan reflected as an asset in the Indebancorp Financial Statements as of March 31, 2013, and each balance sheet date subsequent thereto (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. No obligor under any of such loans has asserted any claim or defense with respect to the subject matter thereof. Except as Previously Disclosed, as of March 31, 2013, National Bank is not a party to a loan, including any loan guaranty, with any director, executive officer or 5% shareholder of Indebancorp or its Subsidiary or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. All loans and extensions of credit that have been made by National Bank and that are subject to 12 C.F.R. Part 31, comply therewith.

(w) Allowance for Loan Losses. Except as set forth in Section 5.03(w) of Indebancorp’s Disclosure Schedule, there is no loan which was made by National Bank and which is reflected as an asset of Indebancorp or National Bank on Indebancorp’s Financial Statements that (i)(A) is 90 days or more delinquent, (B) has been classified by examiners (regulatory or internal) or by management of Indebancorp or National Bank as “Substandard,” “Doubtful,” “Loss” or “Special Mention,” or (C) has been identified by accountants or auditors (regulatory or internal) as having a significant risk of uncollectability. The allowance for loan losses reflected on Indebancorp’s Financial Statements was, as of each respective date, determined in accordance with generally accepted accounting principles consistently applied and in accordance with all rules and regulations applicable to

Indebancorp and its Subsidiary and was, as of the respective date thereof, adequate in all material respects under the requirements of generally accepted accounting principles and applicable regulatory requirements and guidelines to provide for reasonably anticipated losses on outstanding loans, net of recoveries.

(x) Repurchase Agreements. With respect to all agreements pursuant to which Indebancorp or its Subsidiary has purchased securities subject to an agreement to resell, if any, Indebancorp or such Subsidiary, as the case may be, has a valid, perfected first lien or security interest in or evidence of ownership in book entry form of the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

(y) Deposit Insurance. The deposits of National Bank are insured by the FDIC in accordance with The Federal Deposit Insurance Act (“FDIA”), and National Bank has paid all assessments and filed all reports required by the FDIA and under the National Housing Act prior to the enactment of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

(z) Bank Secrecy Act, Anti-Money Laundering and OFAC and Customer Information. Indebancorp has no Knowledge of, has not been advised in writing of, and has no reason to believe that any facts or circumstances exist, which would cause Indebancorp or its Subsidiary to be deemed (i) to be operating in violation of the Bank Secrecy Act, the Patriot Act, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering Law; or (ii) not to be in satisfactory compliance in any material respect with the applicable privacy and customer information requirements contained in any federal and state privacy Laws, including without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999. Indebancorp is not aware of any facts or circumstances that would cause Indebancorp to believe that any non-public customer information has been disclosed to or accessed by an unauthorized third party in a manner that would cause Indebancorp or its Subsidiary to undertake any material remedial action. The Indebancorp Board (or the board of directors of National Bank) has adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with Section 326 of the Patriot Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the Patriot Act and the regulations thereunder, and Indebancorp (or the appropriate Subsidiary) has complied in all material respects with any requirements to file reports and other necessary documents as required by the Patriot Act and the regulations thereunder.

(aa) CRA Compliance. Neither Indebancorp nor its Subsidiary has received any notice of non-compliance with the applicable provisions of the Community Reinvestment Act and the regulations promulgated thereunder, and National Bank has received a CRA rating of satisfactory or better from the OCC as a result of its most recent CRA examination. Neither Indebancorp nor its Subsidiary knows of any fact or circumstance or set of facts or circumstances which would be reasonably likely to cause Indebancorp or its Subsidiary to receive notice of non-compliance with such provisions or cause the CRA rating of National Bank to fall below satisfactory.

(bb) Related Party Transactions. Except as Previously Disclosed, neither Indebancorp nor its Subsidiary has entered into any transactions with any Affiliate or Associate of Indebancorp or its Subsidiary (or any Affiliate or Associate of any director, officer or employee of Indebancorp or its Subsidiary).

(cc) Prohibited Payments. Indebancorp and its Subsidiary have not, directly or indirectly: (i) made or agreed to make any contribution, payment or gift to any government official, employee or agent where either the contribution, payment or gift or the purpose thereof was illegal under the laws of any federal, state, local or foreign jurisdiction; (ii) established or maintained any unrecorded fund or asset for any purpose or made any false entries on the books and records of Indebancorp or its Subsidiary for any reason; (iii) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other Person, to any candidate for federal, state, local or foreign public office; or (iv) paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which in any manner relates to the assets, business or operations of Indebancorp or its Subsidiary, which Indebancorp or its Subsidiary knows or has reason to believe have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction.

(dd) Fairness Opinion. The Indebancorp Board has received the written opinion of Austin Associates, LLC to the effect that, as of the date hereof, the Merger Consideration is fair to the holders of Indebancorp Common Shares from a financial point of view.

(ee) Absence of Undisclosed Liabilities. Neither Indebancorp nor its Subsidiary has any liability (whether accrued, absolute, contingent or otherwise) that, either individually or when combined with all liabilities as to similar matters, would have a Material Adverse Effect on Indebancorp on a consolidated basis, except as disclosed in the Indebancorp Financial Statements.

(ff) Material Adverse Change. Except as Previously Disclosed, Indebancorp has not, on a consolidated basis, suffered a change in its business, financial condition or results of operations since December 31, 2012, that has had a Material Adverse Effect on Indebancorp.

(gg) Disclosure. The representations and warranties contained in this Section 5.03 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

5.04    Representations and Warranties of CBI. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed in a Section of its Disclosure Schedule corresponding to the relevant Section below, CBI hereby represents and warrants to Indebancorp that the following are true and correct:

(a) Organization, Standing and Authority. CBI is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. CBI is duly qualified to do business and is in good standing in the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. CBI is registered as a bank holding company under the BHCA. Croghan Bank is a state commercial bank duly organized, validly existing and in good standing under the laws of the State of Ohio. Croghan Bank is duly qualified to do business and is in good standing in the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

(b) CBI Common Shares.

(i) As of the date of this Agreement, the authorized capital stock of CBI consists of 6,000,000 CBI Common Shares, 1,678,630 of which CBI Common Shares are outstanding. As of the date of this Agreement, except as Previously Disclosed, CBI does not have any Rights issued or outstanding with respect to CBI Common Shares and CBI does not have any commitment to authorize, issue or sell any CBI Common Shares or Rights, except pursuant to this Agreement. The outstanding CBI Common Shares have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and are not subject to any preemptive rights (and were not issued in violation of any preemptive rights).

(ii) The CBI Common Shares to be issued in exchange for Indebancorp Common Shares in the Parent Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will not be subject to any preemptive rights.

(c) Ownership of Indebancorp Common Shares. As of the date of this Agreement, CBI and its Subsidiary are the beneficial owners of none of the outstanding Indebancorp Common Shares.

(d) Subsidiaries. Each of CBI’s Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and CBI owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries.

(e) Corporate Power. Each of CBI and its Subsidiaries has full corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets. Subject to the approval of this Agreement by the holders of the requisite two-thirds of the outstanding CBI Common Shares entitled to vote thereon (the “CBI Shareholder Adoption”) and the approval of this Agreement and the Merger by applicable Regulatory Authorities, CBI has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Voting Agreement and to consummate the transactions contemplated hereby and thereby.

(f) Corporate Authority; Authorized and Effective Agreement. Subject to the CBI Shareholder Adoption, this Agreement and the transactions contemplated hereby, including the Merger, have been authorized by all necessary corporate action of CBI and the CBI Board prior to the date hereof. The Bank Merger Agreement, when executed by Croghan Bank, shall have been approved by the Board of Directors of Croghan Bank and by CBI, as the sole shareholder of Croghan Bank. This Agreement is a valid and legally binding agreement of CBI, enforceable against CBI in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(g) Regulatory Approvals; No Defaults.

(i) Except as Previously Disclosed, no consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by CBI or any of its Subsidiaries in connection with the execution, delivery or performance by CBI of this Agreement or to consummate the Merger except for (A) the filing of applications, notices, and the Bank Merger Agreement, as applicable, with the federal and state banking authorities to approve the transactions contemplated by this Agreement; (B) the filing and declaration of effectiveness of the Registration Statement; (C) the filings of the certificate of merger with the OSS pursuant to the OGCL; (D) such filings as are required to be made or approvals as are required to be obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of CBI Common Shares in the Parent Merger; and (E) receipt of the approvals set forth in Section 7.01(b). As of the date hereof, CBI has no Knowledge of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

(ii) Subject to the approvals set forth in Section 7.01(b), the expiration of related regulatory waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) result in a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of CBI or of any of its Subsidiaries or to which CBI or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the CBI Articles or CBI Code, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

(h) Financial Statements; Material Adverse Effect; Internal Controls.

(i) CBI has delivered or will deliver to Indebancorp (a) audited consolidated financial statements for each of the fiscal years ended December 31, 2008, 2009, 2010, 2011 and 2012, respectively, consisting of consolidated balance sheets and the related consolidated statements of income and shareholders’ equity and cash flows for the fiscal years ended on such date, including the footnotes thereto and the report prepared with respect thereto by CliftonLarsonAllen LLP, CBI’s independent registered public accounting firm, and (b) unaudited consolidated financial statements for the interim period ended March 31, 2013, consisting of balance sheets and the related statements of income (collectively, “CBI’s Financial Statements”). CBI’s Financial Statements, as of the dates thereof and for the periods covered thereby, have been prepared: (i) in conformity with generally accepted accounting principles, consistently applied throughout the periods indicated, and fairly present the financial position of CBI and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods indicated, subject in the case of the interim financial statements to normal year-end adjustments and the absence of notes thereto, and (ii) with respect to the financial statements for each of the fiscal years ended December 31, 2008, 2009, 2010 and 2011, in conformity with applicable law and the regulations of the U.S. Securities and Exchange Commission applicable to companies with securities registered under section 12(g) of the Securities Exchange Act of 1934. Except as set forth in CBI’s Financial Statements or as Previously Disclosed in CBI’s Disclosure Schedule, CBI and its Subsidiaries have no liabilities or obligations as of the date hereof, other than liabilities and obligations that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on CBI or its Subsidiaries.

(ii) Since December 31, 2012, CBI and its Subsidiaries have not incurred any material liability not disclosed in CBI’s Financial Statements.

(iii) Since December 31, 2012, (A) CBI and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding matters related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events, is reasonably likely to have a Material Adverse Effect with respect to CBI.

(iv) Management of CBI has established and maintains a system of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including policies and procedures that (A) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of CBI and its Subsidiaries; (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, and that receipts and expenditures of CBI and its Subsidiaries are being made only in accordance with authorizations of management and directors of CBI and its Subsidiaries; and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of CBI and its Subsidiaries that could have a material effect on the financial statements. Management of CBI evaluated the effectiveness of CBI’s and its Subsidiaries’ internal controls over financial reporting as of the end of the fiscal years ended December 31, 2008, 2009, 2010 and 2011, and CBI has Previously Disclosed to Indebancorp (I) any significant deficiencies and material weaknesses in the design or operation of its internal controls over financial reporting which are reasonably likely to adversely affect CBI’s ability to record, process, summarize and report financial information and (II) any fraud, whether or not material, that involves management or other employees who have a significant role in CBI’s internal control over financial reporting. Since December 31, 2012, neither CBI nor its Subsidiaries nor, to CBI’s Knowledge, any director, officer, employee, auditor, accountant or representative of CBI or its Subsidiaries has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of CBI or its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that CBI or its Subsidiaries has engaged in questionable accounting or auditing practices.

(i) Litigation; Regulatory Action.

(i) No litigation, claim or other proceeding before any court or governmental agency is pending against CBI or any of its Subsidiaries and, to CBI’s Knowledge, no such litigation, claim or other proceeding has been threatened.

(ii) Neither CBI nor any of its Subsidiaries or any of their respective properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from a Regulatory Authority, nor has CBI or any of its Subsidiaries been advised by a Regulatory Authority that such agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

(j) Compliance with Laws. Except as Previously Disclosed, each of CBI and its Subsidiaries:

(i) since January 1, 2010, has been and is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Patriot Act, the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Financial Services Modernization Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

(ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities and Regulatory Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its Knowledge, no suspension or cancellation of any of them is threatened; and

(iii) has not received, since December 31, 2008, any notification or communication from any Governmental Authority (A) asserting that CBI or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to CBI’s Knowledge, do any grounds for any of the foregoing exist).

(k) Brokerage and Finder’s Fees. Except for the fees payable to Sterne, Agee & Leach, Inc., neither CBI nor its Subsidiary has engaged or employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder’s fee, commission or other similar form of compensation in connection with this Agreement or the transactions contemplated hereby.

(l) Tax Matters. (i) All Tax Returns that were or are required to be filed by or with respect to CBI and its Subsidiary have been duly and timely filed, or an appropriate extension has been granted, (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been paid in full, and all such Tax Returns are true, correct and complete in all material respects, and (iii) no unexpired waivers of statutes of limitation have been given by or requested with respect to any Taxes of CBI or its Subsidiaries. As of the date hereof, CBI has no reason to believe that any conditions exist that might prevent or impede the Parent Merger from qualifying as reorganization with the meaning of Section 368(a) of the Code.

(m) Books and Records. The books of account, minute books, stock record books, and other records of CBI and its Subsidiary are complete and correct in all material respects, have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act, and fairly present the substance of events and transactions included therein.

(n) Disclosure. The representations and warranties contained in this Section 5.04 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.

(o) Material Adverse Change. CBI has not, on a consolidated basis, suffered a change in its business, financial condition or results of operations since December 31, 2012, that has had a Material Adverse Effect on CBI.

(p) Cash Consideration. CBI has available to it sufficient funds to pay the aggregate cash consideration pursuant to Article III.

(q) Environmental Matters. Neither the conduct nor the operation of CBI or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated Environmental Laws and to CBI’s Knowledge, no condition exists or has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. To CBI’s Knowledge, neither CBI nor its Subsidiaries has received any notice from any person or entity that CBI or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Hazardous Materials at, on, beneath, or originating from any such property.

(r) Prohibited Payments. CBI and its Subsidiaries have not, directly or indirectly: (i) made or agreed to make any contribution, payment or gift to any government official, employee or agent where either the contribution, payment or gift or the purpose thereof was illegal under the laws of any federal, state, local or foreign jurisdiction; (ii) established or maintained any unrecorded fund or asset for any purpose or made any false entries on the books and records of CBI or its Subsidiaries for any reason; (iii) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other Person, to any candidate for federal, state, local or foreign public office; or (iv) paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which in any manner relates to the assets, business or operations of CBI or its Subsidiaries, which CBI or its Subsidiaries knows or has reason to believe have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction.

ARTICLE VI

Covenants

6.01    Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of Indebancorp and CBI shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

6.02    Shareholder Approvals. Indebancorp and CBI each shall take, in accordance with applicable law, the Indebancorp Articles and Indebancorp Code, and the CBI Articles and CBI Code, respectively, all action necessary to convene an appropriate meeting of its shareholders to consider and vote upon the adoption of this Agreement and any other matters required to be approved or adopted by Indebancorp’s and CBI’ shareholders for consummation of the Parent Merger (including any adjournment or postponement, the “Indebancorp Meeting” and the “CBI Meeting,” respectively), as promptly as practicable after the Registration Statement is declared effective. The Indebancorp Board shall recommend that its shareholders adopt this Agreement at the Indebancorp Meeting, unless otherwise necessary to fulfill the fiduciary duties of the Indebancorp Board, as determined by the Indebancorp Board in good faith after consultation with and based upon advice of independent legal counsel.

6.03    Registration Statement.

(a) CBI and Indebancorp shall cooperate and use their respective reasonable best efforts to prepare, within forty-five (45) days of execution of this Agreement, in accordance with all applicable laws, rules and regulations, and CBI shall file with the SEC: (i) a joint proxy statement/prospectus for distribution to the shareholders of CBI and Indebancorp in connection with the CBI Meeting and the Indebancorp Meeting (as amended and supplemented, the “Proxy Statement/Prospectus”) and (ii) a registration statement on Form S-1 relating to the offer and sale of the CBI Common Shares in connection with the merger (as amended and supplemented, the “Registration Statement”). The Proxy Statement/Prospectus will be included in and will constitute a part of the Registration Statement. The parties will cooperate with each other in connection with the preparation of the Registration Statement and the Proxy Statement/Prospectus. Each of Indebancorp and CBI shall use all reasonable efforts to cause the Proxy Statement/Prospectus to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof and CBI shall keep the Registration Statement effective as long as necessary to complete the transactions contemplated by this Agreement. CBI shall use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement. Indebancorp agrees to furnish to CBI all information concerning Indebancorp, its Subsidiary, officers, directors and shareholders as may be reasonably requested in connection with the foregoing.

(b) Indebancorp shall be provided with reasonable opportunity to review and comment on drafts of the Registration Statement and Proxy Statement/Prospectus (including each amendment or supplement thereto) and all responses to requests for additional information by and replies to comments of the SEC, prior to filing such with or sending such to the SEC. CBI shall provide Indebancorp with copies of all filings made and correspondence with the SEC. CBI shall include in any such documents or responses all comments reasonably proposed by Indebancorp as necessary to ensure compliance of such documents with all applicable laws, rules and regulations. CBI shall not file, mail or otherwise deliver such document or respond to the SEC over Indebancorp’s reasonable objection.

(c) None of the information supplied or to be supplied by Indebancorp or CBI, respectively, for inclusion or incorporation by reference in (i) the Registration Statement, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, shall contain any untrue statement of a material fact or shall omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto, at the date of mailing to the Indebancorp shareholders and the CBI shareholders and at the time of the Indebancorp Meeting and the CBI Meeting, as the case may be, shall contain any untrue statement of a material fact or shall omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement/Prospectus or any amendment or supplement thereto. If Indebancorp shall become aware prior to the Effective Time of any information furnished by Indebancorp that would cause any of the statements in the Proxy Statement/Prospectus to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, Indebancorp shall promptly inform CBI thereof. If CBI shall become aware prior to the Effective Time of any information furnished by CBI that would cause any of the statements in the Proxy Statement/Prospectus to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, CBI shall promptly inform Indebancorp thereof and to take the necessary steps to correct the Proxy Statement/Prospectus.

(d) CBI shall advise Indebancorp, promptly after CBI receives notice thereof, of (i) the receipt of any written or material oral communication from the SEC regarding the Registration Statement or Proxy Statement/Prospectus; (ii) the time when the Registration Statement has become effective or any supplement or amendment has been filed; (iii) the issuance of any stop order or the suspension of the qualification of CBI Stock for offering or sale in any jurisdiction; (iv) the initiation or threat of any proceeding for any such purpose; or (v) any request by the SEC for the amendment or supplement of the Registration Statement or the Proxy Statement/Prospectus or for additional information.

6.04    Press Releases. Upon the execution of this Agreement, CBI and Indebancorp shall issue a joint press release regarding this Agreement and the transactions contemplated hereby, which joint press release shall be subject to the prior approval of CBI and Indebancorp. Neither Indebancorp nor CBI will, without the prior approval of the other party, issue any other press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise may be required to be made by applicable law or regulation before such consent can be obtained.

6.05    Access; Information.

(a) Each of CBI and Indebancorp shall afford, upon reasonable notice and subject to applicable laws relating to the exchange of information, the other party and the other party’s officers, employees, counsel, accountants and other authorized representatives such access, during normal business hours throughout the period prior to the Effective Time, to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as such party may reasonably request in view of the relative interests of the parties in the transactions contemplated by this Agreement and, during such period, (i) shall furnish promptly to such party a copy of each material report, schedule and other documents filed by it pursuant to federal or state securities or banking laws and (ii) shall grant access to all other information concerning the business, properties and personnel of it as the other may reasonably request in view of the relative interests of the parties in the transactions contemplated by this Agreement. Without imitating the generality of the foregoing, during the period prior to the Effective Time, Indebancorp shall provide reasonable cooperation and access to CBI for purposes of coordinating (x) the conversion of Indebancorp’s facilities, data processing and fixed asset systems as of the Effective Date, (y) interviews and training of Indebancorp employees with regarding to CBI policies and procedures, and (z) product mapping and customer communications regarding products and services.

(b) Indebancorp shall invite two (2) representatives of CBI, which representatives shall be CBI directors and/or senior executive officers selected by CBI, to attend any Indebancorp and National Bank directors’ meeting held after the date of this Agreement; provided, however, that in no event shall such CBI Representatives be invited to or permitted to attend any portion of any executive session of Indebancorp or National Bank’s board or any meeting at which Indebancorp reasonably determines that such attendance is inconsistent with the fiduciary obligations of the Indebancorp or National Bank board, as applicable.

(c) Neither party shall, and will cause its representatives not to, use any information obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement and such information will be subject to the confidentiality provision of Section 6.17.

(d) In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party’s obligation to consummate the transactions contemplated by this Agreement.

(e) During the period from the date of this Agreement to the Effective Time, Indebancorp shall deliver to CBI the monthly and quarterly unaudited consolidated financial statements of Indebancorp prepared for its internal use and the report of condition and income of Indebancorp for each monthly and quarterly period completed prior to the Effective Date as the same shall become available.

6.06    Acquisition Proposals; Break Up Fee.

(a) Indebancorp shall not, and shall cause its Subsidiary and the officers, directors, employees, advisors and other agents of Indebancorp and its Subsidiary not to, directly or indirectly, take any action to solicit or initiate inquiries or proposals with respect to, or engage in negotiations concerning, or provide any confidential information to, any Person, other than CBI, relating to (i) any acquisition or purchase of all or substantially all of the assets of Indebancorp and/or its Subsidiary or (ii) any merger, consolidation or business combination with Indebancorp and/or its Subsidiary (hereinafter collectively referred to as an “Acquisition Proposal”); provided, however, that nothing contained in this section shall prohibit Indebancorp from furnishing information to, or entering into discussion or negotiations with, any Person which makes an unsolicited Acquisition Proposal if and to the extent that (A) the Indebancorp Board, after consultation with and based upon the advice of legal counsel, determines in good faith that such action is required to fulfill its fiduciary duties to the shareholders of Indebancorp under applicable law and (B) before furnishing such information to, or entering into discussions or negotiations with, such Person, Indebancorp provides immediate written notice to CBI of such action, the identity of the bidder and the substance of such Acquisition Proposal.

(b) In the event that Indebancorp and/or its Subsidiary executes a definitive agreement in respect of, or closes, an Acquisition Proposal, Indebancorp shall pay to CBI in immediately available funds the sum of $1,140,000 within ten (10) days after the earlier of such execution or closing.

6.07    Takeover Laws. No party hereto shall take any action that would cause the transactions contemplated by this Agreement or the Voting Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) this Agreement, the Voting Agreement and the transactions contemplated by this Agreement from or, if necessary, challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

6.08    Certain Policies. Before the Effective Time, Indebancorp shall, upon the request of CBI, (i) modify and change its loan, investment portfolio, asset liability management and real estate valuation policies and practices (including, but not limited to, loan classifications and levels of reserves) so that such policies and practices may be applied on a basis that is consistent with those of CBI and (ii) evaluate the need for any reserves including, but not limited to, reserves relating to any outstanding litigation, any Tax audits or any liabilities to be incurred upon cancellation of any contracts as a result of the Merger; provided, however, that Indebancorp shall not be obligated to take any such action pursuant to this Section 6.08 unless and until CBI acknowledges that all conditions to its obligation to consummate the Merger have been satisfied (including, but not limited to, the receipt of the regulatory approvals required by Section 7.01(b)) and certifies to Indebancorp that CBI’s representations and warranties, subject to Section 5.02, are true and correct as of such date and that CBI is otherwise in material compliance with this Agreement; provided further, however, that Indebancorp shall not be obligated to take any such action pursuant to this Section 6.08 if such action would be clearly inconsistent with generally accepted accounting principles, or if the Indebancorp Board determines in good faith after consultation with and based upon advice of legal counsel that such action would be contrary to applicable law or regulation or inconsistent with applicable fiduciary duties of the Indebancorp Board. Indebancorp’s representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 6.08.

6.09    Regulatory Applications.

(a) CBI and Indebancorp and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare, within forty-five (45) days of this Agreement, all applications and requests for regulatory approval, to timely effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. Each of CBI and Indebancorp shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, and shall be provided in advance so as to reasonably exercise its right to review in advance, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

(b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiary, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or its Subsidiary to any third party or Governmental Authority.

6.10    Employment Matters; Employee Benefits.

(a) General. It is understood and agreed that nothing in this Section 6.10 or elsewhere in this Agreement shall be deemed to be a contract of employment or be construed to give employees of Indebancorp and its Subsidiary any rights other than as employees at will under applicable law, and such employees shall not be deemed to be third-party beneficiaries of this Agreement. Employees of Indebancorp and/or its Subsidiary who become employees of CBI and/or its Subsidiaries as a result of the Merger (the “Continuing Employees”) shall, as determined by CBI, participate in either (i) Indebancorp’s Compensation and Benefit Plans (for so long as CBI determines necessary or appropriate) or (ii) the employee benefit plans sponsored by CBI for employees of CBI and its Subsidiaries, in which case such Continuing Employees will receive credit for their years of service with Indebancorp and its Subsidiary for participation and vesting purposes under CBI’s applicable plans, including credit for years of service and for seniority under vacation and sick pay plans and programs; provided, however, that as of the Effective Date the Continuing Employees shall not be subject to a reduction in the amount of paid vacation time off, except that no Continuing Employee shall be entitled to receive in excess of four (4) weeks per year of paid vacation time off following the Merger (such that any Continuing Employee who is entitled to receive in excess of four (4) weeks per year of paid vacation time off under Indebancorp’s vacation plan shall be entitled to receive four (4) weeks per year of vacation time off under CBI’s vacation plan). In addition, to the extent employees of Indebancorp or its Subsidiary participate in CBI’s group health plan (instead of continued participation in Indebancorp’s group health plan), CBI agrees to waive all restrictions and limitations for pre-existing conditions under CBI’s group health plan. In the event that, within 180 days after the Effective Date, an employee of Indebancorp or its Subsidiary (other than an employee who has a written agreement with Indebancorp or its Subsidiary which provides for severance benefits) is terminated by CBI, other than for cause (as determined by CBI), then such terminated employee of Indebancorp or its Subsidiary shall be entitled to receive from CBI (a minimum of four (4) weeks, and up to a maximum of twenty-six (26) weeks, of severance pay based upon a formula of two (2) weeks’ base pay for each year of service.

(b) Indebancorp 401(k) Plan. Prior to the Effective Date, but after the receipt of the last to be obtained of the Indebancorp Shareholder Adoption and the regulatory approvals required by Section 7.01(b) of this Agreement, the Indebancorp Board shall adopt a resolution approving the termination of Indebancorp’s 401(k) plan (the “Indebancorp 401(k) Plan”) effective as of a date immediately preceding the Effective Date, contingent upon the completion of the Parent Merger. Following the adoption of such resolution, Indebancorp shall (i) amend the Indebancorp 401(k) Plan to comply with all applicable laws and to carry out the intention of this Section 6.10(b), and (ii) begin the process of requesting from the IRS a determination that the Indebancorp 401(k) Plan remains qualified under Section 401(a) of the Code as of its termination (the “Determination Letter”). Following the receipt of the Determination Letter, but no earlier than the Effective Date, Indebancorp or the Surviving Corporation, as applicable, shall distribute benefits under the Indebancorp 401(k) Plan to plan participants. CBI agrees to take all steps necessary or appropriate to accept roll-overs of benefits from the Indebancorp 401(k) Plan to the CBI 401(k) plan for Continuing Employees.

(c) Indebancorp ESOP. Subject to the Code and applicable regulations, following the date of this Agreement, but after the receipt of the last to be obtained of the Indebancorp Shareholder Adoption and the regulatory approvals required by Section 7.01(b) of this Agreement, CBI and Indebancorp will (i) contingent upon the completion of the Parent Merger contemplated by this Agreement, terminate the Indebancorp Employee Stock Ownership Plan (the “Indebancorp ESOP”) and amend the Indebancorp ESOP to incorporate any additional provisions that are appropriate to facilitate termination and liquidation of the Indebancorp ESOP and that are required by then-effective law and (ii) submit an application to the IRS requesting a determination letter to the effect that the Indebancorp ESOP, as initially established and as subsequently amended to comply with laws enacted after the Indebancorp ESOP was established, complies with Section 401(a) of the Code and that termination and liquidation of the Indebancorp ESOP in accordance with its terms and the terms of this Agreement will not adversely affect the Indebancorp ESOP’s status under Section 401(a) of the Code. From and after the date of this Agreement, Indebancorp shall make no further contributions to the Indebancorp ESOP.

All Indebancorp Common Shares held by the trustee of the Indebancorp ESOP at the Effective Time shall be exchanged in accordance with the Election Form submitted by the Indebancorp ESOP trustee, subject to the allocation provisions of Section 3.01 of this Agreement.

After the Effective Time and while the determination letter application described above is pending, the current administrator of the Indebancorp ESOP, or another administrator selected by CBI (subject to consultation with the then-current trustee), shall continue to administer the Indebancorp ESOP, and the current trustee of the Indebancorp ESOP, or such other trustee(s) selected by CBI, shall continue to be the trustee of the Indebancorp ESOP subsequent to the Effective Time.

CBI and Indebancorp agree that the Indebancorp ESOP shall be amended to the extent necessary to facilitate termination and liquidation of the Indebancorp ESOP and to receive a favorable determination letter from the IRS as to the tax qualified status of the Indebancorp ESOP upon its termination under Section 401(a) of the Code (the “Final Determination Letter”). Following the receipt of the Final Determination Letter, but no earlier than the Effective Date, distributions of the account balances under the Indebancorp ESOP shall be made to the Indebancorp ESOP participants, as defined in the Indebancorp ESOP (the “ESOP Participants”), as soon as administratively feasible. From and after the date of this Agreement, in anticipation of such termination and distribution, Indebancorp prior to the Effective Time, and CBI after the Effective Time, shall use their best efforts to obtain the Final Determination Letter. In the event that Indebancorp prior to the Effective Time, or CBI after the Effective Time, reasonably determines that the Indebancorp ESOP cannot obtain a favorable Final Determination Letter, or that the amounts held therein cannot be applied, allocated or distributed without causing the Indebancorp ESOP to lose its tax qualified status, Indebancorp or CBI, as applicable, shall take such action as it may reasonably determine is necessary to preserve, to the extent possible, the tax status of the Indebancorp ESOP and its trust, the tax characterization of distributions to ESOP Participants and the liquidation of the Indebancorp ESOP trust. All ESOP Participants shall fully vest and have a nonforfeitable interest in their accounts under the Indebancorp ESOP determined as of the termination date.

(d) Express Assumption of Certain Benefit Agreements. CBI shall take such actions as Indebancorp shall reasonably request in order for CBI to effectively assume and discharge, in each case according to the terms thereof, all of Indebancorp’s obligations under Indebancorp’s Previously Disclosed director retirement agreements (including the contemplated amendments thereto as Previously Disclosed), director split dollar plan, executive salary continuation plan and executive split dollar plan.

6.11    Notification of Certain Matters. Each of Indebancorp and CBI shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

6.12    Accounting and Tax Treatment. Each of CBI and Indebancorp agrees not to take any actions subsequent to the date of this Agreement that would adversely affect the characterization of the Merger as a tax-free reorganization under Section 368(a) of the Code.

6.13    No Breaches of Representations and Warranties. Between the date of this Agreement and the Effective Time, without the written consent of the other party, each of CBI and Indebancorp will not do any act or suffer any omission of any nature whatsoever which would cause any of the representations or warranties made in Article V of this Agreement to become untrue or incorrect in any material respect.

6.14    Consents. Each of CBI and Indebancorp shall use its best efforts to obtain any required consents to the transactions contemplated by this Agreement.

6.15    Insurance Coverage. Indebancorp shall cause the policies of insurance listed in the Disclosure Schedule to remain in effect between the date of this Agreement and the Effective Date.

6.16    Correction of Information. Each of CBI and Indebancorp shall promptly correct and supplement any information furnished under this Agreement so that such information shall be correct and complete in all material respects at all times, and shall include all facts necessary to make such information correct and complete in all material respects at all times.

6.17    Confidentiality. Except for the use of information in connection with the Registration Statement described in Section 6.03 hereof and any other governmental filings required in order to complete the transactions contemplated by this Agreement, all information (collectively, the “Information”) received by each of Indebancorp and CBI pursuant to the terms of this Agreement shall be kept in strictest confidence; provided that, subsequent to the filing of the Registration Statement with the SEC, this Section 6.17 shall not apply to information included in the Registration Statement or to be included in the Proxy Statement/Prospectus to be sent to the shareholders of Indebancorp and CBI under Section 6.03. Indebancorp and CBI agree that the Information will be used only for the purpose of completing the transactions contemplated by this Agreement. Indebancorp and CBI agree to hold the Information in strictest confidence and shall not use, and shall not disclose directly or indirectly any of such Information except when, after and to the extent such Information (i) is or becomes generally available to the public other than through the failure of Indebancorp or CBI to fulfill its obligations hereunder, (ii) was already known to the party receiving the Information on a nonconfidential basis prior to the disclosure or (iii) is subsequently disclosed to the party receiving the Information on a nonconfidential basis by a third party having no obligation of confidentiality to the party disclosing the Information. In the event the transactions contemplated by this Agreement are not consummated, Indebancorp and CBI agree to return all copies of the Information provided to the other promptly.

6.18    Supplemental Assurances.

(a) On the date the Registration Statement becomes effective and on the Effective Date, Indebancorp shall deliver to CBI a certificate signed by its principal executive officer and its principal financial officer to the effect, to such officers’ Knowledge, that the information contained in the Registration Statement relating to the business and financial condition and affairs of Indebancorp, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(b) On the date the Registration Statement becomes effective and on the Effective Date, CBI shall deliver to Indebancorp a certificate signed by its chief executive officer and its chief financial officer to the effect, to such officers’ Knowledge, that the Registration Statement (other than the information contained therein relating to the business and financial condition and affairs of Indebancorp) does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

6.19    Regulatory Matters. CBI, Indebancorp and each of their Subsidiaries shall cooperate and each of them agrees to use its reasonable best efforts to remediate any order, decree, agreement, memorandum of understanding or similar agreement by Indebancorp or its Subsidiary with, or a commitment letter, board resolution or similar submission by Indebancorp or its Subsidiary to, or supervisory letter from any Regulatory Authority to Indebancorp or its Subsidiary, to the satisfaction of such Regulatory Authority.

6.20    Indemnification.

(a) For a period of six (6) years after the Effective Time, CBI shall indemnify each Person who served as a director or officer of Indebancorp and/or National Bank on or before the Effective Time to the fullest extent permitted pursuant to the Indebancorp Articles and Indebancorp Code as of the date of this Agreement and the OGCL from and against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding by reason of the fact that such Person was a director or officer of Indebancorp and/or National Bank; provided, however, that any such indemnification shall be subject to compliance with the provisions of applicable state and federal laws, including, without limitation, the provisions of 12 U.S.C. § 1828(k) and Part 359 of the FDIC’s regulations (12 C.F.R. Part 359). Indebancorp shall purchase any director and officer tail insurance coverage available under its directors and officers insurance policies for periods up to six (6) years, provided that (i) the cost of such insurance does not exceed $35,000 and (ii) Indebancorp shall reasonably cooperate with CBI to reduce such period and costs in the event CBI is able to provide substantially similar insurance coverage under its insurance policies for claims made after the Closing, but relating to acts and circumstances occurring prior to the Closing, against Indebancorp’s officers and directors.

(b) If CBI or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of CBI shall assume the obligations set forth in this Section 6.20.

6.21    Tax Representation Letters. Officers of CBI and Indebancorp shall execute and deliver to Shumaker, Loop & Kendrick, LLP, tax counsel to Indebancorp, and Vorys, Sater, Seymour and Pease LLP, tax counsel to CBI, “Tax Representation Letters” substantially in the form agreed to by the parties and such law firms at such time or times as may be reasonably requested by such law firms, including at the time the Proxy Statement/Prospectus and Registration Statement are declared effective by the SEC and at the Effective Time, in connection with such tax counsel’s delivery of opinions pursuant to Section 7.01(f).

ARTICLE VII

Conditions to Consummation of the Merger

7.01    Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each of CBI and Indebancorp to consummate the Merger is subject to the fulfillment or written waiver by CBI and Indebancorp prior to the Effective Time of each of the following conditions:

(a) Shareholder Approvals. This Agreement and the Merger shall have been duly adopted and approved by the requisite vote of the shareholders of Indebancorp and the shareholders of CBI.

(b) Regulatory Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain (i) any conditions, restrictions or requirements which the CBI Board reasonably determines would either before or after the Effective Time have a Material Adverse Effect on CBI and its Subsidiary taken as a whole after giving effect to the consummation of the Merger, or (ii) any conditions, restrictions or requirements that are not customary and usual for approvals of such type and which the CBI Board reasonably determines would either before or after the Effective Time be unduly burdensome.

(c) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

(d) Registration Statement. The Registration Statement shall have become effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

(e) Blue Sky Approvals. All permits and other authorizations under state securities laws necessary to consummate the transactions contemplated hereby and to issue the shares of CBI Common Shares to be issued in the Parent Merger shall have been received and be in full force and effect.

(f) Tax Opinion. Indebancorp shall have received an opinion of Shumaker, Loop & Kendrick, LLP, and CBI shall have received an opinion of Vorys, Sater, Seymour and Pease LLP, each dated as of the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Parent Merger will be treated for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering its opinion, Shumaker, Loop & Kendrick, LLP and Vorys, Sater, Seymour and Pease LLP each may require and rely upon representations contained in the Tax Representation Letters.

7.02    Conditions to Obligation of Indebancorp. The obligation of Indebancorp to consummate the Merger is also subject to the fulfillment or written waiver by Indebancorp prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of CBI set forth in this Agreement shall be true and correct, subject to Section 5.02, as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Indebancorp shall have received a certificate, dated the Effective Date, signed on behalf of CBI by the Chief Executive Officer and the Chief Financial Officer of CBI, to such effect.

(b) Performance of Obligations of CBI. CBI shall have performed in all material respects all obligations required to be performed by CBI under this Agreement at or prior to the Effective Time, and Indebancorp shall have received a certificate, dated the Effective Date, signed on behalf of CBI by the Chief Executive Officer and the Chief Financial Officer of CBI to such effect.

(c) No Material Adverse Effect. From the date of this Agreement, there shall not have occurred any event, circumstance or development that has had or could reasonably be expected to have a Material Adverse Effect on CBI.

(d) CBI Common Shares. The closing bid price of CBI Common Shares as reported on the OTC Markets as of the last trading day prior to the Effective Date shall be not less than $26 per share.

7.03    Conditions to Obligation of CBI. The obligation of CBI to consummate the Merger is also subject to the fulfillment or written waiver by CBI prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of Indebancorp set forth in this Agreement shall be true and correct, subject to Section 5.02, as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and CBI shall have received a certificate, dated the Effective Date, signed on behalf of Indebancorp by the Chief Executive Officer and the Chief Financial Officer of Indebancorp to such effect.

(b) Performance of Obligations of Indebancorp. Indebancorp shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and CBI shall have received a certificate, dated the Effective Date, signed on behalf of Indebancorp by the Chief Executive Officer and the Chief Financial Officer of Indebancorp to such effect.

(c) Consents. Indebancorp shall have obtained the consent or approval of each person (other than Governmental Authorities) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect, after the Effective Time, on the Surviving Corporation.

(d) FIRPTA Certification. CBI shall have received a statement executed on behalf of Indebancorp, dated as of the Effective Date, certifying that the Indebancorp Common Shares do not represent United States real property interests within the meaning of Section 897 of the Code and the Treasury Department regulations promulgated thereunder.

(e) Financial Tests. Indebancorp shall have satisfied the following financial tests as of the month end immediately preceding the month in which the Effective Time occurs: (i) National Bank’s allowance for loan losses shall be at least $2,097,000; and (ii) Indebancorp’s total stockholders’ equity, less any accumulated other comprehensive income, as calculated in accordance with generally accepted accounting principles and in a manner consistent with Indebancorp’s Financial Statements, shall be at least $21,700,000, excluding the effect of any action taken by Indebancorp pursuant to Section 6.08.

(f) Dissenting Shares. The holders of not more than ten percent (10)% of the outstanding Indebancorp Common Shares shall have perfected dissenters' rights under Section 1701.85 of the OGCL in connection with the transactions contemplated by this Agreement.

(g) No Material Adverse Effect. From the date of this Agreement, there shall not have occurred any event, circumstance or development that has had or could reasonably be expected to have a Material Adverse Effect on Indebancorp.

ARTICLE VIII

Termination

8.01    Termination. This Agreement may be terminated, and the Merger may be abandoned:

(a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of CBI and Indebancorp, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

(b) Breach. At any time prior to the Effective Time, by CBI or Indebancorp upon written notice to the other party, if its respective Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (i) or (ii)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect.

(c) Delay. At any time prior to the Effective Time, by CBI or Indebancorp upon written notice to the other party, if its respective Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Parent Merger is not consummated by December 31, 2013, except to the extent that the failure of the Parent Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(c); provided, however, that such date shall be extended until March 31, 2014 in the event that, as of December 31, 2013, either (i) the parties have not yet obtained the approval of all Governmental Authorities required for consummation of the Merger and the other transactions contemplated by this Agreement (unless any such required approval has been denied by final nonappealable action of such Governmental Authority) or (ii) all statutory waiting periods in respect of such approvals have not yet expired.

(d) No Approval. By Indebancorp or CBI, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority, or (ii) the Indebancorp shareholders or the CBI shareholders fail to adopt this Agreement at the Indebancorp Meeting or the CBI Meeting, as applicable.

(e) Payment Pursuant to Section 6.06. Upon a payment made to CBI in accordance with Section 6.06, this Agreement shall automatically terminate without further act or action by either Indebancorp or CBI.

(f) CBI Share Price. By Indebancorp by providing written notice to CBI, if both (i) the Average CBI Price is less than $26.00, appropriately adjusted for any stock splits, reverse stock splits, stock dividends, recapitalizations or other similar transactions (the “CBI Reference Price”) and (ii) the CBI Reference Price has declined as a percentage of $34.38 by more than 20% from the decline, if any, in the SNL Bank and Thrift Index over the period beginning on the date of this Agreement and ending on the trading day immediately preceding the fifth (5th) trading day prior to the date then established for the Effective Date (the “Walkaway Right”); provided, however, that if Indebancorp elects to exercise the Walkaway Right, CBI shall have five (5) business days to notify Indebancorp in writing (the “Top-Up Notice”) that CBI elects to adjust the Share Exchange Ratio such that the product of the Share Exchange Ratio multiplied by the CBI Reference Price equals or exceeds $42.38, and if CBI provides the Top-Up Notice, the Walkaway Right shall be of no further force and effect and this Agreement shall remain in effect in accordance with its terms (except that the Share Exchange Ratio shall thereafter be deemed to be as set forth in the Top-Up Notice for all purposes of this Agreement).

(g) Tax-Free Reorganization. If CBI does not elect to increase the Share Exchange Ratio pursuant to Section 3.07(b), this Agreement shall automatically terminate without further act or action by either Indebancorp or CBI.

8.02    Effect of Termination and Abandonment, Enforcement of Agreement. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 9.01 and (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination. Notwithstanding anything contained herein to the contrary, the parties hereto agree that irreparable damage will occur in the event that a party breaches any of its obligations, duties, covenants and agreements contained herein. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled by law or in equity.

ARTICLE IX

Miscellaneous

9.01    Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than Sections 2.01(b), 6.10 and 6.20 and this Article IX, which shall survive the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.04, 6.05(c), 6.05(d), 6.06(b), 6.17, 8.02, and this Article IX, which shall survive such termination).

9.02    Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefited by the provision, or (ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that after the Indebancorp Meeting, this Agreement may not be amended if it would violate the OGCL or the federal securities laws.

9.03    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

9.04    Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Ohio applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of federal law are applicable).

9.05    Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except as provided in Section 2.01(b) and except that printing and mailing expenses shall be shared equally between Indebancorp and CBI. All fees to be paid to Regulatory Authorities and the SEC in connection with the transactions contemplated by this Agreement shall be borne by CBI.

9.06    Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to Indebancorp, to:

Indebancorp

147 West Water Street

Oak Harbor, Ohio 43449

Attention: Gary Macko

Facsimile: (419)

With a copy to:

Martin D. Werner

Shumaker, Loop & Kendrick, LLP

1000 Jackson Street

Toledo, Ohio 43604

Facsimile: (419) 241-6894

If to CBI, to:

Croghan Bancshares, Inc.

323 Croghan Street

Fremont, Ohio 43420

Attention: Rick Robertson, President and CEO

Facsimile: (419) 355-2293

With a copy to:

Anthony D. Weis

Vorys, Sater, Seymour and Pease LLP

52 East Gay Street

Columbus, Ohio 43215

Fax: (614) 464-6350

9.07    Entire Understanding; No Third Party Beneficiaries. This Agreement, the Voting Agreement and any separate agreement entered into by the parties on even date herewith represent the entire understanding of the parties hereto with respect to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made (other than such Voting Agreement or any such separate agreement). Nothing in this Agreement, whether express or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.08    Interpretation; Effect. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

9.09    Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

INDEBANCORP

By	/s/ Dean D. Davis
Name: Dean D. Davis
Title: President

CROGHAN BANCSHARES, INC.

By	/s/ Rick Robertson
Name: Rick Robertson
Title: President and CEO

EXHIBIT A

FORM OF VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is entered into as of June 20, 2013, by and among Croghan Bancshares, Inc., a bank holding company incorporated under Ohio law (“CBI”), and the undersigned shareholders (collectively, the “Shareholders”) of Indebancorp, a bank holding company incorporated under Ohio law (“Indebancorp”).

WHEREAS, the Shareholders collectively own                 common shares, par value $.01 per share, of Indebancorp (such common shares, together with all shares of Indebancorp which may hereafter be acquired by the Shareholders prior to the termination of this Agreement, shall be referred to herein as the “Shares”);

WHEREAS, CBI and Indebancorp propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), which provides, among other things, that Indebancorp will merge with and into CBI pursuant to the Parent Merger (this and other capitalized terms used and not defined herein shall have the meanings given to such terms in the Merger Agreement); and

WHEREAS, CBI and Indebancorp have made it a condition to their entering into the Merger Agreement that the Shareholders agree to vote the Shares in favor of the adoption of the Merger Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE 1

Voting of Shares

1.1    Voting Agreement. The Shareholders hereby agree that, during the time this Agreement is in effect, at any meeting of the shareholders of Indebancorp, however called, and in any action by consent of the shareholders of Indebancorp, they shall vote their Shares: (i) in favor of the adoption of the Merger Agreement (as amended from time to time) and (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination between Indebancorp or any of its Subsidiaries and any person or entity other than CBI or any of its Subsidiaries, or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Indebancorp under the Merger Agreement or that would result in any of the conditions to the obligations of Indebancorp under the Merger Agreement not being fulfilled. The parties hereto acknowledge and agree that nothing contained herein is intended to restrict any Shareholder from voting or otherwise acting in the Shareholder’s capacity as a fiduciary or director of Indebancorp or National Bank with respect to any matter.

ARTICLE 2

Representations and Warranties

Each of the Shareholders hereby represents and warrants to CBI as follows:

2.1    Authority Relative to this Agreement. Each of the Shareholders has all necessary power and authority or capacity, as the case may be, to execute and deliver this Agreement, to perform his, her or its obligations hereunder and to consummate the transaction contemplated hereby. This Agreement has been duly and validly executed and delivered by each of the Shareholders and constitutes a legal, valid and binding obligation of each such Shareholder, enforceable against each such Shareholder in accordance with its terms.

2.2    No Conflict.

(a) The execution and delivery of this Agreement by the Shareholders do not, and the performance of this Agreement by them will not (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to them or by which the Shares are bound, or (ii) result in any breach of or constitute a default (or event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any such Shareholder is a party or by which any such Shareholder or any Shares are bound, except, in the case of clauses (i) and (ii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by any Shareholder of his, her or its obligations under this Agreement.

(b) The execution and delivery of this Agreement by the Shareholders do not, and the performance of this Agreement by them will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state, local or foreign regulatory body.

2.3    Title to the Shares. Each of the Shareholders is the owner of the number and class of Shares specified on Exhibit A hereto, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever except as otherwise specified on Exhibit A. No Shareholder has appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares. Each Shareholder has sole voting power with respect to his, her or its Shares except as otherwise specified on Exhibit A.

ARTICLE 3

Additional Covenants

3.1    Transfer of the Shares. Each of the Shareholders hereby covenants and agrees that, during the term of this Agreement, the Shareholder will not, without the prior written consent of CBI, sell, pledge, transfer, or otherwise voluntarily dispose of any of the Shares which are owned by the Shareholder or take any other voluntary action which would have the effect of removing the Shareholder’s power to vote his, her or its Shares or which would otherwise be inconsistent with this Agreement.

ARTICLE 4

Miscellaneous

4.1    Termination. This Agreement shall terminate on the earlier to occur of (i) the date of consummation of the Merger and (ii) the date of termination of the Merger Agreement for any reason whatsoever.

4.2    Specific Performance. The Shareholders agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that CBI shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

4.3    Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings with respect to the subject matter hereof.

4.4    Amendment. This Agreement may not be amended except by an instrument in writing signed by all the parties hereto.

4.5    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

4.6    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

4.7    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

4.8    Assignment. This Agreement shall not be assigned by operation of law or otherwise.

4.9    Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day first written above.

SHAREHOLDERS

CROGHAN BANCSHARES, INC.

By:

Name:

Title:

EXHIBIT A

Name

Total

Common Shares

EXHIBIT B

MERGER AGREEMENT

THIS MERGER AGREEMENT (this “Agreement”) is entered into to be effective as of                     , 2013, by and between The Croghan Colonial Bank, an Ohio state-chartered bank located at 323 Croghan Street, Fremont, Ohio 43420 (“Croghan Bank”), and National Bank of Ohio, a national banking association located at 147 West Water Street, Oak Harbor, Ohio 43449 (“National Bank”). Croghan Bank and National Bank are hereinafter sometimes collectively referred to as the “Constituent Banks”.

R E C I T A L S :

WHEREAS, the authorized capital stock of Croghan Bank consists of 160,232 common shares, par value of $12.50 per share, all of which are issued and outstanding and are owned of record by Croghan Bancshares, Inc., an Ohio corporation (“CBI”);

WHEREAS, the authorized capital stock of National Bank consists of             shares of common stock, par value of $            per share, of which             shares are issued and outstanding and are owned of record by Indebancorp, an Ohio corporation (“Indebancorp”);

WHEREAS, pursuant to the terms of the Agreement and Plan of Merger, dated as of June             , 2013, by and between CBI and Indebancorp (the “Parent Merger Agreement”), subject to certain conditions set forth in the Parent Merger Agreement, Indebancorp will be merged with and into CBI, with CBI being the surviving entity of the merger (the “Parent Merger”);

WHEREAS, upon the consummation of the Parent Merger, National Bank will become a wholly-owned subsidiary of CBI;

WHEREAS, immediately following the consummation of the Parent Merger, National Bank will be merged with and into Croghan Bank in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Boards of Directors of Croghan Bank and National Bank have authorized and approved this Agreement by resolutions duly adopted by them;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties herein contained, it is hereby agreed by the parties hereto that the terms of the Merger, and the mode of carrying the Merger into effect, shall be as follows:

ARTICLE I

The Merger

Section 1.01. At the Effective Time (as defined in Section 4.01 below), National Bank shall merge with and into Croghan Bank under the state banking charter of Croghan Bank (the “Merger”). Croghan Bank shall be the continuing and surviving bank in the Merger (hereinafter referred to as the “Surviving Bank”), and shall be the only one of the Constituent Banks to continue its separate corporate existence after the Effective Time.

Section 1.02. The name of the Surviving Bank shall be “The Croghan Colonial Bank.”

Section 1.03. The principal office of the Surviving Bank shall be located at 323 Croghan Street, Fremont, Ohio 43420.

Section 1.04. The purpose or purposes of the Surviving Bank shall be as set forth in the Articles of Incorporation of Croghan Bank as in effect immediately before the Effective Time.

Section 1.05. The authorized capital stock of the Surviving Bank shall consist of 160,232 common shares, par value of $12.50 per share.

Section 1.06. The Articles of Incorporation and Code of Regulations of Croghan Bank as in effect immediately before the Effective Time shall be the Articles of Incorporation and Code of Regulations of the Surviving Bank until amended in accordance with law.

Section 1.07. On and after the Effective Time, and until changed in accordance with law, the number of directors of the Surviving Bank shall be twelve (12) and shall include each of the directors of Croghan Bank immediately prior to the Effective Time and the two (2) directors of Indebancorp designated pursuant to Section 2.01(b) of the Parent Merger Agreement, each of whom shall serve until the next annual meeting or until such time as their successors have been duly elected and qualified.

Section 1.08. On and after the Effective Time and until changed in accordance with law, each individual who is an officer of Croghan Bank immediately prior to the Effective Time shall be an officer of the Surviving Bank holding the same office as held with Croghan Bank immediately prior to the Effective Time.

ARTICLE II

Conversion and Cancellation of Shares

Section 2.01. At the Effective Time and as a result of the Merger, automatically and without any further act of Croghan Bank, National Bank, or the holders of Croghan Bank or National Bank shares, the following shall occur:

(a)	Each share of common stock of National Bank that is issued and outstanding immediately prior to the Effective Time shall be extinguished and cease to exist, and shall not be converted into shares of the Surviving Bank or the right to receive cash or any other property; and

(b)	Each common share of Croghan Bank that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding after the Effective Time and shall constitute one common share of the Surviving Bank.

ARTICLE III

Effects of the Merger

Section 3.01. On and after the Effective Time and as a result of the Merger, the separate existence of National Bank shall cease; provided, however, that whenever a conveyance, assignment, transfer, deed or other instrument or act is necessary to vest property or rights in the Surviving Bank, the officers of the respective Constituent Banks shall execute, acknowledge and deliver such instruments and do such acts.

Section 3.02. The status of Croghan Bank as an Ohio state-chartered member bank shall be unaffected by the Merger. Croghan Bank shall continue after the Effective Time subject to the statutory and administrative controls to which it was subject before the Effective Time.

Section 3.03. On and after the Effective Time, all of the assets and property of every kind and character, real, personal and mixed, tangible and intangible, choses in action, rights and credits, owned by the Constituent Banks, or which would inure to any of them, shall immediately, by operation of law and without any conveyance or transfer and without any further act or deed, be vested in and become the property of the Surviving Bank, which shall have, hold and enjoy the same in its own right as fully and to the same extent as the same were possessed, held and enjoyed by the Constituent Banks before the Merger, and the Surviving Bank shall be deemed to be and shall be a continuation of the entity and identity of Croghan Bank on and after the Effective Time.

Section 3.04. All of the rights and obligations of the Constituent Banks shall remain unimpaired, and the Surviving Bank shall succeed to all of such rights and obligations and the duties and liabilities connected therewith. Title to any real estate or any interest therein vested in any Constituent Bank shall not revert or in any way be impaired by reason of the Merger. Any claim existing, or action or proceeding pending, by or against any Constituent Bank may be prosecuted to judgment with right of appeal, as if the Merger had not taken place, or the Surviving Bank may be substituted in its place.

Section 3.05. On and after the Effective Time, all the rights of creditors of each Constituent Bank shall be preserved unimpaired, and all liens on the property of any Constituent Bank shall be preserved unimpaired, on only the property affected by any such lien immediately prior to the Effective Time.

Section 3.06. By way of example of the effect of the provisions of this Article III and without limiting the generality of any other provision of this Article III, on and after the Effective Time, all deposit accounts of National Bank shall be deemed issued in the name of the Surviving Bank in accordance with applicable regulations.

ARTICLE IV

Effective Time

Section 4.01. The Merger shall become effective at the date and time specified in the Certificate of Merger filed with the Ohio Secretary of State with respect to the Merger (the “Effective Time”); provided, however, that such filing shall not occur and the Merger shall not be effective until all of the following events have taken place: (a) the Parent Merger shall have been consummated; (b) the sole shareholders of Croghan Bank and National Bank shall have each adopted and approved this Agreement; (c) the Merger shall have been approved by the Board of Governors of the Federal Reserve System and the Ohio Division of Financial Institutions (the “Division”) and any other regulatory authority required to approve the Merger under applicable law; (d) all applicable regulatory waiting periods shall have expired; and (e) a Certificate of Merger with respect to the Merger shall have been executed and delivered to the Division and filed by the Division with the Ohio Secretary of State.

ARTICLE V

Miscellaneous

Section 5.01. This Agreement may be amended at any time prior to the Effective Time by an agreement in writing executed in the same manner as this Agreement.

Section 5.02. This Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time by the mutual action of the Boards of Directors of Croghan Bank and National Bank. This Agreement shall terminate automatically upon the termination of the Parent Merger Agreement in accordance with its terms.

Section 5.03. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Constituent Banks have caused this Merger Agreement to be duly executed by their authorized officers as of the day and year first above written.

ATTEST:	THE CROGHAN COLONIAL BANK

By:	By:
Name:	Name:
Title:	Title:

ATTEST:	NATIONAL BANK OF OHIO

By:	By:
Name:	Name:
Title:	Title:

ANNEX B

Dissenters’ Rights Under Section 1701.85 of the Ohio Revised Code

Section 1701.85. Dissenting shareholder’s demand for fair cash value of shares.

(A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

(2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which the dissenting shareholder seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal.

(3) Not later than twenty days before the date of the meeting at which the proposal will be submitted to the shareholders, the corporation may notify the corporation's shareholders that relief under this section is available. The notice shall include or be accompanied by all of the following:

(a) A copy of this section;

(b) A statement that the proposal can give rise to rights under this section if the proposal is approved by the required vote of the shareholders;

(c) A statement that the shareholder will be eligible as a dissenting shareholder under this section only if the shareholder delivers to the corporation a written demand with the information provided for in division (A)(4) of this section before the vote on the proposal will be taken at the meeting of the shareholders and the shareholder does not vote in favor of the proposal.

(4) If the corporation delivers notice to its shareholders as provided in division (A)(3) of this section, a shareholder electing to be eligible as a dissenting shareholder under this section shall deliver to the corporation before the vote on the proposal is taken a written demand for payment of the fair cash value of the shares as to which the shareholder seeks relief. The demand for payment shall include the shareholder's address, the number and class of such shares, and the amount claimed by the shareholder as the fair cash value of the shares.

(5) If the corporation does not notify the corporation's shareholders pursuant to division (A)(3) of this section, not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to the dissenting shareholder of the fair cash value of the shares as to which the dissenting shareholder seeks relief, which demand shall state the dissenting shareholder's address, the number and class of such shares, and the amount claimed by the dissenting shareholder as the fair cash value of the shares.

(6) If a signatory, designated and approved by the dissenting shareholder, executes the demand, then at any time after receiving the demand, the corporation may make a written request that the dissenting shareholder provide evidence of the signatory's authority. The shareholder shall provide the evidence within a reasonable time but not sooner than twenty days after the dissenting shareholder has received the corporation's written request for evidence.

(7) The dissenting shareholder entitled to relief under division (A)(3) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (A)(5) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which the dissenting shareholder seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after the dissenting shareholder has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A) (4) of this section.

(8) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation. In the case of a conversion, a demand served on the converting corporation constitutes service on the converted entity, whether the demand is served before, on, or after the effective date of the conversion.

(9) If the corporation sends to the dissenting shareholder, at the address specified in the dissenting shareholder's demand, a request for the certificates representing the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return the endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver the certificates terminates the dissenting shareholder's rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of the shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only the rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

(B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, or in the case of a conversion may be the converted entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to a complaint is required. Upon the filing of a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from evidence submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have power and authority specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at a rate and from a date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

(C)(1) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing fair cash value, both of the following shall be excluded:

(a) Any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders ;

(b) Any premium associated with control of the corporation, or any discount for lack of marketability or minority status.

(2) For the purposes of this section, the fair cash value of a share that was listed on a national securities exchange at any of the following times shall be the closing sale price on the national securities exchange as of the applicable date provided in division (C)(1) of this section:

(a) Immediately before the effective time of a merger or consolidation;

(b) Immediately before the filing of an amendment to the articles of incorporation as described in division (A) of section 1701.74 of the Revised Code;

(c) Immediately before the time of the vote described in division (A)(1)(b) of section 1701.76 of the Revised Code.

(D)(1) The right and obligation of a dissenting shareholder to receive fair cash value and to sell such shares as to which the dissenting shareholder seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

(a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

(b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

(c) The dissenting shareholder withdraws the dissenting shareholder's demand, with the consent of the corporation by its directors;

(d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

(2) For purposes of division (D)(1) of this section, if the merger, consolidation, or conversion has become effective and the surviving, new, or converted entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the partners of a surviving, new, or converted partnership or the comparable representatives of any other surviving, new, or converted entity.

(E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

ANNEX C

[LETTERHEAD OF AUSTIN ASSOCIATES, LLC]

June 20, 2013

Board of Directors

Indebancorp

147 W. Water Street

Oak Harbor, Ohio 43449

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to Indebancorp and its shareholders, of the terms of the Agreement and Plan of Merger dated as of June 20, 2013 (the "Agreement") by and between Croghan Bancshares, Inc. (“Croghan”) and Indebancorp. The Agreement provides for merger of Indebancorp with and into Croghan, with Croghan surviving (the “Merger”). Capitalized terms used herein without definition shall have the meanings given to such terms in the Agreement.

The financial terms of the Agreement provide for the exchange of 1.630 shares of Croghan or $55.00 per share in cash for each share of Indebancorp (the “Merger Consideration”). The Merger Consideration is subject to an election process by Indebancorp shareholders. The percentage of shares of Indebancorp receiving stock will be equal to 70% with the balance of shares receiving cash. The closing of the Merger is conditioned upon Croghan’s closing bid price being greater than $26.00 per share on the day prior to the Effective Date. A condition to Croghan’s closing is that Indebancorp’s closing total shareholders’ equity be at least $21.7 million, excluding the Accumulated Other Comprehensive Income account.

Austin Associates, LLC (“Austin”) as part of its investment banking practice is customarily engaged in advising and valuing financial institutions in connection with mergers and acquisitions and other corporate transactions. In connection with rendering our opinion set forth herein, we have reviewed among other things:

(i)	the Agreement;

(ii)	certain publicly available financial statements and other historical financial information of Indebancorp that we deemed relevant;

(iii)	certain publicly available financial statements and other historical financial information of Croghan that we deemed relevant;

(iv)	internal financial projections for Indebancorp for the year ending December 31, 2013 prepared by and reviewed with management of Indebancorp;

(v)	internal financial projections for Croghan for the year ending December 31, 2013 prepared by and reviewed with management of Croghan;

(vi)	the pro forma financial impact of the Merger on Croghan, based on assumptions relating to transaction expenses, preliminary purchase accounting adjustments and cost savings as discussed with senior management of Croghan and Croghan’s advisor;

(vii)	publicly reported historical price and trading activity for Croghan’s common stock, including an analysis of certain financial and stock market information of Croghan compared to certain other publicly traded companies;

(viii)	the financial terms of certain recent business combinations in the commercial banking industry, to the extent publicly available;

(ix)	the current market environment generally and the banking environment in particular; and,

(x)	such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.

C-1

We also discussed with certain members of senior management of Indebancorp the business, financial condition, results of operations and prospects of Indebancorp, including certain operating, regulatory and other financial matters. We held similar discussions with senior management of Croghan regarding the business, financial condition, results of operations and prospects of Croghan.

We have also assumed that there has been no material change in Indebancorp’s and Croghan’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that Indebancorp and Croghan will remain as going concerns for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement are true and correct, that each party to the Agreement will perform all of the covenants required to be performed by such party under the Agreement, and that the conditions precedent in the Agreement are not waived. Finally, we have relied upon the advice Indebancorp has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Merger and the other transactions contemplated by the Agreement.

In our review and analysis, we relied upon and assumed the accuracy and completeness of the information provided to us or publicly available, and have not attempted to verify the same. As part of the due diligence process we made no independent verification as to the status and value of Indebancorp’s or Croghan’s assets, including the value of the loan portfolio and allowance for loan and lease losses, and have instead relied upon representations and information concerning the value of assets and the adequacy of reserves of both companies in the aggregate. In addition, we have assumed in the course of obtaining the necessary approvals for the transaction, no condition will be imposed that will have a material adverse effect on the contemplated benefits of the transaction to Indebancorp and its shareholders.

This opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof. This opinion is limited to the fairness, from a financial point of view, to Indebancorp and its shareholders of the terms of the Agreement, and does not address the underlying business decision by the Board of Directors to pursue the Merger.

Indebancorp jointly engaged Austin and Investment Bank Services (“IBS”) a registered broker dealer to act as financial advisors in the transaction. Principals of Austin’s investment banking team that assisted Indebancorp are also registered representatives of IBS. As part of the engagement IBS will receive contingent fees upon closing of the transaction, a portion of which will be paid upon the execution of the Agreement. The registered representatives of IBS who are also Principals of Austin Associates will be compensated from the fees received by IBS from the transaction. As part of the engagement, Austin and IBS reserve the right to review any public disclosures describing this fairness opinion or their respective firms. In addition, Indebancorp agreed to indemnify Austin and IBS against certain liabilities.

Based upon our analysis and subject to the qualifications described herein, we believe that as of the date of this letter, the terms of the Agreement are fair, from a financial point of view, to Indebancorp and its shareholders.

Respectfully,

/s/ Austin Associates, LLC

Austin Associates, LLC

C-2

ANNEX D

[LETTERHEAD OF STERNE, AGEE & LEACH, INC.]

Board of Directors

Croghan Bancshares, Inc.

323 Croghan Street

Fremont, OH 43420

Members of the Board of Directors:

Croghan Bancshares, Inc. (“CHBH”) and Indebancorp (“Indebancorp”) have entered into an Agreement and Plan of Merger dated June 20, 2013 (the “Agreement”) pursuant to which Indebancorp will be merged with CHBH in a transaction (the “Merger”) in which each outstanding share of Indebancorp’s common stock, no par value, (the “Indebancorp Shares”), shall be cancelled, shall cease to exist and shall no longer be outstanding and shall be converted into the right to receive, at the election of the holder, a) cash in the amount of $55.00 per share, b) 1.630 shares of CHBH common stock (the “CHBH Shares”) or c) a combination of the CHBH Shares and cash (the “Consideration”), subject to allocation procedures which will ensure that, in the aggregate, 70% of the total consideration paid by CHBH will consist of CHBH stock, payable in each case upon surrender of the certificate that formerly evidenced such Indebancorp Shares.

You have requested our opinion as to the fairness, from a financial point of view, of the Consideration to CHBH.

In arriving at our opinion, we have, among other things:

1.	Reviewed the Agreement dated June 20, 2013;

2.	Reviewed certain publicly-available financial and business information of Indebancorp, CHBH and their affiliates which we deemed to be relevant;

3.	Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities, liquidity and prospects of Indebancorp and CHBH;

4.	Reviewed materials detailing the Merger prepared by Indebancorp, CHBH and their affiliates and by their legal and accounting advisors;

5.	Conducted conversations with members of senior management and representatives of both Indebancorp and CHBH regarding the matters described in clauses 1-4 above, as well as their respective businesses and prospects before and after giving effect to the Merger;

6.	Compared certain financial metrics of Indebancorp and CHBH to other selected banks and thrifts that we deemed to be relevant;

7.	Analyzed the terms of the Merger relative to selected prior mergers and acquisitions involving a depository institution as the selling entity;

8.	Analyzed the Consideration offered relative to Indebancorp’s book value and tangible book value as of March 31, 2013;

9.	Analyzed the projected pro forma impact of the Merger on certain projected balance sheet and capital ratios of CHBH;

10.	Analyzed the Consideration offered relative to Indebancorp’s last twelve months net income as well as estimated net income for the projected fiscal years ending December 31, 2013 and 2014;

11.	Reviewed the overall environment for depository institutions in the United States; and

12.	Conducted such other financial studies, analyses and investigations and took into account such other matters as we deemed appropriate for purposes of this opinion, including our assessment of general economic, market and monetary conditions.

D-1

In preparing our opinion, we assumed and relied upon, without independent verification, the accuracy and completeness of the information provided to us by Indebancorp, CHBH and their affiliates for the purposes of this opinion. In addition, where appropriate, we relied upon publicly available information, without independent verification, that we believe to be reliable, accurate, and complete; however, we cannot guarantee the reliability, accuracy, or completeness of any such publicly available information. We were not engaged to express, and are not expressing, any opinion with respect to any other transactions or alternative proposed transactions, if any, between Indebancorp and CHBH. With respect to the financial forecasts supplied to us, we have assumed with your consent that they were reasonably prepared and reflect the best currently available estimates and judgments of Indebancorp as to future operating and financial performance of Indebancorp and its affiliates. In addition, we have assumed that the Agreement is a valid, binding and enforceable agreement upon the parties and their affiliates and will not be terminated or breached by either party. We have also assumed that there have been no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of Indebancorp, CHBH and their affiliates since either (i) the date of the last financial statements made available to us and (ii) the date of the Agreement, and that no legal, political, economic, regulatory or other developments have occurred or will occur that will adversely affect these entities. We did not make an independent evaluation of the assets or liabilities of Indebancorp, CHBH or their affiliates, including, but not limited to, any derivative or off-balance sheet assets or liabilities. We have relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us. We have assumed that all required governmental, regulatory, shareholder and third party approvals have or will be received in a timely fashion and without any conditions or requirements that could adversely affect the Merger.

Our opinion is necessarily based on economic, market, and other conditions as existed on, and could be evaluated as of, and on the information made available to us as of, the date hereof. Events and developments occurring after the date hereof could materially affect the assumptions used in preparing this opinion and we do not have any obligation to update, revise or reaffirm this opinion.

Sterne, Agee & Leach, Inc. (“Sterne Agee”) is acting as financial advisor to CHBH in connection with the Merger and will receive fees from CHBH for our services, a significant portion of which are contingent upon the consummation of the Merger. Sterne Agee also will receive a fee in connection with the delivery of this opinion. In addition, CHBH has agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. Other than our engagement by CHBH in connection with the Merger, we have not provided investment banking services to Indebancorp, CHBH or their affiliates over the past two years; however, we may do so in the future. In the ordinary course of our business as a broker-dealer, we may, from time to time, purchase securities from and sell securities to Indebancorp, CHBH or their affiliates.

This opinion is for the use and benefit of the Board of Directors of CHBH. Our opinion is limited to the fairness, from a financial point of view to CHBH of the Consideration and does not address the underlying business decision of CHBH, or a recommendation whether or not, to engage in the Merger, or the relative merits of the Merger relative to any strategic alternative that may be available to CHBH. In rendering this opinion, we express no view or opinion with respect to the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation payable to or to be received by any officers, directors, or employees of any of the parties to the Merger relative to the aggregate Consideration. The issuance of this opinion has been approved by the Fairness Opinion Committee of Sterne Agee.

Based on the foregoing and such other matters we have deemed relevant, it is our opinion, as of the date hereof, that the Consideration is fair from a financial point of view to CHBH.

Very truly yours,

/s/ STERNE, AGEE & LEACH, INC.

STERNE, AGEE & LEACH, INC.

D-2

Part II

Information Not Required In Prospectus

Item 20.	Indemnification of Directors and Officers.

(a) Ohio General Corporation Law

Section 1701.13(E) of the Ohio Revised Code grants corporations broad powers to indemnify directors, officers, employees and agents. Section 1701.13(E) provides:

(E) (1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

(a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

(b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

(3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or master therein, he shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

(4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

(a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

(b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

(c) By the shareholders;

(d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

(5)(a) Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

(i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

(ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

(b) Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

(6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

(7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

(8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

(9) As used in division (E) of this section, “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

(b) Articles of Incorporation of Croghan

Article EIGHTH of the Amended Articles of Incorporation of Croghan provide that Croghan is required to indemnify its present and past directors, officers, employees and agents, and such other persons as it has the power to indemnify, to the fullest extent permitted under, and subject to the limitations of, Title 17 of the Ohio Revised Code. Additionally, Croghan is required to indemnify its present and past directors for personal liability for monetary damages resulting from breach of their fiduciary duty as directors except in instances of: (i) any breach of the directors’ duty of loyalty to Croghan or its stockholder; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) illegal distribution of dividends; and (iv) any transaction from which the director derived an improper personal benefit.

(c) Insurance

Croghan has purchased insurance coverage under policies that insure directors and officers against certain liabilities that might be incurred by them in their capacities as directors and officers.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of June 20, 2012, by and between Croghan Bancshares, Inc. (“Croghan”) and Indebancorp (the “Merger Agreement”) (included in Part I as Annex A to the Prospectus/Proxy Statement included in this Registration Statement)

3.1(a)	Amended Articles of Incorporation of Croghan Bancshares, Inc. (incorporated herein by reference to Exhibit 3(i) to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997 (File No. 0-20159))

Exhibit No.	Description of Exhibit

3.1(b)	Certificate of Amendment to Articles of Incorporation of Croghan Bancshares, Inc. as filed with the Ohio Secretary of State on May 12, 2006 (incorporated herein by reference to Exhibit 3.1(b) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (File No. 0-20159))

3.2	Amended and Restated Code of Regulations of Croghan Bancshares, Inc. (incorporated herein by reference to Exhibit 3(ii) to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 (File No. 0-20159))

4.1	Agreement to furnish instruments and agreements defining rights of holders of long-term debt (filed herewith)

5	Opinion of Vorys, Sater, Seymour and Pease LLP as to the legality of the securities being registered (filed herewith)

8	Opinion of Vorys, Sater, Seymour and Pease LLP as to tax matters (filed herewith)

*10.1	Croghan Bancshares, Inc. Amended and Restated 2002 Stock Option and Incentive Plan (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (File No. 0-20159))

*10.2	Form of Incentive Stock Option Award Agreement to be used in connection with grants under the Croghan Bancshares, Inc. Amended and Restated 2002 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (File No. 0-20159))

*10.3	Croghan Bancshares, Inc. 2012 Equity Incentive Plan (filed herewith)

*10.4	Form of Restricted Stock Award Agreement to be used in connection with grants under the Croghan Bancshares, inc. 2012 Equity Incentive Plan (filed herewith)

*10.5	Executive Supplemental Death Benefit Agreement (incorporated herein by reference to Exhibit 10(v) to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003 (File No. 0-20159))

*10.6	Employment Agreement, dated as of November 9, 2010, between The Croghan Colonial Bank and Rick M. Robertson (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed November 16, 2010 (File No. 0-20159))

*10.7	Amendment to Employment Agreement, dated as of July 21, 2011, between The Croghan Colonial Bank and Rick M. Robertson (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011 (File No. 0-20159))

21	Subsidiaries of Croghan (filed herewith)

23.1	Consent of CliftonLarsonAllen, LLP (filed herewith)

23.2	Consent of BKD, LLP (filed herewith)

23.3	Consent of Sterne, Agee & Leach, Inc. (filed herewith)

23.4	Consent of Austin Associates, LLC (filed herewith)

23.5	Consent of Vorys, Sater, Seymour and Pease LLP relating to opinion as to the legality of the securities being registered (included in Exhibit 5)

23.6	Consent of Vorys, Sater, Seymour and Pease LLP relating to opinion as to tax matters (included in Exhibit 8)

Exhibit No.	Description of Exhibit

24	Power of Attorney (included on signature page)

99.1	Form of Revocable Proxy for special meeting of shareholders of Croghan (filed herewith)

99.2	Form of Revocable Proxy for special meeting of shareholders of Indebancorp (filed herewith)

*	Denotes management contract or compensatory plan or arrangement.

(b)	Financial Statement Schedules

Not applicable.

(c)	Report, Opinion or Appraisal

The opinion of Austin Associates, LLC is included as Annex C to the prospectus/proxy statement, and the opinion of Sterne, Agee & Leach, Inc. is included as Annex D to the prospectus/proxy statement.

Item 22.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) (1)	The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)	The undersigned Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e)	The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus/proxy statement which forms a part of the registration statement pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f)	The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of Ohio, on August 2, 2013.

Croghan Bancshares, Inc.
By:	/s/ Rick M. Robertson

Rick M. Robertson
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Croghan Bancshares, Inc. (the “Company”), and each of us, do hereby constitute and appoint Rick M. Robertson and Kendall W. Rieman, or either of them, our true and lawful attorneys and agents, each with full power of substitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers of the Company and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-4, including specifically but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below for the Company, any and all amendments (including post-effective amendments) to such Registration Statement and any related registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Date	Capacity

/s/ Rick M. Robertson Rick M. Robertson	August 2, 2013	President, Chief Executive Officer and Director

/s/ Kendall W. Rieman Kendall W. Rieman	August 2, 2013	Treasurer

/s/ Michael D. Allen Sr. Michael D. Allen Sr.	August 2, 2013	Director

/s/ James E. Bowlus James E. Bowlus	August 2, 2013	Director

/s/ James R. Faist James R. Faist	August 2, 2013	Director

/s/ Claire F. Johansen Claire F. Johansen	August 2, 2013	Director

Name	Date	Capacity

/s/ Stephen A. Kemper Stephen A. Kemper	August 2, 2013	Director

/s/ Daniel W. Lease Daniel W. Lease	August 2, 2013	Director

/s/ Thomas W. McLaughlin Thomas W. McLaughlin	August 2, 2013	Director

/s/ Allan E. Mehlow Allan E. Mehlow	August 2, 2013	Director

/s/ Gary L. Zimmerman Gary L. Zimmerman	August 2, 2013	Director

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of June 20, 2012, by and between Croghan Bancshares, Inc. (“Croghan”) and Indebancorp (the “Merger Agreement”) (included in Part I as Annex A to the Prospectus/Proxy Statement included in this Registration Statement)

3.1(a)	Amended Articles of Incorporation of Croghan Bancshares, Inc. (incorporated herein by reference to Exhibit 3(i) to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997 (File No. 0-20159))

3.1(b)	Certificate of Amendment to Articles of Incorporation of Croghan Bancshares, Inc. as filed with the Ohio Secretary of State on May 12, 2006 (incorporated herein by reference to Exhibit 3.1(b) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (File No. 0-20159))

3.2	Amended and Restated Code of Regulations of Croghan Bancshares, Inc. (incorporated herein by reference to Exhibit 3(ii) to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 (File No. 0-20159))

4.1	Agreement to furnish instruments and agreements defining rights of holders of long-term debt (filed herewith)

5	Opinion of Vorys, Sater, Seymour and Pease LLP as to the legality of the securities being registered (filed herewith)

8	Opinion of Vorys, Sater, Seymour and Pease LLP as to tax matters (filed herewith)

*10.1	Croghan Bancshares, Inc. Amended and Restated 2002 Stock Option and Incentive Plan (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (File No. 0-20159))

*10.2	Form of Incentive Stock Option Award Agreement to be used in connection with grants under the Croghan Bancshares, Inc. Amended and Restated 2002 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (File No. 0-20159))

*10.3	Croghan Bancshares, Inc. 2012 Equity Incentive Plan (filed herewith)

*10.4	Form of Restricted Stock Award Agreement to be used in connection with grants under the Croghan Bancshares, inc. 2012 Equity Incentive Plan (filed herewith)

*10.5	Executive Supplemental Death Benefit Agreement (incorporated herein by reference to Exhibit 10(v) to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003 (File No. 0-20159))

*10.6	Employment Agreement, dated as of November 9, 2010, between The Croghan Colonial Bank and Rick M. Robertson (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed November 16, 2010 (File No. 0-20159))

*10.7	Amendment to Employment Agreement, dated as of July 21, 2011, between The Croghan Colonial Bank and Rick M. Robertson (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011 (File No. 0-20159))

21	Subsidiaries of Croghan (filed herewith)

23.1	Consent of CliftonLarsonAllen, LLP (filed herewith)

23.2	Consent of BKD, LLP (filed herewith)

Exhibit No.	Description of Exhibit

23.3	Consent of Sterne, Agee & Leach, Inc. (filed herewith)

23.4	Consent of Austin Associates, LLC (filed herewith)

23.5	Consent of Vorys, Sater, Seymour and Pease LLP relating to opinion as to the legality of the securities being registered (included in Exhibit 5)

23.6	Consent of Vorys, Sater, Seymour and Pease LLP relating to opinion as to tax matters (included in Exhibit 8)

24	Power of Attorney (included on signature page)

99.1	Form of Revocable Proxy for special meeting of shareholders of Croghan (filed herewith)

99.2	Form of Revocable Proxy for special meeting of shareholders of Indebancorp (filed herewith)

*	Denotes management contract or compensatory plan or arrangement.